As filed with the Securities and Exchange Commission on July 9, 2009

Registration No. 333-146457

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT SIX

TO FORM S-11

REGISTRATION STATEMENT

Under

The Securities Act of 1933, As Amended

CNL LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in charter)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Address of principal executive offices)

R. Byron Carlock, Jr.

Chief Executive Officer

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Telephone: (407) 650-1000

(Name, address and telephone

number of agent for service)

COPIES TO:

RICHARD E. BALTZ, ESQUIRE

NEIL GOODMAN, ESQUIRE

Arnold & Porter, LLP

555 Twelfth Street, NW

Washington, DC 20004-1206

Telephone: (202) 942-5124

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box:  ☐

This Post-Effective Amendment No. Six consists of the following:

1.	The Registrant’s Prospectus dated April 22, 2009, previously filed pursuant to Rule 424(b)(3) on April 22, 2009.

2.	Supplement No. Six dated July 9, 2009, filed herewith.

3.	Part II to this Post-Effective Amendment No. Six, filed herewith.

CNL LIFESTYLE PROPERTIES, INC. Supplement No. One dated July 9, 2009 to Prospectus dated April 22, 2009

This Supplement is part of, and should be read in conjunction with, our prospectus dated April 22, 2009 and the additional information incorporated by reference herein and described under the heading “Incorporation of Certain Information By Reference” in this Supplement. This Supplement replaces all prior Sticker Supplements to the prospectus. Capitalized terms used in this Supplement have the same meaning as in the prospectus unless otherwise stated herein. The terms “we,” “our,” “us” and “CNL Lifestyle Properties” means CNL Lifestyle Properties, Inc. and its subsidiaries.

Information as to the number and types of properties we have acquired, properties we have entered into commitments to acquire and properties we have sold is presented in this Supplement as of June 30, 2009, and all references to property acquisitions, commitments and sales should be read in that context. Properties we acquire, properties we enter into commitments to acquire and properties we sell after June 30, 2009 will be reported in a subsequent Supplement.

BUSINESS

The following updates “Business – Real Estate Investment Portfolio” which begins on page 56 of the prospectus:

Real Estate Investment Portfolio

As of June 30, 2009, we had a portfolio of 116 lifestyle properties diversified by aggregate purchase price as follows: approximately 32 percent in ski and mountain lifestyle, 26 percent in golf, 21 percent in attractions and 21 percent in additional lifestyle properties. These assets specifically consist of 53 golf courses, one dealership, one merchandise mart, 23 ski and mountain lifestyle properties, 11 marinas, 25 attractions, one multi-family residential property and one property held for redevelopment. Ten of the 116 properties are owned through unconsolidated joint ventures and three are located in Canada. We have also made loans with an aggregate outstanding principal balance of approximately $158.3 million as of May 31, 2009. We currently have five golf operators, six ski and mountain lifestyle operators, three attractions operators and two additional lifestyle property operators. Since our last Supplement, we have acquired one waterpark, Wet’n’Wild Hawaii, which is operated by Village Roadshow. For more information about this acquisition, see “Properties Operated by Village Roadshow” below.

Our real estate investment portfolio is geographically diversified with properties in 32 states and Canada. We own ski and mountain lifestyle properties in eight states and Canada with a majority of those properties located in the northeast, California and Canada. Our golf properties are located in 15 states with a majority of those courses located in “Sun Belt” states. Our attraction properties are located in 13 states primarily in the southwest.

The following table summarizes information about our operator concentration as of June 30, 2009, excluding our equity investments in ten assets owned through unconsolidated joint ventures, our multi-family residential property, two golf courses subject to management contracts and one hotel property closed for redevelopment, all of which are not subject to long-term leases:

Operator	Number of Properties	Annualized Base Rent (in thousands)(1)	Percent of Annualized Base Rent
Ski & Mountain Lifestyle
BW Resort Management(2)	1	$4,102	2.7%
Booth Creek Resort Properties	3	16,156	10.7%
Mountain High Associates	1	4,495	3.0%
Boyne USA	7	26,426	17.5%
Triple Peaks	3	10,800	7.2%
FO Ski Resorts (Jiminy Peak)	1	2,547	1.6%

	16	$64,526	42.7%

Operator	Number of Properties	Annualized Base Rent (in thousands)(1)	Percent of Annualized Base Rent
Golf
Billy Casper Golf	1	$1,035	0.7%
EAGLE Golf	43	28,076	18.7%
Heritage Golf Group	1	679	0.5%
I.R.I. Golf Group	1	1,182	0.8%
Traditional Golf	5	3,417	2.3%

	51	$34,389	23.0%
Attractions
HFE Horizon	2	1,530	1.0%
PARC Management	20	37,250	24.8%
Village Roadshow	1	1,371	0.9%

	23	$40,151	26.7%
Additional Lifestyle Properties
Marinas International	11	10,824	7.2%
Route 66 Real Estate	1	559	0.4%

	12	$11,383	7.6%

Total	102	$150,449	100.0%

FOOTNOTES:

(1)	These figures do not include percentage rent and GAAP straight-lining adjustments and therefore will be different from the revenues reported for these properties. GAAP is defined in footnote 2 of “Selected Financial Data” on page 6 of this Supplement.

(2)	We are currently negotiating an orderly termination of the lease with this tenant, which is expected to be completed in the third quarter of 2009. Upon termination, these rental revenues will be replaced with hotel operating revenues and expenses until another tenant can be put in place.

The following supplements “Business – Real Estate Investment Portfolio – Ski and Mountain Lifestyle” on page 60 of the prospectus:

Properties Operated by Booth Creek. Booth Creek Resort Properties, LLC, which operates three of our ski and mountain lifestyle properties and is a borrower under one of our loans, has approached us regarding cash flow issues resulting from its typical off-season slowdown and its inability to access the capital markets to obtain a working capital line of credit. We are evaluating certain lease modifications for this tenant, and such modifications may reduce our cash flows in the short-term. There can be no assurance these matters will be resolved favorably.

The following supplements “Business – Real Estate Investment Portfolio – Ski and Mountain Lifestyle” on page 60 of the prospectus:

Property Operated by BW Resort Management. BW Resort Management has operated our Bretton Woods Mountain Resort under long-term, triple-net leases since we acquired the property in 2006 and has paid all scheduled rental payments to us through March 2009. However, due to the ongoing economic recession, and the resulting pressures on property operating performance, the tenant recently notified us that it will no longer pay rent and that it wishes to terminate its leases. We expect to enter into a settlement agreement with BW Resort Management to terminate the leases in the third quarter of 2009. As a result, we wrote off in-place lease intangibles, deferred rent and other receivables of approximately $4.2 million as of June 30, 2009.

The tenant and the current hotel manager at the resort have agreed to an orderly transition while we evaluate our options for the property. We expect to establish a long-term direct relationship with an experienced resort tenant/operator or manager, depending on what we believe better positions us to realize the long-term potential of this property given its unique character, location and history.

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The leases with BW Resort Management represented approximately $4.1 million in annual rental revenue. That rent will be replaced with hotel operating revenues and expenses going forward, the net of which is expected to be less than the rent historically recorded for at least the next year or until another tenant is put in place. There can be no assurance that we will ultimately be able to lease the property to another tenant for the same amount of rent as the original leases. However, we believe that the performance challenges faced by this property are temporary in nature and are a result of the combined impact of ongoing construction at the property for the last two years and the prolonged economic recession. We are optimistic about the long-term viability of the property and do not believe, based on future expected returns, that it is necessary to record an impairment charge at this time.

The following information supplements “Business – Real Estate Investment Portfolio – Attractions” which begins on page 68 of the prospectus:

Properties Operated by Village Roadshow. A subsidiary of Village Roadshow Limited, a publicly traded global entertainment and media company based in Melbourne, Australia (“Village Roadshow”), operates our Wet’n’Wild Hawaii waterpark. Founded in 1954, Village Roadshow Limited’s core businesses are theme parks, film distribution, cinema, radio, film production and music.

We have leased the property to Village Roadshow for an initial term of 20 years with six five-year renewal options. The federal income tax basis of the depreciable portion of property is $16.5 million. Dollars presented in the table below are in thousands.

	Property Description	Date Acquired	Purchase Price		Initial Annualized Base Rent(2)	Initial Rate of Base Rent(3)
Wet’n’Wild Hawaii Kapolei (Oahu), Hawaii	29- acre waterpark; leasehold interest	5/06/2009	$15,000	(1)	$1,371	9.0%

FOOTNOTES:

(1)	We agreed to pay additional purchase consideration of up to $14.7 million upon the property achieving certain financial performance goals over the next three years.

(2)	This figure does not include percentage rent and GAAP straight-lining adjustments and therefore will be different from the revenues reported for this property.

(3)	The Initial Rate of Base Rent is calculated by dividing Initial Annualized Base Rent by Purchase Price (including closing costs).

The following information supplements “Business – Joint Venture Arrangements” on page 76 of the prospectus.

Great Wolf Joint Venture. On April 29, 2009, we entered into an agreement with Great Wolf to acquire its interest in the Wolf Partnership, which owns two of our waterpark resorts, the Wolf Dells and Wolf Sandusky properties. Pursuant to this agreement, we will acquire all of Great Wolf’s interest in the Wolf Partnership, upon which the Wolf Partnership will become a wholly owned subsidiary. Great Wolf has agreed to terminate the existing management and license agreements for the properties and to enter into a new management and license agreement which would reduce fees for the Wolf Dells and Wolf Sandusky properties. We are currently evaluating whether Great Wolf or another third party will operate the Wolf Sandusky property in the long term. Upon completion of this acquisition, the Wolf Dells and Wolf Sandusky properties’ operations will be consolidated into our financial statements. These transactions are expected to close during 2009 and are subject to lender approval. There can be no assurance that we will ultimately acquire Great Wolf’s interest in the Wolf Partnership or that we will enter into new management and license agreements for the Wolf Dells and Wolf Sandusky properties.

The following information updates “Business – Loan Portfolio” which begins on page 82 of the prospectus:

On April 30, 2009, Won & Jay, Inc. paid off the $10.1 million mortgage note issued to us as part of the purchase price paid in connection with its purchase of our Talega Golf Course property in December 2008.

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The following new loan information supplements the loan portfolio summary under “Business – Loan Portfolio” on page 82 of the prospectus:

Borrower and Description of Collateral	Date of Loan Agreement	Maturity Date	Interest Rate	Loan Principal Amount (in thousands)
PARC Management and co-borrowers (membership interests and one parcel of land)	5/8/2009	8/1/2012	10.00% –11.00%	$1,493

The following information updates “Business – Financings and Borrowing” which begins on page 83 of the prospectus:

On June 19, 2009 we paid the balance of one of our Bretton Woods loans (approximately $338,000), which was extended to us as seller financing of certain obligations related to our acquisition of the Bretton Woods Resort property.

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SELECTED FINANCIAL DATA

The following selected financial data for CNL Lifestyle Properties, Inc. (in thousands except per share data) should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, which are herein incorporated by reference:

	Three Months Ended March 31,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004 (1)
Operating Data:
Revenues	$61,003	$48,820	$210,415	$139,422	$21,887	$227	$—
Operating income (loss)	6,762	15,890	57,578	34,661	1,295	(4,984)	(1,280)
Income (loss) from continuing operations	(2,044)	11,625	34,240	35,356	19,250	6,583	(683)
Discontinued operations (2)	—	56	2,396	169	135	—	—
Net income (loss)	(2,044)	11,681	36,636	35,525	19,385	6,583	(683)
Net income (loss) per share (basic and diluted):
From continuing operations	(0.01)	0.06	0.16	0.22	0.31	0.33	(0.17)
From discontinued operations	—	—	0.01	—	—	—	—
Weighted average number of shares outstanding (basic and diluted)	227,611	196,354	210,192	159,807	62,461	19,796	4,076
Cash distributions declared and paid (3)	34,916	29,911	128,358	94,067	33,726	10,096	1,173
Special distribution declared (3)	8,049	—	—	—	—	—	—
Cash distributions declared and paid per share	0.15	0.15	0.62	0.60	0.56	0.54	0.26
Special distribution declared per share	0.04	—	—	—	—	—	—
Cash provided by operating activities	31,723	35,922	118,782	117,212	45,293	4,616	755
Cash used in investing activities	49,504	50,894	369,193	1,221,387	562,480	199,063	41,781
Cash provided by financing activities	2,383	213,670	424,641	842,894	721,293	251,542	77,735

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	Three Months Ended March 31,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004 (1)
Balance Sheet Data:
Real estate investment properties	$1,875,924	$1,632,341	$1,862,502	$1,603,061	$464,892	$20,953	$—
Investments in unconsolidated entities	157,067	167,167	158,946	169,350	178,672	212,025	41,913
Mortgages and other notes receivable	179,393	116,157	182,073	116,086	106,356	3,171	—
Cash	194,097	231,118	209,501	35,078	296,163	93,804	36,710
Total assets	2,526,089	2,272,696	2,529,735	2,042,210	1,103,699	336,795	85,956
Long-term debt obligations	537,289	500,251	539,187	355,620	69,996	—	—
Line of credit	100,000	—	100,000	—	3,000	4,504	—
Total liabilities	714,422	572,354	707,363	424,896	104,505	12,163	11,004
Rescindable common stock	—	—	—	—	21,688	—	—
Stockholders’ equity	1,811,667	1,700,342	1,822,372	1,617,314	977,506	324,632	74,952

Other Data:
Funds from operations (“FFO”) (4)	30,497	38,228	148,853	118,378	40,037	14,170	(579)
FFO per share	0.13	0.19	0.71	0.74	0.64	0.72	(0.14)
Modified funds from operations (5)	37,971	38,228	148,853	118,378	40,037	14,170	(579)
Modified FFO per share	0.17	0.19	0.71	0.74	0.64	0.72	(0.14)
Properties owned directly at the end of period	105	94	104	90	42	1	—
Properties owned through unconsolidated entities at end of the period	10	10	10	10	10	10	7
Investments in mortgages and other notes receivable at the end of period	10	9	11	9	7	1	—

FOOTNOTES:

(1)	Operations commenced on June 23, 2004 when we received minimum offering proceeds of $2.5 million and funds were released from escrow. We completed our first investment in December 2004. The historical results of operations are not necessarily indicative of future performance due to our limited operating history and our rate of growth attributable to the significant increase in proceeds raised through our offerings as well as the number and magnitude of real estate acquisitions made in recent periods.

(2)	On December 12, 2008, we sold our Talega Golf Course property to Won & Jay, Inc. (“W&J”) for $22.0 million, resulting in a gain of approximately $4.5 million. At the same time, we paid approximately $2.4 million in loan prepayment fees and terminated our lease on the property with Heritage Golf. In connection with the sale, we received cash in the amount of $12.0 million and promissory note from W&J in the amount of $10.0 million. In accordance with generally accepted accounting principles (“GAAP”), we have reclassified and included the results from the property sold in 2008 as discontinued operations in the consolidated statements of operations for all periods presented.

(3)	Cash distributions are declared by the board of directors and generally are based on various factors, including expected and actual net cash from operations and our general financial condition, among others. On January 27, 2009, our board of directors declared a special distribution of $0.035 per share to stockholders of record as of March 31, 2009. Approximately 21.3%, 50.7%, 41.0%, 58.0%, 71.9%, 51.9%, and 24.0% of the distributions received by stockholders were considered to be ordinary income and approximately 78.7%, 49.3%, 59.0%, 42.0%, 28.1%, 48.1%, and 76.0% were considered a return of capital for federal income tax purposes for the three months ended March 31, 2009 and 2008 and for the years ended December 31, 2008, 2007, 2006, 2005, and 2004, respectively. We have not treated such amounts as a return of capital for purposes of calculating the stockholders’ return on their invested capital, as described in our advisory agreement.

(4)

We consider funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. We believe that by excluding the effect of depreciation and amortization, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, we

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believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income and cash flows as reported in the accompanying condensed consolidated financial statements and notes thereto.

(5)	Modified FFO excludes acquisition fees and costs which were required to be expensed effective January 1, 2009 in connection with the adoption of FAS 141R. Acquisition fees and costs include acquisition fees paid to our advisor for the selection, purchase, development or construction of properties or the making or acquisition of any loan or other Permitted Investments as well as due diligence costs, legal fees and other closing costs incurred in connection with such investments. These costs are paid for with proceeds from our common stock offerings or debt proceeds. Prior to January 1, 2009, acquisition fees and costs were capitalized and allocated to the cost of properties acquired or investment made and depreciated over the estimated useful lives of our investments. We expect to incur significant acquisition fees and costs while our stock offerings are ongoing and we are in the highly acquisitive stage of our business life cycle. Accordingly, we believe that in order to facilitate comparability and a clearer understanding of our period–over–period ongoing operating results, and to remove the effects of acquisition fees and costs that are funded through offering proceeds rather than paid with cash generated from operations, which is more reflective of a stabilized asset base, Modified FFO should be considered in addition to net income and cash flows as reported in the accompanying condensed consolidated financial statements as well as FFO described above. Because acquisition fees and costs were not required to be expensed under GAAP prior to January 1, 2009, Modified FFO for prior periods is the same as FFO.

The following table presents a reconciliation of net income to FFO and Modified FFO for the three months ended March 31, 2009 and 2008 and for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Net income (loss)	$(2,044)	$11,681	$36,636	$35,525	$19,385	$6,583	$(683)
Adjustments:
Depreciation and amortization	28,624	23,043	98,901	64,883	8,489	17	—
Gain on sale of real estate investment properties	—	—	(4,470)	—	—	—	—
Net effect of FFO adjustment from unconsolidated entities (a)	3,917	3,504	17,786	17,970	12,163	7,570	104

Total funds from operations	$30,497	$38,228	$148,853	$118,378	$40,037	$14,170	$(579)

Acquisition fees and costs	7,474	—	—	—	—	—	—

Modified funds from operations	$37,971	$38,228	$148,853	$118,378	$40,037	$14,170	$(579)

Weighted average number of shares of common stock outstanding (basic and diluted)	227,611	196,354	210,192	159,807	62,461	19,796	4,076

FFO per share (basic and diluted)	$0.13	$0.19	$0.71	$0.74	$0.64	$0.72	$(0.14)

Modified FFO per share (basic and diluted)	$0.17	$0.19	$0.71	$0.74	$0.64	$0.72	$(0.14)

FOOTNOTES:

(a)	This number represents our share of the FFO adjustments allowable under the NAREIT definition (primarily depreciation) multiplied by the percentage of income or loss recognized under the HLBV method of accounting.
(b)	Acquisition fees and costs were not required to be expensed under GAAP prior to January 1, 2009. Accordingly, Modified funds from operations is the same as funds from operations prior to 2009.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following information updates “Certain Relationships and Related Transactions” which begins on page 103 of the prospectus:

For the three months ended March 31, 2009 and 2008, we incurred the following fees (in thousands):

	Three Months Ended March 31,
	2009	2008
Selling commissions	$3,130	$6,770
Marketing support fee & due diligence expense reimbursements	1,342	2,902

Total	$4,472	$9,672

The Managing Dealer is entitled to selling commissions of up to 7.0% of gross offering proceeds and marketing support fees of 3.0% of gross offering proceeds, in connection with our offerings, as well as actual expenses incurred up to 0.10% of proceeds in connection with due diligence. A substantial portion of the selling commissions and marketing support fees and all of the due diligence expenses are reallowed to third-party participating broker dealers.

For the three months ended March 31, 2009 and 2008, our Advisor earned fees and incurred reimbursable expenses as follows (in thousands):

	Three Months Ended March 31,
	2009	2008
Acquisition fees:(1)
Acquisition fees from offering proceeds	$1,184	$3,157
Acquisition fees from debt proceeds	—	4,378

Total	1,184	7,535

Asset management fees:(2)	6,123	5,213

Reimbursable expenses:(3)
Offering costs	653	823
Acquisition costs	52	142
Operating expenses	1,706	647

Total	2,411	1,612

Total fees earned and reimbursable expenses	$9,718	$14,360

FOOTNOTES:

(1)	Acquisition fees are paid for services in connection with the selection, purchase, development or construction of real property, generally equal to 3.0% of gross offering proceeds, and 3.0% of loan proceeds for services in connection with the incurrence of debt.

(2)	Asset management fees are equal to 0.08334% per month of our “real estate asset value,” as defined in our prospectus, and the outstanding principal amount of any mortgage loan as of the end of the preceding month.

(3)	Our Advisor and its affiliates are entitled to reimbursement of certain expenses incurred on our behalf in connection with our organization, offering, acquisitions, and operating activities. Pursuant to the Advisory Agreement, we will not reimburse our Advisor for any amount by which total operating expenses paid or incurred by us exceed the greater of 2.0% of average invested assets or 25.0% of net income (the “Expense Cap”) in any expense year, as defined in the Advisory Agreement. For the expense year ended March 31, 2009, operating expenses did not exceed the Expense Cap.

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Amounts due to affiliates for fees and expenses described above are as follows (in thousands):

	March 31, 2009	December 31, 2008
Due to the Advisor and its affiliates:
Offering Expenses	$255	$657
Asset management fees	2,050	1,930
Operating expenses	532	479
Acquisition fees and expenses	255	664

Total	$3,092	$3,730

Due to Managing Dealer:
Selling Commissions	$580	$99
Marketing support fees and due diligence expense reimbursements	249	46

Total	$829	$145

Total due to affiliates	$3,921	$3,875

SUMMARY OF REDEMPTION PLAN

The following information updates “Summary of Redemption Plan,” which begins on page 107 of the prospectus:

During the second quarter of 2009, requests for redemption of shares exceeded the funds available under our Redemption Plan. As a result, we redeemed shares on a pro rata basis. A stockholder whose shares were not redeemed due to insufficient funds in that quarter can request that the redemption of his or her shares continue to be honored as funds become available. In such case, the redemption request will be retained and such shares will be redeemed before any subsequently received redemption requests are honored.

DISTRIBUTION POLICY

The following information updates “Distribution Policy” on page 109 of the prospectus:

2009 Quarters	First	Second	Third	Fourth	Year
Total distributions declared	$42,965	–	–	–	$42,965
Distributions per share	0.1888	–	–	–	0.1888

2008 Quarters	First	Second	Third	Fourth	Year
Total distributions declared	$29,911	$31,361	$32,771	$34,315	$128,358
Distributions per share	0.1538	0.1538	0.1537	0.1537	0.6150

Distributions in the first quarter of 2009 included a special distribution declared by our board of directors on January 27, 2009 of $0.035 per share to stockholders of record as of March 31, 2009. In the second quarter of 2009, we increased our monthly distribution rate from $0.05125 to $0.0521 per share effective April 1, 2009.

Our net loss for the three months ended March 31, 2009 was $2.0 million, and we declared and paid distributions of approximately $34.9 million ($0.1538 per share), not including the special distribution. Historically, the board of directors has declared distributions based on various factors, including cash generated from operations, rather than net earnings on a GAAP basis. Our net cash flow provided by operating activities for the three months ended March 31, 2009 was $31.7 million. While our first quarter 2009 distributions continued to be covered primarily by cash flows from operating activities, a portion was funded from our line of credit.

Our board of directors declared distributions of $0.0521 per share to stockholders of record at the close of business on July 1, 2009, which distribution will be paid by September 30, 2009. No assurance can be made that distributions will be sustained at current levels.

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For the three months ended March 31, 2009 and 2008, approximately 21.3% and 50.7% of the distributions paid to the stockholders were considered ordinary income and approximately 78.7% and 49.3% were considered a return of capital for federal income tax purposes, respectively. No amounts distributed to stockholders are required to be or have been treated as a return of capital for the purposes of calculating the stockholders’ return on their invested capital as described in the advisory agreement.

PLAN OF DISTRIBUTION

The following information supplements the “Plan of Distribution” on page 135 of the prospectus:

The Offering

As of May 31, 2009, we had received approximately $352.9 million in subscription proceeds for this offering from the sale of 35.4 million shares. As of that same date, we had received approximately $2.4 billion (240.3 million shares) in total proceeds in connection with our public offerings, including $142.7 million (15.0 million shares) received through our reinvestment plan, but excluding subscription proceeds of $1.4 million for an aggregate of 137,706 shares purchased in 2004 by our affiliates, including our Advisor.

EXPERTS

The following paragraph replaces the corresponding paragraph under “Experts” on page 144 of the prospectus:

The financial statements of CNL Lifestyle Properties, Inc. and CNL Dallas Market Center, LP incorporated in this Supplement by reference to the Annual Report on Form 10-K of CNL Lifestyle Properties, Inc. for the year ended December 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to various documents. The information incorporated by reference is an important part of this Supplement and the information that we file later with the Commission may update and supersede the information in this Supplement including the information we incorporated by reference. For information on how to access this information, see the following section of this Supplement entitled, “Where You Can Find More Information.”

We incorporate by reference the following documents that we have previously filed with the Commission:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 20, 2009, which incorporates by reference certain portions of our Definitive Proxy Statement on Schedule 14A filed on April 20, 2009;

•	Periodic Report on Form 8-K filed on April 3, 2009; and

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 filed on May 15, 2009.

Upon request we will provide to each person, including a beneficial owner, to whom this Supplement is delivered, a copy of any or all of the information that we have incorporated by reference into this Supplement but have not delivered to investors. To receive a free copy of those documents, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to:

CNL Client Services

PO Box 4920

Orlando, FL 32802

866-650-0650, option 3

www.cnl.com

10

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirement of the Securities Exchange Act of 1934 and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission located at 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the operation of the Public Reference Room. Copies of such materials can be obtained from the Public Reference Section of the Commission at prescribed rates. Such materials, except for the annual report, may also be accessed electronically by the public on the Commission’s website accessible via the internet at http://www.sec.gov and through our website at http://www.cnllifestylereit.com. Unless specifically listed above in “Incorporation of Certain Information by Reference,” the information contained on the Commission website is not intended to be incorporated by reference into this Supplement.

We have filed a registration statement on Form S-11, of which this Supplement forms a part, and related exhibits with the Commission under the Securities Act. The registration statement contains additional information about us and this offering. You can inspect or access electronically the registration statement and exhibits by the means described in the paragraph above.

11

Prospectus

CNL LIFESTYLE PROPERTIES, INC.

Maximum Offering—200,000,000 Shares of Common Stock—Minimum Purchase—500 Shares.

We are a Maryland corporation sponsored by CNL Financial Group, Inc. (our “Sponsor”). We were formed primarily to acquire lifestyle properties and have elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. This is a best efforts offering, which means that CNL Securities Corp. (our “Managing Dealer”) will use its best efforts but is not required to sell any specific amount of shares. We are offering 200,000,000 common shares, 195,000,000 of which will be offered at a price of $10.00 per share and 5,000,000 of which will be offered to stockholders at a price of $9.50 per share pursuant to our reinvestment plan. The offering prices were subjectively determined by our board of directors. This is a continuous offering that will end not later than April 9, 2010 unless extended. An individual must initially invest at least $5,000. Plans (as defined below) must initially invest at least $4,000. Following an initial investment of the required minimum amount in this offering or our prior offerings, an investor may purchase additional shares in $10.00 increments. As of March 1, 2009, we have issued and outstanding a total of approximately 228.5 million shares of our common stock.

All capitalized terms used herein but not defined shall have the meanings ascribed to them in the “Definitions” section of our Prospectus.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of material risks that you should consider before you invest in our common stock, including:

•	Our investment policies and strategies are very broad and permit us to invest in many types of real estate and to make loans and other investments.

•	We rely on CNL Lifestyle Company, LLC, which is our advisor (our “Advisor”), to make our investment decisions subject to approval by our board of directors.

•	The agreement with our Advisor (the “Advisory Agreement”) was not negotiated at arm’s length and we will pay our Advisor and its affiliates substantial fees.

•

Certain officers and directors of our Advisor also serve as our officers and directors, resulting in conflicts of interest. Those persons could take actions that are more favorable to other entities than to us.

•

To the extent consistent with our investment objectives and limitations, our investment policies and strategies may be altered by a majority of our directors, including a majority of our independent directors (our “Independent Directors”), without stockholder consent.

•

There is no market for our shares and we do not expect to list our shares in the near future. If you are able to sell your shares prior to listing, you would likely have to sell them at a substantial discount.

•	Redemption of our shares shall be at our sole option.

•	We may borrow up to 300% of the value of our Net Assets, which may reduce the cash available for distributions to stockholders.

•	Our articles of incorporation prohibit individual stockholders from owning more than 9.8% of our common stock.

•	If we do not qualify or remain qualified as a REIT, we will be subject to taxation on our income at regular corporate rates.

	Price to Public(1)	Commissions(1)(2)	Proceeds to us, before Expenses(1)
Primary Offering Per Share	$10.00	$1.00	$9.00
Total Primary Offering Amount	$1,950,000,000	$195,000,000	$1,755,000,000
Reinvestment Plan Offering Per Share	$9.50	$—	$9.50
Total Reinvestment Plan Offering Amount	$47,500,000	$—	$47,500,000
Total Offering Amount	$1,997,500,000	$195,000,000	$1,802,500,000

(1)	Assumes we sell 195,000,000 shares in the primary offering and 5,000,000 shares pursuant to our reinvestment plan.
(2)	Includes up to a 7.0% selling commission and a 3.0% marketing support fee, neither of which will be paid for shares issued pursuant to our reinvestment plan.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

No one is authorized to make any statements about the offering that differ from those that appear in this prospectus. You should also be aware that the description of our company contained in this prospectus was accurate on March 31, 2009, but may no longer be accurate. We will amend or supplement this prospectus, however, if there is a material change in the affairs of our company.

The use of forecasts in connection with this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our shares is not permitted.

April 22, 2009

SUITABILITY STANDARDS

We have established financial suitability standards for investors interested in purchasing shares of our common stock. In determining your net worth, do not include the value of your home, furnishings or personal automobiles.

You must have:

•	a net worth of at least $250,000, or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Our suitability standards also require that you:

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of your investment,

•	the risk that you may lose your entire investment,

•	the lack of liquidity of your shares,

•	the restrictions on transferability of your shares,

•	the background and qualifications of our Advisor, and

•	the tax consequences of your investment.

Several states have established suitability standards different from those we have outlined above. Shares of our common stock will be sold only to investors in these states who meet the special suitability standards set forth below.

Alabama, Kentucky, Michigan, Missouri, Ohio and Pennsylvania—In addition to our suitability requirements, you may invest no more than 10% of your net worth (not including home, furnishings and personal automobiles) in our shares.

Kansas and Massachusetts—In addition to our suitability requirements, it is recommended that you limit your aggregate investment in our shares and other non-exchange traded REITs to not more than 10% of your liquid net worth. For this purpose, “liquid net worth” is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

The foregoing suitability standards must be met by each investor who purchases shares. If the investment is being made for a fiduciary account (such as a Plan, as defined below), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

Before authorizing an investment in shares, fiduciaries of pension or profit sharing plans, other employee benefit plans, individual retirement accounts and other plans, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Internal Revenue Code of 1986, as amended (the “Code”) (all such plans and accounts, and entities deemed to hold assets of such plans and accounts, are herein referred to as “Plans”) should consider, among other matters, (a) fiduciary standards imposed by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or governing state or other law, if applicable; (b) whether the purchase of shares satisfies the prudence and diversification requirements of ERISA and governing state or other law, if applicable, taking into account any applicable Plan’s investment policy and the composition of the Plan’s portfolio, and the limitations on the marketability of shares; (c) whether such fiduciaries have authority to hold shares under the applicable Plan investment policies and governing instruments; (d) rules relating to the periodic valuation of Plan assets and the delegation of control over responsibility for “plan assets” under ERISA or governing state or other law, if applicable, and (e) prohibitions under ERISA, the Code and/or governing state or other law relating to Plans engaging in certain transactions involving “plan assets” with Persons who are “disqualified persons” under the Code or “parties in interest” under ERISA or governing state or other law, if applicable. See “The Offering—Certain Benefit Plan Considerations.”

i

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock as follows:

•	Review the entire prospectus and any appendices and supplement(s) accompanying the prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement is included in this prospectus as “Appendix B.”

•

Deliver a check for the full purchase price of our shares of our common stock being subscribed for along with a completed subscription agreement to your participating broker dealer. Make your check payable to “CNL Lifestyle Properties, Inc.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

ADDITIONAL INFORMATION

A Registration Statement has been filed with the U.S. Securities and Exchange Commission with respect to the securities offered hereby. This prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding us and our shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge. In addition, we are required to file periodic reports under the Exchange Act, and have filed registration statements relating to previous offerings, all of which may be obtained from the Commission. The Commission maintains a web site located at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

v

PROSPECTUS SUMMARY

This summary highlights the material information contained elsewhere in this prospectus. Because this is a summary, it does not contain all information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in shares of our common stock.

Our Business

CNL Lifestyle Properties, Inc. CNL Lifestyle Properties, Inc. is a Maryland corporation organized on August 11, 2003. We operate as a real estate investment trust, or a REIT. In general, a REIT is a company that combines the capital of many investors to acquire or provide financing for real estate. Typically REITs will not be subject to federal income tax at the corporate level to the extent they distribute annually at least 90% of their income to stockholders and meet other compliance requirements and offer the benefit of a real estate portfolio under professional management.

In the course of our business, various wholly owned subsidiaries, unconsolidated and consolidated entities have been and/or will be formed in the future for the purpose of acquiring interests in properties, loans and other Permitted Investments. The terms “us,” “we,” “our,” “our company” and “CNL Lifestyle Properties” means CNL Lifestyle Properties, Inc. and our subsidiaries. Our address is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and our telephone number is (407) 650-1000 or toll free (866) 650-0650.

Our principal business objectives include investing in, and owning, a diversified portfolio of real estate investments. We primarily invest in lifestyle properties in the United States that we lease on a long-term basis (generally 5 to 20 years, plus multiple renewal options) to tenants or operators whom we consider to be significant industry leaders. We define lifestyle properties as those properties that reflect or are impacted by the social, consumption and entertainment values and choices of our society. On a more limited basis, we also offer mortgage, mezzanine and other financing related to interests in lifestyle real estate.

At March 31, 2009, we had a portfolio of 115 lifestyle properties within the following asset classes: Ski and Mountain Lifestyle, Golf, Attractions and Additional Lifestyle Properties. These assets specifically consist of 53 golf courses, one dealership, one merchandise mart, 23 ski and mountain lifestyle properties, 11 marinas, 24 attractions, one multi-family residential property and one property held for redevelopment. Ten of these 115 properties are owned through unconsolidated ventures and three are located in Canada. We have also made loans with an aggregate outstanding principal balance of approximately $166.8 million at March 1, 2009.

Our asset classes. We have invested or intend to invest primarily in properties in the Ski and Mountain Lifestyle, Golf and Attractions asset classes. However, we may acquire or invest in any property that we believe has the potential to generate long-term revenue and in which our directors have at least three years of relevant experience. We make investments by acquiring the assets or the stock of a seller, forming a joint venture or providing debt on the property. Our activities will continue to focus on property acquisitions and other investments with increased focus on the management and oversight of our existing assets. We will also look to our existing assets and partners for additional investment opportunities.

We acquire assets directly by purchasing a fee, leasehold interest or similar interest. We may acquire the stock or other interests in REITs or other real estate operating companies that own these assets as well. In the alternative, if we seek to own a partial interest, we may acquire property through a joint venture where our partners may subordinate their returns to our minimum return. This joint venture structure provides us with some protection against the risk of downturns in performance but may allow our partners to obtain a higher rate of return on their investment than we receive if the underlying performance of the properties exceeds certain thresholds.

Our leases and ventures. Once we acquire properties, we generally will either lease them back to the original seller or to a third-party operator. These leases are usually triple-net leases, which means our tenants are generally responsible for repairs, maintenance, property taxes, ground lease or permit expenses (where applicable), utilities and insurance for the properties that they lease. Our conservative lease structures generally require security deposits and include cross-default provisions when multiple properties are leased to a single tenant. Our joint ventures will lease properties either to our venture partner or to third-party operators, generally on a triple-net basis. We generally structure our leases to provide for the payment of a minimum annual base rent with periodic increases in base rent over the lease term. In addition, our leases generally provide for the payment of percentage rent based on a percentage of gross revenues at the property over certain thresholds.

Our tenants and operators. We generally attempt to lease our properties to tenants and operators whom we consider to be significant industry tenants and leaders. We consider a tenant or an operator to be a “significant industry leader” if it has one or more of the following traits:

•	many years of experience operating in a particular industry as compared with other operators in that industry, as a company or through the experience of its senior management;

•	many assets managed in a particular industry as compared with other operators in that industry; and/or

•	is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above.

Our loans. As part of our lending strategy, we have made and may continue to make or to acquire loans (including mortgage, mezzanine or other loans) with respect to any of the asset classes in which we are permitted to invest. We generally make loans to the owners of properties to enable them to acquire land, buildings or both, to develop property or as part of a larger acquisition. In exchange, the owner generally grants us a first-lien or collateralized interest in a participating mortgage collateralized by the property or by interests in the entity that owns the property. Our loans generally require fixed interest payments and may provide for a variable participating interest based on the amount of revenue generated at the encumbered property. Mezzanine loans and other financings for which we have a secondary lien or collateralized interest will generally have shorter terms (one to two years) and higher interest rates than our net leases and long-term mortgage loans. With respect to the loans that we make, we generally seek loans with collateral values resulting in a loan-to-value ratio of not more than 85%.

Our borrowings. We have borrowed, and intend to borrow in the future, to acquire properties, to make or acquire loans and other Permitted Investments and to pay certain fees, and intend to encumber our properties in connection with these borrowings.

Lines of credit. We plan to obtain one or more lines of credit and anticipate that the aggregate amount of any lines of credit we carry will be up to $500 million; however, our board of directors is permitted to increase the amount we may borrow under lines of credit. We may repay lines of credit we obtain with offering proceeds, proceeds from the sale of assets, working capital or Permanent Financing (generally, long-term debt financing collateralized by mortgages on our properties). We currently have a $100 million syndicated secured revolving line of credit, but there is no assurance that we will obtain additional lines of credit on satisfactory terms.

Permanent financing. In addition to lines of credit, we anticipate obtaining Permanent Financing. The aggregate amount of our Permanent Financing is not expected to exceed 50% of our total assets on an annual basis. Our articles of incorporation limit the maximum amount of our borrowings in relation to our Net Assets to an amount equal to 300% of our Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. For us to borrow an amount in excess of 300% of our Net Assets, a majority of our Independent Directors must approve the borrowing, and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval occurs.

Our duration and listing. Under our articles of incorporation, we will automatically terminate and dissolve on December 31, 2015, unless our common stock is listed on a national securities exchange or quoted on the National Market System of the NASDAQ Stock Market. If our shares are listed or quoted by that time, we will automatically become a company with no fixed termination date. In conjunction with, or prior to, listing, we anticipate merging with our Advisor and becoming self-advised.

If our shares are not listed or quoted by December 31, 2015, we will sell our assets and distribute the Net Sales Proceeds to our stockholders or we will merge with another entity in a transaction which provides our stockholders with cash or the securities of a publicly traded company unless stockholders owning a majority of our shares elect to extend the duration of CNL Lifestyle Properties by amending our articles of incorporation.

In making a determination of whether listing or quotation is in the best interest of our stockholders, our board of directors may consider a variety of criteria, including, but not limited to market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company and the potential for stockholder liquidity.

Our common stock offerings. We have and will continue to use the net proceeds from our public offerings of common stock to acquire properties and make loans and other Permitted Investments. As of December 31, 2008, we had raised approximately $2.3 billion (230.4 million shares) through our offerings. Our first offering commenced on April 16, 2004 and terminated on March 31, 2006, and we raised $520.7 million. Our second offering commenced on April 4, 2006 and terminated on April 4, 2008, and we raised $1.5 billion. The current offering, which is our third, commenced on April 9, 2008 and is expected to terminate April 9, 2010. As of March 1, 2009, we have raised $279.7 million and there are 172.0 million shares remaining to be sold in this offering.

We may sell additional shares of our stock in the future to finance acquisitions. Proceeds received from this offering generally will be temporarily invested in short-term, highly liquid investments pending investment of such proceeds in properties, loans or other Permitted Investments.

Our portfolio as of March 31, 2009. Through separate limited partnerships, corporations and limited liability companies, we own all or a partial interest in the following lifestyle properties. The purchase prices for properties owned through partnerships or joint ventures represent only our proportionate share of the underlying assets. The purchase prices shown do not include transaction costs or capital expenditures.

	Location	Operator	Purchase Price (in millions)	Date Acquired
Ski and Mountain Lifestyle
Bretton Woods Mountain Resort	Bretton Woods, NH	BW Resort Management	$45.0	6/23/06

Brighton Ski Resort	Brighton, UT	Boyne USA	$35.0	1/8/07

Crested Butte Mountain Resort	Mt. Crested Butte, CO	Triple Peaks	$41.0	12/5/08

Cypress Mountain	Vancouver, BC, Canada	Boyne USA	$27.5	5/30/06

Jiminy Peak Mountain Resort	Hancock, MA	Jiminy Peak	$27.0	1/27/09

Gatlinburg Sky Lift	Gatlinburg, TN	Boyne USA	$19.9	12/22/05

Loon Mountain Resort	Lincoln, NH	Boyne USA	$15.5	1/19/07

Mount Sunapee Mountain Resort	Newbury, NH	Triple Peaks	$19.0	12/5/08

	Location	Operator	Purchase Price (in millions)	Date Acquired
Mountain High Resort	Wrightwood, CA	Mountain High Associates	$45.0	6/29/07

Northstar-at-Tahoe Resort	Lake Tahoe, CA	Booth Creek Resort Properties	$80.1	1/19/07

Okemo Mountain Resort	Ludlow, VT	Triple Peaks	$57.6	12/5/08

Sierra-at-Tahoe Resort	South Lake Tahoe, CA	Booth Creek Resort Properties	$39.9	1/19/07

Sugarloaf Mountain Resort	Carrabassett Valley, ME	Boyne USA	$26.0	8/7/07

Summit-at-Snoqualmie Resort	Snoqualmie Pass, WA	Boyne USA	$34.5	1/19/07

Sunday River Resort	Newry, ME	Boyne USA	$50.5	8/7/07

Village at Blue Mountain	Collingwood, ON, Canada	Intrawest	$8.6	12/3/04

Village at Copper Mountain	Copper Mountain, CO	Intrawest	$18.6	12/16/04

Village at Mammoth Mountain	Mammoth Lakes, CA	Intrawest	$18.6	12/16/04

The Village at Northstar	Lake Tahoe, CA	Booth Creek Resort Properties	$36.1	10/2/07 & 11/15/07

Village of Snowshoe Mountain	Snowshoe, WV	Intrawest	$6.7	12/16/04

Village at Stratton	Stratton, VT	Intrawest	$7.6	12/16/04

Village at Baytowne Wharf	Destin, FL	Intrawest	$13.7	12/16/04

Whistler Creekside	Vancouver, BC, Canada	Intrawest	$15.6	12/3/04

Golf Courses
Ancala Country Club	Scottsdale, AZ	EAGLE Golf	$14.1	11/30/07

Arrowhead Country Club	Glendale (Phoenix), AZ	EAGLE Golf	$17.4	11/30/07

Arrowhead Golf Club	Littleton (Denver), CO	EAGLE Golf	$15.8	11/30/07

Bear Creek Golf Club	Dallas, TX	Billy Casper Golf	$11.1	9/8/06

Canyon Springs Golf Club	San Antonio, TX	EAGLE Golf	$13.0	11/16/06

Clear Creek Golf Club	Houston, TX	EAGLE Golf	$1.9	1/11/07

Continental Golf Course	Scottsdale, AZ	EAGLE Golf	$6.4	11/30/07

Cowboys Golf Club	Grapevine, TX	EAGLE Golf	$25.0	12/26/06

David L. Baker Golf Course	Fountain Valley, CA	EAGLE Golf	$9.5	4/17/08

Deer Creek Golf Club	Overland Park (Kansas City), KS	EAGLE Golf	$8.9	11/30/07

Desert Lakes Golf Course	Bullhead City, AZ	EAGLE Golf	$2.6	11/30/07

	Location	Operator	Purchase Price (in millions)	Date Acquired
Eagle Brook Country Club	Geneva (Chicago), IL	EAGLE Golf	$16.3	11/30/07

Foothills Golf Club	Phoenix, AZ	EAGLE Golf	$9.9	11/30/07

Forest Park Golf Course	St. Louis, MO	EAGLE Golf	$13.4	12/19/07

Fox Meadow Country Club	Medina, OH	EAGLE Golf	$9.4	12/22/06

Hunt Valley Golf Club	Phoenix (Baltimore), MD	EAGLE Golf	$23.4	11/30/07

Golf Club at Fossil Creek	Fort Worth, TX	EAGLE Golf	$7.7	11/16/06

Kokopelli Golf Club	Gilbert (Phoenix), AZ	EAGLE Golf	$9.4	11/30/07

Lake Park Golf Club	Dallas-Fort Worth, TX	EAGLE Golf	$5.6	11/16/06

LakeRidge Country Club	Lubbock, TX	EAGLE Golf	$7.9	12/22/06

Las Vegas Golf Club	Las Vegas, NV	EAGLE Golf	$11.0	4/17/08

Legend at Arrowhead Golf Resort	Glendale, AZ	EAGLE Golf	$10.4	11/30/07

London Bridge Golf Course	Lake Havasu, AZ	EAGLE Golf	$11.8	11/30/07

Majestic Oaks Golf Club	Ham Lake (Minneapolis), MN	EAGLE Golf	$13.2	11/30/07

Mansfield National Golf Club	Dallas-Fort Worth, TX	EAGLE Golf	$7.1	11/16/06

Meadowbrook Golf & Country Club	Tulsa, OK	EAGLE Golf	$11.5	11/30/07

Meadowlark Golf Course	Huntington Beach, CA	EAGLE Golf	$16.9	4/17/08

Mesa del Sol Golf Club	Yuma, AZ	EAGLE Golf	$6.9	12/22/06

Micke Grove Golf Course	Lodi, CA	EAGLE Golf	$6.6	12/19/07

Mission Hills Country Club	Northbrook (Chicago), IL	EAGLE Golf	$4.8	11/30/07

Montgomery Golf Club	Laytonsville, MD	Traditional Golf	$6.3	9/11/08

Painted Desert Golf Club	Las Vegas, NV	EAGLE Golf	$9.5	11/30/07

Painted Hills Golf Club	Kansas City, KS	EAGLE Golf	$3.9	12/22/06

Palmetto Hall Plantation Club	Hilton Head, SC	Heritage Golf Group	$7.6	4/27/06

Plantation Golf Club	Dallas-Fort Worth, TX	EAGLE Golf	$4.4	11/16/06

Raven Golf Club at South Mountain	Phoenix, AZ	I.R.I. Golf Group	$12.8	6/9/06

Royal Meadows Golf Course	Kansas City, MO	EAGLE Golf	$2.4	12/22/06

Ruffled Feathers Golf Club	Lemont (Chicago), IL	EAGLE Golf	$13.9	11/30/07

Shandin Hills Golf Club	San Bernardino, CA	EAGLE Golf	$5.2	3/7/08

Signature Golf Course	Solon, OH	EAGLE Golf	$17.1	12/22/06

	Location	Operator	Purchase Price (in millions)	Date Acquired
Stonecreek Golf Club	Phoenix, AZ	EAGLE Golf	$14.1	11/30/07

Superstition Springs Golf Club	Mesa, AZ	EAGLE Golf	$11.0	11/30/07

Tallgrass Country Club	Wichita, KS	EAGLE Golf	$5.4	11/30/07

Tamarack Golf Club	Naperville (Chicago), IL	EAGLE Golf	$7.7	11/30/07

Tatum Ranch Golf Club	Cave Creek (Phoenix), AZ	EAGLE Golf	$6.4	11/30/07

The Golf Club at Cinco Ranch	Houston, TX	EAGLE Golf	$7.3	11/16/06

The Links at Challedon Golf Club	Mount Airy, MD	Traditional Golf	$3.7	9/11/08

The Tradition Golf Club at Broad Bay	Virginia Beach, VA	Traditional Golf	$9.2	3/26/08

The Tradition Golf Club at Kiskiack	Williamsburg, VA	Traditional Golf	$7.0	3/26/08

The Tradition Golf Club at The Crossings	Glen Allen (Richmond), VA	Traditional Golf	$10.0	3/26/08

Valencia Country Club	Santa Clarita, CA	Kemper Sports Management	$39.5	10/16/06

Weston Hills Country Club	Weston, FL	Century Golf	$35.0	10/16/06

Weymouth Country Club	Medina, OH	EAGLE Golf	$10.5	12/22/06

Attractions
Camelot Park	Bakersfield, CA	PARC Management	$0.9	10/6/06

Darien Lake	Buffalo, NY	PARC Management	$109.0	4/6/07

Elitch Gardens	Denver, CO	PARC Management	$109.0	4/6/07

Fiddlesticks Fun Center	Tempe, AZ	PARC Management	$5.0	10/6/06

Frontier City	Oklahoma City, OK	PARC Management	$17.8	4/6/07

Funtasticks Fun Center	Tucson, AZ	PARC Management	$6.4	10/6/06

Grand Prix Tampa	Tampa, FL	PARC Management	$3.3	10/6/06

Great Wolf Lodge— Sandusky	Sandusky, OH	Great Wolf Resorts	$38.2	10/4/05

Great Wolf Lodge— Wisconsin Dells	Wisconsin Dells, WI	Great Wolf Resorts	$42.0	10/4/05

Hawaiian Falls—Garland	Garland, TX	HFE Horizon	$6.3	4/21/06

Hawaiian Falls—The Colony	The Colony, TX	HFE Horizon	$5.8	4/21/06

Magic Springs and Crystal Falls	Hot Springs, AR	PARC Management	$20.0	4/16/07

Mountasia Family Fun Center	North Richland Hills, TX	PARC Management	$1.8	10/6/06

	Location	Operator	Purchase Price (in millions)	Date Acquired
Myrtle Waves Waterpark	Myrtle Beach, SC	PARC Management	$9.1	7/11/08

Putt Putt Fun Center	Lubbock, TX	PARC Management	$1.8	10/6/06

Putt Putt Fun Center	Raleigh, NC	PARC Management	$0.8	10/6/06

Splashtown	Houston, TX	PARC Management	$13.7	4/6/07

WaterWorld	Concord, CA	PARC Management	$10.8	4/6/07

White Water Bay	Oklahoma City, OK	PARC Management	$20.0	4/6/07

Wild Waves & Enchanted Village	Seattle, WA	PARC Management	$31.8	4/6/07

Zuma Fun Center	Charlotte, NC	PARC Management	$7.4	10/6/06

Zuma Fun Center	Knoxville, TN	PARC Management	$2.0	10/6/06

Zuma Fun Center	North Houston, TX	PARC Management	$0.9	10/6/06

Zuma Fun Center	South Houston, TX	PARC Management	$4.9	10/6/06

Additional Lifestyle Properties

Marinas
Beaver Creek Resort	Monticello, KY	Marinas International	$10.5	12/22/06

Brady Mountain Resort & Marina	Royal (Hot Springs), AR	Marinas International	$14.1	4/10/08

Burnside Marina	Somerset, KY	Marinas International	$7.1	12/22/06

Crystal Point Marina	Point Pleasant, NJ	Marinas International	$5.6	6/8/07

Eagle Cove Marina	Byrdstown, TN	Marinas International	$5.3	8/1/07

Great Lakes Marina	Muskegon, MI	Marinas International	$10.1	8/20/07

Holly Creek Marina	Celina, TN	Marinas International	$6.8	8/1/07

Lakefront Marina	Port Clinton, OH	Marinas International	$5.6	12/22/06

Manasquan River Club	Brick Township, NJ	Marinas International	$8.9	6/8/07

Pier 121 Marina and Easthill Park	Lewisville, TX	Marinas International	$37.2	12/22/06

Sandusky Harbor Marina	Sandusky, OH	Marinas International	$9.0	12/22/06

Dealership
Route 66 Harley-Davidson	Tulsa, OK	Route 66 Real Estate	$6.5	4/27/06

Merchandise Mart
Dallas Market Center	Dallas, TX	Crow Holdings	$199.2	2/14/05- 5/25/05
Multi-family Residential
Mizner Court at Broken Sound	Boca Raton, FL	Greystar Management	$104.4	12/31/07

	Location	Operator	Purchase Price (in millions)	Date Acquired
Hotel
Orlando Grand Plaza Hotel & Suites	Orlando, FL	Closed for redevelopment	$18.5	5/28/08

Our Investment Objectives

Our primary investment objectives are to preserve, protect and enhance our assets, while:

•	paying distributions at an increasing rate;

•	obtaining fixed income primarily through the receipt of base rent and providing protection against inflation primarily through periodic increases in rent and the payment of percentage rent;

•	owning a diversified portfolio primarily of triple-net leased real estate that will increase in value;

•	qualifying and remaining qualified as a REIT for federal income tax purposes; and

•	providing you with liquidity for your investment on or before December 31, 2015.

Our REIT Status

We believe we are qualified and have operated as a REIT for federal income tax purposes. As a REIT, we generally will not be subject to federal income tax at the corporate level to the extent that we distribute at least the required 90% of our taxable income to our shareholders and meet other compliance requirements. To maintain REIT status, we must meet a number of highly technical and complex organizational and operational requirements, including a requirement that we distribute at least 90% of our taxable income to our stockholders, as determined on an annual basis. No assurance can be provided that we qualify or will continue to qualify as a REIT or that new legislation, Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to our qualification as a REIT or the federal income tax consequences of such qualification. If we fail to qualify for taxation as a REIT in any year, we will be subject to federal income tax on our taxable income at regular corporate rates and may not be permitted to qualify for treatment as a REIT for federal income tax purposes for that year and for the four years following the year in which our qualification was lost. Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on some of our income and properties, and would be subject to federal income and excise taxes on our undistributed income. In addition, some of our subsidiaries are subject to corporate income taxes. A more complete discussion of our tax status is provided under the heading “Federal Income Tax Considerations.”

Our Management

The members of our board of directors oversee our business. The majority of our directors are independent of our Advisor and have responsibility for reviewing our Advisor’s performance. Our directors are elected annually by our stockholders. Although we have executive officers, all of our executive officers are also executive officers of, and employed by, our Advisor. Our executive officers have extensive previous experience investing in real estate on a triple-net lease basis. Our Chairman of the Board and Vice Chairman of the Board have over 36 and 31 years of experience, respectively, with our Sponsor and its affiliates. We have retained our Advisor to provide us with management, acquisition, advisory and administrative services. Our Advisor has responsibility for:

•	selecting the investments that we will make, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of properties;

•

identifying potential tenants and/or operators for our properties and potential borrowers for our loans, and formulating, evaluating and negotiating the terms of each of our lease, loan and operating agreements; and

•	negotiating the terms of our borrowings, including lines of credit and any long-term, Permanent Financing.

Compensation of Our Advisor and Affiliates

We pay our Advisor and other affiliates of our Advisor compensation for services they perform on our behalf, and also reimburse them for expenses they pay on our behalf. See “Management Compensation” for more information on compensation and reimbursement payable to our Advisor and its affiliates.

Our Conflicts of Interest

Conflicts of interest may exist between us and some of our affiliates. Some of our officers and directors, who are also officers or directors of our Advisor, may experience conflicts of interest in their management of us. These conflicts arise principally from their involvement in other activities that may conflict with our business and interests. Some of the conflicts that may exist between us and some of our affiliates include:

•

competition for properties and other investments with existing affiliates, including CNL Real Estate Group, Inc., or future affiliates sponsored or controlled by our Chairman of the Board, James M. Seneff, Jr.;

•

competition for the time and services of James M. Seneff Jr. and Robert A. Bourne, our Chairman and Vice Chairman of the board respectively, which may limit the amount of time they spend on our business matters;

•

substantial compensation, including fees in connection with the acquisition, management and sale of our properties and fees based on Permanent Financing that we obtain, will be paid to our Advisor and its affiliates, including the Managing Dealer;

•

the fee on Permanent Financing payable to our Advisor may create an incentive for our Advisor to recommend that we obtain more debt despite the risk that increased debt may decrease distributions to our stockholders;

•	the Asset Management Fee payable to our Advisor may encourage the purchase and discourage the sale of investments, some of which may be speculative;

•	the deferred, subordinated disposition fee that may be payable to our Advisor may encourage the premature sale of properties, loans and other Permitted Investments;

•	agreements with affiliates will not be negotiated at “arms length” and, accordingly, may be less advantageous to us than if similar agreements were negotiated with non-affiliated third parties; and

•	our corporate, securities and tax counsel also may serve as securities and tax counsel for some of our affiliates, including our Managing Dealer and our Sponsor, and we will not have separate counsel.

Our Offering

Distribution policy. Our board of directors intends to declare distributions monthly and pay distributions quarterly during the offering period and periods thereafter; however, our board of directors, in its sole discretion, may determine to declare or pay distributions on another basis. We may borrow, and have borrowed, as necessary to pay distributions. The amount of distributions will generally depend on the expected and actual net cash from operations for the year, our financial condition, a balanced analysis of value creation reflective of both current and long-term stabilized cash flows from our properties, the actual operating results of each quarter, avoidance of volatility of distributions, and other factors.

Taxation of distributions. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect that a portion of your distributions will be considered a return of capital for tax purposes. This return of capital will not be subject to taxation immediately and will instead reduce the tax basis of your investment. This result in effect defers a portion of your tax until your investment is sold or until we liquidate or merge with another company (if such merger is treated as a taxable merger), at which time the gain will, generally, be taxable as a capital gain. As each investor’s tax implications are different, we suggest you consult with your tax advisor before investing in our common stock. Form 1099-DIV tax information will be mailed to investors by January 31 of each year or such other deadline prescribed by the Internal Revenue Service (“IRS”). Stockholders subject to federal taxation who elect to participate in the reinvestment plan may incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held pursuant to the reinvestment plan. Specifically, stockholders will be treated as if they have received the distribution from us and then applied such distributions to purchase shares in the reinvestment plan. In addition, with respect to any shares purchased through our reinvestment plan at a discount to their fair market value, you may be treated as receiving an additional distribution equal to the amount of such discount.

Estimated use of proceeds. Approximately 85.41% (the maximum offering) of the proceeds, or, assuming 100 million shares are sold as described in the “Estimated Use of Proceeds” section of this prospectus, 84.92% of the proceeds, are expected to be used to acquire properties, make loans and other Permitted Investments. The balance of 14.59% or 15.08% will be used to pay fees and expenses in connection with the offering, some of which are payable to our affiliates, the Managing Dealer and/or participating brokers.

Reinvestment plan. We have adopted a reinvestment plan that will allow our stockholders to have the full amount of their distributions reinvested in additional shares that may be available. We initially have registered five million shares of our common stock for this purpose.

Redemption plan. We have adopted a discretionary redemption plan that allows our stockholders who hold shares for at least one year to request that we redeem between 25% and 100% of their shares. If we have sufficient funds available to do so and if we choose, in our sole discretion, to redeem shares, the number of shares redeemed in any calendar year and the price at which they are redeemed are subject to conditions and limitations, including:

•

no more than $100,000 of proceeds from the sale of shares pursuant to any offering in any calendar quarter may be used to redeem shares (but the full amount of the proceeds from the sale of shares under the reinvestment plan attributable to any calendar quarter may be used to redeem shares presented for redemption during such quarter and any subsequent quarter);

•	no more than 5% of the weighted average number of shares of our common stock outstanding at the beginning of any 12-month period may be redeemed during such 12-month period; and

•

redemption pricing ranging from 92.5% of the purchase price per share for stockholders who have owned their shares for at least one year to 100% of the purchase price per share for stockholders who have owned their shares for at least four years.

Our board of directors has the ability, in its sole discretion, to amend or suspend the plan or to waive any specific condition if it is deemed to be in our best interest.

Who can help answer your questions? If you have more questions about our offering or if you would like additional copies of this prospectus, you should contact your participating broker or CNL Client Services, Post Office Box 4920, Orlando, Florida 32802-4920; phone (866) 650-0650 or (407) 650-1000.

RISK FACTORS

An investment in our shares involves significant risks and is suitable only for those Persons who understand the following material risks and who are able to bear the risk of losing their entire investment. You should consider the following material risks in addition to other information set forth elsewhere in this prospectus before making your investment decision.

Offering Related Risks

The price of our shares is subjective and may not bear any relationship to what a stockholder could receive if their shares were resold.

We determined the offering price of our shares in our sole discretion based on:

•	the price that we believed investors would pay for our shares;

•	estimated fees to be paid to third parties and to our Advisor and its affiliates; and

•	the expenses of this offering and funds we believed should be available for us to invest in properties, loans and other Permitted Investments.

There is no public market for our shares on which to base market value and there can be no assurance that one will develop. However, eighteen months following the completion of our last offering, we will be required to provide an estimated value of our shares to our stockholders.

There may be a delay in investing the proceeds from this offering due to the inability of our Advisor to find suitable properties, loans or other Permitted Investments and/or tenants and operators for those investments. Therefore, we might experience a delay in the receipt of returns from such investments.

We may delay investing the proceeds of this offering for up to the later of two years from the commencement of this offering or one year following the termination of the offering. Until we invest in properties, make loans or other Permitted Investments, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect the rates of return on our investments, which rates affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for investments in properties, loans or other Permitted Investments. These delays may be due to the inability of our Advisor to find suitable properties, loans or other Permitted Investments. Delays may also be caused by our Advisor’s or its affiliates’ employees who may be simultaneously trying to find suitable investments both for us and for other entities. We may be unable to find suitable tenants or operators in certain sectors, which could further delay our investment of proceeds. If we have not invested or committed for investment the Net Offering Proceeds or reserved those funds for company purposes within the later of two years from the initial date of this prospectus, or one year after the termination of this offering, then we will distribute the remaining funds, including accrued interest which has not been previously distributed, pro-rata to such Persons who are our stockholders at that time.

Selling your shares will be difficult, because there is no market for our common stock.

Currently, there is no market for our shares, so stockholders may not be able to promptly sell their shares at a desired price. You should only consider purchasing our shares as a long-term investment. Although we anticipate applying for listing or quotation or pursuing an alternate exit strategy on or before December 31, 2015, we do not know if we will ever apply to list our shares on a national securities exchange or be included for quotation on the National Market System of the NASDAQ Stock Market or, if we do apply for listing or quotation, when such application would be made or whether it would be accepted. If our shares are listed, we still cannot assure you that a public trading market will develop. We cannot assure you that the price you would receive in a sale on a national securities exchange or on the National Market System of the NASDAQ Stock

Market would be representative of the value of the assets we own or that the price would equal or exceed the amount you paid for our shares. In addition, although we have adopted a redemption plan, we have discretion to not redeem your shares, to suspend the plan and to cease redemptions. The redemption plan has many limitations and you should not rely upon it as a method of selling shares promptly and at a desired price.

You are limited in your ability to sell your shares pursuant to our share redemption program.

Our share redemption program provides you with the opportunity, on a quarterly basis, to request that we redeem all or a portion of your shares after you have held them for one year, subject to certain restrictions and limitations. In the event that an eligible stockholder presents fewer than all of his or her shares to us for redemption, such stockholder must present at least 25% of his or her shares to us for redemption and must retain at least $5,000 of common shares if any shares are held after such redemption. Shares will be redeemed at the discretion of our board of directors subject to the provisions of our redemption plan and only to the extent of cash available after the payment of dividends necessary to maintain our qualification as a REIT and to avoid the payment of any U.S. federal income tax or excise tax on our net taxable income. This may significantly limit our ability to redeem your shares. To the extent our available cash flow is insufficient to fund all redemption requests, each stockholder’s request will be reduced on a pro rata basis, unless you withdraw your request for redemption or ask that we carry over your request to the next quarterly period, if any, when sufficient funds become available. Our board of directors reserves the right to amend or terminate the share redemption program at any time. Therefore, in making a decision to purchase shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program.

You cannot evaluate the types of properties or the specific properties that we will acquire or the loans or other Permitted Investments that we may make in the future.

Because we have not identified all of the specific assets that we will acquire in the future, we cannot provide you with all of the information that you may want to evaluate before deciding to invest in our shares. Our board has absolute discretion in implementing the investment policies set forth in our articles of incorporation. See “Business—Investment Focus” for a discussion of our investment policies and strategies. While we have targeted certain types of properties in the past and will continue to do so in the future, our investment policies and strategies are very broad and permit us to invest in many types of real estate, including developed and undeveloped properties, regardless of geographic location or property type. At March 31, 2009, we had a portfolio of 115 lifestyle properties within four asset classes and have made 13 loans, ten of which are outstanding. There can be no assurance that we will invest in like properties or make similar loans in the future.

We cannot assure you that we will obtain suitable investments and meet our investment objectives.

We cannot be certain that we will be successful in obtaining suitable investments on financially attractive terms or that, if we make investments, our objectives will be achieved. If we are unable to find suitable investments, then our financial condition and ability to pay distributions and/or increase the distribution rate could be adversely affected.

Company Related Risks

We may have difficulty funding distributions solely from cash flow from operations, which could reduce the funds we have available for investments and your overall return.

There are many factors that can affect the availability and timing of distributions to stockholders. We expect to fund distributions principally from cash flows from operations; however, if our properties are not generating sufficient cash flow or our other operating expenses require it, we may fund our distributions from borrowings. If we fund distributions from borrowings, then we will have fewer funds available for the acquisition of properties and your overall return may be reduced. Further, to the extent distributions exceed earnings and profits calculation on a tax basis, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize a capital gain.

We may not be able to pay distributions at an increasing rate.

In the future, our ability to declare and pay distributions at an increasing rate will be subject to evaluation by our board of directors of our operating results, capital levels, financial condition, future growth plans, general business and economic conditions and other relevant considerations, and we cannot assure you that we will continue to pay distributions on any schedule or that we will not reduce the amount of or cease paying distributions in the future.

We may be unable to invest the proceeds we receive from our common stock offering in a timely manner.

We have and expect to continue to raise capital through our current and future common stock offerings. If we experience delays in using this capital to acquire properties or make loans, it may reduce the rate at which we pay distributions to our stockholders as a result of the dilution that occurs from uninvested offering proceeds. Additionally, if we are unable to locate suitable third-party tenants for our properties, it may further delay our ability to acquire properties.

Yields on and safety of deposits may be lower due to the extensive decline in the financial markets.

Until we invest the proceeds of the offering in properties, we generally hold those funds in permitted investments that are consistent with preservation of liquidity and safety. The investments include money market funds, bank money market accounts and CDs or other accounts at third-party depository institutions. While we strive to hold these funds in high quality investments with quality institutions, there can be no assurance that continued or unusual declines in the financial markets won’t result in a loss of some or all of these funds or reductions in cash flows from these investments.

Our loss of key personnel could delay or hinder implementation of certain investment strategies, which could limit our ability to make distributions and decrease the value of an investment in our stock.

Our success depends to a significant degree upon the contributions of James M. Seneff, Jr., our Chairman, Robert A. Bourne, our Vice Chairman, R. Byron Carlock, Jr., our Chief Executive Officer, Charles A. Muller, our Chief Operations Officer and Tammie A. Quinlan, our Chief Financial Officer, each of whom would be difficult to replace. Our Advisor has employment agreements expiring in December 2009 with Messrs. Carlock, Muller and Ms. Quinlan, and we cannot guarantee that such persons will remain affiliated with us or our affiliates. If any of these key personnel were to cease their affiliation with us or our affiliates, we may be unable to find suitable replacement personnel, and our operating results could suffer as a result. We do not maintain key person life insurance on any of our officers. We believe that our future success depends, in large part, upon our Advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and our Advisor may be unsuccessful in attracting and retaining such skilled personnel.

Our stockholders may experience dilution.

Our stockholders have no preemptive rights. When we commence a subsequent public offering of shares or securities convertible into shares, or otherwise issue additional shares, then investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment. Stockholders will not be entitled to vote on whether or not we engage in additional offerings. In addition, depending on the terms and pricing of an additional offering of our shares and the value of our properties, our stockholders may experience dilution in both the book value and fair value of their shares. Our board of directors has not yet determined whether it will engage in future offerings or other issuances of shares; however, it may do so if our board determines that it is in our best interests. Other public REITs sponsored by CNL Financial Group, Inc. have engaged in multiple offerings.

The liquidation of our assets may be delayed.

If our shares are not listed on a national securities exchange or quoted on the National Market System of the NASDAQ Stock Market on or before December 31, 2015, we are obligated under our articles of incorporation to sell our assets and distribute the Net Sales Proceeds to our stockholders or merge with another entity in a transaction that provides our stockholders with cash or securities of a publicly traded company. In such instances, we will engage only in activities related to our orderly liquidation or merger unless stockholders owning a majority of our shares of common stock elect to extend our duration by amendment of our articles of incorporation. Neither our Advisor nor our board of directors may be able to control the timing of the sale of our assets or completion of a merger, and we cannot assure you that we will be able to sell our assets or merge with another company so as to return our stockholders’ aggregate Invested Capital, generate a profit for the stockholders or fully satisfy our debt obligations. Because we will use a portion of the offering proceeds to pay expenses and fees and the full offering price is not invested in properties, loans or other Permitted Investments, we will only return all of our stockholders’ Invested Capital if we sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets. If we take a purchase money obligation in partial payment of the sales price of a property, we may realize the proceeds of the sale over a period of years.

Conflicts of Interest and Related Risks

The timing of sales and acquisitions may favor our Advisor and not us.

Our Advisor may immediately realize substantial commissions, fees and other compensation as stock is sold in our public offering. Our board of directors approves each investment and sale, as well as our Advisor’s fees, but our Advisor may be influenced by the impact of a transaction upon its compensation in recommending such transactions.

There will be competing demands on our officers and directors.

James M. Seneff, Jr. and Robert A. Bourne are also officers and directors of our Advisor and other affiliated entities and may experience conflicts of interest in managing us because they also have management responsibilities for other companies including companies that may invest in some of the same types of assets in which we may invest. In addition, substantially all of the other companies that these officers and directors work for are affiliates of us and/or our Advisor. For these reasons, these officers and directors will share their management time and services among those companies and us, and will not be able to devote all of their attention to us and could take actions that are more favorable to the other companies than to us. For an explanation of the conflicts of interest between us, our Advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts, see “Conflicts of Interest.”

Our Advisor’s fee structure may encourage it to recommend speculative investments and a high amount of leverage.

Because our Advisor will receive fees based on the amount of Permanent Financing we obtain, our Advisor may have an incentive to recommend a high amount of leverage. Similarly, because our Advisor may receive fees upon the sale of properties, loans and other Permitted Investments, our Advisor may have an incentive to recommend the early sale of these assets. However, our Independent Directors must approve the Advisory Agreement each year and are required to review the fees and activities of our Advisor on our behalf.

Real Estate and Other Investment Risks

The current economic slowdown has affected certain of the lifestyle properties in which we invest, and the financial difficulties of our tenants and operators could adversely affect us.

The current economic slowdown has affected certain of the lifestyle properties in which we invest, and a prolonged or expanded period of economic difficulty could adversely affect other of our lifestyle properties. Although a general downturn in the real estate industry would be expected to adversely affect the value of our properties, a downturn in the ski, golf, attractions and other lifestyle industries in which we invest could compound the adverse affect. Economic weakness combined with higher costs, especially for energy, food and commodities, has put considerable pressure on consumer spending, which, along with the lack of available debt, has resulted in certain of our tenants experiencing poorer financial and operating performance over the past twelve months than in prior periods. Reductions in consumer spending due to weakness in the economy and uncertainties regarding future economic prospects have adversely affected some of our tenants’ abilities to pay rent to us, resulting in a renegotiation of certain of their leases with us or in the termination of those leases, and we believe that additional tenants could experience similar difficulties in the event of a continued downturn in the economy. The continuation or expansion of such events could have a negative impact on our results of operations and our ability to pay distributions to our stockholders. In addition, negative events impacting the capital markets may reduce the amount of working capital available to our tenants which may affect their ability to pay rent.

We do not have control over market and business conditions that may affect our success.

The following external factors, as well as other factors beyond our control, may reduce the value of properties that we acquire, the ability of tenants to pay rent on a timely basis or at all, the amount of the rent to be paid and the ability of borrowers to make loan payments on time or at all:

•	changes in general or local economic or market conditions;

•	the pricing and availability of debt or working capital;

•	increased costs of energy, insurance or products;

•	increased costs and shortages of labor;

•	increased competition;

•	fuel shortages;

•	quality of management;

•	the ability of an operator or tenant to fulfill its obligations;

•	limited alternative uses for properties;

•	changing consumer habits;

•	condemnation or uninsured losses;

•	changing demographics;

•	changing government regulations;

•	inability to remodel outmoded buildings or structures as required by the lease agreement;

•	failure by a tenant to meet its obligations under a lease; and

•	bankruptcy of a tenant or borrower.

Further, the results of operations for a property in any one period may not be indicative of results in future periods, and the long-term performance of such property generally may not be comparable to, and cash flows may not be as predictable as, other properties owned by third parties in the same or similar industry. If tenants are unable to make lease payments or borrowers are unable to make loan payments as a result of any of these factors, cash available for distributions to our stockholders may be reduced.

Our exposure to typical real estate investment risks could reduce our income.

Our properties, loans and other Permitted Investments will be subject to the risks typically associated with investments in real estate. Such risks include the possibility that our properties will generate rent and capital appreciation, if any, at rates lower than we anticipated or will yield returns lower than those available through other investments. Further, there are other risks by virtue of the fact that our ability to vary our portfolio in response to changes in economic and other conditions will be limited because of the general illiquidity of real estate investments. Income from our properties may be adversely affected by many factors including, but not limited to, an increase in the local supply of properties similar to our properties, a decrease in the number of people interested in participating in activities related to the businesses conducted on the properties that we acquire, adverse weather conditions, changes in government regulation, international, national or local economic deterioration, increases in energy costs and other expenses affecting travel, which factors may affect travel patterns and reduce the number of travelers and tourists, increases in operating costs due to inflation and other factors that may not be offset by increased room rates, and changes in consumer tastes.

If one or more of our tenants file for bankruptcy protection, we may be precluded from collecting all sums due.

If one or more of our tenants, or the guarantor of a tenant’s lease, commences, or has commenced against it, any proceeding under any provision of the U.S. federal bankruptcy code, as amended, or any other legal or equitable proceeding under any bankruptcy, insolvency, rehabilitation, receivership or debtor’s relief statute or law (bankruptcy proceeding), we may be unable to collect sums due under our lease(s) with that tenant. Any or all of the tenants, or a guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding. A bankruptcy proceeding of this kind may bar our efforts to collect pre-bankruptcy debts from those entities or their properties, unless we are able to obtain an enabling order from the bankruptcy court. If a lease is rejected by a tenant in bankruptcy, we would only have a general unsecured claim against the tenant, and may not be entitled to any further payments under the lease. We believe that our security deposits in the form of letters of credit would be protected from bankruptcy in most jurisdictions. However, a tenant’s or lease guarantor’s bankruptcy proceeding could hinder or delay efforts to collect past due balances under relevant leases or guarantees, and could ultimately preclude collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distribution to our stockholders. In the event of a bankruptcy proceeding, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distribution to our stockholders may be adversely affected.

Multiple property leases or loans with individual tenants or borrowers increase our risks in the event that such tenants or borrowers become financially impaired.

The value of our properties will depend principally upon the value of the leases entered into for properties that we acquire. Defaults by a tenant or borrower may continue for some time before we determine that it is in our best interest to evict the tenant or foreclose on the property of the borrower. Tenants may lease more than one property, and borrowers may enter into more than one loan. As a result, a default by, or the financial failure of, a tenant or borrower could cause more than one property to become vacant or be in default, or more than one lease or loan to become non-performing. Defaults or vacancies can reduce and have reduced our cash receipts and funds available for distribution and could decrease the resale value of affected properties until they can be re-leased.

We may rely on various cash flow or income security provisions in our leases for minimum rent payments.

Our leases may, but are not required to, have security provisions such as deposits, guarantees or shortfall reserves provided by a third-party tenant or operator. These security provisions may terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. Certain security provisions may also have limits on the overall amount of the security under the lease. After the termination of a security feature, or in the event that the maximum limit of a security provision is reached, we may only look to the tenant to make lease payments. In the event that a security provision has expired or the maximum limit has been reached, or if a provider of a security provision is unable to meet its obligations, our results of operations and ability to pay distributions to our stockholders could be adversely affected if our tenants are unable to generate sufficient funds from operations to meet minimum rent payments and the tenants do not otherwise have the resources to make rent payments.

It may be difficult for us to exit a joint venture after an impasse.

In our joint ventures, there will be a potential risk of impasse in some business decisions because our approval and the approval of each co-venturer may be required for some decisions. In any joint venture, we may have the right to buy the other co-venturer’s interest or to sell our own interest on specified terms and conditions in the event of an impasse. In the event of an impasse, it is possible that neither party will have the funds necessary to complete a buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops. See “Business—Joint Venture Arrangements” for additional information about the terms that our joint venture arrangements are likely to include.

Discretionary consumer spending may affect the profitability of certain properties we acquire.

The financial performance of certain properties in which we have invested and may invest in the future depend in part on a number of factors relating to or affecting discretionary consumer spending for the types of services provided by businesses operated on these properties. Unfavorable local, regional, or national economic developments or uncertainties regarding future economic prospects have reduced consumer spending in the markets where we own properties and, when combined with the lack of available debt, have adversely affected certain of our tenants’ businesses. As a result, certain of our tenants have experienced poorer financial and operating results, and a number of our tenants have sought to renegotiate certain of their leases with us or have defaulted on their leases. Any continuation of such events that leads to lower spending on lifestyle activities could impact our tenants’ ability to pay rent and thereby have a negative impact on our results of operations.

The inability to increase or maintain lease rates at our properties might affect our ability to distribute dividends to stockholders.

Given the nature of certain properties we have acquired or may acquire, the relative stagnation of base lease rates in certain sectors might not allow for substantial increases in rental revenue that could allow for increased distributions to stockholders.

Seasonal revenue variations in certain asset classes will require the operators of those asset classes to manage cash flow properly over time so as to meet their non-seasonal scheduled rent payments to us.

Certain of the properties in which we may invest are generally seasonal in nature due to geographic location, climate and weather patterns. For example, revenue and profits at ski resorts and their related properties are substantially lower and historically result in losses during the summer months due to the closure of ski operations, while many attractions properties are closed during the winter months and produce the majority of their revenues and profits during summer months. As a result of the seasonal nature of certain business operations that may be conducted on properties we acquire, these businesses will experience seasonal variations in revenues that may require our operators to supplement revenue at their properties in order to be able to make scheduled rent payments to us or require us to adjust their leases payments so that we collect more rent during their seasonally busy time.

Increased competition for customers may reduce the ability of certain of our operators to make scheduled rent payments to us.

The types of properties in which we invest are expected to face competition for customers from other similar properties, both locally and nationally. For example, competing golf courses may be located near the golf courses we own or acquire. Similarly, marinas we acquire will compete in each market with other marinas, some of which may have greater resources than our marinas, for a limited number of boaters seeking boat rental slips. Any decrease in revenues due to such competition at any of our properties may adversely affect our operators’ ability to make scheduled rent payments to us.

Our real estate assets may be subject to impairment charges.

We periodically evaluate the recoverability of the carrying value of our real estate assets for impairment indicators. Factors considered in evaluating impairment of our existing real estate assets held for investment include significant declines in property operating profits, recurring property operating losses and other significant adverse changes in general market conditions that are considered permanent in nature. Generally, a real estate asset held for investment is not considered impaired if the undiscounted, estimated future cash flows of the asset over its estimated holding period are in excess of the asset’s net book value at the balance sheet date. Investments in unconsolidated entities are not considered impaired if the estimated fair value of the investment exceeds the carrying value of the investment. Management makes assumptions and estimates when considering impairments and actual results could vary materially from these assumptions and estimates.

We will have no economic interest in the land beneath ground lease properties we have and will acquire in the future.

A significant number of the properties that we have acquired are on land owned by a governmental entity or other third party, while we own a leasehold, permit, or similar interest. This means that while we have a right to use the property, we do not retain fee ownership in the underlying land. Accordingly, with respect to such properties, we will have no economic interest in the land or building at the expiration of the ground lease or permit. As a result, though we will share in the income stream derived from the lease or permit, we will not share in any increase in value of the land associated with the underlying property. Further, because we do not completely control the underlying land, the governmental or other third party owners that lease this land to us could take certain actions to disrupt our rights in the properties or our tenants’ operation of the properties or take the properties in an eminent domain proceeding. While we do not think such interruption is likely, such events are beyond our control. If the entity owning the land under one of our properties chose to disrupt our use either permanently or for a significant period of time, then the value of our assets could be impaired and our results of operations and ability to pay distributions to our stockholders could be adversely affected.

Marinas, ski resorts, golf courses and other types of properties in which we may invest may not be readily adaptable to other uses.

Ski resorts and related properties, marinas, golf courses and other types of properties in which we may invest are specific-use properties that have limited alternative uses. Therefore, if the operations of any of our properties in these sectors, such as our ski properties, become unprofitable for our tenant or operator due to industry competition, a general deterioration of the applicable industry or otherwise, such that the tenant becomes unable to meet its obligations under its lease, then we may have great difficulty re-leasing the property and the liquidation value of the property may be substantially less than would be the case if the property were readily adaptable to other uses. Should any of these events occur, our income and cash available for distribution and the value of our property portfolio could be reduced.

Our investments in common equity securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in real estate common equity securities of both publicly traded and private real estate companies. Investments in real estate common equity securities involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate common equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate common equity securities are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in real estate common equity securities are subject to risks of (i) limited liquidity in the secondary trading market; (ii) substantial market price volatility resulting from changes in prevailing interest rates; (iii) subordination to the prior claims of banks and other senior lenders to the issuer; (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets; (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding real estate common equity securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

Investments in preferred equity securities involve a greater risk of loss than traditional debt financing.

We may invest in real estate preferred equity securities, which involve a higher degree of risk than traditional debt financing due to a variety of factors, including the risk that such investments are subordinate to traditional loans and are not collateralized by property underlying the investment. Furthermore, should the issuer default on our investment, we would only be able to proceed against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment.

A portion of our real estate securities investments may be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

The real estate industry is capital intensive and we are subject to risks associated with ongoing needs for renovation and capital improvements to our properties as well as financing for such expenditures.

In order for us to remain competitive, our properties will have an ongoing need for renovations and other capital improvements, including replacements, from time to time of furniture, fixtures and equipment. These capital improvements may give rise to the following risks:

•	construction cost overruns and delays;

•	a possible shortage of available cash to fund capital improvements and the related possibility that financing for these capital improvements may not be available to us on satisfactory terms; and

•	disruptions in the operation of the properties while capital improvements are underway.

We compete with other companies for investments.

We anticipate that we will continue to compete with other companies and investors, including other REITs, real estate partnerships, mutual funds, institutional investors, specialty finance companies, opportunity funds, banks and insurance companies, for the acquisition of properties, loans and other Permitted Investments that we seek to acquire or make. Some of the other entities that we may compete with for acquisition opportunities will have substantially greater experience acquiring and owning the types of properties, loans or other Permitted Investments in which we seek to acquire or make, as well as greater financial resources and a broader geographic knowledge base than we have. As a result, competition may reduce the number of suitable acquisition opportunities available to us.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940; maintenance of our Investment Company Act exemption imposes limits on our operations.

We currently are not registered as an investment company under the Investment Company Act of 1940, based on exemptions we believe are available to us. We have conducted our operations, and intend to continue to conduct our operations, so as not to become regulated as an investment company under the Investment Company Act.

If we fail to maintain an exemption or other exclusion from registration as an investment company, we could, among other things, be required to either (i) substantially change the manner in which we conduct our operations to avoid registering as an investment company, or (ii) register as an investment company. If we were registered as an investment company, we would have to comply with a variety of substantive requirements that would:

•	place limits on our capital structure;

•	impose restrictions on specified investments;

•	prohibit transactions with affiliates;

•	require us to change the composition of our board of directors; and

•	require us to comply with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts might be unenforceable unless a court was to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business. Also, because affiliate transactions are prohibited under the Investment Company Act, failure to maintain our exemption would force us to terminate the Advisory Agreement and all other agreements with our affiliates. Any such result would be likely to have a material adverse effect on our business, our financial results and our ability to make distributions to stockholders.

Your investment may be subject to additional risks if we make international investments.

We have purchased properties in Canada and we may purchase properties located in Mexico, the Caribbean Europe, and other foreign venues. Such investments could be affected by factors particular to the laws and business practices of those countries. These laws or business practices may expose us to risks that are different from, and in addition to, those commonly found in the United States including, but not limited to foreign currency fluctuations and additional tax burdens that may impact our results of operations, cash flows and cash available for distribution to stockholders. Specifically, foreign investments could be subject to the following risks:

•	the imposition of unique tax structures and differences in taxation policies and rates and other operating expenses in particular countries;

•	non-recognition of particular structures intended to limit certain tax and legal liabilities;

•	changing governmental rules and policies, including changes in land use and zoning laws;

•

enactment of laws relating to the foreign ownership of real property or mortgages and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s county of origin;

•	our limited experience and expertise in foreign countries relative to our experience and expertise in the United States;

•	variations in currency exchange rates;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•

the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	general political and economic instability; and

•	more stringent environmental laws or changes in such laws.

We will not control the management of our properties.

In order to maintain our status as a REIT for federal income tax purposes, we may not operate certain types of properties we acquire or participate in the decisions affecting their daily operations. Our success, therefore, will depend on our ability to select qualified and creditworthy tenants who can effectively manage and operate the properties. Our tenants will be responsible for maintenance and other day-to-day management of the properties or will enter into agreements with third-party operators directly or by entering into operating agreements with third-party operators. Because our revenues will largely be derived from rents, our financial condition will be dependent on the ability of third-party tenants and/or operators to operate the properties successfully. We will attempt to enter into leasing agreements with tenants having substantial prior experience in the operation of the type of property being rented; however, there can be no assurance that we will be able to make such arrangements. Additionally, if we elect to treat property we acquire as a result of a borrower’s default on a loan or a tenant’s default on a lease as “foreclosure property” for federal income tax purposes, we will be required to operate that property through an independent contractor over whom we will not have control. If our tenants or third-party operators are unable to operate the properties successfully or if we select unqualified operators, then such tenants and operators might not have sufficient revenue to be able to pay our rent, which could adversely affect our financial condition.

We may not control our joint ventures.

Our Independent Directors must approve all joint venture or general partnership arrangements. Subject to that approval, we may enter into a joint venture with an unaffiliated party to purchase a property or to make loans or other Permitted Investments, and the joint venture or general partnership agreement relating to that joint venture or partnership may provide that we will share with the unaffiliated party management control of the joint venture. For instance, with respect to the Intrawest Resort Village Properties, Great Wolf and the Dallas Market Center, our venture partners share approval rights on many major decisions. Those venture partners may have differing interests from ours and the power to direct the joint venture or partnership on certain matters in a manner with which we do not agree. In the event the joint venture or general partnership agreement provides that we will have sole management control of the joint venture, the agreement may be ineffective as to a third party who has no notice of the agreement, and we may therefore be unable to control fully the activities of the joint venture. Should we enter into a joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture. In addition, when we invest in properties, loans or other Permitted Investments indirectly through the acquisition of interests in entities that own such properties, loans or other Permitted Investments, we may not be able to control the management of such assets.

Joint venture partners may have different interests than we have, which may negatively impact our control over our ventures.

Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject assets owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. This risk is also present when we make investments in securities of other entities. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments and investments in other entities may adversely affect our returns on investments and, therefore, cash available for distributions to our stockholders may be reduced.

Compliance with the Americans with Disabilities Act may reduce our expected distributions.

Under the Americans with Disabilities Act of 1992, or the ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons, and complying with the ADA could require us to remove access barriers. Failure to comply with the ADA could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of federal, state, and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks may negatively affect our operations and your investment. We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack or other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy, which events could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and thus could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to our stockholders. We cannot presently determine the impact that future events such as military or police activities in the U.S. or foreign countries, future terrorist activities or threats of such activities, natural disasters or health epidemics might have on our business. Our business and properties may be adversely affected by such events and, as a result, our revenues may be reduced. In addition, terrorist attacks, natural disasters, health epidemics, acts of war, prolonged U.S. involvement in Iraq or other significant military activity could have additional adverse effects on the economy in general, and the travel and leisure industry in particular. Such factors could have a material adverse effect on our results of operations, financial condition, and cash flows, thereby impacting our overall net worth and our ability to make distributions to our stockholders.

Our properties may be subject to environmental liabilities that could significantly impact our return from the properties and the success of our ventures.

Operations at certain of the properties we have acquired or may acquire in the future, or which are used to collateralize loans we have made or may make, may involve the use, handling, storage, and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as herbicides, pesticides, fertilizers, motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels, and sewage. Accordingly, the operations of certain properties we acquire will be subject to regulation by federal, state, and local authorities establishing investigation and health and environmental quality standards. In addition, certain of our properties may maintain and operate underground storage tanks (“USTs”) for the storage of various petroleum products. USTs are generally subject to federal, state, and local laws and regulations that require testing and upgrading of USTs and the remediation of contaminated soils and groundwater resulting from leaking USTs.

As an owner of real estate, various federal and state environmental laws and regulations may require us to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum products located on, in or emanating from our properties. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the release of hazardous substances. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Other environmental laws impose liability on a previous owner of property to the extent hazardous or toxic substances were present during the prior ownership period. A transfer of the property may not relieve an owner of such liability; therefore, we may have liability with respect to properties that we or our predecessors sold in the past.

The presence of contamination or the failure to remediate contamination at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. While our leases are expected to provide that the tenant is solely responsible for any environmental hazards created during the term of the lease, we or an operator of a site may be liable to third parties for damages and injuries resulting from environmental contamination coming from the site.

All of our properties have been or will be acquired subject to satisfactory Phase I environmental assessments, which assessments generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other conditions, or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other conditions. Our board of directors and our Advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired provided, however, that if it is a material problem: (i) the seller has (a) agreed in writing to indemnify us and/or (b) established an escrow fund with cash equal to a predetermined amount greater than the estimated costs to remediate the problem; or (ii) we have negotiated other comparable arrangements, including, but not limited to, a reduction in the purchase price. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities associated with the properties that we may acquire from time to time will have been identified or that no prior owner, operator or current occupant will have created an environmental condition not known to us. Moreover, we cannot be sure that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the environmental condition of the properties that we may acquire from time to time will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of USTs), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition, results of operations or ability to pay distributions to our stockholders.

In addition to the risks associated with potential environmental liabilities discussed above, compliance with environmental laws and regulations that govern our properties may require expenditures and modifications of development plans and operations that could have a detrimental effect on the operations of the properties and our financial condition, results of operations and ability to pay distributions to our stockholders. There can be no assurance that the application of environmental laws, regulations or policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on any property we may acquire.

Legislation and government regulation may adversely affect the development and operations of properties we may acquire.

In addition to being subject to environmental laws and regulations, certain of the development plans and operations conducted or to be conducted on properties we have acquired and may acquire in the future require permits, licenses and approvals from certain federal, state and local authorities. For example, ski resort operations often require federal, permits from the U.S. Forest Service to use forests as ski slopes. Material permits, licenses or approvals may be terminated, not renewed or renewed on terms or interpreted in ways that are materially less favorable to the properties we purchase. Furthermore, laws and regulations that we or our operators are subject to may change in ways that are difficult to predict. There can be no assurance that the application of laws, regulations or policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on any property we may acquire, the operations of such property and the amount of rent we receive from the tenant of such property.

Governmental regulation with respect to water use by ski resorts and golf courses could negatively impact ski resorts and golf courses we acquire.

The rights of ski resorts, golf courses and related properties that we have acquired or may acquire in the future to use various water sources on or about their properties may also be subject to significant restrictions or the rights of other riparian users and the public generally. Certain ski resorts, golf courses and related properties we have acquired or may acquire in the future and the municipalities in which they are located may be dependent upon a single source of water, which sources could be historically low or inconsistent. Such a problem with water may lead to disputes and litigation over, and restrictions placed on, water use. Disputes and litigation over water use could damage the reputation of ski resorts, golf courses and related properties we have acquired or may acquire in the future and could be expensive to defend, and together with restrictions placed on water use, could have a material adverse effect on the business and operating results of our ski resorts, golf courses and related properties.

Governmental regulation of marinas with respect to dredging or damming could negatively impact marinas we acquire.

Marinas that we have acquired or may acquire in the future must be dredged from time to time to remove the silt and mud that collect in harbor areas as a result of, among other factors, heavy boat traffic, tidal flow, water flow and storm runoff. Dredging and disposing of the dredged material can be very costly and may require permits from various governmental authorities. In addition, the Army Corps of Engineers often has the authority to dam rivers and lakes, which can negatively affect our marinas. If we or our marina tenants or operators engaged by our marina tenants cannot timely obtain the permits necessary to dredge marinas or dispose of the dredged material, if dredging is not practical or is exceedingly expensive, or damming drops water levels, the operations of the marina could be materially and adversely affected, which could have a negative impact on our financial condition.

Uninsured losses or losses in excess of insured limits could result in the loss or substantial impairment of one or more of our investments.

The nature of the activities at certain of our properties will expose us and our operators to potential liability for personal injuries and, with respect to certain types of properties such as marinas, property damage claims. For instance, marina business activities are customarily subject to various hazards, including gasoline or other fuel spills, fires, drownings and other water-related accidents, boat storage rack collapses and other dangers relatively common in the marina industry. We will maintain, and require our tenants and operators as well as mortgagors to whom we have loaned money to maintain, insurance with respect to each of our properties that tenants lease or operate and each property securing a mortgage that we hold, including comprehensive liability, fire, flood and extended coverage insurance. There are, however, certain types of losses (such as from hurricanes, floods, earthquakes or terrorist attacks) that may be either uninsurable or not economically feasible to insure. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or loss in excess of insured limits occur, we could lose all or a portion of our anticipated revenue stream from the affected property, as well as all or a portion of our invested capital. Accordingly, if we, as landlord, incur any liability which is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for distributions to stockholders may be reduced and the value of our assets may decrease significantly. In the case of an insurance loss, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

Portfolio acquisitions are more difficult to complete than single asset acquisitions.

Sellers may require that a group of assets be purchased as a package, even though one or more of the assets in the portfolio does not meet our investment criteria. In such cases, we may attempt to make a joint bid with another buyer, or we may purchase the portfolio of assets with the intent to subsequently dispose of those assets which do not meet our investment criteria. In the case of joint bids, however, it is possible that the other buyer may default in its obligations, which increases the risk that the acquisition will not close, with the adverse consequences described above. In cases where we intend to dispose of assets that we do not wish to own, we cannot assure you that we will be able to sell or exchange such asset or assets in a timely manner or on terms beneficial or satisfactory to us.

Adverse weather conditions may damage certain properties we acquire and/or reduce our tenants’ and operators’ ability to make scheduled rent payments to us.

Weather conditions may influence revenues at certain types of properties we acquire. These adverse weather conditions include heavy snowfall (or lack thereof), hurricanes, tropical storms, high winds, heat waves, frosts, drought (or reduced rainfall levels), excessive rain, avalanches, mudslides and floods. Adverse weather could reduce the number of people participating in skiing, golfing, boating and ancillary activities at properties we acquire and have acquired. Certain properties may be susceptible to damage from weather conditions such as hurricanes, which damage (including, but not limited to property damage and loss of revenue) is not generally insurable at commercially reasonable rates. Further, the physical condition of golf courses we acquire must be satisfactory to attract play. In addition to severe or generally inclement weather, other factors, including, but not limited to plant disease and insect infestation, as well as the quality and quantity of water, could adversely affect the turf grass conditions at golf courses we own and acquire or develop. Poor weather conditions could also disrupt operations at properties we own and acquire and may adversely affect both the value of our investment in a property temporarily, as well as the ability of our tenants and operators to make their scheduled rent payments to us.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may invest in properties upon which we will develop and construct improvements. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups, and our ability to control construction costs or to build in conformity with plans, specifications and timetables. Our performance also may be affected or delayed by conditions beyond our control. Moreover, delays in completion of construction also could give tenants the right to terminate preconstruction leases for space at a newly developed project. Furthermore, we must rely upon projections of rental income, expenses and estimates of the fair market value of property upon completion of construction before agreeing to a property’s purchase price. If our projections are inaccurate, we may pay too much for a property and our return on our investment could suffer.

If we set aside insufficient reserves for capital expenditures, we may be required to defer necessary property improvements.

If we do not have enough reserves for capital expenditures to supply needed funds for capital improvements throughout the life of the investment in a property, and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property that may cause the property to suffer from a greater risk of obsolescence, a decline in value and/or a greater risk of decreased cash flow as a result of attracting fewer potential tenants to the property and adversely affecting our tenants’ businesses. If we lack sufficient capital to make necessary capital improvements, then we may not be able to maintain projected rental rates for certain properties, and our results of operations and ability to pay distributions to our stockholders may be negatively impacted.

Economic conditions and unfavorable changes in apartment or residential markets could adversely affect occupancy levels and rental rates.

Market and economic conditions in the South Florida area, where we own an apartment community, may significantly affect occupancy levels and rental rates and therefore profitability. Factors that may adversely affect these conditions include the following:

•	the economic climate, which may be adversely impacted by a reduction in jobs, industry slowdowns and other factors;

•	local conditions, such as oversupply of, or reduced demand for, apartment homes;

•	declines in household formation;

•	favorable residential mortgage rates; and

•	competition from other available apartments and other housing alternatives and changes in market rental rates.

Any of these factors could adversely affect our ability to achieve desired operating results from our investment.

Increased competition and increased affordability of residential homes could limit our ability to retain residents, lease apartment homes or increase or maintain rents.

Apartment communities compete with numerous housing alternatives in attracting residents, including other apartment communities and single-family rental homes, as well as owner occupied single- and multi-family homes. Competitive housing in a particular area and the increasing affordability of owner occupied single and multi-family homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain residents, lease apartment homes and increase or maintain rents.

Because our revenues are highly dependent on lease payments from our properties and interest payments from loans that we make, defaults by our tenants or borrowers would reduce our cash available for the repayment of our outstanding debt and for distributions.

Our ability to repay any outstanding debt and make distributions to stockholders will depend upon the ability of our tenants and borrowers to make payments to us, and their ability to make these payments will depend primarily on their ability to generate sufficient revenues in excess of operating expenses from businesses conducted on our properties. For example, the ability of our golf tenants to make their scheduled rent payments to us will be dependent upon their ability to generate sufficient operating income at the golf courses they operate. A tenant’s failure or delay in making scheduled rent payments to us or a borrower’s failure to make debt service payments to us may result from the tenant or borrower realizing reduced revenues at the properties it operates.

Lending Related Risks

Our loans may be affected by unfavorable real estate market conditions.

When we make loans, we are at risk of default on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the properties collateralizing mortgage loans will remain at the levels existing on the dates of origination of the loans. If the values of the underlying properties drop or in some instances fail to rise, our risk will increase and the value of our interests may decrease.

Foreclosures create additional ownership risks that could adversely impact our returns on mortgage investments.

As of March 31, 2009, we have acquired ownership of one property via foreclosure and one property via a deed in lieu of foreclosure. When we acquire property by foreclosure following defaults under our mortgage, bridge or mezzanine loans, we have the economic and liability risks as the owner of such property. This additional liability could adversely impact our returns on mortgage investments.

Our loans will be subject to interest rate fluctuations.

If we invest in fixed-rate, long-term loans and interest rates rise, the loans will yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid, because we will not be able to make new loans at the previously higher interest rate.

Lack of principal amortization of loans increases the risk of borrower default at maturity and delays in liquidating defaulted loans could reduce our investment returns and our cash available for distributions.

Certain of the loans that we have made do not require the amortization of principal during their term. As a result, a substantial amount of, or the entire, principal balance of such loans will be due in one balloon payment at their maturity. Failure to amortize the principal balance of loans may increase the risk of a default during the term and at maturity of loans. In addition, certain of our loans have or may have a portion of the interest accrued and payable upon maturity. We may not receive any of that accrued interest if our borrower defaults. A default under loans could have a material adverse effect on our ability to pay distributions to stockholders. Further, if there are defaults under our loans, we may not be able to repossess and sell the underlying properties or other security quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due on our loan. Any failure or delay by a borrower in making scheduled payments to us may adversely affect our ability to make distributions to stockholders.

We may make loans on a subordinated and unsecured basis and may not be able to collect outstanding principal and interest.

Although our loans to third parties are usually collateralized by properties pledged by such borrowers, we have made loans that are unsecured and/or subordinated in right of payment to such third parties’ existing and future indebtedness. In the event of a foreclosure, bankruptcy, liquidation, winding up, reorganization or other similar proceeding relating to such third party, and in certain other events, such third party’s assets may only be available to pay obligations on our unsecured loans after the third party’s other indebtedness has been paid. As a result, there may not be sufficient assets remaining to pay the principal or interest on the unsecured loans we may make.

Financing Related Risks

There is no guarantee that borrowing arrangements or other arrangements for obtaining leverage will continue to be available, or if available, will be available on terms and conditions acceptable to us.

Unfavorable economic conditions have increased financing costs and limited access to the capital markets. In addition, a decline in market value of our assets may have adverse consequences in instances where we borrow money based on the fair value of those assets. A decrease in market value of those assets may result in the lender requiring us to post additional collateral.

Currently, the market for credit facilities is very challenging and many lenders are actively seeking to reduce their balances outstanding by lowering advance rates on financed assets and increasing borrowing costs, to the extent such facilities continue to be available.

In the event we are unable to maintain or extend existing and/or secure new lines of credit or collateralized financing on favorable terms, our ability to make investments and our ability to make distributions may be significantly impacted.

Anticipated borrowing creates risks.

We have borrowed and will likely continue to borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We generally mortgage or put a lien on one or more of our assets in connection with any borrowing. We intend to obtain one or more revolving lines of credit of up to $500 million to provide financing for the acquisition of assets, although our board of directors could determine to borrow a greater amount. We currently have a collateralized $100.0 million revolving line of credit. We may repay the line of credit using equity offering proceeds, including proceeds from this offering, proceeds from the sale of assets, working capital or long-term financing. We also have and intend to continue to obtain long-term, Permanent Financing. We may not borrow more than 300% of the value of our Net Assets without the approval of a majority of our Independent Directors and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval. Borrowing may be risky if the cash flow from our properties and other Permitted Investments is insufficient to meet our debt obligations. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies, including with respect to capital expenditures and asset dispositions. If we mortgage assets or pledge equity as collateral and we cannot meet our debt obligations, then the lender could take the collateral, and we would lose the asset or equity and the income we were deriving from the asset.

Because our revenues are highly dependent on lease payments from our properties and interest payments from loans that we make, defaults by our tenants or borrowers would reduce our cash available for the repayment of our outstanding debt and for distributions.

Our ability to repay any outstanding debt and make distributions to stockholders depends upon the ability of our tenants and borrowers to make payments to us, and their ability to make these payments will depend primarily on their ability to generate sufficient revenues in excess of operating expenses from businesses conducted on our properties. For example, the ability of our golf tenants to make their scheduled rent payments to us will be dependent upon their ability to generate sufficient operating income at the golf courses they operate. A tenant’s failure or delay in making scheduled rent payments to us or a borrower’s failure to make debt service payments to us may result from the tenant or borrower realizing reduced revenues at the properties it operates.

Defaults on our borrowings may adversely affect our financial condition and results of operation.

Defaults on loans collateralized by a property we own may result in foreclosure actions and our loss of the property or properties securing the loan that is in default. Such legal actions are expensive. For tax purposes, a foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt collateralized by the property. If the outstanding balance of the debt exceeds our tax basis in the property, we would recognize taxable income on the foreclosure, all or a portion of such taxable income may be subject to tax, and/or required to be distributed to our stockholders in order for us to qualify as a REIT. In such case, we would not receive any cash proceeds to enable us to pay such tax or make such distributions. If any mortgages contain cross collateralization or cross default provisions, more than one property may be affected by a default. If any of our properties are foreclosed upon due to a default, our financial condition, results of operations and ability to pay distributions to stockholders will be adversely affected.

Financing arrangements involving balloon payment obligations may adversely affect our ability to make distributions.

Some of our fixed-term financing arrangements may require us to make “balloon” payments at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or sell a particular property. At the time the balloon payment is due, we may not be able to raise equity or refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. These refinancings or property sales could negatively impact the rate of return to stockholders and the timing of disposition of our assets. In addition, payments of principal and interest may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We may borrow money that bears interest at a variable rate. In addition, from time to time we may pay mortgage loans or refinance our properties in a rising interest rate environment. Accordingly, increases in interest rates could increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to make distributions to our stockholders.

We may borrow money to make distributions and distributions may not come from funds from operations.

In the past, we have borrowed from affiliates and other Persons to make distributions and in the future we may continue to borrow money as we consider necessary or advisable to meet our distribution requirements. Our distributions have exceeded our funds from operations in the past and may do so in the future. In the event that we make distributions in excess of our earnings and profits, such distributions could constitute a return of capital for federal income tax and accounting purposes. Furthermore, in the event that we are unable to fund future distributions from our funds from operations, the value of your shares upon the possible listing of our stock, the sale of our assets or any other liquidity event may be negatively affected.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distributions, operating policies and ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property or affect other operational policies. Such limitations hamper our flexibility and may impair our ability to achieve our operating plans.

We may acquire various financial instruments for purposes of “hedging” or reducing our risks which may be costly and/or ineffective and will reduce our cash available for distribution to our stockholders.

Use of derivative instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in the hedging transaction becoming worthless or a speculative hedge. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the asset being hedged. Use of hedging activities generally may not prevent significant losses and could increase our losses. Further, hedging transactions may reduce cash available for distribution to our stockholders.

Tax Related Risks

We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes.

We believe that we have been organized and have operated, and intend to continue to be organized and to operate, in a manner that will enable us to meet the requirements for qualification and taxation as a REIT for federal income tax purposes, commencing with our taxable year ended December 31, 2004. A REIT is generally not subject to federal tax at the corporate level to the extent that it distributes annually at least 90% of its taxable income to its stockholders and meets other compliance requirements. We have not requested, and do not plan to request, a ruling from the IRS that we qualify as a REIT. Based upon representations made by our officers with respect to certain factual matters, and upon counsel’s assumption that we have operated and will continue to operate in the manner described in the representations and in this prospectus, our tax counsel, Arnold & Porter LLP, has rendered an opinion that we were organized and have operated in conformity with the requirements for qualification as a REIT and that our proposed method of operation will enable us to continue to meet the requirements for qualification as a REIT. Our continued qualification as a REIT will depend on our continuing ability to meet highly technical and complex requirements concerning, among other things, the ownership of our outstanding shares of commons stock, the nature of our assets, the sources of our income, the amount of our distributions to our stockholders and the filing of taxable REIT subsidiary (“TRS”) elections. No assurance can be given that we qualify or will continue to qualify as a REIT or that new legislation, Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to our qualification as a REIT.

You should be aware that opinions of counsel are not binding on the IRS or on any court.

The conclusions stated in the opinion of our tax counsel are conditioned on, and our continued qualification as a REIT will depend on, our company meeting various requirements, which are discussed in more detail under the heading “Federal Income Tax Considerations—Taxation of CNL Lifestyle Properties—Qualification as a REIT” and are not binding on the IRS or any court.

If we fail to qualify as a REIT, we would be subject to federal income tax at regular corporate rates.

If we fail to qualify as a REIT, we may be subject to the federal income and alternative minimum taxes. Unless we are entitled to relief under specific statutory provisions, we also could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified. Therefore, if we fail to qualify as a REIT, the funds available for distribution to stockholders would be reduced substantially for each of the years involved. For additional discussion regarding REIT qualification and the consequences if we fail to qualify as a REIT, see “Federal Income Tax Considerations.”

Our leases may be recharacterized as financings which would eliminate depreciation deductions on our properties.

We believe that we would be treated as the owner of properties where we would own the underlying land, except with respect to leases structured as “financing leases,” which would constitute financings for federal income tax purposes. If the lease of a property does not constitute a lease for federal income tax purposes and is recharacterized as a secured financing by the IRS, then we believe the lease should be treated as a financing arrangement and the income derived from such a financing arrangement should satisfy the 75% and the 95% gross income tests for REIT qualification as it would be considered to be interest on a loan collateralized by real property. Nevertheless, the recharacterization of a lease in this fashion may have adverse tax consequences for us. In particular, we would not be entitled to claim depreciation deductions with respect to the property (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In such event, in some taxable years our taxable income, and the corresponding obligation to distribute 90% of such income, would be increased. With respect to leases structured as “financing leases,” we will report income received as interest income and will not take depreciation deductions related to the real property. Any increase in our distribution requirements may limit our ability to invest in additional properties and to make additional mortgage loans. No assurance can be provided that the IRS would recharacterize such transactions as financings that would qualify under the 95% and 75% gross income tests. See “Federal Income Tax Considerations—Characterization of Property Leases.”

Excessive non-real estate asset values may jeopardize our REIT status.

In order to qualify as a REIT, among other requirements, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents and government securities. Accordingly, the value of any other property that is not considered a real estate asset for federal income tax purposes must represent in the aggregate not more than 25% of our total assets. In addition, under federal income tax law, we may not own securities in, or make loans to, any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of that company (other than certain securities described in “Federal Income Tax Considerations—Taxation of CNL Lifestyle Properties—Asset tests”), or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 25% of our total assets.

The 25%, 25%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, and such failure is not remedied within 30 days after the close of such quarter, we will cease to qualify as a REIT, unless certain requirements are satisfied, as described more fully in “Federal Income Tax Considerations—Taxation of the CNL Lifestyle Properties—Asset tests.”

We may have to borrow funds or sell assets to meet our distribution requirements.

Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income to its stockholders. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes, but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items which actually have been paid, or some of our deductions might be disallowed by the IRS. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirements applicable to a REIT.

Ownership limits may discourage a change in control which could limit your future returns.

For the purpose of protecting our REIT status, our articles of incorporation generally limit the direct or indirect ownership by any single stockholder (applying certain attribution rules) of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of that class. Our articles expressly prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Code, owned 50% or more of our common stock during the last half of any taxable year other than our first taxable year as a REIT. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is purchasing shares of common stock in order to acquire a block of shares.

Despite our REIT status, we remain subject to various taxes which would reduce operating cash flow if and to the extent certain liabilities are incurred.

Even if we qualify as a REIT, we are subject to some federal, state and local taxes on our income and property that could reduce operating cash flow, including but not limited to: (i) tax on any undistributed real estate investment trust taxable income; (ii) “alternative minimum tax” on our items of tax preference; (iii) certain state income taxes (because not all states treat REITs the same as they are treated for federal income tax purposes); (iv) a tax equal to 100% of net gain from “prohibited transactions;” (v) tax on gains from the sale of certain “foreclosure property;” (vi) tax on gains of sale of certain “built-in gain” properties; and (vi) certain taxes and penalties if we fail to comply with one or more REIT qualification requirements, but nevertheless qualify to maintain our status as a REIT. Foreclosure property includes property with respect to which we acquire ownership by reason of a borrower’s default on a loan or possession by reason of a tenant’s default on a lease. We may elect to treat certain qualifying property as “foreclosure property,” in which case, the income from such property will be treated as qualifying income under the 75% and 95% gross income tests for three years following such acquisition. To qualify for such treatment, we must satisfy additional requirements, including that we operate the property through an independent contractor after a short grace period. We will be subject to tax on our net income from foreclosure property. Such net income generally means the excess of any gain from the sale or other disposition of foreclosure property and income derived from foreclosure property that otherwise does not qualify for the 75% gross income test, over the allowable deductions that relate to the production of such income. Any such tax incurred will reduce the amount of cash available for distribution. See “Federal Income Tax Considerations—Taxation of CNL Lifestyle Properties.”

We may be required to pay a penalty tax upon the sale of a property.

The federal income tax provisions applicable to REITs provide that any gain realized by a REIT on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business is treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Under current law, unless a sale of real property qualifies for a safe harbor, the question of whether the sale of a property constitutes the sale of property held primarily for sale to customers is generally a question of the facts and circumstances regarding a particular transaction. The 2008 Housing and Economic Recovery Act changed the safe harbor rules such that a REIT, among other things, is required to hold the property for only two years rather than four years. We intend that we and our subsidiaries will hold the interests in our properties for investment with a view to long-term appreciation, to engage in the business of acquiring and owning properties, and to make occasional sales as are consistent with our investment objectives. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the safe harbors or that the IRS will not successfully assert that one or more of such sales are prohibited transactions.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in the reinvestment plan, you will be deemed to have received the amount reinvested in shares of our common stock. In addition, you may be deemed to have received the amount of any discount that you receive on purchases of our common stock through the reinvestment plan. The amount that you are deemed to have received may be subject to tax to the extent it is not considered to be a tax-free return of capital.

Miscellaneous Risks

Possible effect of ERISA.

We believe that our assets will not be deemed to be “plan assets” for purposes of ERISA and/or the Code, but we have not requested an opinion of counsel to that effect, and no assurances can be given that our assets will never constitute “plan assets.” If our assets were deemed to be “plan assets” for purposes of ERISA and/or the Code, among other things, (i) certain of our transactions could constitute “prohibited transactions” under ERISA and the Code; and (ii) ERISA’s prudence and other fiduciary standards would apply to our investments (and might not be met). Among other things, ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty, and the Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced. For more information, see “Plan of Distribution—Certain Benefit Plan Considerations.”

Our governing documents may discourage takeovers.

Certain provisions of our articles of incorporation, including the ownership limitations, transfer restrictions and ability to issue preferential preferred stock, may have the effect of preventing, delaying or discouraging takeovers of CNL Lifestyle Properties by third parties that a stockholder may consider favorable. If you want more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status, see “Summary of the Articles of Incorporation and Bylaws—General,” “Summary of the Articles of Incorporation and Bylaws—Mergers, Combinations and Sale of Assets,” “Summary of the Articles of Incorporation and Bylaws—Control Share Acquisitions” and “Summary of the Articles of Incorporation and Bylaws—Restriction of Ownership.”

Certain provisions of our articles of incorporation may encourage a hostile takeover of CNL Lifestyle Properties.

Certain provisions of our articles of incorporation exempt us from the application of Maryland’s Business Combinations Statute and Control Share Acquisition Act. Our exemption from the application of these statutes may have the effect of facilitating: (i) business combinations between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock, and (ii) the acquisition by any Person of shares entitled to exercise or direct the exercise of 10% or more of our total voting power. Because we will not be subject to the provisions of the Business Combinations Statute and the Control Share Acquisition Act, it may be more difficult for our stockholders to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other Persons, should the ownership restrictions contained in our articles of incorporation be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause us to fail to qualify as a REIT. For more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status, see “Summary of the Articles of Incorporation and Bylaws—Mergers, Combinations and Sale of Assets,” “Summary of the Articles of Incorporation and Bylaws—Control Share Acquisitions” and “Summary of the Articles of Incorporation and Bylaws—Restriction of Ownership.”

Our board of directors can take many actions without stockholder approval.

Our board of directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, our board of directors can: (i) list our stock on a national securities exchange or include our stock for quotation on the National Market System of the NASDAQ Stock Market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (iii) authorize and issue additional shares of any class or series of stock without obtaining stockholder approval, which could dilute your ownership; (iv) change our Advisor’s compensation, and employ and compensate affiliates; (v) direct our investments toward investments that will not appreciate over time, such as loans and building-only properties, with the land owned by a third party; and (vi) establish and change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. Our articles of incorporation and bylaws provide that an officer or director’s liability for monetary damages to us, our stockholders or third parties may be limited. Generally, we are obligated under our articles of incorporation and the bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have executed indemnification agreements with each officer and director and agreed to indemnify them for any such liabilities that they incur. In addition, we have obtained directors and officers insurance in order to cover the expense of certain actions against our officers and directors. The indemnification agreements and insurance coverage could limit our ability and the ability of our stockholders to effectively take action against our officers and directors arising from their service to us without significant expense. We believe that the indemnification and limitation of liability arrangements described above are consistent with the Statement of Policy Regarding Real Estate Investment Trusts adopted by certain states. See “Summary of the Articles of Incorporation and Bylaws—Limitation of Liability and Indemnification” for more information about the indemnification of our officers and directors.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that can be identified by the use of such words as “may,” “plan,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” predict,” “potential,” “would,” “should,” “could,” “seeks,” “approximately,” “projects” or the negative of such words. You can also identify forward-looking statements by discussions of strategy, objectives, plans or intentions of management for future operations or economic performance and related assumptions and forecasts.

We caution you that forward-looking statements are not guarantees. We believe that our expectations reflected in the forward-looking statements are based on our reasonable beliefs, assumptions and expectations of our future performance, and have taken into account all information currently available to us. Such beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

Important factors that could cause our actual results of operations and execution of our business strategy to differ materially from the expectations reflected in our forward-looking statements include, but are not limited to:

•	general economic, business and market conditions, and the real estate financing and securities markets in particular;

•	changes in federal, state and local laws and regulations;

•	increased competitive pressures;

•	our ability to invest the proceeds from this offering in a timely manner;

•	interest rates;

•	the ability of our operators to operate our properties successfully and to fulfill their obligations; and

•	changing consumer habits and demographics.

We can give no assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties discussed in the “Risk Factors” section of this prospectus. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of the documents incorporated by reference in this prospectus that include forward-looking statements.

ESTIMATED USE OF PROCEEDS

The table below summarizes certain information relating to our anticipated use of offering proceeds which assumes that we will sell no fewer than 100 million and no more than 200 million shares. The table further provides our actual expenses in those categories as of December 31, 2008. Shares will be offered to the public on a best efforts basis at $10.00 per share. The table below assumes that 2.5 million shares will be issued through the reinvestment plan if 100 million shares are sold, and 5 million shares will be issued through the reinvestment plan if 200 million shares are sold. All shares issued through the reinvestment plan for this offering will be at a purchase price of $9.50 per share. Assuming 100 million shares are sold, we estimate that the remaining 97.5 million shares (approximately 97.5% of our shares) will be sold at the full $10.00 per share offering price. Assuming 200 million shares are sold, we estimate that the remaining 195 million shares (approximately 97.5% of our shares) will be sold at the full $10.00 per share offering price.

These estimates and the figures set forth below represent our best estimate of our intended sales results. Further, there is no limit to the number of shares that may be sold through these distribution channels; accordingly, these estimates may not reflect the actual number of shares that may be sold at the various purchase prices described. Depending primarily on the number of shares sold in this offering, we estimate that 84.92% to 85.41% of the offering proceeds, or between $8.49 and $8.54 per share, will be used to purchase properties and make or acquire loans and other Permitted Investments. The remainder of the offering proceeds will be used to pay offering expenses including selling commissions and the marketing support fee, and to pay our Advisor a fee for its services in connection with the selection, acquisition, development and construction of our investments. The payment of these fees will not reduce your Invested Capital, as you receive $10.00 worth of shares, and discounts only impact our Managing Dealer, participating brokers and our Advisor. Your initial Invested Capital amount will be $10.00 per share for shares purchased in this offering and $9.50 per share for shares purchased pursuant to our reinvestment plan.

Any reduction in selling commissions, the marketing support fee, and/or Acquisition Fees will reduce the effective purchase price per share for shares purchased pursuant to this offering, but will not alter the cash available to us resulting from such sale with which we may acquire properties, make loans or invest in other Permitted Investments.

While we believe the estimated use of proceeds set forth in the table below is reasonable, you should view this table only as an estimate of the use of proceeds that may be achieved.

	Assuming Sale of 100,000,000 Shares		Assuming Sale of Maximum Offering 200,000,000 Shares		Actual Sales as of December 31, 2008
	Amount	Percent	Amount	Percent	Amount	Percent
OFFERING PROCEEDS TO CNL LIFESTYLE PROPERTIES(1)	$998,750,000	100.0%	$1,997,500,000	100.0%	$255,039,000	100%

Less:
Selling Commissions to CNL Securities Corp.(1)	68,250,000	6.83%	136,500,000	6.83%	15,129,000	5.93%
Marketing Support Fee to CNL Securities Corp.(1)	29,250,000	2.93%	58,500,000	2.93%	6,490,000	2.54%
Due Diligence Reimbursement to CNL Securities Corp.(1)	1,000,000	0.10%	2,000,000	0.10%	(7)
Other Offering Expenses(2)	9,690,000	0.97%	14,500,000	0.73%	5,065,000	1.99%

NET PROCEEDS TO CNL LIFESTYLE PROPERTIES	890,560,000	89.17%	1,786,000,000	89.41%	228,355,000	89.54%

Less:
Acquisition Fees to the Advisor(3)	29,970,000	3.00%	59,900,000	3.00%	7,651,000	3.00%
Acquisition Expenses(4)	12,500,000	1.25%	20,000,000	1.00%	2,863,000	1.12%
Initial Working Capital Reserve(5)	—	—	—	—	—	—

CASH AVAILABLE FOR PURCHASE OF PROPERTIES AND THE MAKING OR ACQUIRING OF LOANS AND OTHER PERMITTED INVESTMENTS BY CNL LIFESTYLE PROPERTIES(6)	$848,090,000	84.92%	$1,706,100,000	85.41%	217,841,000	85.42%

FOOTNOTES:

(1)	See “Plan of Distribution” for a description of the circumstances under which selling commissions, the marketing support fee and due diligence reimbursements may be reduced or paid in connection with certain purchases including, but not limited to, purchases by registered representatives or principals of our Managing Dealer or participating brokers, our Advisor or our Advisor and its affiliates, directors, officers and employees and those Persons’ affiliates via registered investment advisers. A portion of the selling commissions will be reduced in connection with volume purchases, and will be reflected by a corresponding reduction in the per share purchase price. Selling commissions, the marketing support fee and due diligence reimbursements will not be paid in connection with the purchase of shares pursuant to the reinvestment plan.

(2)	Other Offering Expenses include, without limitation, legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of this offering, including marketing and sales costs, but exclude selling commissions, the marketing support fee and due diligence expense reimbursements. Pursuant to state securities laws, the Other Offering Expenses paid by us together with the 7.0% selling commission, the 3.0% marketing support fee and due diligence expense reimbursements paid by us may not exceed 15% of the proceeds raised in connection with this offering. Notwithstanding the additional expenses we could incur by virtue of this cap, we estimate that in general, assuming that the maximum number of shares is sold, selling commissions will not exceed 7.0%, the marketing support fee will not exceed 3.0%, due diligence expense reimbursements will not exceed 0.10% and Other Offering Expenses will not exceed 0.73%. The difference between the “15% limitation” and these estimates represents additional costs that we may incur under state securities laws but do not anticipate incurring. In accordance with our articles of incorporation, the total amount of selling commissions, marketing support fees, due diligence expense reimbursements, and Organizational and Offering Expenses to be paid may not exceed 13% of the aggregate offering proceeds. Therefore, the calculation of the Organizational and Offering Expenses for the minimum offering assumes the maximum amount that could be paid within the 13% limitation.

(3)	Acquisition Fees include all fees and commissions paid by us to any Person in connection with the selection or acquisition of any property or company or the making or acquisition of any loan or other Permitted Investment, including to affiliates or non-affiliates. We will pay our Advisor the acquisition fee upon receipt of offering proceeds rather than at the time a property is acquired. Estimated Acquisition Fees do not include Acquisition Expenses or Acquisition Fees for debt. In connection with making investments, if we assume or make an investment subject to existing debt, we will not be able to pay Acquisition Fees with respect to such debt out of debt proceeds and may need to use Net Offering Proceeds (defined in Note 5 below) to pay such Acquisition Fees. In that event, the cash available to make investments will decrease. For example, assuming we raise the maximum offering amount of $1,997,500,000, use all of the $1,721,100,000 available to make investments, and such investments are subject to 25% assumed debt, then the estimated Acquisition Fees payable from offering proceeds will increase by approximately $12,908,250, or 0.65%. Assuming we raise the midpoint offering amount of $998,750,000, use all of the $858,090,000 available to make investments, and such investments are subject to 25% assumed debt, then the estimated Acquisition Fees payable from offering proceeds will increase by approximately $6,435,675 or 0.64%. See “Plan of Distribution” for a description of the circumstances under which Acquisition Fees will be reduced and an applicable discount will be available to purchasers.

(4)	Acquisition Expenses include any and all expenses incurred by us, our Advisor, or any affiliate of either of us in connection with the selection or acquisition of any property or the making or acquisition of any loan or other Permitted Investment, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but excluding Acquisition Fees. Pursuant to state securities laws, the total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6.0% of the Real Estate Asset Value of a property, or in the case of a loan, 6.0% of the funds advanced, unless a majority of our board of directors, including a majority of our Independent Directors, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us.

(5)	Because leases generally will be on a triple-net lease basis, we do not anticipate that a permanent reserve for maintenance and repairs will be established. However, to the extent that we have insufficient funds for such purposes, our Advisor may, but is not required to, allocate to us an aggregate amount of up to 1.0% of the Net Offering Proceeds available to us (the “Net Offering Proceeds”) for maintenance and repairs. As used herein, “Net Offering Proceeds” means Gross Proceeds less (i) selling commissions; (ii) Organizational and Offering Expenses; (iii) the marketing support fee; and (iv) due diligence expense reimbursements. Our Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any sales of our assets.

(6)	Offering proceeds designated for investment in properties or for the making or acquisition of loans or other Permitted Investments may also be used to repay debt borrowed in connection with such acquisitions. Offering proceeds designated for investment in properties or for the making or acquisition of loans or other Permitted Investments temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. We may, at our discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of shares. See “Summary of Redemption Plan.”

(7)	Actual amounts for Due Diligence Reimbursements to CNL Securities Corp. are included within actual Marketing Support Fees to CNL Securities Corp.

MANAGEMENT COMPENSATION

This section presents the types, recipients, methods of computation, and estimated amounts of all compensation, fees, reimbursements and distributions to be paid directly or indirectly by us to our Advisor and its affiliates, exclusive of any distributions to which our Advisor or its affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering. The table includes estimated amounts of compensation relating to the five million shares that we have estimated will be sold under our reinvestment plan assuming 200 million shares are sold. For additional information concerning compensation and fees paid to our Advisor and its affiliates, see “Certain Relationships and Related Transactions.” For information concerning compensation to our directors, see “Management.”

A maximum of 200 million shares may be sold, including an estimated five million shares that may be sold to stockholders who receive a copy of this prospectus and who purchase shares through our reinvestment plan. Prior to the conclusion of this offering, if any of the five million shares remain after meeting anticipated obligations under the reinvestment plan, we may decide to sell a portion of these shares in this offering.

The following arrangements for compensation and fees to our Advisor and its affiliates were not determined by arm’s-length negotiations. See “Conflicts of Interest.” There is no item of compensation and no fee that can be paid to our Advisor or its affiliates under more than one category. For purposes of calculating estimates of the maximum fees payable, we have made assumptions as to the number of shares and the corresponding price per share (as described under “Estimated Use of Proceeds”) that would be sold net of selling commissions, the marketing support fee and reduced Acquisition Fees. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
FEES PAID IN CONNECTION WITH OUR OFFERING

Selling commissions to our Managing Dealer and participating brokers	Selling commissions of up to 7.0% per share on all shares sold, subject to reduction in connection with purchases by: registered representatives or principals of our Managing Dealer or participating brokers; our directors, officers and employees and our affiliates and those Persons’ affiliates; and through registered investment advisers. A portion of these commissions will be reduced with respect to volume purchases, which will be reflected by a corresponding reduction in the per share purchase price. No selling commissions will be paid in connection with shares purchased pursuant to our reinvestment plan. See “Plan of Distribution.” All or any portion of the 7.0% selling commission may be reallowed to participating brokers with respect to shares they sell, although it is anticipated that 6.5% will be reallowed to participating brokers.	Estimated to be up to $136.5 million if 200 million shares are sold.

Marketing support fee to our Managing Dealer and participating brokers	Marketing support fee of 3.0% of Gross Proceeds payable to our Managing Dealer, all or a portion of which up to 2.5% may be reallowed to participating brokers or their affiliated broker dealers who agree to assume the participating brokers’ obligation set forth in the participating broker agreement. The 3.0% marketing support fee is subject to reduction in connection with purchases by: registered representatives or principals of our Managing Dealer or participating brokers; directors, officers and employees of our company and of our	Estimated to be $58.5 million if 200 million shares are sold.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
affiliates and those Persons’ affiliates; and through registered investment advisers. The marketing support fee will not be paid in connection with shares purchased pursuant to our reinvestment plan. See “Plan of Distribution.” Our Managing Dealer may reallow a portion of this fee to certain participating brokers who initial the participating broker agreement with our Managing Dealer relating to this fee or their affiliated broker dealers who agree in writing to assume the participating brokers’ obligations set forth in the participating broker agreement.

Other offering expenses to our Advisor	Actual expenses incurred in connection with this offering such as filing fees, printing, legal, mailing and advertising expenses.	Estimated to be $14.5 million if 200 million shares are sold.

Due diligence expense reimbursements to participating broker-dealers	Actual expenses incurred in connection with due diligence on CNL Lifestyle Properties, Inc. and this offering.	Estimated to be $2.0 million if 200 million shares are sold.

FEES PAID IN CONNECTION WITH ACQUISITIONS, INVESTMENTS OR LOANS

Acquisition Fee to our Advisor on offering proceeds and advisory fee payable to our Advisor or its affiliates	3.0% of Gross Proceeds, for services in the selection, purchase, development or construction of real property or equity investments, subject to reduction under certain circumstances described below. Acquisition Fees payable from Gross Proceeds will be paid to our Advisor as we receive offering proceeds from the sale of shares.	Estimated to be $59.9 million if 200 million shares are sold.

Acquisition Fee to our Advisor on loan proceeds	3.0% of loan proceeds for services in connection with the incurrence of debt from lines of credit and Permanent Financing that are used to acquire properties or equity or used to make or acquire loans and other Permitted Investments payable to our Advisor as Acquisition Fees. As used herein, “Permanent Financing” means financing to: (i) acquire properties and to make loans or other Permitted Investments; (ii) pay any Acquisition Fees arising from any Permanent Financing; and (iii) refinance outstanding amounts on a line of credit. Permanent Financing may be in addition to any borrowing under a line of credit. Acquisition Fees payable from loan proceeds from Permanent Financing will be paid to our Advisor as we acquire such Permanent Financing. In the event that we acquire a property or company with existing debt and refinance that debt after closing, our Advisor will be entitled to an Acquisition Fee only upon any incremental amount above the existing debt. However, no Acquisition Fees will be paid on loan proceeds from any line of credit until such time as we have invested all Net Offering Proceeds. If, after we have invested all of our Net Offering Proceeds, we acquire a property using our line of credit and then later refinance that	Estimated to be $51.9 million if Permanent Financing equals $1.729 billion.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
property with Permanent Financing, then an Acquisition Fee will be paid, but only on the incremental amount of funds above the original debt from the line of credit used to purchase such property.

Other Acquisition Fees to affiliates of our Advisor	Any fees paid to affiliates of our Advisor in connection with the financing, development, construction or renovation of a property. Such fees are in addition to the Acquisition Fees (described above), and payment of such fees will be subject to approval by our board of directors, including a majority of our Independent Directors.	Amount is not determinable at this time.

Reimbursement of Acquisition Expenses to our Advisor and its affiliates	Reimbursement to our Advisor and its affiliates for expenses actually incurred. Acquisition Expenses may include, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance.	Acquisition Expenses, which are based on a number of factors, including the purchase price of the properties, loans and other Permitted Investments, are not determinable at this time.

Pursuant to state securities laws, the total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a property, or in the case of a loan, 6% of the funds advanced, unless a majority of the board of directors, including a majority of our Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us. Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all Persons involved in the acquisition of any property or the making or acquisition of any loan or other Permitted Investment to the amount customarily charged in arm’s-length transactions by other Persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of assets, and to the extent that other Acquisition Fees, finder’s fees, real estate commissions, or other similar fees or commissions are paid by any Person in connection with the transaction.

FEES PAID IN CONNECTION WITH ASSET MANAGEMENT

Asset Management Fee to our Advisor	A monthly Asset Management Fee in an amount equal to 0.08334% of our Real Estate Asset Value, the outstanding principal amount of any loans and the amount invested in other Permitted Investments, as of the end of the preceding month. For this purpose, Real Estate Asset Value equals the amount invested in wholly-owned properties, determined on the basis of cost, plus, in the case of properties owned by any joint	Amount is not determinable at this time. The amount of the Asset Management Fee will depend upon, among other things,

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
	venture or partnership in which we are a co-venturer or partner, the portion of the cost of such properties paid by us, exclusive of Acquisition Fees and Acquisition Expenses. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of our Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as our Advisor shall determine.	the cost of the properties and the amount invested in loans and other Permitted Investments.

Reimbursement to our Advisor and its affiliates for Operating Expenses	Operating Expenses (which, in general, are those expenses relating to our administration on an ongoing basis) will be reimbursed by us. To the extent that Operating Expenses payable or reimbursable by us, in any four consecutive fiscal quarters (the “Expense Year”), exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”), our Advisor shall reimburse us within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by us exceed the 2%/25% Guidelines.	Amount is not determinable at this time.

FEES PAID IN CONNECTION WITH PROPERTY SALES, LIQUIDATION OR OTHER SIGNIFICANT EVENTS

Deferred, subordinated disposition fee payable to our Advisor from the sale of properties, loans or other Permitted Investments in liquidation of CNL Lifestyle Properties, Inc. or otherwise	A deferred, subordinated disposition fee, payable upon the sale of one or more properties, loans or other Permitted Investments in an amount equal to the lesser of (i) one-half of a Competitive Real Estate Commission on such property or properties (generally, a fee which is reasonable, customary and competitive in light of the size, type and location of the property, as determined by our board of directors), or (ii) 3% of the sales price of such property or properties (or comparable competitive fee in the case of a loan or other Permitted Investment). Payment of such fee shall be made only if our Advisor provides a substantial amount of services in connection with the sale of a property, loan or other Permitted Investment and shall be subordinated to receipt by the stockholders of distributions equal to or greater than the sum of (i) their aggregate Stockholders’ 8% Return, and (ii) 100% of their Invested Capital. If, at the time of a sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon listing, if our Advisor has accrued but not been paid such disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a distribution in the amount equal to the product of the total number of shares of common stock outstanding and the average closing price of our shares over a period, beginning	Amount is not determinable at this time. The amount of this fee, if it becomes payable, will depend upon the price at which properties, loans or other Permitted Investment are sold.

Type of Compensation and Recipient	Method of Computation	Estimated Maximum Amount
180 days after listing, of 30 days during which our shares are traded. Disposition fees paid on loans and other Permitted Investments (other than real property) may be deemed to be incentive fees (rather than real estate commissions) for purposes of the Statement of Policy Regarding Real Estate Investment Trusts adopted by certain states.

Deferred, subordinated share of Net Sales Proceeds from sales of properties, loans or other Permitted Investments payable to our Advisor in liquidation of CNL Lifestyle Properties, Inc. or otherwise	A deferred, subordinated share equal to 10% of Net Sales Proceeds from the sale of one or more of our properties, loans or other Permitted Investments payable after receipt by the stockholders of distributions equal to or greater than the sum of (i) the Stockholders’ 8% Return, and (ii) 100% of Invested Capital. Following listing, no such share of Net Sales Proceeds will be paid to our Advisor.	Amount is not determinable at this time.

Subordinated Incentive Fee payable to our Advisor at such time, if any, as listing occurs	At such time, if any, as listing occurs, our Advisor shall be paid the subordinated incentive fee (“Subordinated Incentive Fee”) in an amount equal to 10% of the amount by which (i) our market value (as defined below) plus the total distributions made to our stockholders since inception until the date of listing exceeds, (ii) the sum of (a) their Invested Capital, and (b) the total distributions required to be made to the stockholders in order to pay the Stockholders’ 8% Return from inception through the date the market value is determined. For purposes of calculating the Subordinated Incentive Fee, our market value shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which our shares are traded with such period beginning 180 days after listing. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to our Advisor of a deferred, subordinated share of Net Sales Proceeds from sales of our assets.	Amount is not determinable at this time.

Performance Fee payable to our Advisor	Upon termination of the Advisory Agreement, if listing has not occurred and our Advisor has met applicable performance standards, our Advisor shall be paid a fee for performance, (the	Amount is not determinable at this time.
“Performance Fee”) in an amount equal to 10% of the amount by which (i) the appraised value of our assets on the date of termination of the Advisory Agreement, less any indebtedness collateralized by such assets, plus total distributions paid to stockholders from our inception through the termination date, exceeds, (ii) the sum of 100% of Invested Capital plus an amount equal to the Stockholders’ 8% Return from inception through the termination date. The Performance Fee, to the extent payable at the time of listing, will not be payable in the event the Subordinated Incentive Fee is paid.

CONFLICTS OF INTEREST

General

We are subject to various conflicts of interest arising out of our relationship with our Advisor and its affiliates, as described below. The following chart indicates the relationship between our Advisor, our Sponsor and certain other affiliates that will provide services to us.

•	James M. Seneff, Jr. is our Chairman of the Board. He wholly owns CNL Holdings, LLC.

•

James M. Seneff, Jr. and Robert A. Bourne serve as directors and/or executive officers of CNL Lifestyle Properties, Inc. In addition, they serve as directors and/or officers of various CNL entities affiliated with CNL Financial Group, Inc., including our Advisor, and our Managing Dealer.

•

Robert A. Bourne is an officer of CNL Fund Advisors Company, advisor to CNL Global Real Estate Fund. The mutual fund may acquire stock in entities that own lifestyle properties that would also be suitable for us to acquire.

•	CNL Real Estate Group, Inc. is the parent company of various entities that provide advisory services to us and other investment programs sponsored by CNL Financial Group, Inc.

Prior and Future Programs

In the past, affiliates of our Advisor have organized over 100 real estate investments for entities other than CNL Lifestyle Properties, Inc. In addition, these affiliates currently have other real estate holdings and in the future expect to form, offer interests in, and manage other real estate programs in addition to those for CNL Lifestyle Properties, Inc., and to make additional real estate investments. Future real estate programs may involve affiliates of our Advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for us.

Certain of these affiliated public or private real estate programs may invest in properties which may be suitable for us, may purchase properties concurrently with us and may lease properties to tenants who also lease or operate certain of our properties. These properties, if located in the vicinity of, or adjacent to, properties that we acquire, may affect our properties’ gross revenues. Additionally, such other programs may make or acquire loans or other Permitted Investments in the same or similar entities as those that we target, thereby affecting our loan and other investment activities. Such conflicts between us and affiliated programs may affect the value of our investments as well as our Net Income. Our Advisor has established guidelines to minimize such conflicts. See “Conflicts of Interest—Certain Conflict Resolution Procedures” below.

Competition to Acquire Properties and Invest in Loans and Other Permitted Investments

Affiliates of our Advisor and other entities sponsored or sold by CNL Financial Group, Inc. or its affiliates may compete with us to acquire properties or to make or acquire loans or other Permitted Investments of a type suitable for acquisition or investment by us and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of the types of properties in which we might invest or relationships with tenants or operators of the same such properties. A purchaser who wishes to acquire one or more of these properties or make or acquire one or more loans or other Permitted Investments may have to do so within a relatively short period of time, occasionally at a time when we may be unable (due to insufficient funds, for example) to make the acquisition or investment.

Our Advisor or its affiliates also may be subject to potential conflicts of interest at such time as we wish to acquire a property or make or acquire a loan or other Permitted Investment that also would be a suitable investment for another affiliate of CNL Financial Group, Inc. Affiliates of our Advisor serve as our directors and, in this capacity, have a fiduciary obligation to act in the best interest of our stockholders. Further, as general partners or directors of affiliates of CNL Financial Group, Inc., they have a fiduciary obligation to act in the best interests of the investors in other programs with investments that may be similar to ours. Such persons will use their best efforts to assure that we will be treated as favorably as any such other program. We have also developed procedures to resolve potential conflicts of interest in the allocation of properties, loans and other Permitted Investments between us and certain of our affiliates. See “—Certain Conflict Resolution Procedures” below.

Sales of Properties, Loans or Other Permitted Investments

A conflict also could arise in connection with our Advisor’s determination as to whether or not to sell a property, loan or other Permitted Investment because the interests of our Advisor may differ from our interests as a result of different financial and tax positions and the compensation to which our Advisor or its affiliates may be entitled upon the sale of a property. See “—Compensation of our Advisor” for a description of these compensation arrangements. In order to resolve this potential conflict, the board of directors will be required to approve each sale of a property, loan or other Permitted Investment.

Certain Relationships with Affiliates

Subject to the limitations set forth in our articles of incorporation, we may engage in transactions with affiliates and pay compensation in connection therewith. As described elsewhere in this prospectus, we will pay the Managing Dealer selling commissions and a marketing support fee. We will pay to our Advisor an Acquisition Fee for identifying properties and structuring the terms of acquisitions, leases, mortgages and loans; and a monthly Asset Management Fee for managing our properties and other investments. In addition, we will reimburse our Advisor and certain of its affiliates for Organizational and Offering Expenses, Acquisition Expenses and Operating Expenses that they incur on our behalf. For additional information concerning these relationships, see “Management Compensation” and “Certain Relationships and Related Transactions.”

Possible Listing of Shares

The board of directors must approve listing our shares on a national securities exchange. A conflict could arise in connection with the determination of whether or not to list our shares on a national securities exchange because our Advisor and other affiliates may receive compensation if our shares are listed, and such compensation could be paid earlier if listing occurs.

Competition for Management Time

Two of our, and our Advisor’s, directors and officers engage in the management of other business entities and properties and in other business activities, including those activities associated with affiliates. They will devote only as much of their time to our business as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors may experience conflicts of interest in allocating management time, services, and functions among us and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved. Our Independent Directors may serve as directors of three REITs advised by our Advisor; however, we do not anticipate that we will share Independent Directors with other REITs advised by our Advisor.

Compensation of our Advisor

Our Advisor has been engaged to perform various services for us and will receive fees and compensation for such services. None of the agreements for such services were the result of arm’s-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of our board of directors, including a majority of our Independent Directors not otherwise interested in such transactions, that such agreements are fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our Advisor could create a conflict between the interests of our Advisor and those of our stockholders. A transaction involving the purchase, lease, or sale of any property, loan or other Permitted Investment by us may result in the immediate realization by our Advisor and its affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory Agreement authorizes our Advisor to take primary responsibility for all decisions relating to any such transaction, the board of directors must approve all of our acquisitions and sales of properties and the entering into and sale of loans or other Permitted Investments. Potential conflicts may arise in connection with the determination by our Advisor of whether to hold or sell a property, loan or other Permitted Investment as such determination could impact the timing and amount of fees payable to our Advisor. See “The Advisor and the Advisory Agreement.”

Relationship with Managing Dealer

Our Managing Dealer is CNL Securities Corp., an affiliate of our Advisor. Certain of our officers and directors are also officers, directors, and registered principals of our Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Accordingly, investors will not have the benefit of such independent review. Certain of the participating brokers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all of the investment objectives similar to ours and is expected to participate in other offerings sponsored by one or more of our officers or directors.

Legal Representation

Arnold & Porter LLP, which serves as our securities and tax counsel in this offering, also serves as securities and tax counsel for certain of our affiliates, including our Managing Dealer and our Sponsor and other real estate programs, in connection with other matters. Members of the firm of Arnold & Porter LLP may invest in CNL Lifestyle Properties, Inc. In the event any controversy arises following the termination of this offering in which our interests appear to be in conflict with those of our Advisor or its affiliates, other counsel may be retained for one or both parties.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our articles of incorporation contain, and/or our board of directors has adopted, a number of restrictions relating to (i) transactions between us and our Advisor or its affiliates; (ii) certain future offerings; and (iii) allocation of properties and loans among certain affiliated entities. These restrictions include the following:

(1)	No goods or services will be provided by our Advisor or its affiliates to us except for transactions in which our Advisor or its affiliates provide goods or services to us in accordance with the articles of incorporation, or, if a majority of the directors (including a majority of the Independent Directors not otherwise interested in such transactions) approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

(2)	We will not purchase or lease properties in which our Advisor or its affiliates have an interest without the determination, by a majority of the directors (including a majority of the Independent Directors not otherwise interested in such transaction), that such transaction is fair, competitive and commercially reasonable to us and at a price to us no greater than the cost of the asset to our Advisor or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease properties to our Advisor or its affiliates unless a majority of the directors, including a majority of the Independent Directors not otherwise interested in such transaction, determine the transaction is fair and reasonable to us.

(3)	We will not make loans to our Sponsor, Advisor, directors or any affiliates thereof, except (i) loans subject to the restrictions governing loans in the articles of incorporation, or (ii) to our subsidiaries or to ventures or partnerships in which we hold an interest. Any loans to us by our Advisor or its affiliates must be approved by a majority of the directors (including a majority of the Independent Directors not otherwise interested in such transaction) as fair, competitive, and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. It is anticipated that our Advisor or its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by our Advisor or its affiliates on our behalf or on behalf of a joint venture in which we are a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under “The Advisor and the Advisory Agreement—The Advisory Agreement.”

(4)	Until completion of this offering, our Advisor and its affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to ours and that intends to (i) invest in a diversified portfolio of different property types in the United States to be leased primarily on a long-term, triple-net lease basis to tenants or operators who are significant industry leaders, and (ii) offer loans or other financings with respect to such properties. An operator will be considered a “significant industry leader” if it has one or more of the following traits: many or more years of experience operating in a particular industry as compared with other operators in that industry as a company or through the experience of its senior management; many or more assets managed in a particular industry as compared with other operators in that industry; and/or is deemed by us to be a dominant operator in a particular industry for reasons other than those listed above. Our Advisor and its affiliates also will not purchase a property or offer or invest in a loan or other financing for any such subsequently formed public program that has investment objectives and structure similar to ours and that intends to invest primarily in a diversified portfolio of different property types in the United States to be leased primarily on a long-term, triple-net lease basis to tenants or operators who are significant industry leaders until substantially all (generally, 80%) of the Net Offering Proceeds available for our investment have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any property, loan or other Permitted Investment whether or not any such payments are made.) Our Advisor or its affiliates currently and in the future may offer interests in one or more public or private programs that are permitted to purchase properties of the type to be acquired by us and/or to make or acquire loans or other Permitted Investments.

(5)	The board of directors and our Advisor have agreed that, in the event an investment opportunity becomes available which is suitable for both us and a public or private entity with which our Advisor or its affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. (The board of directors and our Advisor have agreed that for purposes of this conflict resolution procedure, an investment opportunity will be considered “offered” to us when an opportunity is presented to the board of directors for its consideration.) An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above, with respect to having substantially all of the Net Offering Proceeds invested, have not been satisfied. In determining whether or not an investment opportunity is suitable for more than one program, our Advisor and its affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program’s investments by types of properties and geographic area, and on diversification of the tenants of our properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our Advisor and its affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, our Advisor has the right to agree that the other entity affiliated with our Advisor or its affiliates may make the investment.

(6)	With respect to shares owned by our Advisor, our directors, or any affiliate, none of our Advisor, our directors, or any of their affiliates may vote or consent on matters submitted to our stockholders regarding the removal of our Advisor, directors, or any affiliate or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our Advisor, directors, and any affiliate may not vote or consent, any shares owned by any of them shall not be included.

INVESTMENT OBJECTIVES AND POLICIES

Investment Objectives

Our primary investment objectives are to preserve, protect, and enhance our assets while:

•	paying distributions to our stockholders at an increasing rate;

•

obtaining fixed income primarily through the receipt of minimum annual base rent or the receipt of payments on loans, and increasing our income (and distributions) and providing protection against inflation primarily through periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices and the payment of percentage rent generally based on a percentage of gross revenues at the properties over certain thresholds;

•	owning a diversified portfolio of primarily triple-net leased real estate that will increase in value;

•	qualifying and remaining qualified as a REIT for federal income tax purposes; and

•	providing our stockholders with liquidity of their investment, either in whole or in part, on or before December 31, 2015, through:

•	listing on a national securities exchange, or

•

if listing does not occur by December 31, 2015, the commencement of an orderly sale of our assets, outside the ordinary course of business and consistent with our objective of qualifying as a REIT, and the distribution of the proceeds thereof, or our merger with another entity in a transaction which provides our investors with cash or securities of a publicly traded company, unless stockholders owning a majority of our shares elect to extend the duration of CNL Lifestyle Properties by amending our articles of incorporation.

In making a determination of whether listing is in the best interest of our stockholders, our board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, and the potential for stockholder liquidity.

We are not attempting to shelter any of our income from other sources from taxes. If we are successful in achieving our investment and operating objectives, our stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of our objectives, stockholders should realize that our ability to meet these objectives may be severely handicapped by any lack of diversification of our investments and the terms of our leases.

Investment Policies

We intend to meet our objectives through our investment policies of purchasing carefully selected, well-located lifestyle or other income producing properties primarily in the United States. We do not intend to focus on any specific location. In addition, we will seek to acquire properties that we believe are important to the continuing operations of our tenants or operators.

As properties are acquired either directly or indirectly we will lease them primarily on a long-term triple-net basis to tenants or operators we consider to be significant industry leaders. A triple-net lease generally requires the tenant to be responsible for repairs, maintenance, property taxes, utilities and insurance. Our leases will generally require the tenant to pay minimum annual base rent with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices, and require the payment of percentage rent generally based on a percentage of gross revenues at the properties over certain thresholds.

In accordance with our investment policies, we intend to invest in properties whose tenants are also operators, or whose tenants have contracted or will contract with third-party operators approved and recommended to us by our Advisor. Although there is no limit to the number of properties of a particular tenant or operator which we may acquire, our board of directors, including a majority of our Independent Directors, will review our properties and potential investments in terms of geographic, property sector and operator diversification. In addition we may offer loans and other financing opportunities to tenants, operators and others which we believe will be accretive to our portfolio or will benefit us with a new relationship. Potential borrowers will similarly be operators selected or approved by us, following our Advisor’s recommendations. We intend to invest in different property sectors and geographic locations in an attempt to achieve diversification thereby minimizing the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each property. See “Estimated Use of Proceeds.” For a more complete description of the manner in which the structure of our business, including our investment policies, will facilitate our ability to meet our investment objectives, see the “Business” section of this prospectus.

With the approval of a majority of our board of directors (including a majority of our Independent Directors) and subject to our articles of incorporation and bylaws, we also may seek to purchase lifestyle or income producing assets by acquiring publicly traded or privately owned entities. These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies. We do not have, and do not expect to adopt any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset. In most cases, we will evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property. Each acquired entity would be operated as either a wholly owned or controlled subsidiary or joint venture. We may acquire these entities in negotiated transactions or through tender offers. Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.

In some instances, we borrow money to acquire real estate assets either at closing or sometime thereafter. These borrowings may take the form of interim or Permanent Financing primarily from banks or other lenders. These borrowings generally are collateralized solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings. We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in “balloon” payments. We have also established a revolving line of credit for short-term cash management and bridge financing purposes.

Our articles limit the amount we may borrow, in the aggregate, to 300% of our Net Assets, which are defined as total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied. Any borrowings over this limit must be approved by a majority of our Independent Directors and disclosed to our stockholders in our next quarterly report along with the reason for exceeding the limit.  See “Risk Factors—Financing Risks” for additional discussion regarding our borrowings.

Certain Limitations

In addition to other investment restrictions imposed by our board of directors from time to time, consistent with our objective of qualifying as a REIT, our articles of incorporation or our bylaws provide for the following limitations on our investments.

•

We shall not invest more than 10 percent of our total assets in Unimproved Real Property or mortgage loans on Unimproved Real Property. For purposes of this paragraph, “Unimproved Real Property” does not include any property under construction, under contract for development or planned for development within one year.

•	We shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

•

We shall not make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property’s appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the mortgage loan involves our Advisor, directors, or affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in our records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

•

We shall not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our other loans, would exceed an amount equal to 85 percent of the appraised value of the property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including our other loans” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5 percent per annum of the principal balance of the loan.

•

We shall not invest in indebtedness (“Junior Debt”) collateralized by a mortgage on real property that is subordinate to a lien or other indebtedness (“Senior Debt”), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90 percent of the appraised value of such property, if after giving effect thereto, the value of all such investments (as shown on our books in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25 percent of our tangible assets. The value of all our investments in Junior Debt that does not meet the aforementioned requirements is limited to 10 percent of our tangible assets (which is included within the 25 percent limitation).

•

We may not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an “asset coverage” of less than 300 percent, except that such borrowing limitation shall not apply to a first mortgage trust. For the purpose of this section, “asset coverage” means the ratio that the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

•

The maximum amount of our borrowings in relation to our Net Assets may not exceed an amount equal to 300 percent of our Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300 percent of our Net Assets, a majority of our Independent Directors must approve the borrowing, and the borrowing must be disclosed to stockholders in our first quarterly report after such approval occurs.

•	We may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of our Advisor, directors or affiliates.

•

We will not invest in equity securities unless a majority of our directors (including a majority of our Independent Directors) not otherwise interested in such transaction approves the transaction as being fair, competitive, and commercially reasonable and determines that the transaction will not jeopardize our ability to qualify and remain qualified as a REIT. In addition, we shall not invest in any security of any entity holding investments or engaging in activities prohibited by our articles of incorporation.

•

We will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares to us as described under “Summary of Redemption Plan”); (ii) debt securities, unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy our securities (collectively, “Options”); provided, however, that Options may be issued (1) to all of our stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to our directors, executive officers, or employees or our Advisor or its affiliates. Options issuable to our Advisor, directors or any affiliate thereof shall not exceed 10 percent of the outstanding shares on the date of grant. Options may not be issued at exercise prices less than the fair market value of the underlying securities on the date of grant and unless a majority of our Independent Directors approves such issuance as being in our best interests, and not for consideration (which may include services) that has a market value less than the value of such Option on the date of grant.

•

A majority of our directors shall authorize the consideration to be paid for each property, based on the fair market value of the property. If a majority of our Independent Directors determines, or if the property is acquired from our Advisor, a director or an affiliate thereof, then such fair market value shall be determined by an independent expert selected by our Independent Directors.

•	We will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

•	We will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

•	We will not invest in any foreign currency or bullion or engage in short sales.

•

We will not make loans to our Sponsor, Advisor, directors or any affiliates thereof, except (A) loans subject to the restrictions governing loans in our articles of incorporation or (B) to our subsidiaries or to ventures or partnerships in which we hold an interest.

•	We will not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

•	We will not make any investment that we believe will be inconsistent with our objective of qualifying as a REIT.

We cannot assure you that we will attain our investment objectives. Our governing documents place numerous limitations on us, some of which are set forth above. Our investment objectives may not be changed without the approval of stockholders owning a majority of the shares of our outstanding common stock. Our bylaws require that our Independent Directors review our investment policies at least annually to determine that the policies are in the best interests of our stockholders. This determination shall be set forth in the minutes of the board of directors along with the basis for such determination. Our directors (including a majority of our Independent Directors) have the right, without a stockholder vote, to alter our investment policies but only to the extent consistent with our investment objectives and investment limitations.

BUSINESS

General

We are a Maryland corporation organized on August 11, 2003, and we operate as a REIT. Two of our wholly owned subsidiaries, CNL Income GP Corp. and CNL Income LP Corp, are the general and limited partners, respectively, of CNL Income Partners, LP (“Income Partners”), our operating partnership. We acquire and own interests in our properties, loans and Permitted Investments through Income Partners or its subsidiaries. We have formed and/or will form other wholly owned or controlled subsidiaries, consolidated and unconsolidated entities in the future for the purpose of acquiring interests in properties, loans and other Permitted Investments. The terms “us,” “we,” “our,” “our company,” and “CNL Lifestyle Properties” include CNL Lifestyle Properties, Inc. and its subsidiaries.

We were formed primarily to acquire lifestyle properties in the United States. We define lifestyle properties as those properties that reflect or are affected by the social, consumption and entertainment values and choices of our society. We generally seek to acquire fee simple ownership of our properties, but have and will continue to acquire leasehold or other similar interests, such as a right under a concession agreement. An interest owned under a concession agreement is similar to a leasehold interest where we hold a right to use the land, except that concession agreements are land rights granted by a government entity. In addition, we may acquire targeted properties indirectly through joint ventures, real estate operating companies, or other equity structures.

Generally, our properties will be leased on a long-term basis to either tenants or operators that we consider to be significant industry leaders. We generally consider a “significant industry leader” to have attributes such as substantial experience operating in a particular industry as compared with other operators in the same industry, either as a company or through the experience of its senior management, or substantial assets under management in a particular industry as compared with other operators in the same industry. Operators in certain industries might be deemed significant industry leaders for other reasons.

We expect to enter into net leases with each of our tenants. Under a net lease, the tenant will generally be responsible for repairs, maintenance, property taxes, utilities and insurance in addition to the payment of rent. The terms of our net leases will generally be between five and 20 years, with multiple renewal options. The properties will generally be leased pursuant to leases designed to provide us with minimum annual base rents with periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are typically expected to provide for the payment of percentage rent generally based on a percentage of gross revenues at the properties over certain thresholds. Our tenants’ abilities to satisfy their lease obligations will depend primarily on the operating results of our properties. With respect to certain properties, we will attempt to obtain various forms of security, such as corporate guarantees, limited rent guarantees, letters of credit or security deposits to secure the tenants’ obligations. Where multiple properties are leased by the same tenant, we generally cross-default our leases with that tenant. The properties may consist of land and buildings, the land underlying the buildings with the buildings owned by the tenant or a third party, or the buildings only with the underlying land owned by a third party.

Subject to applicable REIT rules, we may also make or acquire mortgage, mezzanine or other loans with respect to the types of properties in which we are permitted to invest and other Permitted Investments. We may make mortgage loans pursuant to which we would provide financing to the owner of a property or our affiliates to enable them to acquire and/or develop land, buildings or both or as part of a larger acquisition. In exchange, the owner would give us a first-lien or secured interest in a participating mortgage on the property. Such mortgage loans generally require interest payments of fixed base interest and may provide for variable participating interest based on the amount of revenue generated at the encumbered property. Interest rate and terms for long-term mortgage loans (generally, between 10 and 20 years) are similar to those of our net leases. Our short-term or mezzanine loans generally have a higher rate of return with terms of less than five years.

In addition, we, through our subsidiaries, may invest up to a maximum of 10 percent of our total assets in businesses that provide services to, or are otherwise ancillary to, the types of properties in which we are permitted to invest.

Selection of Properties

The consideration paid for each property will be based on its fair market value. A majority of the Independent Directors may choose in certain circumstances to retain an independent expert to determine such fair market value. An independent expert means a person with no material current or prior business or personal relationship with our Advisor or the directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of the type of assets we hold. In connection with the acquisition of a property that has recently been or is to be constructed or renovated, any appraised value of such property ordinarily will be based on the “stabilized value” of such property. The stabilized value is the value at the point at which the property has reached the level of competitiveness at which it is expected to operate over the long-term. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

The board of directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of properties, tenants and operators. In doing so, the board of directors will consider the results of examinations and evaluations conducted by, and the recommendations of, our Advisor with respect to proposed tenants, operators and properties. Since the board of directors’ evaluation might differ from that of our Advisor, which relies entirely on its own independent analysis, we may not purchase or engage some of the properties, tenants and operators proposed and approved by our Advisor.

Title to our properties will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the properties are located.

Our principal business objectives include investing in and owning, a diversified portfolio of real estate investments. We primarily invest in lifestyle properties in the United States that we generally lease on a long-term basis to tenants/operators that we consider to be significant industry leaders. Each proposed property acquisition, lease or loan will be submitted to our board of directors for its approval. In considering whether to approve a proposed property acquisition, lease or loan, our board of directors will rely principally on an examination and evaluation conducted by our Advisor of some or all of the following factors:

•	the property’s condition and potential value;

•	whether the property is strategically located;

•	the current property’s potential use and the potential revenues expected to be generated by the business to be conducted on the property;

•

an independent underwriting analysis performed by our Advisor of the potential profitability of a property, using historical information provided by the tenant or operator and other data developed by us;

•	the proposed purchase price and lease terms in the case of an acquisition and the loan terms in the case of a financing and whether such terms are structured to achieve our distribution objectives;

•	the nature, quality and value of any asset or assets pledged in a financing as collateral for the loan;

•	the availability of qualified operators who possess experience specific to the type of business to be conducted on the property;

•	our ability to negotiate a joint venture or leasing structure appropriate for that investment with a tenant or qualified operator;

•	whether the property acquisition will allow us to maintain a real estate investment portfolio which is diversified on a geographic, operator and property-type basis; and

•	whether we believe that a property is strategically important to the continued operations of our tenants or operators.

Selection of Tenants and Operators

We expect to lease the properties we acquire to qualified tenants or operators we consider to be significant industry leaders and who will operate the properties. References to an operator throughout this prospectus may be to a tenant that is also the operator or to a third-party operator with whom the tenant has contracted.

Tenants and operators will generally be selected by our Advisor and will be subject to the approval of the board of directors. We do not anticipate selecting tenants and operators that are affiliated with us, our Advisor or our affiliates. In evaluating proposed tenants and operators, our Advisor will consider a number of factors, including the following:

•	the operations of facilities;

•	the number of facilities operated;

•	the relative financial experience of the tenant and operator in the geographic area in which the property is located;

•	the financial condition and business history of the proposed tenant and operator; and

•	the management capabilities of the operators.

None of our operators or any of their subsidiaries or affiliates, was related to us, affiliated with us or a partner in our business prior to entering into leases with us.

Recent Demographic Trends

We have evaluated certain demographic trends which we believe may affect consumer demand for the various asset classes that are the focus of our investment strategy. We believe that these lifestyle properties will be supported by the behavioral and spending patterns of the Baby Boom generation and, to a lesser extent, by the other generations as discussed below. We consider this information in our selection of asset classes.

According to the 2008 American Generation report, Baby Boomers are currently the single largest and most dominant demographic influence in the United States, 77 million accounting for 25.4 percent of the total population born between 1946 and 1964. In 2008 there were more than 72 million Americans over age 55. The 2008 U.S. Census Bureau states that aging Baby Boomers are expected to almost double that number, growing another 60 million by 2035. By 2020, all Baby Boomers will have reached their mid-fifties. The U.S. Census Bureau estimates that the population age 50 and over will increase by 39 percent between 1996 and 2010 from approximately 69.3 million to approximately 96.3 million people.

According to the 2008 McKinsey Global Institute’s, The Economic Impact of Aging US Baby Boomers, Baby Boomers as a class have earned record levels of income, generated great wealth and spurred economic growth. During the 1990s the Baby Boomers accounted for about half of all consumer spending in the United States and by 2015 they will generate 53 percent of all disposable income, account for 54 percent of consumer spending and hold 83 percent of the net worth. As Baby Boomers have entered middle age, we believe that they have spent an increasing percentage of their discretionary income on their families. As their earning power and income has grown, average household spending has risen. As a class, Baby Boomers tend to be healthier, wealthier, better educated and far more numerous than any previous generation. As boomers head into retirement, the real average household income is estimated to reach $94,400 in 2015. We believe that as their wealth has continued to grow, so too has their desire to spend more time on leisure-related activities and retail spending for themselves, their children and grandchildren.

According to the 2008 American Generation report, Generation X makes up 16 percent of the population (49 million) but heads the largest share of households with children at 46 percent. Gen Xers are now the nation’s parents, and they are entering their peak earning and spending years, accounting for 22 percent of the workforce. The March 28, 2009 issue of the Nashville Business Journal states that while they have a strong work ethic, many of them are committed to their families or lifestyles and expect significant workplace flexibility. According to the 2008 American Generation report Gen X households’ median income is $58,211 and more than 22 percent of them earn $100,000 or more annually.

According to the 2008 American Generation report Echo Boomers (also called Gen Yers or millennials) were born between 1977 and 1994 and account for 25 percent of the population at 76 million. The Echo Boomers get their name because they “Echo” their parents spending habits. The August 2007 business wire Visa Generational Spending Study reveals that Echo Boomers are currently spending $400 billion per year and are anticipated to increase their spending to $2.4 trillion by 2015.

We see important psychographic and economic changes that we believe could translate into a continued leisure-orientation for the Generation Xers and Echo Boomers. For example, Americans, regardless of age, have enjoyed a 13 percent increase in leisure hours over the past 40 years, according to the Bureau of Labor Statistics, and recreation expenditures have grown 8.3 percent annually since 1985, according to the Bureau of Economic Analysis. Finally, since 1980, the number of affluent households has grown by an average of 5.6 percent annually based on data from the U.S. Census Bureau, and disposable income is projected to grow at a rate of 5.3 percent through 2012, according to data from the Bureau of Labor Statistics.

The following graph shows different demographic groups, based upon data compiled by the United States Census Bureau.

SOURCE: U.S. Census Bureau, 2009 data extrapolated from 2008 Census.

The graph below depicts the distribution of U.S. citizens comprising the aforementioned demographic segments and the inevitable growth in retirees, based upon data compiled by the United States Census Bureau.

SOURCE: U.S. Census Bureau, 2009 data extrapolated from 2008 Census.

We anticipate that operators in the recreational and leisure industry will find new and innovative ways to meet Baby Boomer needs and demands.

Investment Focus

We intend to focus our investment activities on, and use the proceeds of this offering primarily for, the acquisition, development, ownership and financing of properties that we believe have the potential for long-term revenue generation based upon certain demographic and other underwriting criteria and models that we have developed. The asset classes in which we have invested and are most likely to continue to invest are Ski and Mountain Lifestyle, Golf and Attractions. Although these are the asset classes in which we have invested and are most likely to invest in the future, we may acquire or invest in any type of property, including asset classes in which we have not invested historically. Further, we have not specified any percentage of Net Offering Proceeds to be invested in any particular type of property. We expect that certain of our acquisitions will feature characteristics that are common to more than one of the target asset classes that we have identified above. For example, real estate in and around ski resorts may also feature golf courses. In addition to acquiring properties and companies that own lifestyle assets, we may obtain debt financing or sell additional shares of our stock to finance acquisitions.

Future Acquisitions

We have undertaken to supplement this prospectus during the offering period to disclose when there is a reasonable probability that we will acquire a material property. Based upon the experience and acquisition methods of our Advisor and prior real estate partnerships of affiliates of CNL Financial Group, Inc., this normally will occur as of the date in the acquisition process on which all of the following conditions have been met:

•	a commitment letter is executed by a proposed lessee;

•	a credit underwriting for the proposed lessee has been completed;

•	a satisfactory site inspection has been conducted and due diligence has been substantially completed;

•	the terms of the acquisition have been approved by the board of directors;

•	a purchase contract is executed and delivered by the seller; and

•	a nonrefundable deposit has been paid on the property.

However, the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that we ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such prospectus supplement and the actual purchase. The terms of any material borrowing by us will also be disclosed in any prospectus supplement filed following receipt by us of an acceptable commitment letter from a potential lender.

Real Estate Investment Portfolio

Since our first acquisition on December 3, 2004, we have acquired a diversified portfolio of real estate including marinas, golf, ski and mountain lifestyle, dealerships, merchandise marts, destination retail, amusement parks, and other attractions, the majority of which have benefited from the drive-to or “stay-cation” thesis (which is defined as a period of time in which an individual or family stays at home and relaxes at home or takes day trips from their home to area attractions as opposed to a destination fly-to vacation). Our portfolio consists of over $2.5 billion in total assets as of March 1, 2009.

At March 31, 2009, we had a portfolio of 115 lifestyle properties which aggregated by purchase price was diversified as follows: approximately 32 percent in ski and mountain lifestyle, 26 percent in golf, 21 percent in attractions and 21 percent in additional lifestyle properties. These assets specifically consist of 53 golf courses, one dealership, one merchandise mart, 23 ski and mountain lifestyle properties, 11 marinas, 24 attractions, one multi-family residential property and one property held for redevelopment. Ten of these 115 properties are owned through unconsolidated ventures and three are located in Canada. We have also made loans with an aggregate outstanding principal balance of approximately $166.8 million at March 1, 2009. We currently have seven golf operators, seven ski and mountain lifestyle operators, three attractions operators and two additional lifestyle property operators.

Our real estate investment portfolio is geographically diversified with properties in 31 states and Canada. We own ski and mountain lifestyle properties in 8 states and Canada with a majority of those properties located in the northeast, California and Canada. Our golf properties are located in 15 states with a majority of those courses located in “Sun Belt” states. Our attractions properties are located in 12 states with a majority located in the southwest.

For the year ended December 31, 2008, we had rental income from operating leases of $203.0 million and net income of $36.6 million. The following table summarizes information about our operator concentration as of March 31, 2009, excluding our equity investments in ten assets owned in joint ventures, our multi-family residential property, two golf courses subject to management contracts and one hotel property closed for redevelopment, all of which are not subject to long-term leases:

Operator	Number of Properties	Annualized Base Rent (in thousands)		Percent of Annualized Base Rent
Ski & Mountain Lifestyle
BW Resort	1	$4,102		3.0%
Booth Creek Resort Properties	3	16,132		12.0%
Mountain High Associates	1	4,459		3.3%
Boyne USA	7	26,332		19.6%
Triple Peaks	3	10,655		7.9%
FO Ski Resorts	1	2,527		1.9%

	16	$64,207		47.7%
Golf
Billy Casper Golf	1	1,035		0.8%
EAGLE Golf	43	28,098	(1)	10.5%
Heritage Golf Group	1	679		0.5%
I.R.I. Golf Group	1	1,182		0.9%
Traditional Golf	5	3,401		2.5%

	51	$34,395		15.2%
Attractions
HFE Horizon	2	1,530		1.1%
PARC Management	20	37,055		27.6%

	22	$38,585		28.7%
Additional Lifestyle Properties
Marinas International	11	10,813		8.0%
Route 66 Real Estate	1	559		0.4%

	12	$11,372		8.4%

Total	101	$148,559	(2)	100.0%

FOOTNOTES:

(1)	See “—Properties Operated by EAGLE Golf” for a detailed discussion of changes to EAGLE Golf’s leases.

(2)	Given the challenges facing our tenants in the current economic climate, there can be no assurance that we will receive the full amount of rent owed to us.

A more detailed description of the “specific-use” properties on which we have focused our investment activities to date (in no order of priority) appears below. We define “specific-use” properties as those properties that have a particular purpose and cannot be easily modified to suit other purposes. We include a brief description of the businesses conducted on these specific-use properties, industry trends for such businesses and whether the property is other than a fee simple interest to assist you in determining whether an investment in CNL Lifestyle Properties is appropriate for you. We believe each of our properties is adequately insured. Prior to our initial investment in each of the following properties, loans or ventures, none of our tenants, operators nor their subsidiaries were related to us, affiliated with us or a partner in our business. The general terms of our leases can be found in “—Property Lease Terms” below. We have incurred financing for, or collateralized by, certain of our investments, the terms of which are described under “—Financings and Borrowings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Initial purchase prices provided in the tables below do not include closing costs or capital expenditures. The initial federal income tax basis of the depreciable portion of the property set forth in the following tables is at the date of acquisition and includes closing costs and acquisition expenses. Each asset class, including any pending material acquisitions within that class, is described below.

Ski and Mountain Lifestyle

We continue to believe that an opportunity presently exists to acquire ski resort and related properties at reasonable prices due to current economic conditions within the ski industry and certain demographic trends which are indicative of future ski industry growth. Investment opportunities in this industry can generally be categorized as one of the following: metropolitan day areas, regional ski areas, or destination resorts. We have purchased and will continue to purchase assets in each of these three subcategories. Theses subcategories may include a broad range of activities such as day and night skiing, snowboarding, tubing, hiking, cross country skiing and biking as well as spa services and retail shopping.

Ski and Mountain Lifestyle Industry Overview

The ski industry in the United States experienced a contraction in the number of ski areas over the last twenty years, decreasing from 735 ski areas in 1983 to 481 ski areas in 2008. The industry saw the closure of two resorts in the Pacific West, one resort in the Midwest, and one resort in the Northeast, according to the Kottke National End of Season Survey 2007/08, Final Report, July 2008 (the “Kottke Survey”). Despite those closures, the February/March 2009 National Ski Areas Association Journal reports that average total revenue per skier visit in 2007 to 2008 was up 2.7 percent overall versus the previous year, with a year-over-year Average Gross Revenue improvement of 11.4 percent.

Despite the decrease in ski areas, skier visits increased in 2007 to 2008 by 2.7 percent. All regions benefited from this rise in visits, particularly the Northeast, which saw growth of 20.8 percent over the 2006 to 2007 season. The increase in visits was largely due to timing and abundance of snowfall, with all regions except the Southeast experiencing a 44 percent rise in snowfall amounts (Kottke Survey). These weather patterns resulted in a six percent increase in average dates open over that of the prior year. This all-time record visitation mark is an indication that the ski industry has sustained tremendous growth during the last decade, and suggests that the industry is able to capitalize on favorable snow conditions in the face of a deteriorating economic climate (Kottke Survey).

The ski industry is highly competitive. The competitive position of our Ski and Mountain Lifestyle Properties is dependent upon many variables, including location and accessibility, pricing, extent and quality of resort facilities, quality of snow conditions and terrain, quality of ski facilities, service and reputation. Depending on the location and type of ski property, our properties face different types of competition. Our day ski areas tend to compete with other day ski areas within a general radius of 20-35 miles, our regional ski properties compete with those resorts in a broader locale, such as the northeastern section of the country as they are within a reasonable weekend travel distance, and our destination resorts compete against other resorts nationally and worldwide, such as those resorts in Colorado, California or Switzerland, as those resorts offer more than just skiing to families who want to make their visit an extended vacation. Such competitors may be better positioned to withstand bad weather or economic conditions and may also have greater financial resources than we do to develop their resorts.

Our Ski and Mountain Lifestyle Operators and Properties

We currently own 16 ski and mountain lifestyle properties with seven operators, several of whom are operating multiple properties for us, located throughout the United States and Canada, stretching geographically from Maine to British Columbia. In addition to the properties listed in this section, we own seven commercial villages located at ski properties in the United States and Canada and a single commercial village at a resort on the Florida Gulf Coast through our Intrawest joint venture. Certain of our ski properties are located on land owned by the U.S. Government and operated under long-term U.S. Forest Service permits.

We have listed our properties below according to their operator. Dollars presented in the tables below are in thousands. The Federal Income Tax Basis is presented as of the date of acquisition.

Properties Operated by Boyne. Boyne USA, Inc. through its subsidiaries, operates the following six of our ski and mountain lifestyle properties. Boyne is primarily in the business of operating four-season destination resorts and day-ski venues located near major metropolitan areas. Boyne is run by family members with nearly 60 years of resort experience, and is the largest family owned four-season resort company in North America and the owner/operator of more ski resorts than any other company in the United States. In addition to operating the following properties pursuant to leases with us, Boyne owns and operates Big Sky Resort in Montana, Crystal Mountain in Washington and Boyne Mountain, Boyne Highlands and The Inn at Bay Harbor, all in Michigan.

Each of the ski properties operated by Boyne has a long-term lease of generally 19-20 years with three to four renewal terms of varying lengths.

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
Brighton Ski Resort Brighton, Utah	1,050 skiable acres, seven chairlifts; permit and fee interests	1/8/07	$35,000	$34,144

Cypress Mountain Vancouver, British Columbia, Canada	358 skiable acres, five chairlifts; permit interest	5/30/06	$27,500	$29,445

Loon® Mountain Resort Lincoln, New Hampshire	275 skiable acres, ten chairlifts; permit and fee interests	1/19/07	$15,539	$14,587

Sugarloaf Mountain Resort Carrabassett Valley, Maine	525 skiable acres, 15 chairlifts	8/7/07	$26,000	$19,934

Summit-at-Snoqualmie Resort Snoqualmie Pass, Washington	1,697 skiable acres, 26 chairlifts; permit and fee interests	1/19/07	$34,466	$31,863

Sunday River Resort Newry, Maine	668 skiable acres, 18 chairlifts; permit and fee interests	8/7/07	$50,500	$36,021

Boyne has options to repurchase the Brighton Ski Resort and Cypress Mountain from us at prices that will result in fixed returns to us. The options are exercisable by Boyne beginning in seven years and ending 25 years following the respective acquisition dates. Due to certain legal and tax requirements, we acquired the land permit and real property at Cypress Mountain through a trust (the “Trust”) and the personal property assets through a separately capitalized Canadian entity (the “Personal Property Owner”). At the time of the acquisition of Cypress Mountain, the Trust and the Personal Property Owner each entered into long-term, triple-net leases with Boyne.

Boyne also operates our Gatlinburg Skylift property. We have entered into a lease agreement with an initial term of 20 years, with four five-year renewal options, with Boyne for operation of the Gatlinburg Skylift.

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
Gatlinburg Skylift Gatlinburg, Tennessee	Scenic chairlift; leasehold interest	12/22/05	$19,940	$20,970

Boyne has the option to repurchase this property in the future at an amount sufficient to provide us with a stated rate of return on our initial purchase price. The option can be exercised by Boyne during the period beginning March 31, 2012 until March 31, 2030 or upon termination of the lease, whichever is earlier.

Properties Operated by Booth Creek. Booth Creek Resort Properties, LLC and/or its affiliates currently operate the following three of our ski and mountain lifestyle properties. Booth Creek Resort was formed by certain former principals of Booth Creek Sun Holdings, Inc. The principals have a combined 40 years of ski resort operations experience, and for the last eight years have been with Booth Creek Sun Holdings, Inc., one of the largest ski resort owners in North America during such period. Before joining Booth Creek Resort, several of the principals were with Vail Associates, Inc. and related companies.

Each ski property leased to and operated by Booth Creek has a 20-year initial term with three ten-year renewal terms.

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
Northstar-at-Tahoe™ Resort Lake Tahoe, California	2,480 skiable acres, 16 chairlifts; permit and fee interests	1/19/07	$80,097	$54,933

Sierra-at-Tahoe® Resort South Lake Tahoe, California	1,680 skiable acres, 12 chairlifts; permit and fee interests	1/19/07	$39,898	$40,333

Village at Northstar Lake Tahoe, California	Commercial units	11/15/07 & 10/2/07	$36,100	$36,326

Property Operated by BW Resort Management. BW Resort Management Company, an entity formed by Celebration Associates and Crosland, Inc. operates Bretton Woods Mountain Resort, a ski resort with three lodging facilities in Northern New Hampshire. Celebration Associates is a developer and operator of award-winning, master-planned, mixed-use communities and villages. Crosland, Inc. is one of the Southeast’s leading diversified real estate companies. BW Resort Management has engaged National Resort Management, LLC, a leading resort management company, to market and manage Bretton Woods Mountain Resort. Principals of National Resort Management have served in positions of leadership and executive responsibility for more than 25 years, leading single and multiple properties, including Pinehurst Resort, through extensive renovations, major capital improvements and international championship events.

We leased Bretton Woods Mountain Resort to BW Resort Management for an initial ten-year term with four five-year renewal options.

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
Bretton Woods Mountain Resort Bretton Woods, New Hampshire	434 skiable acres, nine chairlifts, three lodging facilities	6/23/06	$45,000	$42,288

Properties Operated by Triple Peaks. Triple Peaks, LLC, through its subsidiaries, operates the following three of our ski and mountain lifestyle properties. Triple Peaks is a privately owned company founded over 25 years ago which has invested in and operated resorts that offer a full spectrum of resort, lodging, management and real estate programs.

Each of the ski properties operated by Triple Peaks has a long-term lease of 20 years, provided that such term will not exceed the term of any underlying ground lease, and four five-year renewal options.

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
Crested Butte Mountain Resort Mt. Crested Butte, Colorado	1,167 skiable acres, 16 chairlifts; permit and fee interests	12/5/08	$41,000	$42,860

Mount Sunapee Resort Newbury, New Hampshire	230 skiable acres, ten chairlifts	12/5/08	$19,000	$19,904

Okemo Mountain Resort Ludlow, Vermont	624 skiable acres, 19 chairlifts; fee interest	12/5/08	$57,600	$51,954

In connection with our acquisition of the Crested Butte Mountain Resort, the Mount Sunapee Resort and the Okemo Mountain Resort, the sellers of the properties entered into seller financing with us in the aggregate principal amount of $37.6 million for a portion of the purchase price. The seller financing is collateralized by a first mortgage on the resort properties and requires payment by us of monthly interest-only payments, with all principal due at maturity on December 31, 2011. The outstanding principal of the note bears interest at 9.0 percent through December 31, 2009, 9.25 percent through December 31, 2010, and 9.5 percent through December 31, 2011.

Pursuant to the purchase agreement entered into in connection with the three resorts, we are obligated to pay additional purchase consideration of $14.4 million in the form of a note payable to the seller upon receipt of a ground lease extension from the State of Vermont for the underlying land at the Okemo Mountain Resort. Upon effectiveness of the ground lease extension, the lease basis will be increased by $14.4 million and the rent will increase by the base rental rate times this amount. The financial terms of the additional note will be the same as those governing the $37.6 million note referred to in the preceding paragraph. Accordingly, the note requires payment by us of monthly interest-only payments, with all principal due at maturity on December 31, 2011, and bears interest at 9.0 percent through December 31, 2009, 9.25 percent through December 31, 2010, and 9.5 percent through December 31, 2011.

Property Operated by Mountain High Associates. Mountain High Associates, LLC, an affiliate of Valor Equity Partners, a private equity firm that had purchased Mountain High Resort in 2005, operates the Mountain High Resort in Central California. Mountain High Associates’ senior management averages more than eight years with the company.

Our lease with Mountain High Associates has a 20-year term with two 10-year renewal options.

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
Mountain High Ski Resort Wrightwood, California	290 skiable acres, 16 chairlifts; permit interest	6/29/07	$45,000	$45,986

Property Operated by Jiminy Peak Mountain Resort, LLC. Jiminy Peak Mountain Resort, LLC had owned and has operated the Jiminy Peak Mountain Resort since the 1970s. The current management team has overseen the resort’s development since that time.

Our lease with Jiminy Peak Mountain Resort has a 40-year term with two 10-year renewal options.

	Property Description	Date Acquired	Purchase Price	Estimated Federal Income Tax Basis of Depreciable Portion of Property
Jiminy Peak Mountain Resort Hancock, Massachusetts	800 skiable acres, eight chairlifts; fee interest	1/27/09	$27,000	$25,913

Golf Courses

Since our inception in 2004, we have highlighted golf courses as a lifestyle asset class in which we intend to devote a significant portion of our resources. We believe that careful, well underwritten and well managed acquisitions of golf courses over the next few years will prove to be sound investments. Golf courses may generally be divided into daily fee, private and semi-private courses. Daily fee courses allow the general public to play upon payment of a fee, and do not require a membership. Private courses only admit members or invited guests. Semi-private courses have characteristics of both, allowing daily fee play, while at the same time selling memberships that typically involve annual payments that give frequent players lower average costs and sometimes have privileges such as preferred access to tee times. All courses derive some revenues from food and beverage sales and sales of merchandise like golf balls and apparel. The main source of revenue at daily fee courses is the green and cart fees paid per round, while at private clubs the primary source of revenue is membership dues and fees. Semi-private courses can derive significant revenue from both dues and daily playing fees.

Golf Course Industry Overview

National Golf Foundation (“NGF”) statistics also show that 2008 was the third straight year that the total number of courses decreased with closures exceeding new openings. Overall, this is a positive trend for owners and operators. Over the last 10 to 15 years, as the number of courses has grown, much of it has been driven by courses built as amenities for residential developments and resorts. That growth had outstripped the inherent golf demand in many areas. The shrinkage in the number of courses, if continued, could gradually correct the supply/demand imbalance in many regions.

Overall golf demand, as measured by the NGF and Golf Datatech, shows that the number of rounds played in the United States in 2008 dropped by 1.8 percent. However, in the first two months of 2009, rounds overall were up by 1.6 percent. There were, of course, variations. For example, in the South Central region (Texas and Oklahoma thru Kentucky) rounds in the first two months of 2009 were up 12.8 percent year to date. Also, as reported in an April 4, 2009 column in the Wall Street Journal, for the first two months of 2009, rounds played at municipal courses were up 5.5 percent from 2008 levels; private clubs were up 4.6 percent; privately owned daily fee courses were down 3.2 percent; and resorts were down 3.6 percent. Although these results are some what mixed, overall, the trend in rounds appears to be flat to modestly down, with significant variations by location and type. As compared to other leisure activities, the golf segment has remained relatively strong despite the current economic climate.

We believe that the base demand for golf play from core golfers is healthy. The same April 4 Wall Street Journal article cited above quoted Steve Skinner, the chief executive officer of Kemper Sports: “People are still passionate about golf during recessions, but they tend to stay home instead of traveling and they put a higher premium on value.” That statement is borne out in much of our golf portfolio, which has value-oriented courses increasing rounds in 2008 and through the first quarter of 2009, even in difficult markets like Phoenix. In addition, our tenants are increasing their focus on providing value and finding ways to offset the current economic downturn.

Our golf courses face a variety of different competitors depending on the course locations and quality. Our private courses compete with other private courses or high-end public courses within a nearby 50 mile radius, and generally compete on the basis of management expertise, reputation, featured facilities, quality of services and price. Public courses compete with other public courses in their local metropolitan area as well as private courses, depending on the quality of the public course.

Our Golf Operators and Properties

We currently own 53 golf courses located throughout 15 states, with the majority of those courses located in the “Sun Belt” states of Arizona, California, Texas and Florida. Our golf courses typically include ancillary properties and activities, including club houses, restaurants and bars, pro shops and swimming pools.

We have entered into leases or management agreements governing our golf courses with seven operators, two of whom are operating multiple properties for us. For convenience, we have listed our properties below categorized according to operator. Dollar information in the tables below is presented in thousands.

Properties Operated by EAGLE Golf. Evergreen Alliance Golf Limited, L.P. (“EAGLE Golf,” formerly known as “EAGL”), a nationwide owner and operator of golf courses, which began operations in 1984, currently operates 43 of our golf courses. In 2006, EAGLE Golf was acquired by Premier Golf Management, Inc., its parent company (“PGMI”). Including our golf courses, EAGLE Golf operates more than 80 golf courses throughout the United States.

On June 2008, EAGLE Golf notified us that it was having working capital shortages and would be unable to pay that month’s rent. We agreed to allow it to defer $2.2 million in rent until September 30, 2008. On October 30, 2008, we entered into an Omnibus Lease Resolution Agreement (the “Agreement”) with EAGLE Golf, PGMI and certain other parties in order to resolve EAGLE Golf’s financial issues. As a result, during the second half of 2008, we agreed to (i) forgo unpaid rents totaling $9.3 million, (ii) cancel letters of credit to be provided by EAGLE Golf in the amount of $3.4 million, and (iii) release EAGLE Golf from its obligations to provide us with certain current and future letters of credit as additional security deposits. In exchange, we required EAGLE to release to us $11.8 million in cash security deposits held pursuant to its leases, PGMI to guarantee EAGLE Golf’s lease obligations and the sole shareholder of PGMI to pledge 100 percent of his stock in PGMI to us. The $11.8 million in cash security deposits were used to offset the $9.3 million in past due rent and, accordingly, we recognized the full amount of rent due under the existing leases during 2008.

After significant analysis and consideration, we determined that it is in our best long-term interests for EAGLE to continue operating these golf courses. As of March 31, 2009, we further amended the terms of the Agreement and of 43 of our leases with EAGLE Golf to reduce annualized base rental income from $39.0 million to $28.1 million. Additionally, rent payments for the first half of 2009 were deferred to allow the tenant to build up working capital. These deferred amounts are scheduled to be paid evenly over the last 10 years of the lease term. In the future, rent payments will increase as property-level gross revenues increase so that we may potentially recapture the original EAGLE lease rates when market and operating conditions improve. We have the right to terminate certain of the amended leases at will and others if EAGLE Golf does not meet certain operating thresholds during the lease term. The amended Agreement provides for the release of PGMI’s and EAGLE Golf’s obligations pursuant to the stock pledge agreement and lease guarantees once certain performance tests have been met.

We have leased the following 43 golf course properties to EAGLE Golf for an initial term of 20 years with four five-year renewal options:

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
Ancala Country Club Scottsdale, Arizona	18-hole private course	11/30/07	$14,107	$12,078

Arrowhead Country Club Glendale (Phoenix), Arizona	18-hole private course	11/30/07	$17,357	$15,051

Arrowhead Golf Club Littleton (Denver), Colorado	18-hole public course	11/30/07	$15,783	$10,013

Canyon Springs Golf Club San Antonio, Texas	18-hole public course	11/16/06	$13,010	$4,631

Clear Creek Golf Club Houston, Texas	18-hole public course; concession-hold interest	1/11/07	$1,888	$1,949

Continental Golf Course Scottsdale, Arizona	18-hole public course	11/30/07	$6,419	$2,805

Cowboys Golf Club Grapevine, Texas	18-hole public course; leasehold interest	12/26/06	$25,000	$26,043

David L. Baker Golf Course Fountain Valley, California	18-hole public course	4/17/08	$9,492	$9,492

Deer Creek Golf Club Overland Park (Kansas City), Kansas	18-hole public course	11/30/07	$8,934	$7,884

Desert Lakes Golf Course Bullhead City, Arizona	18-hole public course	11/30/07	$2,637	$2,149

Eagle Brook Country Club Geneva (Chicago), Illinois	18-hole private course	11/30/07	$16,253	$12,600

Foothills Golf Club Phoenix, Arizona	18-hole public course	11/30/07	$9,881	$7,740

Forest Park Golf Course St. Louis, Missouri	27-hole public course; leasehold interest	12/19/07	$13,372	$14,216

Fox Meadow Country Club Medina, Ohio	18-hole private course	12/22/06	$9,400	$8,617

Golf Club at Fossil Creek Fort Worth, Texas	18-hole public course	11/16/06	$7,686	$5,271

Hunt Valley Golf Club Phoenix (Baltimore), Maryland	27-hole public course	11/30/07	$23,430	$14,101

Kokopelli Golf Club Phoenix, Arizona	18-hole public course	11/30/07	$9,416	$5,867

Lake Park Golf Club Dallas-Fort Worth, Texas	27-hole public; concession-hold interest	11/16/06	$5,632	$5,803

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
LakeRidge Country Club Lubbock, Texas	18-hole private course; concession-hold interest	12/22/06	$7,900	$5,344

Las Vegas Golf Club Las Vegas, Nevada	18-hole public course	4/17/08	$10,951	$10,951

Legend at Arrowhead Golf Resort Glendale, Arizona	18-hole public course	11/30/07	$10,438	$6,224

London Bridge Golf Course Lake Havasu, Arizona	36-hole public course	11/30/07	$11,805	$8,939

Majestic Oaks Golf Club Ham Lake (Minneapolis), Minnesota	45-hole public course	11/30/07	$13,217	$9,500

Mansfield National Golf Club Dallas-Fort Worth, Texas	18-hole public course; leasehold interest	11/16/06	$7,147	$7,362

Meadowbrook Golf & Country Club Tulsa, Oklahoma	18-hole private course	11/30/07	$11,530	$7,594

Meadowlark Golf Course Huntington Beach, California	18-hole public course	4/17/08	$16,945	$16,945

Mesa del Sol Golf Club Yuma, Arizona	18-hole public course	12/22/06	$6,850	$6,429

Micke Grove Golf Course Lodi, California	18-hole public course; leasehold interest	12/19/07	$6,550	$7,212

Mission Hills Country Club Northbrook (Chicago), Illinois	18-hole private course	11/30/07	$4,779	$3,715

Painted Desert Golf Club Las Vegas, Nevada	18-hole public course	11/30/07	$9,468	$7,560

Painted Hills Golf Club Kansas City, Kansas	18-hole public course	12/22/06	$3,850	$3,268

Plantation Golf Club Dallas-Fort Worth, Texas	18-hole public course	11/16/06	$4,424	$524

Royal Meadows Golf Course Kansas City, Missouri	18-hole public course	12/22/06	$2,400	$1,729

Ruffled Feathers Golf Club Lemont (Chicago), Illinois	18-hole public course	11/30/07	$13,883	$10,449

Shandin Hills Golf Club San Bernardino, California	18-hole public course	3/7/08	$5,249	$5,374

Signature Golf Course Solon, Ohio	18-hole private course	12/22/06	$17,100	$15,002

Stonecreek Golf Club Phoenix, Arizona	18-hole public course	11/30/07	$14,095	$7,922

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
Superstition Springs Golf Club Mesa, Arizona	18-hole public course	11/30/07	$11,042	$6,640

Tallgrass Country Club Wichita, Kansas	18-hole private course	11/30/07	$5,405	$3,972

Tamarack Golf Club Naperville (Chicago), Illinois	18-hole public course	11/30/07	$7,747	$5,688

Tatum Ranch Golf Club Cave Creek (Phoenix), Arizona	18-hole private course	11/30/07	$6,379	$5,376

The Golf Club at Cinco Ranch Houston, Texas	18-hole public course	11/16/06	$7,337	$1,705

Weymouth Country Club Medina, Ohio	18-hole private course	12/22/06	$10,500	$9,588

Properties Operated by Heritage Golf. Heritage Golf Group, LLC, a nationwide owner and operator of golf courses that began operations in 1999, operates Palmetto Hall Plantation Club.

Heritage Golf formerly operated our Talega Golf Course property, which we sold in December 2008. In November and December 2008, Heritage Golf defaulted on its Valencia Country Club and Weston Hills Country Club leases. We drew on its security deposit which we anticipate will offset any potential losses from the properties for the next year. As part of a negotiated settlement, on February 1, 2009, we terminated Heritage Golf’s leases at Valencia Golf Club and Weston Hills Country Club and engaged third-party golf management companies to operate these courses on our behalf. As of that date, we commenced the recording of golf operating revenues and expenses of both country clubs instead of rental income previously recorded. Any taxable income from these courses will be subject to income tax until we re-lease these properties.

We have leased the Palmetto Hall Plantation Club property to subsidiaries of Heritage Golf for an initial term of 20 years, with four five-year renewal options.

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
Palmetto Hall Plantation Club Hilton Head, South Carolina	36-hole public course	4/27/06	$7,600	$6,869

Property Operated by Kemper Sports Management. Kemper Sports Management, Inc. in Northbrook, Illinois has over 30 years of golf course management experience. The company develops and manages a broad portfolio of daily fee courses, private clubs, destination properties, and municipal courses for a range of clients, including public agencies, investors, real-estate developers, and private owners.

We have entered into an agreement with Kemper Sports Management to manage the property for three years.

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
Valencia Golf Club Santa Clarita, California	18-hole private course	10/16/06	$39,533	$25,921

Property Operated by Century Golf Partners. Century Golf Partner’s senior management team has spent a collective 75 years working with ClubCorp. Collectively, Century Golf’s principals have operated over 350 properties, and acquired over 250 courses, clubs and resorts. The Century Golf principals have owned and operated daily fee courses, semi-private clubs, and private country clubs.

We have entered into a management agreement with Century Golf to operate the property for three years.

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
Weston Hills Country Club Weston, Florida	36-hole private courses	10/16/06	$35,000	$29,763

Property Operated by IRI Golf. I.R.I. Golf Group, LLC, a golf course investment and management company founded in 1991 by Jeff Silverstein, operates Raven Golf Club at South Mountain™ in Phoenix, Arizona. IRI Golf has extensive golf management experience, owning and operating 19 golf facilities in Arizona, Nevada, North Carolina, South Carolina, Texas and Washington. We have licensed the use of the Raven brand for uses specific to this property for up to four years.

We have leased the property to a subsidiary of IRI Golf for an initial term of 20 years, with four five-year renewal options.

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
Raven Golf Club at South Mountain™ Phoenix, Arizona	18-hole public course	6/09/06	$12,750	$10,403

Property Operated by Billy Casper Golf. Billy Casper Golf, LLC, a golf course investment and management company headquartered in Northern Virginia, operates Bear Creek Golf Club. Billy Casper Golf currently manages or leases 68 golf courses in 21 states.

We have leased the property to a subsidiary of Billy Casper Golf for an initial term of 22 years, with four five-year renewal options.

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
Bear Creek Golf Club Dallas, Texas	36-hole public course	9/08/06	$11,100	$11,553

Properties Operated by Traditional Golf. Traditional Golf Properties, LLC, owner and operator of private and public golf courses in Virginia, Connecticut and Maryland, which was founded in 2000 and originally named Coastal Clubs Inc., currently operates five of our golf courses.

We have leased the following properties to Traditional Golf for an initial term of 20 years with six five-year renewal options.

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
The Tradition Golf Club at Broad Bay Virginia Beach, Virginia	18-hole private course	3/26/08	$9,229	$7,551

The Tradition Golf Club at Kiskiack Williamsburg, Virginia	18-hole public course	3/26/08	$6,987	$5,412

The Tradition Golf Club at The Crossings Glen Allen (Richmond), Virginia	18-hole public course	3/26/08	$10,084	$7,157

Montgomery Country Club Laytonsville, Maryland	18-hole private course	9/11/08	$6,300	$5,140

The Links at Challedon Golf Club Mount Airy, Maryland	18-hole public course	9/11/08	$3,650	$3,223

Attractions

As part of our lifestyle portfolio, we have made significant investments in the attractions asset class to date. Our assets in this category include theme and amusement parks, waterparks and family entertainment centers. We believe that trends in the attraction properties industry will enable us to continue to identify and acquire additional properties in this asset class consistent with our acquisition and investment return policies.

The broad distinctions between the types of attractions we buy are as follows: theme parks are generally amusement parks that are designed to carry out a theme in one or more areas of the park; waterparks can involve either outdoor or indoor waterparks depending on the location; and family entertainment center(s) (“FECs”) are community based attractions often located in residential areas, and who offer multiple anchor attractions as opposed to single attractions like bowling or skating centers.

Amusement Parks Industry Overview

The U.S. amusement park business, with its thrill rides, water parks and animal-themed attractions constitutes the largest retail family entertainment industry in the world. Theme park visitation has been building steadily over the past five years and many parks have spent a significant amount of capital on new rides and attractions. According to a 2008 report by PricewaterhouseCoopers, LLP and Wilkofsky Gruen Associates, overall spending will increase from $12.5 billion in 2008 to $14.5 billion in 2012, growing at a compound annual rate of 3.9 percent. Attendance is projected to increase from 347 million in 2008 to 373 million in 2012, a 1.8 percent compound annual growth rate.

Waterparks Industry Overview

According to The 2008 Leisure Market Research Handbook (Richard K. Miller & Associates, October 2007), as of 2007, there were 181 indoor waterpark resorts in operation throughout North America, including 37 of which opened in 2007. As of 2000, there were only 24, all located in the Midwest. According to Hotel and

Leisure Advisors, hotels with indoor waterparks had 19,000 guestrooms and 2.2 million square feet of waterpark facilities at year-end 2006. Forty-nine of the 60 waterparks are located in the United States, and 11 of the waterparks are in Canada, which generally offers smaller indoor water features with less than 10,000 square feet. Nearly half of the indoor parks in the United States are located in Wisconsin and Ohio, 15 of the 24 indoor waterparks resorts are located in the Wisconsin Dells area, which is where our Wolf Dells Property is located. In general, the increase in the number of guestrooms constructed has kept pace with steady increases in demand for indoor waterparks.

Family Entertainment Centers Industry Overview

Family entertainment centers (“FECs”) are included in the regional park segment of the amusement park industry. Typically, FECs draw their core audience from within a 25-mile radius of their location. The FEC industry has continued to demonstrate growth over the years in its demographic reach, average spending per-capita and visiting patterns, all of which have contributed to the health of the industry.

Our waterparks and theme parks tend to compete with other theme parks and attractions within a 150-300 mile radius, depending on the types, sizes and locations of the parks. Destination theme parks compete with other like theme parks, whereas theme parks that do not offer beds and restaurants compete with other similarly situated theme parks. An indoor waterpark likewise competes with other indoor waterparks, and may even be segmented into destination waterparks like destination theme parks. Our FECs tend to compete within a 25 mile radius with other FECs.

Our Attraction Operators and Properties

We currently own 24 attraction properties, including properties in the amusement and theme parks, outdoor and indoor waterparks and family entertainment center sub-categories (some of which combine amusement and waterpark activities in a single location and facility). We have entered into leases and joint venture agreements relating to these properties with three operators, all of whom are operating multiple properties for us. Information on our indoor waterparks can be found in “—Joint Venture Arrangements” below. Dollar information in the tables below is presented in thousands.

Properties Operated by HFE Horizon. HFE Horizon, LP, formerly a division of Herschend Family Entertainment that focuses its business on micro-waterparks, operates our Hawaiian Falls waterparks. The principals of HFE Horizon have been involved in the ownership and operation of theme parks, waterparks and family entertainment centers for over 30 years.

We have entered into sub-leases with a subsidiary of HFE with terms of 27 years and no renewal options.

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
Hawaiian Falls—Garland Garland, Texas	11-acre waterpark; leasehold interest	4/21/06	$6,318	$6,725

Hawaiian Falls—The Colony The Colony, Texas	12-acre waterpark; leasehold interest	4/21/06	$5,807	$6,181

Properties Operated by PARC.

PARC Management, LLC, a theme park management company formed in 2002 and headquartered in Jacksonville, Florida, operates seven of our theme and waterparks that were previously owned by Six Flags, Inc. (collectively, the “Parks”). The Parks operate in regional markets and generally open in April and close in late October. The aggregate purchase price was $312.0 million, consisting of $290.0 million in cash and an unsecured subordinated promissory note in the original principal amount of $22.0 million. The note has a term of ten years, requires annual principal payments of $1.7 million, bears interest annually at a fixed rate of 8.75 percent and has a balloon payment for the then remaining principal and interest due at the end of ten years.

PARC Management is also the tenant under the lease for our Myrtle Waves Waterpark and under the lease for our Magic Springs and Crystal Falls Theme Park, formerly operated by Magic Springs Development.

We have entered into leases with PARC Management for the Parks with initial terms ending December 2029 and three ten-year renewal options, except for Darien Lake which has two ten-year renewal options and one four-year renewal option and for Myrtle Waves and Magic Springs with 20-year initial terms and three or four renewal options, respectively.

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
Darien Lake Buffalo, New York	978-acre theme and waterpark	4/6/07	$109,000	$105,154

Elitch Gardens Denver, Colorado	62-acre theme and waterpark	4/6/07	$109,000	$34,364

Frontier City Oklahoma City, Oklahoma	113-acre theme park	4/6/07	$17,750	$16,754

Magic Springs and Crystal Falls Theme Park Hot Springs, Arkansas	70-acre theme park and waterpark	4/16/07	$20,000	$16,505

Myrtle Waves WaterPark Myrtle Beach, South Carolina	20.17—acre water park	7/11/08	$9,100	$9,100

Splashtown Houston, Texas	53-acre waterpark	4/6/07	$13,700	$5,637

WaterWorld Concord, California	23-acre waterpark; leasehold interest	4/6/07	$10,800	$11,950

White Water Bay Oklahoma City, Oklahoma	21-acre tropical-themed waterpark	4/6/07	$20,000	$15,315

Wild Waves & Enchanted Village Seattle, Washington	67-acre theme and waterpark; leasehold interest	4/6/07	$31,750	$33,757

On November 13, 2008, we entered into new leases with PARC Management to operate the eleven FECs formerly operated by Trancas on our behalf. The new leases with PARC Management are substantially similar to our existing leases with PARC Management.

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
Camelot Park Bakersfield, California	Miniature golf course, go-karts, batting cages and arcade; leasehold interest	10/6/06	$948	$1,002

Fiddlesticks Fun Center Tempe, Arizona	Miniature golf course, bumper boats, batting cages and go-karts	10/6/06	$5,016	$919

Funtasticks Fun Center Tucson, Arizona	Miniature golf course, go-karts, batting cages, bumper boats and kiddie land with rides; fee and leasehold interests	10/6/06	$6,424	$3,400

Grand Prix Tampa Tampa, Florida	Miniature golf course, go-kart and batting cages	10/6/06	$3,254	$850

Mountasia Family Fun Center North Richland Hills, Texas	Two miniature golf courses, go-karts, bumper boats, batting cages, paintball fields and arcade	10/6/06	$1,776	$1,022

Putt Putt Fun Center Lubbock, Texas	Batting cages, go-karts and bumper boats; leasehold interest	10/6/06	$1,779	$1,881

Putt Putt Fun Center Raleigh, North Carolina	Batting cages, go-karts and bumper boats; leasehold interest	10/6/06	$811	$857

Zuma Fun Center Charlotte, North Carolina	Miniature golf course, batting cages, bumper boats and go-karts	10/6/06	$7,378	$2,933

Zuma Fun Center Knoxville, Tennessee	Miniature golf course, batting cages, bumper boats, rock climbing and go-karts	10/6/06	$2,037	$1,212

Zuma Fun Center North Houston, Texas	Miniature golf course, batting cages, bumper boats and go-karts	10/6/06	$916	$231

Zuma Fun Center South Houston, Texas	Miniature golf course, batting cages, bumper boats and go-karts	10/6/06	$4,883	$1,569

Additional Lifestyle Properties

Although we have focused, and anticipate that we will continue to focus, on the acquisition of lifestyle properties in the Ski and Mountain Lifestyle, Golf and Attractions asset classes, we have in the past, and will continue to consider in the future, acquiring other lifestyle properties that we believe are consistent with our investment objectives and are likely to be utilized by the changing demographics of the population that will seek lifestyle recreational and related activities. To date, we have acquired properties including marinas and a powersports dealership in addition to our key assets.

Properties Operated by Marinas International. Marinas International operates our eleven marina properties. Marinas International is a privately held company formed in 1984 to acquire a marina portfolio. Based in Dallas, Texas, Marinas International owns full-service marinas in seven states and offers gas docks, slip stores, food service, boat sales and rental operations. We consider Marinas International to be one of the top four competitors in the marina business in the United States with a portfolio that includes marinas and parks on both lakefront and ocean sites. Certain of our marinas properties are located on land owned by the State of Ohio, as well as the U.S. Government, and operated under permits and approvals from the U.S. Army Corps of Engineers.

As part of our acquisition of the marinas, we have entered into long-term triple-net leases with affiliates of Marinas International to operate the properties on our behalf. The leases are for an initial term ranging from 15 to 21 years with either four or five five-year renewal options.

	Property Description	Date Acquired	Purchase Price	Federal Income Tax Basis of Depreciable Portion of Property
Beaver Creek Resort Monticello, Kentucky	275 wet slips; leasehold interest	12/22/06	$10,525	$10,907

Brady Mountain Resort & Marina Royal (Hot Springs), Arkansas	585 wet slips, 55 dry storage units	4/10/08	$14,140	$14,140

Burnside Marina Somerset, Kentucky	400 wet slips; leasehold interest	12/22/06	$7,130	$7,410

Crystal Point Marina Point Pleasant, New Jersey	200 wet slips	6/8/07	$5,600	$4,179

Eagle Cove Marina Byrdstown, Tennessee	106 wet slips; fee and leasehold interests	8/1/07	$5,300	$4,664

Great Lakes Marina Muskegon, Michigan	350 wet slips, 150 dry storage units	8/20/07	$10,088	$7,257

Holly Creek Marina Celina, Tennessee	250 wet slips; fee and leasehold interests	8/1/07	$6,790	$6,680

Lakefront Marina Port Clinton, Ohio	470 wet slips; leasehold and fee interests	12/22/06	$5,600	$3,214

Manasquan River Club Brick Township, New Jersey	199 wet slips	6/8/07	$8,900	$3,751

Pier 121 Marina and Easthill Park Lewisville, Texas	1,007 wet slips, 250 dry storage units; leasehold interest	12/22/06	$37,190	$38,471

Sandusky Harbor Marina Sandusky, Ohio	660 wet slips; leasehold and fee interests	12/22/06	$8,953	$6,703

Property Operated by Rt. 66-Harley-Davidson Inc. Although not a major part of our portfolio, we own a motorcycle dealership in Tulsa, Oklahoma. Rt. 66 Harley Davidson Inc. acquired the Route 66 Harley-Davidson dealership in December of 1998. The dealership was re-branded with Route 66 as a new prototype dealership.

On April 27, 2006, we acquired the Route 66 Harley Davidson dealership for $6.5 million. The 46,000 square-foot facility includes merchandise, parts and service departments, a 50’s-style 5 & Diner restaurant and conference and event facilities.

In connection with our acquisition, we entered into a triple-net lease with Route 66 Real Estate, LLC to operate the property. The lease has a term of 20 years with four five-year renewal options.

Property Operated by GREP Southeast, LLC Management Series. On December 27, 2007, we acquired a 450-unit apartment complex in Boca Raton, Florida in a foreclosure proceeding. Simultaneously, we refinanced the property for approximately $85.4 million and repaid part of the existing senior debt on the property. At this time we wrote off all remaining unamortized note organization costs which totaled $137,500. Our new loan is from PB (USA) Realty Corporation and PB Capital Corporation, and is collateralized by a mortgage on the Mizner Court apartment complex. The $85.4 million loan bears interest annually at a variable rate based on 30-day LIBOR plus a spread and matures on January 2, 2015. See “Financings and Borrowings.” GREP Southeast, LLC ManagementSeries, an affiliate of Greystar Management, was founded in 1993 and manages over 80,000 apartments and clients including developers, financial institutions, pension funds, REITs and individual investors.

Property Held for Development

Following a foreclosure, we own a 399-room hotel located in Orlando, Florida, on International Drive, within eight miles of Walt Disney World. The property is currently closed for significant redevelopment.

Equity Investment Portfolio

While we may acquire assets directly by purchasing a fee, leasehold interest or similar interest, this section discusses equity that we have invested or may invest in and the possibility that we may acquire the stock of or other interests in REITs, other real estate operating companies or joint ventures.

REITs or Real Estate Operating Companies

With the approval of a majority of our board of directors (including a majority of our Independent Directors) and subject to our articles of incorporation and bylaws, we may seek to acquire, or seek partnerships or joint ventures with, publicly traded or privately owned entities that own lifestyle properties. These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies. We have not yet made any investments in REITs or other real estate operating companies as of the date of this prospectus.

In most cases, we evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property. Any entity we acquire would generally be operated as either a wholly owned or controlled subsidiary. The criteria we consider when acquiring a property or an entity can be found in “—Selection of Properties.” We may acquire these entities in negotiated transactions or through tender offers. Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.

Joint Venture Arrangements

We have entered and may continue to enter into joint ventures to purchase and hold properties with various unaffiliated Persons or entities for investment. We have structured each of our joint ventures such that our partners subordinate their returns to our minimum return. This structure may provide us with some protection against the risk of downturns in performance. We anticipate using this structure in some form in the future.

We may also enter into a joint venture with another program formed by our Advisor or its affiliates if a majority of the directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in such joint venture is fair and reasonable to us and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. We may take more or less than a 50 percent interest in any joint venture, subject to obtaining the requisite approval of the directors. See “Risk Factors—Real Estate and Other Investment Risks—We may not control our joint ventures” and “Risk Factors—Real Estate and Other Investment Risks—It may also be difficult for us to exit a joint venture after an impasse.”

Under the terms of each joint venture agreement, it is anticipated that each joint venture partner will be jointly and severally liable with us for all debts, obligations, and other liabilities of the joint venture, and we will have the power to bind each other with any actions we take within the scope of the joint venture’s business. In addition, it is expected that our Advisor or its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by our Advisor or its affiliates on behalf of the joint venture. It is expected that a joint venture would be dissolved upon the occurrence of certain events, including the bankruptcy, insolvency, or termination of any co-venturer, sale of the property owned by the joint venture, our mutual agreement with our joint venture partner to dissolve the joint venture, and the expiration of the term of the joint venture. The joint venture agreement typically will restrict each venturer’s ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer, and will provide a customary buy/sell provision that could be triggered by either party typically after a period of time has passed since the inception of the venture. In addition, in any joint venture with another program sponsored by our Advisor or its affiliates, where such arrangements are entered into for the purpose of purchasing and holding properties for investment, in the event that one party desires to sell the property and the other party does not desire to sell, either party will have the right to trigger dissolution of the joint venture by sending notice to the other party. Such notice will establish the price and terms for the sale or purchase of the other party’s interest in the joint venture to the other party. The joint venture agreement will grant the receiving party the right to elect either to purchase the other party’s interest on the terms set forth in the notice or to sell its own interest on such terms.

Under the terms of each joint venture agreement, operating profits and losses generally will be allocated on a pro-rata basis to each co-venturer. Profits from the sale or other disposition of joint venture property generally will be allocated first to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter on a pro rata basis in proportion to the ownership of each co-venturer. Similarly, losses from the sale or other disposition of joint venture property generally will be allocated first to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter on a pro rata basis to each co-venturer. Notwithstanding any other provisions in the joint venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with Section 704(c) of the Code.

Net cash flow from operations of the joint venture generally will be distributed on a pro-rata basis to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, generally will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter on a pro-rata basis to each joint venture partner. Nevertheless, there may be some transactions in which we get a preferred return so that we receive distributions before the co-venturer receives its distributions; and in some of these situations, the co-venturer might get a larger share of the remaining proceeds. Conversely, there may be some transactions in which the co-venturer gets a preferred return so that it receives distributions before we receive ours; and in some of these situations, we might get a larger share of the remaining proceeds. With respect to our joint venture with Intrawest, Intrawest may receive a greater return than us if the Resort Village Properties perform at certain levels. Our joint ventures with DMC and Great Wolf also have a similar feature. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of our venture accounting and the performance of our current ventures.

For the allocations of joint venture income, gain, loss, and deduction provided in joint venture agreements to be respected for federal income tax purposes, it is expected that any joint venture agreement either (i) (a) will contain a “qualified income offset” provision, (b) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an “Adjusted Capital Account Deficit,” and (c) will require (1) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation Section 1.704-1(b)(2)(iv) and (2) that distributions of proceeds from the liquidation of a partner’s interest in the joint venture (whether or not in connection with the liquidation of the joint venture) be made in accordance with the partner’s positive capital account balance; and/or (ii) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See “Federal Income Tax Considerations—Investment in Joint Ventures.”

Prior to entering into any joint venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), we will confirm that such person or entity has met certain requisite financial qualifications.

We may acquire properties from time to time by issuing limited partnership units in an operating partnership to sellers of such properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into our common stock. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow us to acquire properties on more favorable terms than we would otherwise receive.

Intrawest Joint Venture. In December 2004, we acquired an 80.0 percent interest, through unconsolidated entities (the “Intrawest Partnership”), in retail and commercial properties at seven resort villages in the United States and Canada (the “Resort Village Properties”), six of which are located near ski resorts and one of which is located near a golf resort. The Intrawest Partnership paid approximately $111.9 million in initial purchase price for the Resort Village Properties, which were and are encumbered with mortgage loans. As of December 31, 2008, the outstanding principal balance on these loans totaled approximately $63.9 million. Intrawest Corporation (new Intrawest ULC Corporation) and its affiliates collectively (“Intrawest”) owned and operated these properties prior to the transaction. Intrawest continues to hold a 20.0 percent interest and operate the properties under long-term management agreements. The Resort Village Properties consist of approximately 408,000 square feet of leasable retail and commercial space at the following locations:

•	the Village at Blue Mountain, Ontario;

•	Whistler Creekside, British Columbia;

•	the Village at Copper Mountain, Colorado;

•	the Village at Mammoth Mountain, California;

•	the Village of Baytowne Wharf (Sandestin), Florida;

•	the Village at Snowshoe Mountain, West Virginia; and

•	the Village at Stratton, Vermont.

Under the terms of our partnership agreement with Intrawest, we receive a preferred return up to a certain threshold with that preference alternating between the partners at various thresholds thereafter. Although we own an 80.0 percent interest in the property and receive a certain return prior to any payments to Intrawest, Intrawest has equal voting rights on the management board of the property and shares control over certain key decisions with us.

The purchase price above is approximate and excludes acquisition and closing costs. The estimated federal income tax basis of the depreciable portion (building and improvements) of the Canadian Resort Village Properties at acquisition date was approximately $12.1 million for the Village at Blue Mountain and $21.0 million for Whistler Creekside, including a portion of the acquisition costs. The estimated federal income tax basis of the depreciable portion (building and improvements) of the U.S. Resort Village Properties acquired, including a portion of the acquisition costs, and reflecting our 80.0 percent ownership interest, was initially as follows (in thousands):

Copper	$18,823
Mammoth	$18,573
Sandestin	$14,513
Snowshoe	$7,198
Stratton	$7,783

At the closing of the acquisition of the Resort Village Properties, Intrawest entered into new leases for certain commercial space in the Resort Village Properties that is occupied by Intrawest or its affiliates. The new leases are gross leases that have terms of 15 or 20 years, with four five-year renewal options and annual base rents approximating market rates. Additionally, Intrawest provided a full recourse indemnity guaranteeing the payment of contractual rents for all existing leases made to Intrawest or any of its affiliates for the term of each of those leases. Intrawest, through various affiliates, leased approximately 45.0 percent and 53.4 percent, respectively, of the gross leaseable space at the Resort Village Properties as of December 31, 2008 and 2007.

Additionally, the U.S. and Canadian Resort Village Properties are managed by affiliates of Intrawest pursuant to management agreements that provide for an initial operating term expiring on December 31, 2024, with four five-year renewal options, subject to certain termination rights. The managers are paid a fee based upon a percentage of revenues of the respective U.S. and Canadian Resort Village Properties.

Intrawest Corporation, which is owned by funds managed by Fortress Investment Group LLC and is headquartered in Vancouver, British Columbia, Canada, operates retail and commercial properties at seven resort villages listed below and in which we own an interest. Intrawest owns or controls ten mountain resorts in North America’s most popular mountain destinations, including Whistler Blackcomb, a host venue for the 2010 Winter Olympic Games. Intrawest also owns Sandestin Golf and Beach Resort in Florida and owns Club Intrawest, a premier vacation ownership business.

Great Wolf Joint Venture. Pursuant to a series of transactions in the fourth quarter of 2005, we entered into a partnership with Great Bear Lodge of Wisconsin Dells, LLC (“Wolf Dells”), Great Bear Lodge of Sandusky, LLC (“Wolf Sandusky”) and Great Wolf Resorts, Inc., the parent company of Wolf Dells and Wolf Sandusky (collectively, “Great Wolf”) and acquired the waterpark resort and hotel properties known as “Great Wolf Lodge–Wisconsin Dells” in Wisconsin Dells, Wisconsin (the “Wolf Dells Property”) and “Great Wolf Lodge–Sandusky” in Sandusky, Ohio (the “Wolf Sandusky Property”, and with the Wolf Dells Property, the “Great Wolf Properties”). The Wolf Dells Property includes 309 guest suites, 77 condominium units with 128 rooms, a 64,000 square-foot indoor entertainment area with a 76,000 square foot waterpark. The Wolf Sandusky Property includes 271 guest suites, a 42,000 square foot indoor entertainment area with a waterpark. The agreed upon value for the Great Wolf Properties upon formation of the venture was $114.5 million. We own a 69.7 percent interest in the partnership for which we contributed a total of approximately $81.4 million. Subsequent to the formation of the venture, the Great Wolf Properties were encumbered by a $63.0 million loan. The proceeds of the loan were distributed pro rata to us and Great Wolf in accordance with the partnership interests. We receive a preferred return on our invested capital up to a certain threshold, after which Great Wolf receives its preferred return up to a certain threshold, and then returns are split pro rata. Capital proceeds upon liquidation of the venture will be split pro rata between the partners. Although we own a 69.7 percent interest and receive a certain return prior to any payments to Great Wolf, Great Wolf has equal voting rights on the management board of the property and shares control over certain key decisions with us.

The Wolf Partnership continues to be affected by the decline in the U.S. economy, a regional economic downturn and competitive pressures at both the Wisconsin Dells and Sandusky, Ohio locations. We continue to work with our partner and operator to develop strategies that seek to improve the performance of the properties and our returns, however, the affects of the economic downturn and competitive pressure is expected to continue to have an impact on our earnings in 2009.

The approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the properties at acquisition based on our ownership percentage is set forth below:

Property	Federal Income Tax Basis
Wolf Dells	$38,500
Wolf Sandusky	$31,300

Upon the acquisition of the Great Wolf Properties, subsidiaries of the Wolf Partnership entered into separate lease agreements as landlords with two affiliated tenant partnerships as tenants for the leasing of each of the waterpark resorts. The Wolf Dells Property and the Wolf Sandusky Property are each operated by an affiliate of Great Wolf Resorts, Inc. pursuant to separate management agreements and separate coterminous license agreements, all of which are for a term of 15 years, with two five-year extensions. These agreements provide for a base management fee of 3.0 percent of gross revenues, incentive management fees upon achievement of certain financial performance goals by the properties and a base license fee of 3.0 percent of gross revenues. In February 2009, the management agreement was amended to reduce the base management fees for 2008 and 2009 based on certain net operating income thresholds. During 2008, management fees were reduced from three percent of gross operating revenues to one percent of gross operating revenues. During 2009, the management fees will be reduced based in actual net operating income subject to a floor equal to one percent of gross operating revenues.

Under the structure entered into in connection with the Wolf Partnership, we lease the properties to affiliated tenant partnerships, and our ownership in such tenant partnerships is held through a taxable REIT subsidiary, or “TRS.” The tenant partnerships owned by the TRS lease the properties from affiliated landlord entities and engage third-party managers to conduct day-to-day operations, as opposed to a structure whereby the affiliated landlord entities lease the properties to third-party tenants in exchange for rental revenue. For properties owned and leased to related tenants, our financial statements will include the operating results of the resorts as equity in earnings (losses) of unconsolidated entities rather than rent that would be recorded if such properties were leased to unrelated third-party tenants. Great Wolf Resorts, Inc., headquartered in Madison, Wisconsin and the nation’s largest owner, operator, and developer of family-oriented, destination resorts featuring indoor waterparks, operates both Great Wolf Lodges described in the table below. Great Wolf owns, operates and franchises these primarily drive-to resorts under both the Great Wolf Lodge and Blue Harbor Resort brands. Great Wolf has owned and developed hotels since 1995 and has been involved with the indoor waterpark business since acquiring the Great Wolf Lodge in the Wisconsin Dells in 1999.

Dallas Market Center Venture. Pursuant to a series of three investments between February and May 2005, we contributed approximately $73.7 million in equity to a partnership with the Dallas Market Center providing us with an 80 percent interest (the “DMC Partnership”). The agreed upon value of the properties owned by the DMC Partnership was $250.7 million and the partnership assumed loans with remaining principal balances totaling $158.6 million. The DMC Partnership owns four buildings at the Dallas Market Center (“DMC”), which consists of the World Trade Center, the Dallas Trade Mart, the International Floral and Gift Center (the “IFGC”), Market Hall and surface and garage parking areas (collectively the “DMC Property”). The World Trade Center consists of 15 floors encompassing the Fashion Center Dallas, showrooms and retailers offering gifts and home textiles and 4.8 million leaseable square feet. The Dallas Trade Mart has five floors encompassing gifts, housewares and lighting. Market Hall is a consumer and tradeshow exhibition hall. The IFGC houses permanent showrooms for floral products, holiday decorative products and related accessories. The federal income tax basis of the real estate assets acquired is approximately $225.0 million, representing our 80 percent ownership interest, which is being depreciated on a straight-line basis over the estimated remaining useful lives of the assets acquired. On October 12, 2005, the DMC Partnership entered into a memorandum of understanding and a development agreement to develop an approximate 500,000 square foot expansion, which included a 160,000 square foot lighting center expansion and additional parking at the Trade Mart (the “Trade Mart Expansion”). The Trade Mart Expansion was completed in October 2006. We funded our 80 percent portion (approximately $17.0 million) for our share of the project.

The DMC Partnership leases the DMC Property to Dallas Market Center Operating, L.P. and IFDC Operating L.P., both subsidiaries of the existing management company, Market Center Management Company, Ltd. (“MCMC”). Both leases are five-year triple-net leases with five five-year renewals. The leases require the payment of the greater of minimum annual rent of approximately $26.6 million or percentage rent. MCMC, an affiliate of Crow Holdings, operates the Dallas Market Center.

Under the terms of our partnership agreement with DMC, we receive a preferred return up to a certain threshold with that preference alternating between the partners at various thresholds thereafter. Although we own an

80 percent interest in the DMC Property and receive a certain return prior to any payments to DMC, DMC has equal voting rights on the management board of the DMC Property and shares control over certain key decisions with us.

Property Lease Terms

General. The terms and conditions of any lease we enter into with regard to a property may vary from those described below. Our Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If our board of directors determines, based on the recommendation of our Advisor, that the terms of an acquisition and lease of a property, taken as a whole, are favorable to us, then our board of directors may, in its sole discretion, cause us to enter into leases with terms which are substantially different than the terms described below, provided the terms are consistent with our objective of qualifying as a REIT. In making such determination, our Advisor will consider such factors as the type and location of the property, the prior performance of the property, the purchase price of the property, the prior performance of the tenant, and the creditworthiness of the tenant.

Triple-net and gross leases. We will lease properties that we acquire to tenants primarily under long-term, triple-net leases to tenants or operators who are significant industry leaders. Under the triple-net leases, our tenants will generally be responsible for repairs, maintenance, ground lease payments, property taxes, utilities and insurance for the properties they lease. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. In addition, we have, and may continue to lease certain properties to qualified tenants or operators who are significant industry leaders under long-term, gross leases. Under a gross lease, the tenant generally pays its proportionate share of Operating Expenses above a contractual base amount. We will be the lessor under each lease except in certain circumstances in which we may be a party to a joint venture which will own the property. In those cases, the joint venture, not us, will be the lessor, and all references in this section to us as lessor therefore should be read accordingly.

Leases with subsidiaries. We may invest in interests in properties to be leased to subsidiaries, pursuant to leases which generally have a lease term of five to 20 years, plus multiple renewal options. Properties leased to subsidiaries will be managed by third-party operators. For properties subject to this arrangement, our consolidated financial statements will report the properties’ operating revenues and expenses rather than the rent contractually due under the leases with our subsidiaries. This structure has been implemented as permitted by the REIT Modernization Act of 1999 and is available for lodging assets. Under this law, which became effective on January 1, 2001, we are permitted to lease a property to a subsidiary provided that the subsidiary lessee engages a third party management company to operate the property and it makes a joint election with us to be treated as a taxable REIT subsidiary. If this election is made, rents received from the subsidiary will not be disqualified from being “rents from real property” under the Code. See “Federal Income Tax Considerations—Taxation of CNL Lifestyle Properties.”

Term of leases. We anticipate that properties generally will be leased for an initial term of five to 20 years with multiple renewal options. The minimum rental payment under the renewal option is expected to be greater than that due for the final year of the initial term of the lease. Upon termination of the lease, the tenant will surrender possession of the property to us, together with any improvements made to the property during the term of the lease. In cases where we own only the building and not the underlying land, the owner of the land may assume ownership of the building upon termination of the lease.

Lease payments and security. During the initial term of the lease, the tenant will pay us, as lessor, minimum annual base rent equal to a specified percentage of our cost of purchasing the property, and will be subject to periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices. In addition, our leases are expected to provide for the payment of additional rent generally based on a percentage of gross revenues at the property over certain thresholds. As security for our leases, we generally require the tenant to provide at least one of the following: (1) a security deposit, (2) a parent company guarantee of the tenant’s lease obligations, and/or (3) demonstration a certain net worth. In addition, where a tenant leases more than one property from us, we may require the leases, and pooling agreements, where applicable, to be cross-defaulted.

Assignment and sublease. In general, we expect that no lease may be assigned or subleased without our prior written consent (which may not be unreasonably withheld). A tenant may, however, generally assign or sublease a lease to its corporate affiliate, subsidiary or successor by merger or acquisition, if such assignee or subtenant agrees to operate the same type of facility on the premises, but only to the extent consistent with our objective of qualifying and maintaining our status as a REIT. Such leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for our refusal to consent to an assignment or sublease. In addition, we may refuse to permit any assignment or sublease that would jeopardize our continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless we agree in writing to release the original tenant from its lease obligations.

Alterations to premises. A tenant will generally have the right to make certain improvements, alterations or modifications to the property without our prior written consent and at the tenant’s own expense. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements without our prior consent. Certain leases may require the tenant to post a payment and performance bond for any structural alterations that exceed certain specified amounts.

Insurance, taxes, maintenance and repairs. Tenants of properties will be required, under the terms of our leases, to maintain, for our benefit and the tenant’s benefit, insurance that is commercially reasonable given the size, location and nature of the property. All tenants, other than those tenants with a substantial net worth, will generally also be required to obtain “rental value” or “business interruption” insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to 12 months. Additionally, all tenants will be required to maintain liability coverage, including, where applicable, professional liability insurance. In general, no lease will be entered into unless, in the opinion of our Advisor, as approved by the board of directors, the insurance required to be obtained and maintained by the tenant pursuant to the lease adequately insures the property.

Our leases are expected to require that the tenant pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and permanent improvements. Tenants will be required to maintain such properties in good order and repair. Such tenants generally will be required to maintain the property and repair any damage to the property. In the event that we provide funding for certain capital expenditures, such funding is generally added to the tenant’s lease basis.

A tenant generally will be required to repair the property as long as the property is still suitable for its intended use in the event that less than a material portion of the property is taken for public or quasi-public use. Our leases will generally provide that, in the event of any condemnation of the property that does not give rise to an option to terminate the lease or in the event of any condemnation which does give rise to an option to terminate the lease and the tenant elects not to terminate, we will remit to the tenant the award from such condemnation and the tenant will be required to repair and restore the property. To the extent that the award exceeds the estimated costs of restoring or repairing the property, the tenant is required to disburse such excess amount to us upon completion of the restoration. The tenant’s rent will generally not be abated.

Events of default. The leases generally are expected to provide that the following events, among others, will constitute a default under the lease: (i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default; (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days); (iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased property) if such failure continues for a specified period of time (generally, 10 to 45 days) after notice from us of such failure; (iv) in cases where we enter into a development agreement relating to the construction or renovation of a building, a default under the development agreement or the indemnity agreement or the failure to establish the minimum annual rent at the end of the development period; (v) in cases where we have entered into other leases with the same tenant, a default under any such lease or pooling agreement, if any; and (vi) loss of licensure.

Upon default by the tenant, we generally will have the right under the lease and under most state laws to evict the tenant, re-lease the property to others, and hold the tenant responsible for any deficiency in the minimum annual base rent payments. Similarly, if we determine not to re-lease the property, we could sell the property. In the event that a lease requires the tenant to make a security deposit, we will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

In the event that a tenant defaults under a lease with us, we will either attempt to locate a replacement tenant or discontinue operation of the facility. We will have no obligation to operate the facility and no operator of a facility will be obligated to permit us or a replacement operator to operate the facility.

Sale of Properties and Loans

During the period of time prior to December 31, 2015, we intend, to the extent consistent with our objective of qualifying and maintaining our status as a REIT, to reinvest any proceeds of the sale of assets that are not required to be distributed to stockholders in order to preserve our REIT status for federal income tax purposes in additional properties, loans or other Permitted Investments. We may also use such proceeds to reduce our outstanding indebtedness. As of March 31, 2009, we have sold one property, the Talega Golf Course, which we sold in December 2008 for $22.0 million. At or prior to December 31, 2015, we intend to provide our stockholders with liquidity of their investment, either in whole or in part, through listing on a national securities exchange (although liquidity cannot be assured thereby), by commencing the orderly sale of our assets, or by merging with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company, unless our stockholders owning a majority of our shares elect to extend the duration of CNL Lifestyle Properties by amendment of our articles of incorporation. If listing occurs, we intend to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve our status as a REIT to reinvest in additional properties, loan or other Permitted Investments or to repay outstanding indebtedness.

In deciding the precise timing and terms of sales of assets or a merger, our Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require us to sell a property at an earlier time if the tenant exercises its option to purchase a property after a specified portion of the lease term has elapsed. We will have no obligation to sell all or any portion of a property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants, partners or operators. In connection with seeking to provide stockholders with liquidity, we will only engage in a merger that results in the distribution to our stockholders of cash or securities of a publicly traded company. In connection with our sales of assets, we may take purchase money obligations as partial payment of the sales price, and the terms of payment will be affected by custom in the area in which the property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the sale of a property, we may continue to have a mortgage on the property and the proceeds of the sale may be realized over a period of years rather than at closing of the sale.

We do not anticipate selling any loans prior to the expiration of the loan term, except in the event that: (i) we own the property (land only) underlying the building improvements which secure a mortgage loan and the sale of the property occurs; (ii) we undertake an orderly sale of our assets; or (iii) we determine that it is in the best interest of our stockholders under certain circumstances We will not sell any assets if such sale would not be consistent with our objective of maintaining our status as a REIT.

Mortgage Loans and Other Loans

We may provide mortgage loans to operators to enable them to acquire or develop the land or buildings or as part of a larger acquisition or both. The mortgage loans will be collateralized by such property.

Generally, we believe that the terms of these transactions will be substantially the same as those of our property leases. We expect that any mortgage loans would provide for interest payments of fixed base interest. Certain mortgage loans may also provide for accrued interest based on our return expectations at the property. Management expects that the base interest rate charged under the terms of the mortgage loan will generally be comparable to, or slightly lower than, lease rates charged to tenants for properties. The borrower will be responsible for all of the expenses of owning the property, as with our triple-net leases, including expenses for insurance, repairs and maintenance. Management expects the mortgage loans to be amortized over a period of 10 to 20 years (generally, the same term as the initial term of the property leases), with payments of principal and interest due monthly.

We may provide short-term or mezzanine financing to businesses within our targeted asset classes that are experiencing growth opportunities which require additional investment capital. In order to remain competitive, many businesses will seek to expand their capacity and/or engage in development which provides them with the potential to grow their earnings and market share. This type of financing is similar to debt capital that gives the lender the rights to convert to an ownership or equity interest in the company if the loan is not paid back in time and in full. This debt is generally subordinated to debt acquired from senior lenders such as banks and venture capital companies. In the case of short-term or mezzanine loans, we will generally charge a higher rate of interest and try to obtain a mortgage collateralized by real estate. Our mortgage may not have first priority in the event of default. As a mezzanine or short-term lender, we expect that we will generally receive a portion of our return during the duration of the loan, with the balance payable upon maturity. The terms of these short-term or mezzanine loans will usually be less than five years.

We may combine leasing and financing in connection with our involvement with a particular property. For example, we may make a mortgage loan with respect to the building and acquire and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing us to receive interest on our initial investment in each financed building. At the same time, we retain ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases in which the borrower is also the tenant under a property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the property under the terms of the lease, then the building and improvements on the property will revert to us at the end of the term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, then we will generally have the option of selling the property at the greater of fair market value or cost plus a specified percentage.

We will not make or invest in mortgage loans unless an appraisal is obtained concerning the property that secures the mortgage loan. In cases in which the majority of the Independent Directors so determine, and in all cases in which the mortgage loan involves our Advisor, directors, or affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in our records for at least five years and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, we must obtain a mortgagee’s or owner’s title insurance policy or commitment regarding the priority of the mortgage and condition of the title.

We may also provide other loans to entities in which we own an interest. Such other loans may be collateralized by, among other things, the interests in the entity held by co-venturers.

We believe that the criteria for investing in mortgage loans are substantially the same as those involved in our investments in properties; therefore, we will use the same underwriting criteria as described above in “—Selection of Properties” In addition, we will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our other loans, would exceed an amount equal to 85 percent of the appraised value of the property unless substantial justification exists because of the presence of other underwriting criteria and the loan is approved by our Independent Directors. In no event shall mortgage indebtedness on any property exceed such property’s appraised value. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including our other loans, shall include all interest

(excluding contingent participation in income and/or appreciation in value of the mortgaged property) and the current payment, which payment may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5 percent per annum of the principal balance of the loan.

We will not make or invest in any mortgage loans or other loans that are subordinate to any mortgage, other indebtedness or equity interest of our Advisor, the directors, or our affiliates. We anticipate that we will continue to compete with other REITs, real estate partnerships, mutual funds, institutional investors, specialty finance companies, opportunity funds and other investors, including, but not limited to, banks and insurance companies, many of which have greater financial resources than we do for the purposes of leasing and financing of properties within our targeted asset classes and making loans and Permitted Investments. These competitors often also have a lower cost of capital and are subject to less regulation. This competition impacts our ability to both find real estate investments and tenants. We may also face competition from other funds in which affiliates of our Advisor participate.

Our loan program may be subject to regulation by federal, state and local regulations, laws, and administrative decisions that impose various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions, and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our loan program. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements.

At March 1, 2009, we had made a total of eleven loans, one of which was repaid on August 14, 2006 and one of which we acquired the underlying property through a foreclosure, with an aggregate outstanding principal balance of approximately $166.8 million.

Loan Portfolio

The following table summarizes our loan portfolio as of December 31, 2008 (in thousands):

Borrower and Description of Collateral	Date of Loan Agreement	Maturity Date	Interest Rate	Loan Principal Amount	Accrued Interest
Won & Jay, Inc. (one golf club)(1)	12/12/2008	12/11/2009	9.00%	$10,000	$—
PARC Management LLC (equipment)(2)	11/13/2008	11/12/2011	8.00% – 8.50%	584	6
Big Sky Resort (one ski resort)(3)	9/23/2008	9/22/2010	12.00%	68,000	—
Booth Creek Resort Properties LLC (two ski properties & one parcel of land)(4)	1/18/2007	1/19/2010	15.00%	12,000	1,496
Marinas International, Inc. (four marinas)	12/22/2006	12/22/2021	10.25%	39,151	1,286
Shorefox Development, LLC (lifestyle community development)(5)	3/13/2006	3/10/2009	13.50%	40,000	2,384

Total				$169,735	$5,172

Accrued interest				5,172
Acquisition fees, net				3,843
Loan origination fees, net				(333)
Additional carrying costs(5)				3,656

Total carrying amount				$182,073

FOOTNOTES:

(1)	On December 12, 2008, we sold our Talega Golf Course property and issued a mortgage note to the purchaser for the remainder of the purchase price.

(2)	On November 13, 2008, we made a loan to PARC Management LLC for approximately $584,000 collateralized by personal property equipment.

(3)	We made a loan to Boyne and its affiliates collateralized by a first priority lien on certain of the real and personal property assets related to the operation of the Big Sky Resort. Concurrently with the loan transaction, we entered into an asset purchase agreement with the Borrowers to acquire The Big Sky Resort for a purchase price of $74.0 million. If the property is acquired, such acquisition must occur on a date which is the earlier of (i) September 17, 2010 or (ii) the date designated in a written notice to us from the Borrowers; provided that if the loan is repaid or if the maturity date of the loan is accelerated prior to the closing of the acquisition of The Big Sky Resort, we have the right to accelerate the closing to the date of repayment of the loan or to any date following the accelerated maturity date of the loan. The acquisition of the property is subject to the completion of satisfactory due diligence and other requirements. There is no assurance that those conditions will be met or that we will ultimately acquire this property.

(4)	On February 20, 2009, Booth Creek Resort Properties, LLC paid off a portion of its loan (approximately $3.3 million including interest), which was collateralized by the Waterville Valley Ski Resort.

(5)

The loan is collateralized by a first mortgage on a portion of the land underlying a to-be-built Orvis®-branded lifestyle community in Granby, Colorado. In January 2008, the borrower advised us that it was having financial difficulties and would no longer be able to fund debt service on the loan. The loan was deemed impaired and we ceased recording interest on the loan. On April 2, 2008, we filed a complaint to foreclose on the collateral of the loan. Management believes, based on internal market studies and an external appraisal, that the value of the underlying collateral exceeds the carrying value of the note and, therefore, has not established an allowance for loan losses for this loan. The carrying value of the note is approximately $46.0 million including principal, accrued and deferred interest, and additional carrying costs related to the collateral.

The following is a schedule of future maturities for all mortgages and other notes receivable (in thousands):

2009	$10,000	(1)
2010	80,205
2011	830
2012	273
2013	302
Thereafter	38,125

Total	$129,735

FOOTNOTE:

(1)	This amount does not include the $40.0 million loan receivable from Shorefox Development, LLC.

As of December 31, 2008, all of our borrowers with outstanding loans were current on their loan payments to us, with the exception of our $40.0 million loan to Shorefox Development LLC, which is non-performing and currently in foreclosure.

Financings and Borrowings

General. We have borrowed and will continue to borrow money to acquire properties, make loans and other Permitted Investments and to pay certain related fees. We have borrowed and may continue to borrow money to pay distributions to stockholders, for working capital and for other corporate purposes. We also intend to encumber assets in connection with such borrowings. We have obtained a $100.0 million revolving line of credit and may obtain additional lines of credit aggregating up to $500 million, which may be increased at the discretion of our board of directors. We may repay the line of credit with offering proceeds, proceeds from the sale of assets, working capital or Permanent Financing. We cannot assure you that additional lines of credit will be obtained. We have obtained Permanent Financing and may obtain additional Permanent Financing in the future.

We believe that any financing obtained during the offering period will allow us to make investments that we otherwise would be forced to delay until we raised a sufficient amount of proceeds from the sale of our shares. By eliminating this delay, we will also eliminate the risk that these investments will no longer be available or that the terms of the investment will be less favorable when we have raised sufficient offering proceeds. Similarly, management believes that the borrowings will benefit us by allowing us to take advantage of our ability to borrow at favorable interest rates. Specifically, we intend to structure the terms of any financing so that the lease rates for properties acquired and the interest rates for loans made with the loan proceeds will exceed the interest rate payable on the financing. We will increase our net revenues to the extent that we are able to structure the financing on these terms. In addition, the use of financing will increase the diversification of our portfolio by allowing us to acquire more assets than would be possible using only the Gross Proceeds from the offering.

We may borrow funds for the purpose of preserving our status as a REIT or for any other authorized corporate purpose. For example, we may borrow to the extent necessary to permit us to make distributions required in order to enable us to continue to qualify as a REIT for federal income tax purposes; however, we will not borrow for the purpose of returning Invested Capital to our stockholders unless necessary to eliminate corporate level tax to us. Our aggregate borrowing, secured and unsecured, will be reasonable in relation to our Net Assets and will be reviewed by the board of directors at least quarterly. In addition, the aggregate amount of Permanent Financing is not expected to exceed 50 percent of our total assets on an annual basis. In accordance with our articles of incorporation, the maximum amount we may borrow is 300 percent of our Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300 percent of our Net Assets, a majority of our Independent Directors must approve the borrowing, and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval occurs. Under our articles of incorporation, we may borrow funds from our Advisor or its affiliates.

Historically, we have experienced competition from other REITs, real estate partnerships, mutual funds, institutional investors, specialty finance companies, opportunity funds and other investors, including, but not limited to, banks and insurance companies, many of which generally have had greater financial resources than we do for the purposes of leasing and financing properties within our targeted asset classes. These competitors often also have a lower cost of capital and are subject to less regulation. However, due to the current conditions in the U.S. financial markets, the availability of capital resources from these competitor sources has dramatically decreased. When capital markets begin to normalize, and if U.S. government funds become more readily available through economic stimulus packages, our competition for investments will likely increase or resume to historical levels. The level of competition impacts both our ability to find real estate investments and tenants. We may also face competition from other funds in which affiliates of our Advisor participate or advise.

The tables below set forth our indebtedness (in thousands) for our consolidated and unconsolidated entities as of December 31, 2008 and are followed by a more detailed discussion of any outstanding indebtedness which is material to us:

	Carrying Value of Collateral at December 31, 2008	Interest Rate	Maturity Date	Balance as of December 31, 2008
Variable rate debt:
Mizner mortgage debt	1 lifestyle residential	30-day	1/2/2015	$85,413
	property, $102.9	LIBOR +
	million	Spread

Bretton Woods	1 ski and mountain	30-day	7/1/2010	22,430
Construction Loan	lifestyle property,	LIBOR +
(mortgage debt)	$69.5 million	2.00%

Colonial Line	25 ski, marina	30-day	10/15/2010
(line of credit)	& attraction properties	LIBOR +		100,000
		2.00%

Total variable rate debt				$207,843

Fixed rate debt:
Triple Peaks	3 ski and mountain	9.00% –	12/31/2011	$37,600
(seller financing)	lifestyle properties,	9.50%
	$123.6 million

Traditional Golf	1 golf property,	7.28%	3/1/2016	5,872
(mortgage debt)	$9.6 million

Prudential Golf	22 golf properties,	6.09%	2/5/2013	137,961
(mortgage debt)	$246.0 million

Sun Life Golf	8 golf properties,	6.58%	7/1/2017	40,674
(mortgage debt)	$80.2 million

Prudential Ski	5 ski and mountain	6.11%	4/5/2014	106,499
(mortgage debt )	lifestyle properties,
	$230.5 million

Six Flags	unsecured	8.75%	4/1/2017	20,300
(seller financing)

Sun Life Golf	5 golf properties,	6.35%	3/1/2017	23,753
(mortgage debt)	$36.9 million

Sun Life Golf	2 golf properties,	6.33%	12/1/2016	36,013
(mortgage debt)	$71.8 million

Sun Life Golf	3 golf properties,	6.18%	12/1/2016	15,834
(mortgage debt)	$29.1 million

Bretton Woods	unsecured	5.20%	6/19/2009	338
(seller financing)

Bretton Woods	$8.0 million certificate of	5.77%	6/19/2010	6,500
(seller financing)	deposit

Total fixed rate debt				431,344

Total debt				$639,187

Our unconsolidated entities are subject to the following fixed rate debt (in thousands):

Intrawest U.S. Venture	Mortgage loan	5.75%	Monthly principal and interest payment of $289,389	6/1/2015	$42,800

Intrawest Canadian Venture	Mortgage loan	5.83%	Monthly principal and interest payment of $128,138(1)	1/11/2015	21,172	(1)

DMC Partnership	Mortgage loan	6.04%	Monthly principal and interest payment of $889,145	9/1/2014	133,736

DMC Partnership	Mortgage loan	5.45%	Monthly principal and interest payment of $110,663	9/1/2012	14,644

Wolf Partnership	Mortgage loan	6.08%	Monthly interest only of $319,200(2)	3/1/2013	63,000

Total					$275,352

FOOTNOTES:

(1)	This amount was converted from Canadian dollars to U.S. dollars at an exchange rate of 1.224 Canadian dollars for $1.00 U.S. dollar on December 31, 2008.

(2)	Effective April 1, 2009, monthly principal and interest payments will be payable on the loan based on a 30-year amortization schedule.

DMC Financing. The DMC Partnership assumed two loans on the DMC Property. The first for the Dallas Market Center had an outstanding principal balance of approximately $142.3 million. This loan is amortized over 27.5 years and matures in September 2014. The loan bears interest at a blended rate of 6.04% and requires monthly principal and interest payments of $889,145. The balance due upon maturity of the $143 million loan, assuming no prepayment of principal, will be approximately $116.7 million. The second loan for the IFGC had an outstanding principal balance of approximately $16.3 million. The IFGC loan bears interest at a fixed rate of 5.45% and requires aggregate monthly principal and interest payments of $110,663. The loan is amortized over 22 years, matures in September 2012 and allows prepayment under certain terms and conditions. The balance due upon maturity of the $16.3 million loan, assuming no prepayment of principal, will be approximately $12.5 million.

Sun Life Golf Course Financings. We have entered into a series of four golf course financings with Sun Life Assurance Company of Canada (“Sun Life”). The loans in all four tranches are cross-defaulted and cross-collateralized within the tranches and against the loans in the other tranches. Descriptions of these loans follow below.

On November 14, 2006, we borrowed an approximate aggregate amount of $16.5 million from Sun Life through three separate loans. Each loan is collateralized by a mortgage or deed of trust on each of the following golf properties for the amount indicated: the Palmetto Hall Golf Course for approximately $4.0 million, the South

Mountain Golf Course for $6.7 million and the Bear Creek Golf Course for approximately $5.8 million. Each loan bears interest annually at a fixed rate of 6.18% for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. At the end of ten years, there is a balloon payment for the remaining principal and interest due on the loan. Prepayment is prohibited for the first two years, after which early repayment is subject to a prepayment fee. We used the proceeds of this loan to fund additional acquisitions.

On November 30, 2006, we borrowed an approximate aggregate amount of $46.7 million from Sun Life through three separate loans. Each loan is collateralized by a mortgage or deed of trust on each of the following golf properties for the amount indicated: the Valencia Golf Course for approximately $19.9 million, and the Weston Hills Golf Course for approximately $17.8 million. Each loan bears interest annually at a fixed- rate of 6.33% for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. At the end of ten years, there is a balloon payment for the remaining principal and interest due on the loan. Prepayment is prohibited for the first two years, after which early repayment is subject to a prepayment fee. We used the proceeds of this loan to fund additional acquisitions. The Talega Golf Course was sold in December 2008 and this loan was reduced by approximately $8.8 million.

On February 9, 2007, we borrowed an approximate aggregate amount of $24.7 million from Sun Life through five separate loans. Each loan is collateralized by a mortgage or deed of trust on one of the following golf courses for the approximate amount indicated: the Mansfield Golf Course for $4.4 million, the Plantation Golf Course for $2.8 million, the Fossil Creek Golf Course for $4.8 million, the Canyon Springs Golf Course for $8.0 million and the Cinco Ranch Golf Course for $4.7 million. Each loan bears interest annually at a fixed rate of 6.35% for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. At the end of ten years, there is a balloon payment for the then remaining principal and interest due on the loan. Prepayment is prohibited for the first two years, after which prepayment is permitted subject to a fee. We used the proceeds of this loan to fund additional acquisitions.

On June 8, 2007, we borrowed $42.0 million from Sun Life. This is the fourth loan collateralized by our golf properties through Sun Life. Each loan is collateralized by a mortgage or deed of trust on the following golf properties for the amount indicated: Mesa Del Sol Country Club for $3.5 million, Royal Meadows Golf Club for $1.2 million, Cowboys Golf Club for $12.7 million, Fox Meadows Country Club for $4.75 million, LakeRidge Country Club for $4.0 million, Painted Hills Golf Course for $2.0 million, Signature Golf Course for $8.6 million and Weymouth Country Club for $5.3 million. The $42.0 million loan bears interest annually at a fixed rate of 6.58% for a term of ten years, with monthly payments of principal and interest based on a 25-year amortization period. Prepayment on the loan is prohibited for the first two years after which early repayment is subject to a prepayment fee. At the end of ten years, there is a balloon payment for the then remaining principal and interest due on the loan. The loan is cross-defaulted with our other three golf financings obtained from Sun Life. We used the proceeds of this loan to fund additional acquisitions.

Prudential Golf Course Financings. On January 25, 2008, we borrowed an aggregate amount of $140.0 million from The Prudential Insurance Company of America through loans on the 22 golf properties we acquired from American Golf Corporation on November 30, 2007. Each loan bears interest annually at a fixed rate of 6.09% for a term of five years. Monthly payments of principal and interest on the loans are based on a 25-year amortization period. All of these loans are cross-defaulted and cross-collateralized. Prepayment is permitted upon payment of a fee. We intend to use the proceeds of these loans to fund additional acquisitions. Each loan is collateralized by a mortgage or deed of trust on one of the following golf properties for the amount indicated (in millions):

Ancala Country Club	$7.6
Arrowhead Country Club	$9.4
Arrowhead Golf Club	$10.4
Continental Golf Course	$4.0
Deer Creek Golf Club	$4.9
Desert Lakes Golf Course	$1.3
Eagle Brook Country Club	$9.2
Foothills Golf Club	$5.7
Hunt Valley Golf Club	$14.0
Kokopelli Golf Club	$5.8
Legend at Arrowhead Golf Resort	$6.3
London Bridge Golf Course	$7.0
Majestic Oaks Golf Club	$7.2
Meadowbrook Golf & Country Club	$6.8
Mission Hills Country Club	$1.8
Painted Desert Golf Club	$5.4
Ruffled Feathers Golf Club	$8.3
Stonecreek Golf Club	$8.8
Superstition Springs Golf Club	$6.4
Tallgrass Country Club	$2.8
Tamarack Golf Club	$4.5
Tatum Ranch Golf Club	$2.4

Ski Financing. On March 30, 2007, we borrowed $111.5 million from The Prudential Insurance Company of America. The loan is collateralized by a mortgage or deed of trust on the following ski resort properties for the approximate amount indicated: the Northstar-at-Tahoe™ Resort for $41.5 million, the Summit-at-Snoqualmie Resort for $18.0 million, the Sierra-at-Tahoe® Resort for $20.9 million, the Loon® Mountain Resort for $17.1 million and the Brighton Ski Resort for $14.0 million. Each loan bears interest annually at a fixed rate of 6.11% for a term of seven years, with monthly payments of principal and interest based on a 20-year amortization period. At the end of seven years, there is a balloon payment for the remaining principal and interest due on the loan. Prepayment is permitted upon payment of a fee. We used the proceeds of this loan to fund additional acquisitions.

SELECTED FINANCIAL DATA

The following selected financial data for CNL Lifestyle Properties, Inc. ( in thousands except for per share data) should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 20, 2009, which is incorporated by reference herein:

	Year Ended December 31,
	2008	2007	2006	2005	2004(1)
Operating Data:
Revenues	$210,415	$139,422	$21,887	$227	$—
Operating income (loss)	57,578	34,661	1,295	(4,984)	(1,280)
Income (loss) from continuing operations	34,240	35,356	19,250	6,583	(683)
Discontinued operations(2)	2,396	169	135	—	—
Net income (loss)	36,636	35,525	19,385	6,583	(683)
Net income (loss) per share (basic and diluted):
From continuing operations	0.16	0.22	0.31	0.33	(0.17)
From discontinued operations	0.01	—	—	—	—
Weighted average number of shares outstanding (basic and diluted)	210,192	159,807	62,461	19,796	4,076
Cash distributions declared and paid(3)	128,358	94,067	33,726	10,096	1,173
Cash distributions declared and paid per share	0.62	0.60	0.56	0.54	0.26
Cash provided by operating activities	118,782	117,212	45,293	4,616	755
Cash used in investing activities	369,193	1,221,387	562,480	199,063	41,781
Cash provided by financing activities	424,641	842,894	721,293	251,542	77,735

	Year Ended December 31,
	2008	2007	2006	2005	2004(1)
Balance Sheet Data:
Real estate investment properties	$1,862,502	$1,603,061	$464,892	$20,953	$—
Investments in unconsolidated entities	158,946	169,350	178,672	212,025	41,913
Mortgages and other notes receivable	182,073	116,086	106,356	3,171	—
Cash	209,501	35,078	296,163	93,804	36,710
Total assets	2,529,735	2,042,210	1,103,699	336,795	85,956
Long-term debt obligations	539,187	355,620	69,996	—	—
Total liabilities	707,363	424,896	104,505	12,163	11,004
Rescindable common stock	—	—	21,688	—	—
Stockholders’ equity	1,822,372	1,617,314	977,506	324,632	74,952

Other Data:
Funds from operations (“FFO”)(4)	148,853	118,378	40,037	14,170	(579)
FFO per share	0.71	0.74	0.64	0.72	(0.14)
Properties owned directly at the end of period	104	90	42	1	—
Properties owned through unconsolidated entities at end of the period	10	10	10	10	7
Investments in mortgages and other notes receivable at the end of period	11	9	7	1	—

FOOTNOTES:

(1)	Operations commenced on June 23, 2004 when we received minimum offering proceeds of $2.5 million and funds were released from escrow. We completed our first investment in December 2004. The historical results of operations are not necessarily indicative of future performance due to our limited operating history and our rate of growth attributable to the significant increase in proceeds raised through our offerings as well as the number and magnitude of real estate acquisitions made in recent periods.

(2)	On December 12, 2008, we sold our Talega Golf Course property to Won & Jay, Inc. (“W&J”) for $22.0 million, resulting in a gain of approximately $4.5 million. At the same time, we paid approximately $2.4 million in loan prepayment fees and terminated our lease on the property with Heritage Golf. In connection with the sale, we received cash in the amount of $12.0 million and promissory note from W&J in the amount of $10.0 million. See “Mortgages and Other Notes Receivable” under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information. In accordance with generally accepted accounting principles (“GAAP”), we have reclassified and included the results from the property sold in 2008 as discontinued operations in the consolidated statements of operations for all periods presented.

(3)	Cash distributions are declared by the board of directors and generally are based on various factors, including expected and actual net cash from operations and our general financial condition, among others. Approximately 41.0%, 58.0%, 71.9%, 51.9%, and 24.0% of the distributions received by stockholders were considered to be ordinary income and approximately 59.0%, 42.0%, 28.1%, 48.1%, and 76.0% were considered a return of capital for federal income tax purposes for the years ended December 31, 2008, 2007, 2006, 2005, and 2004, respectively. We have not treated such amounts as a return of capital for purposes of calculating the stockholders’ return on their invested capital, as described in our advisory agreement.

(4)	We consider funds from operations (“FFO”) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. We believe that by excluding the effect of depreciation and amortization, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income); (ii) is not necessarily indicative of cash flow available to fund cash needs; and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of our operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with our net income as reported in the accompanying consolidated financial statements and notes thereto.

Reconciliation of net income (loss) to FFO for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 (in thousands except per share data):

	Year Ended December 31,
	2008	2007	2006	2005	2004
Net income (loss)	$36,636	$35,525	$19,385	$6,583	$(683)

Adjustments:
Depreciation and amortization(a)	98,901	64,883	8,489	17	—
Gain on sale of real estate investment properties	(4,470)	—	—	—	—
Net effect of FFO adjustment from unconsolidated entities(b)	17,786	17,970	12,163	7,570	104

Total funds from operations	$148,853	$118,378	$40,037	$14,170	$(579)

Weighted average number of shares of common stock outstanding (basic and diluted)	210,192	159,807	62,461	19,796	4,076

FFO per share (basic and diluted)	$0.71	$0.74	$0.64	$0.72	$(0.14)

FOOTNOTES:

(a)	This amount includes depreciation and amortization for our Talega Golf Course property, which was sold on December 12, 2008 and reclassified to discontinued operations.

(b)	Represents our share of the FFO adjustments allowable under the NAREIT definition (primarily depreciation) multiplied by the percentage of income or loss recognized under the hypothetical liquidation at book value (“HLBV”) method of accounting.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are listed below:

Name	Age	Position
James M. Seneff, Jr.	62	Director and Chairman of the Board
Robert A. Bourne	62	Director, Vice Chairman of the Board and Treasurer
Bruce Douglas	76	Independent Director
Dennis N. Folken	74	Independent Director
Robert J. Woody	65	Independent Director
R. Byron Carlock, Jr.	46	President and Chief Executive Officer
Charles A. Muller	50	Chief Operating Officer and Executive Vice President
Tammie A. Quinlan	46	Chief Financial Officer and Executive Vice President
Joseph T. Johnson	34	Senior Vice President and Chief Accounting Officer
Amy Sinelli	39	Senior Vice President, General Counsel and Secretary
Baxter R. Underwood	31	Senior Vice President and Chief Investment Officer

James M. Seneff, Jr. Chairman of the Board. Mr. Seneff has served as the chairman of our board of directors and of our Advisor’s board of directors, and subsequently as a director and the chief executive officer of our Advisor’s managing member, since 2003. He is the sole stockholder of CNL Holdings, LLC and has served as an executive officer of CNL Holdings, LLC and its subsidiary, CNL Financial Group, Inc., a diversified real estate company, since 1980. Mr. Seneff serves or has served in a similar capacity for a number of CNL Holding, LLC’s affiliates, including: CNL Hotels & Resorts, Inc., a public, unlisted REIT, and its advisor, CNL Hospitality Corp., (1997 to 2006); CNL Retirement Properties, Inc., a public, unlisted REIT, and its advisor, CNL Retirement Corp., (1997 to 2006); CNL Restaurant Properties, Inc., a public, unlisted REIT, and its advisor, (1994 to 2005); National Retail Properties, Inc., a publicly traded REIT, (1994 to 2005); Trustreet Properties, Inc., a publicly traded REIT, (2005 to 2007); CNL Securities Corp., the Managing Dealer of our ongoing public offering of common stock, (1979 to present); CNL Capital Markets Corp., (1990 to present); and CNLBancshares, Inc., (1999 to present). Mr. Seneff received his degree in Business Administration from Florida State University.

Robert A. Bourne. Vice Chairman of the Board and Treasurer. Mr. Bourne has served as the vice chairman of the board of directors and treasurer of us and our Advisor, and subsequently as a director and the president of our Advisor’s managing member, since 2003. He has served as an executive officer of CNL Financial Group, Inc. since 1984, and he also serves or has served as an executive officer for a number of other CNL Holdings, LLC’s affiliates, including: CNL Hotels & Resorts, Inc. and its advisor (1997 to 2006); CNL Retirement Properties, Inc. and its advisor (1997 to 2006); CNL Restaurant Properties, Inc. (1994 to 2005); National Retail Properties, Inc. (1996 to 2005); CNL Securities Corp. (1979 to present); and CNL Capital Markets Corp. (2000 to present). Mr. Bourne has also served as a director of Trustreet Properties, Inc. (2005 to 2007) and CNLBancshares, Inc. (1999 to present). Mr. Bourne was a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, and attained the position of tax manager in 1975. Mr. Bourne graduated with honors from Florida State University with a degree in Accounting.

Bruce Douglas. Mr. Douglas has served as one of our Independent Directors since 2004. Mr. Douglas is President Emeritus of Sterling College, having served as its president from 2005 to 2008. Mr. Douglas founded and has been the chief executive officer of Harvard Development Company, a real estate development organization specializing in urban revitalization and rejuvenation since 2001. Mr. Douglas founded The Douglas Company, a construction and engineering firm, and was chairman and chief executive officer between 1975 and 2001. Mr. Douglas is a trustee of the Wilberforce University and a member of the Taubman Center Advisory Board of Harvard University. Mr. Douglas received his B.A. in Physics from Kalamazoo College in 1954, B.S. in Civil Engineering from the University of Michigan in 1955, MPA from Harvard University in 1995 and Ph.D. in History at the University of Toledo in 2004.

Dennis N. Folken. Mr. Folken has served as one of our Independent Directors since 2004. He is a retired certified public accountant who worked with several local accounting firms before joining Coopers & Lybrand, Certified Public Accountants, where he served as an office managing partner and group managing partner from 1969 until 1988. From 1989 until his retirement in 1997, Mr. Folken served as a manager of Devex Realty, Inc. & Comreal, Inc., a real estate brokerage firm, and an adviser to Fiduciary Associates, Inc., a trust administration company. He currently serves on the board of the Transylvania Endowment. Mr. Folken received a BA from Rollins College in 1956 and attended the University of Florida Graduate School of Business. He received his certified public accountant designation in 1957.

Robert J. Woody. Mr. Woody has served as one of our Independent Directors since 2004. He serves as a partner in Elgin Energy Partners, LLC, the general partner of a private equity limited partnership in Washington, D.C. He also serves as Chairman of Elgin Energy, LLC, an engineering, technology and exploration company located in Colorado. He served as deputy chairman and general counsel for Northstar Financial Services Ltd. (2005 through 2008) and as CEO of Northstar Consulting Group, Inc. (2004 through 2008). Mr. Woody was the executive vice president and general counsel for Northstar Companies, Inc., an international wealth management firm, from 2002 until 2004. Before joining Northstar Companies, Inc., Mr. Woody was a partner at the law firm of Shook, Hardy & Bacon, L.L.P. (1997-2002). Mr. Woody received a Bachelor of Arts in 1966 and a J.D. in 1969 from the University of Kansas and undertook graduate legal study in international law at the University of Exeter, England, in 1972.

R. Byron Carlock, Jr. Chief Executive Officer and President. Mr. Carlock has served as president (April 2004 to present) and chief executive officer (September 2005 to present) of CNL Lifestyle Properties. He has also served as president of CNL Lifestyle Company, LLC, our Advisor, since April 2004. From March 1998 through June 1998 and since 2000, Mr. Carlock has served as the chairman and CEO of The Carlock Companies LLC, a Dallas-based advisory firm specializing in mergers, acquisitions and recapitalizations. Mr. Carlock, through The Carlock Companies, LLC and its predecessors, has provided consulting services to a number of our Advisor’s affiliates. Prior to 2000, Mr. Carlock served as chief investment officer and executive vice president of Post Corporate Services and as president and chief operating officer of W.B. Johnson Properties, LLC. He was employed by the Trammell Crow Company and then Crow Holdings International in various capacities between 1987 and 1997, ultimately as managing director of capital markets for the last two years of that term. Mr. Carlock received an M.B.A. from the Harvard Business School in 1988 and a B.A. in Accounting from Harding University in Arkansas in 1984. Mr. Carlock is an inactive certified public accountant and a member of the Urban Land Institute and the Real Estate Round Table. He completed additional studies as a Rotary Scholar at the Chinese University of Hong Kong in 1985.

Charles A. Muller. Chief Operating Officer and Executive Vice President. Mr. Muller has served as our and our Advisor’s chief operating officer since April 2004, our executive vice president since April 2005 and the executive vice president of our Advisor since February 2005. Mr. Muller served as executive vice president and chief operating officer of CNL Hotels & Resorts, Inc., a public, unlisted REIT, and its advisor from 1997 to 2003. Before joining CNL Hotels & Resorts, Inc., Mr. Muller spent 15 years in hotel and resort sector investment, development and operations working for companies such as AIRCOA Hospitality Services, Inc., PKF Consulting, Wyndham Hotels & Resorts and Tishman Hotel Corporation. Mr. Muller currently serves on the Urban Land Institute, Recreational Development Council. He received a B.A. in Hotel Administration from Cornell University in 1981.

Tammie A. Quinlan. Chief Financial Officer and Executive Vice President. Ms. Quinlan has served as our and our Advisor’s chief financial officer since April 2004 and as our executive vice president since September 2005. Between April 2004 and September 2005, Ms. Quinlan served as our and our Advisor’s senior vice president. Prior to joining us and our Advisor, Ms. Quinlan served as senior vice president of corporate finance and treasury of CNL Hospitality Corp., the advisor to CNL Hotels & Resorts, Inc., from 1999 to 2004. Before joining CNL Hospitality Corp., Ms. Quinlan was employed by KPMG LLP (1987-1999), most recently as a senior manager, performing services for a variety of clients in the real estate, hospitality and financial services industries. Ms. Quinlan is a certified public accountant. She graduated from the University of Central Florida where she received a B.S. in Accounting and Finance.

Joseph T. Johnson. Senior Vice President and Chief Accounting Officer. Mr. Johnson has served as our senior vice president and chief accounting officer since February 2007. From July 2005 through February 2007, he was our and our Advisor’s vice president of accounting and financial reporting. Prior to joining us, Mr. Johnson was employed by CNL Hospitality Corp. from 2001 to 2005, most recently as vice president of accounting and financial reporting. Prior to joining CNL Hospitality Corp., Mr. Johnson was employed in the audit practice of KPMG LLP. Mr. Johnson is a certified public accountant. He received a B.S. in Accounting in 1997 and a M.S. in Accounting in 1999 from the University of Central Florida.

Amy Sinelli. Senior Vice President, General Counsel and Secretary. Ms. Sinelli has served as our and our Advisor’s senior vice president since February 2007, as our general counsel since February 2008 and as our secretary since June 2006. From February 2005 to February 2007, she served as a vice president to us and our Advisor, and from February 2005 to February 2008 she served as our corporate counsel. Ms. Sinelli was employed by CNL Capital Markets from 2003 to 2005. Prior to joining CNL Capital Markets, Ms. Sinelli spent ten years in private legal practice, most recently at the law firm of Igler & Dougherty, P.A. in Tampa, Florida. Ms. Sinelli is licensed to practice law in Florida and is a member of the Florida and American Bar Associations. Ms. Sinelli is a member of the Association of Corporate Counsel and of the Investment Program Association, Legal and Regulatory Affairs Committee. She received a B.A. from Miami University and her J.D. from Capital Law School.

Baxter R. Underwood. Senior Vice President and Chief Investment Officer. Mr. Underwood has served as our and our Advisor’s Senior Vice President and Chief Investment Officer since September 2008. From September 2005 to September 2008, Mr. Underwood served our Advisor as Vice President of Investments where he oversaw the acquisition and asset management of ski & mountain lifestyle and marina properties, and from February 2004 through September 2005 he served our Advisor as Director of Acquisitions. He originally joined CNL in September 2002 as an analyst for CNL Real Estate Group and subsequently served as a senior analyst for CNL Investment Company until February 2004. Prior to that, Mr. Underwood was employed by Opportunity International, a global microfinance organization, as a consultant consolidating its Latin American operations. He currently serves as secretary of the Board of Directors of HOPE International, a non-profit organization. Mr. Underwood received a B.A. in 2001 from Stanford University.

Prior Affiliate Litigation. In 2004, stockholders in CNL Hotels & Resorts, Inc. (“CHR”) filed two class action complaints, which were consolidated, in the United States District Court for the Middle District of Florida (the “District Court”) against, among others, CHR, CNL Hospitality Corp. (“CHC”), certain affiliates of CHR and CHC, and certain of CHR’s directors and officers, including James M. Seneff, Jr., and Robert A. Bourne. Messrs. Seneff and Bourne are also members of our board of directors. Neither we, nor our Advisor or our directors or officers, in their respective capacities with CNL Income Properties, were defendants in the CHR litigation. In the Consolidated CHR Litigation, the plaintiffs sought money damages, rescission of their securities purchases, and various injunctions relating to the proposed merger of CHC into CHR. Plaintiffs alleged violations of Sections 11, 12(a)(2) and 15 of the Securities Act and Section 14(a), including Rule 14a-9 hereunder, and Section 20(a) of the Exchange Act.

On February 6, 2006, the parties to the litigation entered into a memorandum of understanding to settle all claims in the litigation upon the payment of $35.0 million by CHR over a period of three years. On August 2, 2006, the court issued its final order approving the settlement and the determination of legal fees. There was no admission or adjudication of liability with regard to Messrs. Seneff and Bourne in the settlement.

Independent Directors

Under our articles of incorporation, a majority of the board of directors, and also a majority of any committee of the board of directors, must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall appoint replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediate family), be associated with us, our Advisor or any of our affiliates within the last two years of becoming a director and at such time an Independent Director may not own any interest in, be employed by, have any material business or professional relationship with, serve as an officer or director of our Advisor or its affiliates, serve as a director of more than three REITs advised by our Advisor or its affiliates or perform services (other than as an Independent Director) for us.

Committees of the Board of Directors

We have a standing audit committee, the members of which are selected by the board of directors each year. During 2008, the audit committee was comprised of Bruce Douglas, Dennis N. Folken and Robert J. Woody, each of whom has been determined to be “independent” under the listing standards of the New York Stock Exchange referenced above. We operate under a written charter adopted by the board of directors. A copy of the audit committee charter is posted on our website at www.cnllifestylereit.com/n-filings.asp. The audit committee assists the board of directors by providing oversight responsibilities relating to:

•	the integrity of financial reporting;

•	the independence, qualifications and performance of our independent auditors;

•	the systems of internal controls;

•	the performance of our internal audit function; and

•	compliance with management’s audit, accounting and financial reporting policies and procedures.

In addition, the audit committee recommends the independent auditors for appointment by the board of directors and is responsible for the compensation and oversight of our independent auditor and internal auditors. In performing these functions, the audit committee meets periodically with the independent auditors, management and internal auditors (including private sessions) to review the results of their work. During the year ended December 31, 2008, the audit committee met five times with our independent auditors, internal auditors and management to discuss the annual and quarterly financial reports prior to filing them with the Commission. The audit committee has determined that Mr. Folken, the chairman of the audit committee and an Independent Director, is an “audit committee financial expert” under the rules and regulations of the Commission for purposes of Section 407 of the Sarbanes-Oxley Act of 2002.

Currently, we do not have a nominating committee, and therefore, do not have a nominating committee charter. The board of directors is of the view that it is not necessary to have a nominating committee at this time because the board of directors is composed of only five members, including three “Independent Directors” (as defined under the New York Stock Exchange listing standards), and each director is responsible for identifying and recommending qualified board of directors candidates. The board of directors does not have any minimum qualifications with respect to board nominees. However, the board of directors considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other members of the board of directors, the extent to which the candidate would be desirable as a member of the audit committee, and the candidate’s willingness to devote substantial time and effort to board responsibilities.

At such time, if any, as our shares of common stock are listed on a national securities exchange or included for quotation on the National Market System of the NASDAQ Stock Market, we will form a compensation committee, the members of which will be selected by the full board of directors each year. Currently, we do not have a compensation committee.

Compensation of Independent Directors

During the year ended December 31, 2007, each Independent Director received a $30,000 annual fee for services as well as $1,500 per board meeting attended whether they participated by telephone or in person. Each director serving on the audit committee received $1,500 per audit committee meeting attended whether they participated by telephone or in person. The audit committee chair received an annual retainer of $5,000 in addition to audit committee meeting fees as well as fees for meeting with the independent accountants as a representative of the audit committee. Effective January 1, 2008, the board of directors amended our bylaws to increase (i) the annual fee for directors to $45,000 from $30,000, (ii) the annual fee for the audit committee chairperson to $10,000 from $5,000 and (iii) the board and audit committee meeting fees to $2,000 from $1,500 per meeting attended. No additional compensation will be paid for attending the annual meeting of stockholders.

The following table sets forth the compensation paid to our directors during the year ended 2008 for their service on the board and audit committee (where applicable).

Name	Fees Earned or Paid in Cash	Total
James M. Seneff, Jr.	None	None
Robert A. Bourne	None	None
Bruce Douglas	$70,750	$70,750
Dennis N. Folken	$103,500	$103,500
Robert A. Woody	$71,250	$71,250

Management Compensation

For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and reimbursements we pay directly or indirectly to our Advisor, Managing Dealer, and their affiliates, see “Management Compensation.”

SECURITY OWNERSHIP

The following table sets forth, as of March 31, 2009, the number and percentage of outstanding shares beneficially owned by all Persons known by us to own beneficially more than 5% of our common stock, by each director and nominee, by each executive officer and by all executive officers and directors as a group, based upon information furnished to us by such stockholders, directors and officers. The address of the named officers and directors is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares
James M. Seneff, Jr.	50,046	(1)		(2)
Robert A. Bourne	—		—
Bruce Douglas	10,206			(2)
Dennis N. Folken	7,652			(2)
Robert J. Woody	—		—
R. Byron Carlock, Jr.	3,333			(2)
Tammie A. Quinlan	2,395			(2)
Charles A. Muller	2,500			(2)
Joseph T. Johnson	—		—
Amy Sinelli	—		—
Baxter R. Underwood	—		—

All directors and executive officers as a group (11 persons)	76,132			(2)

FOOTNOTES:

(1)	This number represents shares held by our Advisor and CNL Financial Group, Inc. (“CFG”). Our Advisor is a wholly owned subsidiary of CFG. Mr. Seneff beneficially owns part of our Advisor through his ownership of CFG.

(2)	This number represents less than 1% of all shares beneficially owned.

THE ADVISOR AND THE ADVISORY AGREEMENT

Our Advisor

Our Advisor, CNL Lifestyle Company, LLC, is a Florida limited liability company that provides us with management, advisory and administrative services and has a fiduciary responsibility to us and to our stockholders. It was originally organized in July 2003 as CNL Income Corp., a Florida corporation. We are party to an Advisory Agreement with our Advisor, which Advisory Agreement has a one-year term that is subject to extension.

The executive officers and directors of our Advisor are as follows:

Name	Age	Position
James M. Seneff, Jr.	62	Director and Chairman of the Board
Robert A. Bourne	62	Director, Vice Chairman of the Board and Treasurer
R. Byron Carlock, Jr.	46	President and Chief Executive Officer
Tammie A. Quinlan	46	Chief Financial Officer and Executive Vice President
Charles A. Muller	50	Chief Operating Officer and Executive Vice President
Joseph T. Johnson	34	Senior Vice President and Chief Accounting Officer
Amy Sinelli	39	Senior Vice President, General Counsel and Secretary
Baxter R. Underwood	31	Senior Vice President and Chief Investment Officer

The backgrounds of the individuals listed above are described under “Management—Directors and Executive Officers.”

Our Advisor currently owns 20,000 shares of our common stock. Our Advisor may not sell this stock while the Advisory Agreement is in effect; however, our Advisor may transfer this stock to its affiliates. None of our Advisor, any director, or any affiliate may vote or consent on matters submitted to the stockholders regarding removal of our Advisor, directors or any of their affiliates, or any transaction between us and any of them. In determining the requisite percentage interest of shares of common stock necessary to approve a matter on which our Advisor, directors, and any affiliate may not vote or consent, any shares of common stock owned by any of them will not be included.

The Advisory Agreement

Under the terms of the Advisory Agreement, our Advisor has responsibility for our day-to-day operations, administers our bookkeeping and accounting functions, serves as our consultant in connection with policy decisions to be made by the board of directors, manages our properties, loans and other Permitted Investments and renders other services as the board of directors deems appropriate. Our Advisor is subject to the supervision of our board of directors and has only such functions as are delegated to it.

We will reimburse our Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•

Organizational and Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, our formation and organization, qualification of our shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling our shares;

•	expenses of managing and operating our properties whether payable to an affiliate or an unaffiliated Person;

•	audit, accounting and legal fees;

•	the actual cost of goods and materials we use and obtain from entities not affiliated with our Advisor, including brokerage fees paid in connection with the purchase and sale of securities;

•

administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which our Advisor receives a separate fee, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated Persons providing similar goods and services in the same geographic location);

•

Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of investments, for goods and services provided by our Advisor in connection with the selection and acquisition of investments at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated Persons providing similar goods and services in the same geographic location; and

•	expenses related to negotiating and servicing the loans and other Permitted Investments.

We will not reimburse our Advisor at the end of any fiscal quarter for Operating Expenses that, in any expense year, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Within 60 days after the end of any of our fiscal quarters for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, our Advisor shall reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed the 2%/25% Guidelines.

We will not reimburse our Advisor or its affiliates for services for which our Advisor or its affiliates are entitled to compensation in the form of a separate fee. Pursuant to the Advisory Agreement, our Advisor is entitled to receive fees and reimbursements, as listed under “Management Compensation.” The Subordinated Incentive Fee payable to our Advisor under certain circumstances if listing occurs may be paid, at our option, in cash, in shares, by delivery of a promissory note payable to our Advisor, or by any combination thereof. The Subordinated Incentive Fee is an amount equal to 10% of the amount by which (i) our market value, measured by taking the average closing price or average of bid and asked prices, as the case may be, over a period of 30 days during which our shares are traded, with such period beginning 180 days after listing (the “Market Value”), plus the total distributions paid to stockholders from our inception until the date of listing, exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total distributions required to be paid to the stockholders in order to pay the Stockholders’ 8% Return from inception through the date the Market Value is determined. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to our Advisor of a deferred subordinated share of Net Sales Proceeds from our sales of our assets. In the event the Subordinated Incentive Fee is paid to our Advisor following listing, no Performance Fee (defined as the fee payable under certain circumstances if certain performance standards are met, such circumstances and standards being described below) will be paid to our Advisor under the Advisory Agreement nor will any additional share of Net Sales Proceeds be paid to our Advisor.

The total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a property, or in the case of a loan or other Permitted Investment, 6% of the funds advanced, unless a majority of the board of directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us.

If our Advisor or an affiliate of CNL Financial Group, Inc. performs services that are outside of the scope of the Advisory Agreement, compensation will be at such rates and in such amounts as are agreed to by our Advisor and our Independent Directors.

Further, if listing occurs, we automatically will become a perpetual life entity. Prior to, or in conjunction with, listing we anticipate merging with our Advisor and becoming self-advised. Management anticipates that any transaction by which we would become self-advised would be submitted to our stockholders for approval. At the time of listing, we will negotiate in good faith with our Advisor a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors will consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to:

•	the amount of the advisory fee in relation to the asset value, composition, and profitability of our portfolio;

•	the success of our Advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services;

•

additional revenues realized by our Advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of service and advice furnished by our Advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, and number and frequency of problem investments; and

•	the quality of our property, loan and other Permitted Investments portfolio in relationship to the investments generated by our Advisor for its own account.

The board of directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to our Advisor than the current fee structure.

The Independent Directors are responsible for reviewing our fees and expenses at least annually or with sufficient frequency to determine that our total fees and expenses are reasonable in light of our investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated REITs. For purposes of this determination, Net Assets are our total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the board of directors. In addition, a majority of the Independent Directors must approve each transaction with our Advisor or its affiliates. The board of directors also is responsible for reviewing and evaluating the performance of our Advisor before entering into or renewing an Advisory Agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to our Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of our Advisor and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fees paid to our Advisor in relation to the size, composition and performance of our investments, the success of our Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by entities performing similar services, additional revenues realized by our Advisor and its affiliates through their relationship with us, whether paid by us or by others with whom we do business, the quality and extent of service and advice furnished by our Advisor, the performance of our investment portfolio and the quality of our portfolio relative to the investments generated by our Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the board of directors.

Many REITs that are listed on a national securities exchange are self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized” rather than external and no third-party fees, such as advisory and acquisition fees, are paid by the REIT. We will consider becoming a self-administered REIT if our board of directors determines that internalizing the management functions performed by our Advisor is in the best interests of our stockholders. If our board should make this determination in the future and propose to our Advisor such a transaction, we would anticipate that our Advisor would engage an independent investment banking firm to advise it as to the value of our Advisor.

Upon the receipt of any proposal from our Advisor, we would expect to make a formal presentation to our board of directors, which would consider whether to continue a process of discussion with our Advisor. If our board of directors determined to move forward, it would then form a special committee comprised entirely of Independent Directors to consider a possible business combination with our Advisor. In such case, the board would, subject to applicable law, delegate all of its decision-making power and authority to the special committee with respect to these matters. The special committee would be authorized to, and would be expected to, retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our Advisor regarding a possible business combination. In addition, any business combination with our Advisor would be contingent upon the receipt by the special committee of an opinion from an independent financial advisor or investment banking firm that the consideration to be paid to the stockholders of our Advisor in connection with the transaction was fair to our stockholders from a financial point of view, and the approval of the proposed transaction at a duly convened meeting of our stockholders at which a quorum of the holders of a majority of the outstanding shares of our common stock is present; provided however, that, for these purposes, any shares held by our Advisor or any of its affiliates will be counted only for purposes of determining the presence of quorum and not for determining the number of votes necessary to approve the acquisition.

We anticipate that any consideration we may offer in connection with a business combination with our Advisor will be payable solely in shares of our common stock. Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our Advisor.

The Advisory Agreement, which we entered into with the unanimous approval of our board of directors, including our Independent Directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. In the event that a new advisor is retained, the previous advisor will cooperate with us and the directors in effecting an orderly transition of the advisory functions. Our board of directors (including a majority of the Independent Directors) shall approve a successor advisor only upon a determination that the new advisor possesses sufficient qualifications to perform our advisory functions and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified.

The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of our Independent Directors or a majority of our Advisor’s directors, as the case may be) upon 60 days’ prior written notice. At that time, our Advisor shall be entitled to receive the Performance Fee if performance standards have been achieved in a manner satisfactory to a majority of our board of directors, including a majority of the Independent Directors, when compared to:

•	the performance of our Advisor in comparison with its performance for other entities, and

•	the performance of other advisors for similar entities. If listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which:

•

the appraised value of our assets on the termination date, less the amount of all indebtedness collateralized by our assets, plus the total distributions made to stockholders from our inception through the termination date, exceeds

•	Invested Capital plus an amount equal to the Stockholders’ 8% Return from inception through the termination date.

Our Advisor is entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the termination date. All other amounts payable to our Advisor in the event of a termination will be evidenced by a promissory note and payable from time to time. The Performance Fee will be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize our REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize our REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of our assets shall be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective assets during which such terminated advisor provided services to us. If listing occurs, the Performance Fee, if any, then payable will be as negotiated between us and our Advisor. Our Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because we fail to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as our shares become listed. The Performance Fee, to the extent payable at the time of listing, will not be paid in the event that the Subordinated Incentive Fee is paid.

Our Advisor has the right to assign the Advisory Agreement to an affiliate subject to approval by our Independent Directors. We have the right to assign the Advisory Agreement to any successor to all of our assets, rights, and obligations.

Our Advisor will not be liable to us or our stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the board of directors in following or declining to follow any advice or recommendation given by our Advisor. We have agreed to indemnify our Advisor with respect to acts or omissions of our Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to our Advisor may be made only out of our Net Assets and not from our stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our directors and officers hold similar positions with CNL Lifestyle Company, LLC, which is both our stockholder and Advisor, and CNL Securities Corp., the Managing Dealer for our public offerings. Our chairman of the board indirectly owns a controlling interest in CNL Financial Group, Inc., the parent company of the Advisor. The Advisor and Managing Dealer receive fees and compensation in connection with our stock offerings and the acquisition, management and sale of our assets.

For the years ended December 31, 2008, 2007 and 2006, we incurred the following fees (in thousands):

	Year Ended December 31,
	2008	2007	2006
Selling commissions	$21,899	$49,921	$52,659
Marketing support fee & due diligence expense reimbursements	9,392	21,418	22,180

Total	$31,291	$71,339	$74,839

The Managing Dealer is entitled to selling commissions of up to 7.0% of gross offering proceeds and marketing support fees of 3.0% of gross offering proceeds in connection with our offerings, as well as actual expenses of up to 0.10% in connection with due diligence. A substantial portion of the selling commissions and marketing support fees and all of the due diligence expenses are reallowed to third-party participating broker dealers.

For the years ended December 31, 2008, 2007 and 2006, our Advisor earned fees and incurred reimbursable expenses as follows (in thousands):

	Year Ended December 31,
	2008	2007	2006
Acquisition fees:(1)
Acquisition fees from offering proceeds	$10,239	$22,652	$23,376
Acquisition fees from debt proceeds	5,506	8,567	3,220

Total	15,745	31,219	26,596

Asset management fees:(2)	21,937	14,804	5,356

Reimbursable expenses:(3)
Offering costs	5,587	6,371	7,569
Acquisition costs	1,732	1,237	3,502
Operating expenses	4,235	2,488	1,504

Total	11,554	10,096	12,575

Total fees earned and reimbursable expenses	$49,236	$56,119	$44,527

FOOTNOTES:

(1)	Acquisition fees are paid for services in connection with the selection, purchase, development or construction of real property, generally equal to 3.0% of gross offering proceeds, and 3.0% of loan proceeds for services in connection with the incurrence of debt.

(2)	Asset management fees of 0.08334% per month of our Real Estate Asset Value and the outstanding principal amount of any mortgage loans as of the end of the preceding month.

(3)	Our Advisor and its affiliates are entitled to reimbursement of certain expenses incurred on our behalf in connection with our organization, offering, acquisitions, and operating activities. Pursuant to the Advisory Agreement, we will not reimburse our Advisor any amount by which total operating expenses paid or incurred by us exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “Expense Cap”) in any expense year, as defined in the Advisory Agreement. For the Expense Years ended December 31, 2008, 2007 and 2006, operating expenses did not exceed the Expense Cap.

Amounts due to the Advisor and its affiliates for fees and expenses described above are as follows (in thousands):

	Year Ended December 31,
	2008	2007
Due to the Advisor and its affiliates:
Offering expenses	$657	$767
Asset management fees	1,930	1,588
Operating expenses	479	352
Acquisition fees and expenses	664	544

Total	$3,730	$3,251

Due to Managing Dealer:
Selling commissions	$99	$277
Marketing support fees and due diligence expense reimbursements	46	119

Total	$145	$396

Total due to affiliates	$3,875	$3,647

We also maintain accounts at a bank in which our chairman and vice-chairman serve as directors. We had deposits at that bank of approximately $13.7 million and $1.9 million as of December 31, 2008 and 2007, respectively.

SUMMARY OF REINVESTMENT PLAN

We have adopted an amended and restated reinvestment plan pursuant to which stockholders may elect to have the full amount of their cash distributions reinvested in additional shares. The following discussion summarizes the principal terms of the amended and restated reinvestment plan. The plan is attached hereto as Appendix A.

An independent agent, referred to as the “reinvestment agent,” which currently is Boston Financial Data Services, Inc., will act on behalf of the participants in the reinvestment plan. The reinvestment agent will invest all distributions attributable to shares owned by participants in our shares at either:

•	the per share offering price for reinvestment plan shares under our current best efforts offering,

•

$9.50 per share if there is no current best efforts offering, unless adjusted by our board of directors, which price shall in no event be less than 95% of the fair market value as determined by our board of directors at such time, or

•

the market price following the listing of our shares on a national stock exchange or over-the-counter market or the inclusion of our shares for quotation on the NASDAQ National Market System, which we refer to as listing or listed.

All shares available for purchase under the reinvestment plan either are registered pursuant to this prospectus or will be registered under the Securities Act of 1933, as amended (the “Securities Act”), through a separate prospectus relating solely to the reinvestment plan. Until this offering has terminated, shares will be available for purchase out of the additional five million shares registered with the Commission in connection with this offering. Prior to the conclusion of this offering, if the five million shares initially designated for the reinvestment plan have been purchased by the reinvestment agent and we anticipate additional demand for our reinvestment plan shares, we may decide to reallocate a portion of our shares initially designated for this offering to the reinvestment plan. Similarly, prior to the conclusion of this offering, if any of the five million shares initially designated for the reinvestment plan remain unsold after meeting anticipated obligations under the reinvestment plan, we may decide to sell a portion of such shares in this offering. Our Sponsor, Advisor, directors and affiliates are prohibited from receiving a fee in connection with our redemption of shares.

After the offering has terminated, shares will be available from any additional shares which we elect to register with the Commission for the reinvestment plan. The reinvestment plan may be amended or supplemented by an agreement between the reinvestment agent and us at any time, including, but not limited to, an amendment to the reinvestment plan to add a voluntary cash contribution feature or to substitute a new reinvestment agent to act as agent for the participants or to increase the administrative charge payable to the reinvestment agent, by mailing an appropriate notice at least 15 days prior to the effective date thereof to each participant at his or her last address of record; provided, that any such amendment must be approved by a majority of our Independent Directors and by any necessary regulatory authorities. Such amendment or supplement shall be deemed conclusively accepted by each participant except those participants from whom we receive written notice of termination prior to the effective date thereof.

Our reinvestment agent will use the aggregate amount of distributions to all participants for each fiscal quarter to purchase shares (including fractional shares) for the participants. If the aggregate amount of distributions to participants exceeds the amount necessary to purchase all shares then available for purchase, the reinvestment agent will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. Any distributions not so invested will be returned to participants.

For each participant, the reinvestment agent will maintain a record which shall reflect for each fiscal quarter the distributions received by the reinvestment agent on behalf of such participant. The purchased shares will be allocated among the participants based on the portion of the aggregate distributions received by the reinvestment agent on behalf of each participant. The allocation of shares among participants may result in the ownership of fractional shares, computed to three decimal places. The ownership of our shares purchased pursuant to the reinvestment plan shall be reflected on our books.

We will be responsible for all administrative charges and expenses charged by the reinvestment agent. Any interest earned on such distributions will be paid to us to defray certain costs relating to the reinvestment plan.

Subject to the provisions of our articles of incorporation relating to certain restrictions on and the effective dates of transfer, shares acquired pursuant to the reinvestment plan will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in the offering. In the event the proceeds from the sale of shares are used to acquire properties or to invest in loans or other Permitted Investments, we will pay Acquisition Fees of 3.0% of the purchase price of our shares sold pursuant to the reinvestment plan. We may also pay approximately 0.73%, 0.10% and 1.00% to affiliates as reimbursement for organizational and offering expenses, due diligence expenses and Acquisition Expenses, respectively. Our Managing Dealer will pay all of the 0.10% for due diligence expenses to participating broker dealers in our offering. As a result, aggregate fees and expenses payable to our affiliates will total approximately 4.83% of the proceeds of reinvested distributions.

During each quarter but in no event later than 30 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received during the quarter, the number of shares purchased during the quarter, the per share purchase price for such shares, the total administrative charge paid by us on behalf of each participant. Tax information for income earned on shares under the reinvestment plan will be sent to each participant by us or the reinvestment agent at least annually.

Stockholders who purchase shares in this offering may become participants in the reinvestment plan by making a written election to participate on their subscription agreements at the time they subscribe for shares or completing an authorization form or such other similar form as applicable. Participation in the reinvestment plan will commence with the next distribution made after receipt of the participant’s notice, and for all fiscal quarters thereafter, provided such notice is received more than thirty days prior to the last day of the fiscal quarter, as the case may be. Participants will be able to terminate their participation in the reinvestment plan at any time without penalty by delivering written notice to us at least thirty days before the end of a fiscal quarter to which such distribution relates.

A participant who chooses to terminate participation in the reinvestment plan must terminate his or her entire participation in the reinvestment plan and will not be allowed to terminate in part. If a participant terminates his or her participation, the reinvestment agent will send him or her a check in payment for the amount of any distributions in the participant’s account that have not been reinvested in shares, and our record books will be revised to reflect the ownership records of his or her full and fractional shares. There are no fees associated with a participant’s terminating his or her interest in the reinvestment plan. A participant in the reinvestment plan who terminates his or her interest in the reinvestment plan will be allowed to participate in the reinvestment plan again upon receipt of the then current version of this prospectus or a separate current prospectus relating solely to the reinvestment plan by notifying the reinvestment agent and completing any required forms.

Our board of directors reserves the right to prohibit Plans from participating in the reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of Plans. See “Plan of Distribution—ERISA Considerations.” Review the possible tax implications of reinvesting your distributions at “Federal Income Tax Considerations—Taxation of Stockholders.”

We reserve the right to renew, extend, or amend any aspect of the reinvestment plan without the consent of stockholders, provided that notice of the amendment is sent to participants at least 15 days prior to the effective date thereof. Such amendment or supplement shall be deemed conclusively accepted by each participant except those participants who notify us in writing prior to the effective date of the distribution. We also reserve the right to terminate the reinvestment plan for any reason, at any time, by 15 days prior written notice to all participants.

SUMMARY OF REDEMPTION PLAN

Our redemption plan is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us prior to the listing of our shares, if any. The Company is prohibited from paying a fee to its Sponsor, Advisor, directors or affiliates in connection with the redemption of our shares. Subject to certain restrictions discussed below, we may redeem fractional shares computed to three decimal places, from time to time, at the following prices:

•	92.5% of the purchase price per share for stockholders who have owned those shares for at least one year;

•	95.0% of the purchase price per share for stockholders who have owned those shares for at least two years;

•	97.5% of the purchase price per share for stockholders who have owned those shares for at least three years; and

•	for stockholders who have owned those Shares for at least four years, a price determined by our board of directors but in no event less than 100% of the purchase price per share.

During the period of any public offering, the repurchase price will be equal to or below the price of our shares offered in any offering. Redemption of shares issued pursuant to our reinvestment plan or shares purchased subject to certain discounts (as described under “Plan of Distribution”) will be priced based upon the purchase price from which shares are being reinvested as described in our Redemption Plan.

Any stockholder who has held shares for not less than one year (other than our Advisor) may present for our consideration all or any portion equal to at least 25% of such shares to us for redemption at any time. At such time, we may, at our sole option, choose to redeem such shares presented for redemption for cash to the extent we have sufficient funds available. In addition, we have the right to waive the holding periods and redemption prices set forth above in the event of the death, permanent disability or bankruptcy of a stockholder or other exigent circumstances. Shares that are redeemed in connection with the death, permanent disability, bankruptcy of a stockholder, or other exigent circumstances will be redeemed at 100% of the price at which the investor purchased such shares while the share redemption program is in effect and sufficient funds are available. Except for the holding periods and redemption prices, any shares redeemed pursuant to the exercise of this authority will be otherwise subject to the procedures and limitations in the Redemption Plan. There is no assurance that there will be sufficient funds available for redemption or that we will exercise our discretion to redeem such shares and, accordingly, a stockholder’s shares may not be redeemed. Factors that we will consider in making our determinations to redeem shares include:

•	whether such redemption impairs our capital or operations;

•	whether an emergency makes such redemption not reasonably practical;

•	whether any governmental or regulatory agency with jurisdiction over us demands such action for the protection of our stockholders;

•	whether such redemption would be unlawful; and

•	whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could prevent us from qualifying as a REIT for tax purposes.

If we elect to redeem shares, the following conditions and limitations will apply. The full amount of the proceeds from the sale of shares under our reinvestment plan (the “Reinvestment Proceeds”) attributable to any calendar quarter will be used to redeem shares presented for redemption during such quarter. In addition, at our discretion, we may use up to $100,000 per calendar quarter of the proceeds of any public offering of our common stock for redemptions. Any amount of offering proceeds which is available for redemptions but which is unused may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares we redeem (if we determine to redeem shares) exceed 5% of the weighted average number of shares of our common stock at the beginning of such 12-month period. For the year ended December 31, 2008, we redeemed approximately $3.6 million shares at an average price of approximately $9.52 per share, for a total of approximately $34.0 million.

In the event there are insufficient funds to redeem all of the shares for which redemption requests have been submitted, and we determine to redeem shares, we will commit to redeem shares on a pro rata basis at the end of each quarter, with the actual redemption occurring at the beginning of the next quarter. A stockholder whose shares are not redeemed due to insufficient funds in that quarter can ask that the request to redeem the shares be honored at such time as sufficient funds exist. In such case, the redemption request will be retained and such Shares will be redeemed before any subsequently received redemption requests are honored. Alternatively, if a redemption request is not satisfied and the stockholder does not make a subsequent request to redeem its shares at such time as sufficient proceeds from the Reinvestment Plan exist, we will treat the initial redemption request as cancelled. Stockholders will not relinquish their shares of common stock to us until such time as we commit to redeem such shares. Commitments to redeem shares will be made at the end of each quarter and will be communicated to each stockholder who has submitted a request in writing. Until such time as a commitment is communicated and shares are actually delivered to us, a stockholder may withdraw its redemption request.

A stockholder who wishes to have his or her shares redeemed must mail or deliver a written request on a form we provide, executed by the stockholder, its trustee or authorized agent, to the redemption agent, which is currently Boston Financial Data Services. Within 30 days following the redemption agent’s receipt of the stockholder’s request, the redemption agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. In the event that we elect to accept such shares for redemption, the redemption agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such shares. The effective date of any redemption will be the last date during a quarter during which the redemption agent receives the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds are available for redemption, the redemptions will be paid no later than 30 days after the quarterly determination of the availability of funds for redemption.

The redemption price paid to stockholders may vary over time to the extent that the IRS changes its ruling regarding the percentage discount that a REIT may give on reinvested shares, or to the extent that the board of directors determines to make a corresponding change to the price at which it offers shares pursuant to its reinvestment plan.

A stockholder may present fewer than all of his or her shares to us for redemption, provided that:

•	the minimum number of shares which must be presented for redemption shall be at least 25% of his or her shares, and

•	if such stockholder retains any shares, he or she must retain at least $5,000 worth of shares based on the current offering price.

Our board of directors, in its sole discretion, may amend or suspend the redemption plan at any time it determines such amendment or suspension is in our best interest. If our board of directors amends or suspends the redemption plan, we will provide stockholders with at least 15 days advance notice prior to effecting such amendment or suspension, in our annual or quarterly reports or by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934, as amended. While we are engaged in an offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws. The redemption plan will terminate, and we no longer shall accept shares for redemption, if and when listing occurs.

DISTRIBUTION POLICY

The following table presents total distributions declared and distributions per share (in thousands except per share data):

2008 Quarters	First	Second	Third	Fourth	Year
Total distributions declared	$29,911	$31,361	$32,771	$34,315	$128,358
Distributions per share	0.1538	0.1538	0.1537	0.1537	0.6150

2007 Quarters	First	Second	Third	Fourth	Year
Total distributions declared	$18,258	$21,890	$26,144	$27,775	$94,067
Distributions per share	0.1500	0.1500	0.1500	0.1500	0.6000

For the years ended December 31, 2008 and 2007, we declared and paid cash distributions of approximately $128.4 million ($0.62 per share) and $94.1 million ($0.60 per share), respectively, to our stockholders. For the years ended December 31, 2008 and 2007, approximately 41.0% and 58.0%, respectively, of the distributions paid to our stockholders were considered ordinary income and approximately 59.0% and 42.0%, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to our stockholders for the years ended December 31, 2008 and 2007, were required to be or have been treated by us as a return of capital for purposes of calculating our stockholders’ return on their invested capital as described in our advisory agreement. Our net income for the year ended December 31, 2008 was $36.6 million. Our net cash flow provided by operating activities for the year ended December 31, 2008 was $118.8 million, and we paid all distributions from cash generated from operating activities and our line of credit.

On January 27, 2009, our board of directors declared a special distribution of $0.035 per share to stockholders of record as of March 31, 2009. Additionally, we increased our monthly distribution rate from $0.05125 to $0.0521 per share effective April 1, 2009. The special distribution will be paid on June 30, 2009 along with our quarterly distribution. On an annualized basis the increased rate, excluding the special distribution, would represent a 6.25% return if paid for twelve months based on the current $10.00 per share offering price of our common stock.

Our historical annualized distribution rate for the year ended December 31, 2008 was 6.15%. Historically, the board of directors has declared distributions based on various factors described below. No assurance can be made that distributions will be sustained at current levels.

We make distributions to stockholders pursuant to the provisions of our articles of incorporation. We have and intend to continue to declare distributions monthly and pay distributions to our stockholders on a quarterly basis. The amount or basis of distributions declared to our stockholders will be determined by our board of directors and is dependent upon a number of factors, including expected and actual net cash from operations for the year, our financial condition, a balanced analysis of value creation reflective of both current and expected long-term stabilized cash flows from our properties, our objective of continuing to qualify as a REIT for federal income tax purposes, the actual operating results of each quarter, economic conditions, other operating trends, capital requirements and avoidance of volatility of distributions. Operating cash flows are expected to be generated from properties, loans and other Permitted Investments acquired or made by us. We are required to distribute at least 90% of our taxable income to maintain our REIT qualification for tax purposes. We have and may continue to borrow on our revolving line of credit to fund distributions to stockholders at the end of each fiscal quarter. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” for additional information related to our sources of cash for distributions.

SUMMARY OF THE

ARTICLES OF INCORPORATION AND BYLAWS

General

We are organized as a corporation under the laws of the State of Maryland and were formerly known as CNL Income Properties, Inc. until we amended our articles of incorporation on March 26, 2008. As a Maryland corporation, we are governed by Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including our liabilities, stockholders, directors, officers, the amendment of articles of incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its articles of incorporation.

Our articles of incorporation and bylaws contain certain provisions that could make it more difficult to acquire control of us by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage Persons seeking to acquire control of us to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer.

Our articles of incorporation also permit listing by our board of directors.

The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to our company. For more complete provisions, refer to the Maryland General Corporation Law and our articles of incorporation and bylaws.

Description of Capital Stock

We have authorized a total of 1.32 billion shares of capital stock, consisting of 1 billion shares of common stock, $0.01 par value per share, 200 million shares of preferred stock, and 120 million shares of excess stock (“Excess Shares”), $0.01 par value per share. Of the 120 million Excess Shares, 100 million are issuable in exchange for common stock and 20 million are issuable in exchange for preferred stock as described in this section under “Restriction of Ownership.” As of December 31, 2008, we had received approximately $2.3 billion (230.4 million shares) in total offering proceeds.

Our board of directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following the termination of this offering, and may, in the future, seek to increase the number of authorized shares, if it determines that such action is in our best interest.

We will not issue share certificates except to stockholders who make a written request to us. Each stockholder’s investment will be recorded on our books, and information concerning the restrictions and rights attributable to shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her shares will be required to send us forms, and we will provide such forms upon a stockholder’s request. We must receive the executed forms and any other required documentation on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in our articles of incorporation, transfers of shares shall be effective, and the transferee of the shares will be recognized as the holder of such shares as of the first day of the month following on which we receive properly executed documentation.

Stockholders have no preemptive rights to purchase or subscribe for securities that we may issue subsequently. Each share of common stock is entitled to one vote per share, and shares do not have cumulative voting rights. The stockholders are entitled to distributions in such amounts as may be declared by the board of directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any of our assets remaining after payment in full of all creditors.

All of our shares offered hereby will be fully paid and nonassessable when issued.

The articles of incorporation authorize the board of directors to designate and issue from time to time one or more classes or series of common or preferred stock without stockholder approval. The board of directors may determine the relative rights, preferences, and privileges of each class or series of common or preferred stock so issued. To the extent common or preferred stock is issued in connection with an affiliated transaction, the issuance of such stock shall be approved by a majority of our Independent Directors who do not have any interest in the transactions and who have access, at our expense, to our legal counsel or independent legal counsel. Because our board of directors has the power to establish the preferences and rights of each class or series of common or preferred stock, it may afford the holders of any series or class of stock preferences, powers, and rights senior to the rights of holders of common stock offered in this offering; however, the voting rights for each share of preferred stock shall not exceed voting rights which bear the same relationship to the voting rights of the shares of common stock as the consideration paid to us for each share of preferred stock bears to the book value of the shares of common stock on the date that such preferred stock is issued. The issuance of common or preferred stock could have the effect of delaying or preventing a change in control of our company.

For a description of the characteristics of the Excess Shares, which differ from common stock and preferred stock in a number of respects, including voting and economic rights, see “Summary of the Articles of Incorporation and Bylaws—Restriction of Ownership.”

Board of Directors

Our articles of incorporation provide that the number of directors cannot be less than three or more than 15. A majority of the board of directors will be Independent Directors. See “Management—Independent Directors.” Each director, other than a director elected to fill a vacancy, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of common stock present in person or by proxy and entitled to vote. Independent Directors will appoint replacements for vacancies among the Independent Directors. Under our articles of incorporation, the term of office for each director will be one year, expiring at each annual meeting of stockholders; however, nothing in our articles of incorporation prohibits a director from being reelected by the stockholders. Our directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

Stockholder Meetings

An annual meeting will be held for the purpose of electing directors and for transacting such other business as may come before the meeting, and will be held not less than 30 days after delivery of our annual report. Under our bylaws, a special meeting of stockholders may be called by the chairman of the board, a majority of the directors, or a majority of our Independent Directors. Special meetings of the stockholders also may be called by our secretary upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding common stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, we shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of the time and place of the meeting and its purpose. Such meeting will be held not less than 15 nor more than 60 days after the written request is received, at the time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of our shares of common stock then outstanding shall constitute a quorum, and the majority vote of our shares of common stock present in person or by proxy will be binding on all of our stockholders.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

Our bylaws require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a director, or (b) propose new business other than pursuant to the notice of the meeting by, or on behalf of, the directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Amendments to the Articles of Incorporation

Generally, our articles of incorporation may be amended only by the affirmative vote of our stockholders. In certain instances, the affirmative vote of the holders of a majority of our shares of common stock outstanding and entitled to vote is required and in other instances the affirmative vote of the holders of two-thirds of such shares is required. To the extent permitted by Maryland corporate law, the stockholders may vote to amend our articles of incorporation, terminate or dissolve our company or remove one or more directors without any approval of the board of directors.

The board of directors may, upon the affirmative vote of a majority of the members of the board of directors, and without the approval of the stockholders, amend the articles of incorporation to increase the number of our authorized Equity Shares. Additionally, the board of directors, by a two-thirds (2/3) vote, may amend the articles of incorporation to enable the company to qualify as a REIT. Without stockholder approval, the board of directors may not, (i) amend the articles of incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (ii) sell all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution; (iii) cause a merger in which we do not survive or cause us to reorganize.

Board of Directors’ Agreement

As a condition for clearing our Second Offering in Pennsylvania, the Pennsylvania Securities Commission had originally required us to undertake to amend certain provisions of section 10 and Section 12 of our amended and restated articles of incorporation. On August 18, 2006, our board adopted resolutions amending, and recommending that our stockholders approve amendments to sections 10.1, 10.2, 10.3 and 12.1 of our articles of incorporation. As proposed, the amendment to article 10.1 would have reduced the required vote needed to amend our articles from 2/3rds to a majority of the outstanding shares, the amendment to article 10.2 would have restricted us from reorganizing or selling portions of the company without a shareholder vote except in certain limited circumstances and the amendment to article 12 would have removed a reference to Maryland law as overriding certain securities guidelines with which the Company, and all other unlisted REITs, already comply. On December 19, 2007, the Pennsylvania Securities Commission waived its prior requirement that we amend certain sections of our articles of incorporation subject to the board of directors’ continuing agreement to act as if the amendments to sections 10.2, 10.3, and 12.1 had been adopted.

Mergers, Combinations and Sale of Assets

A sale or other disposition of all or substantially all of our assets other than in the ordinary course of business, or a merger in which we do not survive or a reorganization, must be approved by the directors and holders of a majority of our shares of common stock outstanding and entitled to vote. In addition, any such transaction involving our affiliate or an affiliate of our Advisor also must be approved by a majority of our directors (including a majority of our Independent Directors) not otherwise interested in such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any Person who beneficially owns 10% or more of the voting power of such corporation’s shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an “Interested Stockholder”) or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Section 2.7 of our articles of incorporation provides that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between us and any Person. Consequently, the five year prohibition and supermajority vote requirements will not apply to business combinations between us and any stockholder.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer and/or officers or directors who are employees of the corporation. Control shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring Person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

Section 2.8 of our articles of incorporation provides that the Maryland Control Share Acquisition Act is inapplicable to any acquisition of our securities by any Person. Consequently, in instances where our board of directors otherwise waives or modifies restrictions relating to the ownership and transfer of our securities or such restrictions are otherwise removed, our control shares will have voting rights, without having to obtain the approval of a supermajority of the outstanding shares eligible to vote thereon.

Termination and REIT Status

Our articles of incorporation provide for our voluntary termination and dissolution by the affirmative vote of a majority of our shares of common stock outstanding and entitled to vote at a meeting called for that purpose. In addition, our articles of incorporation permit our stockholders to terminate the our status as a REIT under the Code only by the affirmative vote of the holders of a majority of our shares of common stock outstanding and entitled to vote.

Under our articles of incorporation, we automatically will terminate and dissolve on December 31, 2015, unless a listing occurs, in which event we will automatically become a perpetual life entity. If our shares are not listed on or before December 31, 2015, we will sell our assets and distribute Net Sales Proceeds to our stockholders or merge with another entity in a transaction which provides our stockholders with cash or securities of a publicly traded company, unless stockholders owning a majority of our shares elect to extend the duration of our company by amending our articles of incorporation. In making a determination of whether listing is in the best interest of our stockholders, our board of directors may consider a variety of criteria, including, but not limited to, market capitalization, the number of properties owned, portfolio diversification, portfolio performance, our financial condition, potential access to capital as a listed company, and the potential for stockholder liquidity.

Restriction of Ownership

To qualify as a REIT under the Code, among other things, (i) not more than 50% of the value of the REIT’s outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT’s stock must be beneficially owned (without reference to any attribution rules) by 100 or more Persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See “Federal Income Tax Considerations—Taxation of CNL Lifestyle Properties.”

To ensure that we satisfy these requirements, our articles of incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of common stock and preferred stock by any Person to no more than 9.8% of the outstanding shares of such common stock or 9.8% of any series of preferred stock, which we refer to as the “ownership limitation” herein. It is the responsibility of each Person (as defined in the articles of incorporation) owning (or deemed to own) more than 5% of the outstanding shares of common stock or any series of outstanding preferred stock to give us written notice of such ownership. In addition, to the extent deemed necessary by our directors, we can demand that each stockholder disclose to us in writing all information regarding the beneficial and constructive ownership (as such terms are defined in our articles of incorporation) of the common stock and preferred stock. However, our articles of incorporation generally provide that the board of directors, upon a receipt of a ruling from the IRS or an opinion of counsel or other evidence, representations or undertakings acceptable to the board of directors, may, in its sole discretion, waive the application of certain transfer restrictions or the 9.8% ownership limit to a Person if the board of directors determines that such Person’s ownership our of common stock and/or preferred stock will not jeopardize our status as a REIT under the Code. In addition, the restrictions on transfer, ownership limitations and information requirements described in this section will not apply if the board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT under the Code.

Subject to our board of director’s ability to waive certain of the following restrictions in certain circumstances (as described below), transfers of shares of our common stock or preferred stock or other events that would create a direct or indirect ownership of such stock that would (i) violate the ownership limit; (ii) result in our disqualification as a REIT under the Code, including any transfer that results in: (a) our common stock and/or preferred stock being owned by fewer than 100 Persons, (b) our being “closely held” within the meaning of Section 856(h) of the Code; or (iii) potentially jeopardize our status as a REIT under the Code, shall be null and void and of no effect with respect to the shares in excess of the applicable limit and, accordingly, the intended transferee (or “prohibited owner”) shall acquire no right or interest in such shares. Any shares in excess of an applicable limitation will be converted automatically into an equal number of shares of our excess stock that will be transferred by operation of law to an unaffiliated trust for the exclusive benefit of one or more qualified charitable organizations. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a Person or entity who could own the shares without violating the applicable limit and distribute to the prohibited owner an amount equal to the lesser of:

•	the proceeds of the sale;

•

the price paid for the stock in excess of the applicable limit by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of our shares on the date of the transfer or other event; or

•	the pro rata amount of the prohibited owner’s initial capital investment in us properly allocated to such shares of excess stock.

All dividends and other distributions received with respect to the shares of excess stock prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the prohibited owner will be distributed to the beneficiary of the trust. In connection with any liquidation, however, the trust must distribute to the prohibited owner the amounts received upon such liquidation, but the prohibited owner is not entitled to receive amounts in excess of the price paid for such shares by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event. In addition to the foregoing transfer restrictions, we have the right, for a period of 90 days during the time any shares of excess stock are held by the trust, to purchase all or any portion of such shares of excess stock for the lesser of the price paid for such shares by the prohibited owner (or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of our shares on the date of the transfer or other event) or the market price of our stock on the date we exercise our option to purchase, which amount will be paid to the prohibited owner. In all instances, the market price will be determined in the manner set forth in the articles of incorporation.

For purposes of the articles of incorporation, the term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, a private foundation within the meaning of Section 509(a) of the Code, a joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) our Advisor during the period ending on December 31, 2004, or (ii) an underwriter which participated in a public offering of shares for a period of sixty (60) days following the initial purchase by such underwriter of shares therein, provided that the foregoing exclusions shall apply only if the ownership of such shares by our Advisor or an underwriter would not cause us to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section  856(a) of the Code or otherwise cause us to fail to qualify as a REIT.

Responsibility of Directors

Our directors serve in a fiduciary capacity and shall have a fiduciary duty to our stockholders, which duty shall include a duty to supervise our relationship with our Advisor. See “Conflicts of Interest—Competition to Acquire Properties and Invest in Loans and Other Financings.”

Limitation of Liability and Indemnification

Pursuant to Maryland corporate law and our articles of incorporation, we are required to indemnify and hold harmless a present or former director, officer, Advisor, or its affiliates and may indemnify and hold harmless a present or former employee or agent (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, Advisor, affiliate, employee, or agent acted in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in our best interests. We will not indemnify or hold harmless the Indemnitee if:

•	the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct;

•	the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty;

•	the Indemnitee received an improper personal benefit in money, property, or services;

•	in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or

•	in a proceeding by or in the right of our company, the Indemnitee shall have been adjudged to be liable to us.

In addition, we will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or

•

a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Pursuant to our articles of incorporation, we are required to pay or reimburse reasonable expenses incurred by a present or former director, officer, Advisor or affiliates and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following conditions are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as our director, officer, Advisor, affiliate, employee or agent; (ii) the Indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by our articles of incorporation; (iii) the Indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if the proceeding was initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. Our articles of incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by our articles of incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

Any indemnification may be paid only out of our Net Assets, and no portion may be recoverable from the stockholders.

There are certain defenses under Maryland corporate law available to directors in the event of a stockholder action against them. One such defense is the “business judgment rule.” A director can argue that he or she performed the action giving rise to the stockholder’s action in good faith and in a manner he or she reasonably believed to be in our best interests, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The directors are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the directors may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the articles of incorporation.

We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements require, among other things, that we indemnify our officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements. We also must cover officers and directors under our directors’ and officers’ liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the articles of incorporation, they provide greater assurance to directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the board of directors or by the stockholders.

Removal of Directors

Under our articles of incorporation, a director may resign or be removed with or without cause at a meeting of the stockholders called for that purpose, by the affirmative vote of a majority of our capital stock that is outstanding and entitled to vote.

Inspection of Books and Records

The directors will keep, or cause to be kept, on our behalf, financial statements in accordance with GAAP. All of such financial statements, together with all of our other records, including a copy of the articles of incorporation and any amendments thereto, will at all times be maintained at our principal office, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his or her agent.

As a part of our books and records, we will maintain at our principal office an alphabetical list of names of stockholders, along with their addresses, telephone numbers and the number of shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at our home office by a stockholder or his or her designated agent upon such stockholder’s request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. We may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes. The purposes for which a stockholder may request a list include matters relating to his or her voting rights.

If our Advisor or directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, our Advisor and the directors shall be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in us. The remedies provided by the articles of incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Restrictions on “Roll-Up” Transactions

In connection with a proposed Roll-Up Transaction, which, in general terms, refers to any transaction involving our acquisition, merger, conversion, or consolidation, directly or indirectly, and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all properties shall be obtained from an independent expert. In order to qualify as an independent expert for this purpose(s), the Person shall have no material current or prior business or personal relationship with our Advisor or directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type we hold. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert shall clearly state that the engagement is for our benefit and that of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Commission and the states as an exhibit to the registration statement for the offering.

In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

•	accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

•	one of the following:

•	remaining stockholders of our company and preserving their interests therein on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our Net Assets.

We are prohibited from participating in any proposed Roll-Up Transaction:

•

which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in Sections 8.1, 8.2, 8.4, 8.5, 8.6, 8.7 and 9.1 of our articles of incorporation and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of our company. (See “—Description of Capital Stock” and “—Stockholder Meetings,”);

•

which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

•

in which investor’s rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.5 and 8.6 of our articles of incorporation and described in “—Inspection of Books and Records,” above; or

•	in which any of the costs of the Roll-Up Transaction would be borne by us if the Roll-Up Transaction is not approved by the stockholders.

FEDERAL INCOME TAX CONSIDERATIONS

The following summary of how we are taxed and the material federal tax consequences to the holders of our securities is for general information only and is not tax advice. This summary does not address all aspects of taxation that may be relevant to certain types of holders of stock or securities (including, but not limited to, insurance companies, tax exempt entities, financial institutions or broker dealers, persons holding shares of common stock as part of a hedging, integrated conversion or constructive sale transaction or a straddle, traders in securities that use a mark to market method of accounting for their securities, investors in pass through entities and foreign corporations and persons who are not citizens or residents of the United States).

This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This summary is based on current U.S. federal income tax law. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of purchasing, owning and disposing of our securities as set forth in this summary. Before you purchase our securities, you should consult your own tax advisor regarding the particular U.S. federal, state, local, foreign and other tax consequences of acquiring, owning and selling our securities.

It is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Taxation of CNL Lifestyle Properties

General. We elected to be taxed as a real estate investment trust (a “REIT”) commencing with our first taxable year ending December 31, 2004. We intend to continue to operate in such a manner as to qualify as a REIT, but there is no guarantee that we will qualify or remain qualified as a REIT for subsequent years. Qualification and taxation as a REIT depends upon our ability to meet a variety of qualification tests imposed under federal income tax law with respect to income, assets, distribution level and diversity of share ownership as discussed below under “—Qualification as a REIT.” There can be no assurance that we will be owned and organized and will operate in a manner so as to qualify or remain qualified.

In any year in which we qualify as a REIT, in general, we will not be subject to federal income tax on that portion of our REIT taxable income or capital gain that is distributed to stockholders. We may, however, be subject to tax at normal corporate rates on any taxable income or capital gain not distributed. If we elect to retain and pay income tax on our net long-term capital gain, stockholders are required to include their proportionate share of our undistributed long-term capital gain in income, but they will receive a refundable credit for their share of any taxes paid by us on such gain.

Despite the REIT election, we may be subject to federal income and excise tax as follows:

•

To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates;

•	We may be subject to the “alternative minimum tax” (the “AMT”) on certain tax preference items to the extent that the AMT exceeds our regular tax;

•

If we have Net Income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, such income will be taxed at the highest corporate rate;

•

Any Net Income from prohibited transactions (which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than dispositions of foreclosure property and dispositions of property due to an involuntary conversion) will be subject to a 100% tax; and

•

If we fail to satisfy either the 75% or 95% gross income tests (as discussed below), but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of (i) 75% of our gross income over the amount of qualifying gross income for purposes of the 75% gross income test (discussed below) or (ii) 95% of our gross income (90% of our gross income for taxable years beginning on or before October 22, 2004) over the amount of qualifying gross income for purposes of the 95% gross income test (discussed below) multiplied by (2) a fraction intended to reflect our profitability.

We will be subject to a 100% tax on the amount of any rents from real property, deductions or excess interest paid to us by any of our “taxable REIT subsidiaries” that would be reduced through reallocation under certain federal income tax principles in order to more clearly reflect income of the taxable REIT subsidiary. See “—Qualification as a REIT.”

If we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain Net Income for such year (other than capital gain that we elect to retain and pay tax on) and (3) any undistributed taxable income from preceding periods, we will be subject to a 4% excise tax on the excess of such required distribution over amounts actually distributed.

If we acquire any assets from a corporation which is or has been a “C” corporation in a carryover basis transaction, we could be liable for specified liabilities that are inherited from the “C” corporation. A “C” corporation is generally defined as a corporation that is required to pay full corporate level federal income tax. If we recognize gain on the disposition of the assets during the ten-year period beginning on the date on which we acquired the assets, then to the extent of the assets’ “built in gain” (i.e., the excess of the fair market value of the asset over the adjusted tax basis in the asset, in each case determined as of the beginning of the ten-year period), we will be subject to tax on the gain at the highest regular corporate rate applicable. The results described in this paragraph with respect to the recognition of built in gain assume that the built in gain assets, at the time the built in gain assets were subject to a conversion transaction (either where a “C” corporation elected REIT status or a REIT acquired the assets from a “C” corporation), were not treated as sold to an unrelated party and gain recognized.

Qualification as a REIT. A REIT is defined as a corporation, trust or association:

1.	which is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

3.	which would be taxable as a domestic corporation but for the federal income tax law relating to REITs;

4.	which is neither a financial institution nor an insurance company;

5.	the beneficial ownership of which is held by 100 or more Persons in each taxable year of the REIT except for its first taxable year;

6.	not more than 50% in value of the outstanding stock of which is owned during the last half of each taxable year, excluding its first taxable year, directly or indirectly, by or for five or fewer individuals (which includes certain entities) (the “Five or Fewer Requirement”); and

7.	which meets certain income and asset tests described below.

The first four conditions above inclusive, must be met during the entire taxable year and condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a “look-through” exception in the case of condition (6).

Based on publicly available information, we believe we have satisfied the share ownership requirements set forth in (5) and (6) above. In addition, Article 7, Section 7.6 of our Amended and Restated Articles of Incorporation, provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above.

We have complied with, and will continue to comply with, regulatory rules that require us to send annual letters to certain of our stockholders requesting information regarding the actual ownership of our stock. If despite sending the annual letters, we do not know, or after exercising reasonable diligence would not have known, whether we failed to meet the Five or Fewer Requirement, we will be treated as having met the Five or Fewer Requirement. If we fail to comply with these regulatory rules, we will be subject to a monetary penalty. If our failure to comply was due to intentional disregard of the requirement, the penalty would be increased. However, if our failure to comply were due to reasonable cause and not willful neglect, no penalty would be imposed.

We may own a number of properties through wholly owned subsidiaries. A corporation will qualify as a “qualified REIT subsidiary” if 100% of its stock is owned by a REIT and the REIT does not elect to treat the subsidiary as a taxable REIT subsidiary. A “qualified REIT subsidiary” will not be treated as a separate corporation, and all assets, liabilities and items of income, deductions and credits of a “qualified REIT subsidiary” will be treated as assets, liabilities and items (as the case may be) of the REIT. A “qualified REIT subsidiary” is not subject to federal income tax, and our ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the value or total voting power of such issuer or more than 5% of the value of its total assets, as described below under “—Asset tests.”

If we invest in a partnership, a limited liability company or a trust taxed as a partnership or as a disregarded entity, we will be deemed to own a proportionate share of the partnership’s, limited liability company’s or trust’s assets. Likewise, we will be treated as receiving our share of the income and loss of the partnership, limited liability company or trust, and the gross income will retain the same character in our hands as it has in the hands of the partnership, limited liability company or trust. These “look-through” rules apply for purposes of the income tests and assets tests described below.

Income Tests. There are two separate percentage tests relating to our sources of gross income that we must satisfy for each taxable year.

•

At least 75% of our gross income (excluding gross income from certain sales of property held primarily for sale) must be directly or indirectly derived each taxable year from “rents from real property,” other income from investments relating to real property or mortgages on real property or certain income from qualified temporary investments.

•

At least 95% of our gross income (excluding gross income from certain sales of property held primarily for sale) must be directly or indirectly derived each taxable year from any of the sources qualifying for the 75% gross income test and from dividends (including dividends from taxable REIT subsidiaries) and interest.

For taxable years beginning on or before October 22, 2004, (1) payments to us under an interest rate swap or cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by us to reduce interest rate risk on indebtedness incurred or to be incurred and (2) gain from the sale or other disposition of any such investment are treated as income qualifying under the 95% gross income test. As to transactions entered into in taxable years beginning after October 22, 2004, any income from a “clearly identified” hedging transaction that is entered into by us in the normal course of business, directly or indirectly, to manage the risk of interest rate movements, price changes or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by us or such other risks that are prescribed by the IRS, is excluded from the 95% gross income test.

For transactions entered into after July 30, 2008, any of our income from a “clearly identified” hedging transaction that is entered into by us in the normal course of business, directly or indirectly, to manage the risk of interest rate movements, price changes or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by us is excluded from the 95% and 75% gross income tests. In addition, for transactions entered into after July 30, 2008, any of our income from a “clearly identified” hedging transaction entered into by us primarily to manage risk of currency fluctuations with respect to any item of income or gain that is included in gross income in the 95% and 75% gross income tests is excluded from the 95% and 75% gross income tests.

In general, a hedging transaction is “clearly identified” if (1) the transaction is identified as a hedging transaction before the end of the day on which it is entered into and (2) the items or risks being hedged are identified “substantially contemporaneously” with the hedging transaction. An identification is not substantially contemporaneous if it is made more than 35 days after entering into the hedging transaction.

As to gains and items of income recognized after July 30, 2008, “passive foreign exchange gain” for any taxable year will not constitute gross income for purposes of the 95% gross income test and “real estate foreign exchange gain” for any taxable year will not constitute gross income for purposes of the 75% gross income test. Real estate foreign exchange gain is certain foreign currency gain which is attributable to: (i) any qualifying item of income or gain for purposes of the 75% gross income test; (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes gain resulting from income of a qualified business unit (a “QBU”) in a foreign country, which is computed by using such QBU’s functional currency and translating that income at the appropriate exchange rate, so long as the QBU itself meets the 75% income test for the taxable year and the 75% asset test at the close of each quarter that the REIT has directly or indirectly held the QBU. Real estate foreign exchange gain also includes any other foreign currency gain as determined by the Secretary of the Treasury. Passive foreign exchange gain includes all real estate foreign exchange gain and foreign currency gain which is attributable to: (i) any qualifying item of income or gain for purposes of the 95% gross income test; (ii) the acquisition or ownership of obligations; (iii) becoming or being the obligor under obligations; and (iv) any other foreign currency gain as determined by the Secretary of the Treasury.

Generally, other than income from “clearly identified” hedging transactions entered into by us in the normal course of business, any foreign currency gain derived by us from dealing, or engaging in substantial and regular trading, in securities will constitute gross income which does not qualify under the 95% or 75% gross income tests.

Rents received by us will only qualify as “rents from real property” for purposes of satisfying the gross income tests for a REIT if several conditions are met:

•

The amount of rent must not be based in whole or in part on the income or profits of any Person, although rents generally will not be excluded merely because they are based on a fixed percentage or percentages of receipts or sales.

•

Rents received from a tenant will not qualify as rents from real property if the REIT, or an owner of 10% or more of the REIT, also directly or constructively owns 10% or more of the tenant, unless the tenant is its taxable REIT subsidiary and certain other requirements are met with respect to the real property being rented.

•

If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.”

•

For rents to qualify as rents from real property, we generally must not furnish or render services to tenants, other than through a taxable REIT subsidiary or an “independent contractor” from whom we derive no income, except that we may directly provide services that are “usually or customarily rendered” in the geographic area in which the property is located in connection with the rental of real property for occupancy only, or are not otherwise considered “rendered to the occupant for his convenience.”

For taxable years beginning after August 5, 1997, a REIT has been permitted to render a de minimis amount of impermissible services to tenants and still treat amounts received with respect to that property as rent from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. The amount received for any service, management or operation for this purpose shall be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service or providing the management or operation. Furthermore, impermissible services may be furnished to tenants by a taxable REIT subsidiary subject to certain conditions and it may still treat rents received with respect to the property as rent from real property.

The term “interest” generally does not include any amount if the determination of the amount depends in whole or in part on the income or profits of any Person, although an amount generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage of receipts or sales.

We have represented with respect to our leasing of the properties that we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any Person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease; (3) directly perform services considered to be rendered to the occupant of a property or which are not usually or customarily furnished or rendered in connection with the rental of space for occupancy only; or (4) enter into any lease with a Related Party Tenant. Specifically, we expect that virtually all of our income will be derived from leases of the type described in “—Property Lease Terms,” and we do not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% or 95% income tests.

In addition, we may be paid interest on our mortgage loans. All interest income qualifies under the 95% gross income test so long as the amount of such interest does not depend on the Net Income or profits of any person. If a mortgage loan is collateralized by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. With the possible exception of mortgage loans collateralized by interests in marinas, we represent that this will always be the case. Therefore, income generated through our investments in mortgage loans collateralized by properties other than marinas will be treated as qualifying income under the 75% gross income test.

Rents from personal property will satisfy the 75% or 95% gross income tests if they are received in connection with a lease of real property, and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not qualify under either the 75% or 95% gross income tests.

License income and other income from the right to use property which is not properly characterized as a lease for federal income tax purposes will not qualify under either the 75% or 95% gross income tests. Rents from leases of marina properties may not qualify under the 75% or 95% gross income tests to the extent of the portion of the rental income properly allocable to the value of the water rights associated with the marina.

If we acquire ownership of property by reason of a borrower’s default on a loan or possession of property by reason of a tenant’s default on a lease, we may elect to treat certain qualifying property as “foreclosure property,” in which case, the income from such property will be treated as qualifying income under the 75% and 95% gross income tests for three years following such acquisition. To qualify for such treatment, we must satisfy additional requirements, including that we operate the property through an independent contractor after a short grace period. Such treatment may be available for an additional three years, a total of six years, if the REIT establishes to the satisfaction of the Internal Revenue Service that the extension is necessary for the orderly liquidation of the REIT’s interests in such property. We will be subject to tax on our net income from foreclosure property. Such net income generally means the excess of any gain from the sale or other disposition of foreclosure property and income derived from foreclosure property that otherwise does not qualify for the 75% gross income test, over the allowable deductions that relate to the production of such income.

Income from sales of property by a REIT which are held for sale to customers may be subject to a 100% “prohibited transactions tax” and would not constitute gross income for purposes of the 75% and 95% gross income tests. A safe harbor to the characterization of such sales as prohibited transactions is available if the following requirements are met: (1) the REIT has held the property for not less than two years; (2) the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includible in the basis of the property do not exceed 30% of the selling price of the property; (3) either (a) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or section 1031 like-kind exchanges or (b) the aggregate adjusted bases of the non-foreclosure property sold by the REIT during the year did not exceed 10% of either the aggregate bases or fair market value, at the REIT’s option, of all of the assets of the REIT at the beginning of such year; (4) if the property is land or improved property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and (5) if the REIT has made more than seven sales of non-foreclosure property during the year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income. Properties which we acquired for the purpose of developing and selling to third parties, such as certain interests in vacation ownership properties will be held by us through a TRS and subject to corporate level taxes. Net after-tax income of a TRS may be distributed to us and will be qualifying income for purposes of the 95% but not the 75% gross income test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are eligible for relief. For taxable years beginning on or before October 22, 2004, these relief provisions generally will be available if: (1) our failure to meet such tests was due to reasonable cause and not due to willful neglect; (2) we attach a schedule of the sources of our income to our return; and (3) any incorrect information on the schedule was not due to fraud with intent to evade tax. For taxable years beginning after October 22, 2004, these relief provisions generally will be available if (1) following our identification of the failure, we file a schedule for such taxable year describing each item of our gross income, and (2) the failure to meet such tests was due to reasonable cause and not due to willful neglect.

It is not now possible to determine the circumstances under which we may be entitled to the benefit of these relief provisions. If these relief provisions apply, a 100% tax is imposed on an amount equal to (a) the gross income attributable to (1) 75% of our gross income over the amount of qualifying gross income for purposes of the 75% income test and (2) 95% of our gross income (90% of our gross income for taxable years beginning on or before October 22, 2004) over the amount of qualifying gross income for purposes of the 95% income test, multiplied by (b) a fraction intended to reflect our profitability.

The Secretary of the Treasury is given broad authority to determine whether particular items of income or gain qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Asset Tests. Within 30 days after the close of each quarter of our taxable year, we must also satisfy several tests relating to the nature and diversification of our assets determined in accordance with generally accepted accounting principles. At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of our operation), government securities and qualified temporary investments. The term “real estate assets” includes real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan or, in the case of a construction loan, the reasonably estimated cost of construction.

It is anticipated that the bulk of our assets will be “real estate assets” including direct and indirect interests in real property, direct and indirect interests in leaseholds of land and any improvements thereon, and interests in mortgages secured by any of the foregoing. However, certain of our properties, such as our interests in marinas, may represent interests in property that does not qualify, in whole or in part, as “real estate assets” under prevailing interpretations of the tax laws. We have represented that at the end of each quarter the sum of the value of any personal property owned by us plus the value of all other company assets not qualifying for the 75% Asset Test, in the aggregate represented less than 25% of our total assets. No independent appraisals have been or will be acquired to support this representation, and counsel, in rendering our opinion as to our qualifications as a REIT, is relying on our conclusions and our senior management as to the relative values of our assets. There can be no assurance however, that the IRS may not contend that the value of any personal property or other property owned by us not qualifying for the 75% Asset Test, exceeds 25% of our total assets.

Although the remaining 25% of our assets generally may be invested without restriction, we are prohibited from owning securities representing more than 10% of either the vote (the “10% vote test”) or value (the “10% value test”) of the outstanding securities of any issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary. Further, no more than 25% of the total assets may be represented by securities of one or more taxable REIT subsidiaries (the “25% asset test”) and no more than 5% of the value of our total assets may be represented by securities of any non-governmental issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary (the “5% asset test”). Each of the 10% vote test, the 10% value test, the 25% and the 5% asset tests must be satisfied at the end of each quarter. There are special rules which provide relief if the value related tests are not satisfied due to changes in the value of the assets of a REIT.

For taxable years beginning after December 31, 2000, certain items are excluded from the 10% value test, including: (1) straight debt securities of an issuer; (2) any loan to an individual or an estate; (3) any rental agreement described in Section 467 of the Code, other than with a “related person”; (4) any obligation to pay rents from real property; (5) certain securities issued by a state or any subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (6) any security issued by a REIT; and (7) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of security (“excluded securities”). Special rules apply to straight debt securities issued by corporations and entities taxable as partnerships for federal income tax purposes. If a REIT, or its taxable REIT subsidiary, holds (1) straight debt securities of a corporate or partnership issuer and (2) securities of such issuer that are not excluded securities and have an aggregate value greater than 1% of such issuer’s outstanding securities, the straight debt securities will be included in the 10% value test.

A REIT’s interest as a partner in a partnership is not treated as a security for purposes of applying the 10% value test to securities issued by the partnership. For taxable years beginning after December 31, 2000, any debt instrument issued by a partnership will not be a security for purposes of applying the 10% value test (1) to the extent of the REIT’s interest as a partner in the partnership and (2) if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) would qualify for the 75% gross income test. For taxable years beginning after October 22, 2004, for purposes of the 10% value test, a REIT’s interest in a partnership’s assets is determined by the REIT’s proportionate interest in any securities issued by the partnership (other than the excluded securities described in the preceding paragraph).

Our investments in shares of REITs, assuming such REITs qualify as real estate investment trusts under the Code, are treated as qualifying real estate assets for purposes of the asset tests and generates qualifying income for purposes of the income tests.

For taxable years beginning after July 30, 2008, if the REIT or its QBU uses a foreign currency as its functional currency, the term “cash” includes such foreign currency, but only to the extent such foreign currency is (i) held for use in the normal course of the activities of the REIT or QBU which give rise to items of income or gain that are included in the 95% and 75% gross income tests or are directly related to acquiring or holding assets qualifying under the 75% asset test, and (ii) not held in connection with dealing or engaging in substantial and regular trading in securities.

With respect to corrections of failures for which the requirements are satisfied after October 22, 2004, regardless of whether such failures occurred in taxable years beginning on, before or after such date, as to violations of the 10% vote test, the 10% value test or the 5% asset test, a REIT may avoid disqualification as a REIT by disposing of sufficient assets to cure a violation that does not exceed the lesser of 1% of the REIT’s assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which the REIT first identified the assets. For violations of any of the REIT asset tests due to reasonable cause and not willful neglect that exceed the thresholds described in the preceding sentence, a REIT can avoid disqualification as a REIT after the close of a taxable quarter by taking certain steps, including disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non qualifying assets and filing a schedule with the IRS that describes the non-qualifying assets.

Investments in Taxable REIT Subsidiaries. For taxable years beginning after December 31, 2000, REITs may own more than 10% of the voting power and value of securities in taxable REIT subsidiaries. CNL Lifestyle Properties and any taxable corporate entity in which we own an interest are allowed to jointly elect to treat such entity as a “taxable REIT subsidiary.”

We own taxable REIT subsidiaries. Taxable REIT subsidiaries are subject to full corporate level federal taxation on their earnings but are permitted to engage in certain types of activities that cannot be performed directly by REITs without jeopardizing their REIT status. Our taxable REIT subsidiaries will attempt to minimize the amount of these taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent our taxable REIT subsidiaries are required to pay federal, state or local taxes, the cash available for distribution as dividends to us from our taxable REIT subsidiaries will be reduced.

The amount of interest on related-party debt that a taxable REIT subsidiary may deduct is limited. Further, a 100% tax applies to any interest payments by a taxable REIT subsidiary to our affiliated REIT to the extent the interest rate is not commercially reasonable. A taxable REIT subsidiary is permitted to deduct interest payments to unrelated parties without any of these restrictions.

The IRS may reallocate costs between a REIT and its taxable REIT subsidiary where there is a lack of arm’s-length dealing between the parties. Any deductible expenses allocated away from a taxable REIT subsidiary would increase its tax liability. Further, any amount by which a REIT understates its deductions and overstates those of its taxable REIT subsidiary will, subject to certain exceptions, be subject to a 100% tax. Additional taxable REIT subsidiary elections may be made in the future for additional entities in which we own an interest.

Annual Distribution Requirements. In order to avoid being taxed as a regular corporation, we are required to make distributions (other than capital gain distributions) to our stockholders which qualify for the dividends paid deduction in an amount at least equal to (1) the sum of (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the after-tax net income, if any, from foreclosure property, minus (2) a portion of certain items of non-cash income. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for that year and if paid on or before the first regular distribution payment after such declaration. The amount distributed must not be preferential. This means that every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Finally, as discussed above, we may be subject to an excise tax if we fail to meet certain other distribution requirements. We intend to make timely distributions sufficient to satisfy these annual distribution requirements.

It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to, among other things, (1) timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of income and deduction of expenses in arriving at our taxable income, or (2) the payment of severance benefits that may not be deductible to us. For example, in the event of the default or financial failure of one or more tenants, we might be required to continue to accrue rent for some period of time under federal income tax principles even though we would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, we might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, our cash available for making distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to us is insufficient, we might raise cash in order to make the distributions by borrowing funds, issuing new securities or selling assets. In the event that timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay dividends in the form of taxable stock dividends, in order to meet the distribution requirement.

Under certain circumstances, in the event of a deficiency determined by the IRS, we may be able to rectify a resulting failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay applicable penalties and interest based upon the amount of any deduction taken for deficiency dividend distributions.

Failure to Qualify as a REIT. If we fail to qualify for taxation as a REIT in any taxable year, we will be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible nor will any particular amount of distributions be required to be made in any year. All distributions to stockholders will be taxable as ordinary income to the extent of current and accumulated earnings and profits allocable to these distributions and, subject to certain limitations, will be eligible for the dividends received deduction for corporate stockholders. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to statutory relief. Failure to qualify for even one year could result in our need to incur indebtedness or liquidate investments in order to pay potentially significant resulting tax liabilities.

In addition to the relief described above under “—Income Tests” and “—Asset Tests,” relief is available in the event that we violate a provision of the Code that would result in our failure to qualify as a REIT if: (1) the violation is due to reasonable cause and not due to willful neglect; (2) we pay a penalty of $50,000 for each failure to satisfy the provision; and (3) the violation does not include a violation described under “—Income Tests” or “—Asset Tests” above. It is not now possible to determine the circumstances under which we may be entitled to the benefit of these relief provisions.

Taxation of Stockholders

Treatment of Taxable U.S. Stockholders. The following summary applies to you only if you are a “U.S. stockholder.” A “U.S. stockholder” is a holder of shares of stock who, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation, partnership or other entity classified as a corporation or partnership for these purposes, created or organized in or under the laws of the United States or of any political subdivision of the United States, including any state;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust, if, in general, a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. Persons, within the meaning of the Code, has the authority to control all of the trust’s substantial decisions.

So long as we qualify for taxation as a REIT, distributions on shares of our stock made out of the current or accumulated earnings and profits allocable to these distributions (and not designated as capital gain dividends) will be includable as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends received deduction for U.S. corporate stockholders.

Generally, for taxable years ending after May 6, 2003 through December 31, 2010, the maximum marginal rate of tax payable by individuals on dividends received from corporations that are subject to a corporate level of tax is 15%. Except in limited circumstances, this tax rate will not apply to dividends paid to you by us on our shares, because generally we are not subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders. The reduced maximum federal income tax rate will apply to that portion, if any, of dividends received by you with respect to our shares that are attributable to: (1) dividends received by us from non-REIT corporations or other taxable REIT subsidiaries; (2) income from the prior year with respect to which we were required to pay federal corporate income tax during the prior year (if, for example, we do not distribute 100% of our REIT taxable income for the prior year); or (3) the amount of any earnings and profits that were distributed by us and accumulated in a non-REIT year.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year), without regard to the period for which you held our stock. However, if you are a corporation, you may be required to treat a portion of some capital gain dividends as ordinary income.

If we elect to retain and pay income tax on any net long-term capital gain, you would include in income, as long-term capital gain, your proportionate share of this net long-term capital gain. You would also receive a refundable tax credit for your proportionate share of the tax paid by us on such retained capital gains, and you would have an increase in the basis of your shares of our stock in an amount equal to your includable capital gains less your share of the tax deemed paid.

You may not include in your federal income tax return any of our net operating losses or capital losses. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to you. In addition, any distribution declared by us in October, November or December of any year on a specified date in any such month shall be treated as both paid by us and received by you by December 31 of that year, provided that the distribution is actually paid by us no later than January 31 of the following year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed under “Federal Income Tax Considerations—Taxation of CNL Lifestyle Properties—General” and “Federal Income Tax Considerations—Taxation of CNL Lifestyle Properties—Qualification as a REIT” above. As a result, you may be required to treat as taxable dividends certain distributions that would otherwise result in a tax-free return of capital. Moreover, any “deficiency dividend” will be treated as a dividend (an ordinary dividend or a capital gain dividend, as the case may be), regardless of our earnings and profits. Any other distributions in excess of current or accumulated earnings and profits will not be taxable to you to the extent these distributions do not exceed the adjusted tax basis of your shares of our stock. You will be required to reduce the tax basis of your shares of our stock by the amount of these distributions until the basis has been reduced to zero, after which these distributions will be taxable as capital gain, if our shares of our stock are held as capital assets. The tax basis as so reduced will be used in computing the capital gain or loss, if any, realized upon sale of shares of our stock. Any loss upon a sale or exchange of shares of our stock which were held for six months or less (after application of certain holding period rules) will generally be treated as a long-term capital loss to the extent you previously received capital gain distributions with respect to these shares of our stock.

Upon the sale or exchange of any shares of our stock to or with a Person other than ourselves or a sale or exchange of all shares of our stock (whether actually or constructively owned), you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your adjusted tax basis in these shares of our stock. This gain will be capital gain if you held these shares of our stock as a capital asset.

Our distributions and any gain you realize from disposition of shares of our stock will not be treated as passive activity income. Therefore, you may not utilize passive losses to offset this income. To the extent that our distributions do not constitute a return of capital, they will be treated as investment income for purposes of the investment interest deduction limitation. Net capital gain from a disposition of our shares and capital gain distributions may be included in investment income for purposes of the investment interest deduction limitation to the extent you properly elect to so include such gain; however, upon such election, the capital gain will be taxed as ordinary income.

Stockholders subject to federal taxation who elect to participate in the reinvestment plan may incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held pursuant to the reinvestment plan. Specifically, stockholders will be treated as if they have received the distribution from us and then applied such distribution to purchase shares in the reinvestment plan. In addition, with respect to any shares purchased through our reinvestment plan at a discount to their fair market value, you may be treated as receiving an additional distribution equal to the amount of such distribution. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution, including the amount of any discount, as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as long-term capital gain.

If we redeem any of your shares in our company, the treatment can only be determined on the basis of particular facts at the time of redemption. In general, you will recognize gain or loss (as opposed to dividend income) equal to the difference between the amount received by you in the redemption and your adjusted tax basis in your redeemed shares if such redemption: (1) results in a “complete termination” of your interest in all classes of our equity securities; (2) is a “substantially disproportionate redemption”; or (3) is “not essentially equivalent to a dividend” with respect to you. In applying these tests, your ownership of all classes of our equity securities (e.g., common stock, preferred stock, depositary shares and warrants) must be taken into account. You must also take into account any equity securities that are considered to be constructively owned by you.

If, as a result of our redemption of your shares, you no longer own (either actually or constructively) any of our equity securities or only own (actually and constructively) an insubstantial percentage of our equity securities, then it is probable that the redemption of your shares would be considered “not essentially equivalent to a dividend” and, thus, would result in gain or loss to you. However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and if you rely on any of these tests at the time of redemption, you should consult your tax advisor to determine their application to the particular situation.

Generally, if the redemption does not meet the tests described above, then the proceeds received by you from the redemption of your shares will be treated as a distribution taxable as a dividend to the extent of the allocable portion of current or accumulated earnings and profits. If the redemption is taxed as a dividend, your adjusted tax basis in the redeemed shares will be transferred to any other shareholdings in us that you own. If you own no other shareholdings in us under certain circumstances, such basis may be transferred to a related Person, or it may be lost entirely.

Gain from the sale or exchange of our shares held by an individual for more than one year is taxed at a maximum long-term capital gain rate, which is currently 15%. Pursuant to IRS guidance, we may classify portions of our capital gain dividends as gains eligible for the long-term capital gains rate or as gain taxable to individual stockholders at a maximum rate of 25%.

Treatment of Tax-Exempt U.S. Stockholders. Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts (“Exempt Organizations”), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). The IRS has issued a published revenue ruling concluding that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on this ruling, amounts distributed by us to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the shares of our stock with debt, a portion of its income from us will constitute UBTI pursuant to the “debt financed property” rules. Likewise, a portion of the Exempt Organization’s income from us would constitute UBTI if we held a residual interest in a real estate mortgage investment conduit.

In addition, in certain circumstances, a pension trust that owns more than 10% of our stock is required to treat a percentage of its dividends as UBTI. This rule applies to a stock bonus, pension or profit-sharing trust holding more than 10% of our stock only if: (1) the percentage of our income that is UBTI (determined as if we were a pension trust) is at least 5%; (2) we qualify as a REIT by reason of the modification of the Five or Fewer Requirement that allows beneficiaries of the pension trust to be treated as holding shares in proportion to their actuarial interests in the pension trust; and (3) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) a group of pension trusts individually holding more than 10% of the value of our stock collectively own more than 50% of the value of our stock.

Backup Withholding and Information Reporting. Under certain circumstances, you may be subject to backup withholding at applicable rates on payments made with respect to, or cash proceeds of a sale or exchange of, shares of our stock. Backup withholding will apply only if you: (1) fail to provide a correct taxpayer identification number, which if you are an individual, is ordinarily your social security number; (2) furnish an incorrect taxpayer identification number; (3) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (4) fail to certify, under penalties of perjury, that you have furnished a correct taxpayer identification number and that the IRS has not notified you that you are subject to backup withholding.

Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. You should consult with a tax advisor regarding qualification for exemption from backup withholding, and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to payments to a stockholder will be allowed as a credit against such stockholder’s United States federal income tax liability and may entitle such stockholder to a refund, provided that the required information is provided to the IRS. In addition, withholding a portion of capital gain distributions made to stockholders may be required for stockholders who fail to certify their non-foreign status.

Taxation of Foreign Stockholders. The following summary applies to you only if you are a foreign Person. The federal taxation of foreign Persons is a highly complex matter that may be affected by many considerations.

Except as discussed below, distributions to you of cash generated by our real estate operations in the form of ordinary dividends, but not by the sale or exchange of our capital assets, generally will be subject to U.S. withholding tax at a rate of 30%, unless an applicable tax treaty reduces that tax and you file with us the required form evidencing the lower rate.

In general, you will be subject to United States federal income tax on a graduated rate basis rather than withholding with respect to your investment in our stock if such investment is “effectively connected” with your conduct of a trade or business in the United States. A corporate foreign stockholder that receives income that is, or is treated as, effectively connected with a United States trade or business may also be subject to the branch profits tax, which is payable in addition to regular United States corporate income tax. The following discussion will apply to foreign stockholders whose investment in us is not so effectively connected. We expect to withhold United States income tax, as described below, on the gross amount of any distributions paid to you unless (1) you file an IRS Form W-8ECI with us claiming that the distribution is “effectively connected” or (2) certain other exceptions apply.

Distributions by us that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to you under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) as if these distributions were gains “effectively connected” with a United States trade or business. Accordingly, you will be taxed at the normal capital gain rates applicable to a U.S. stockholder on these amounts, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to FIRPTA may also be subject to a branch profits tax in the hands of a corporate foreign stockholder that is not entitled to treaty exemption.

We will be required to withhold from distributions subject to FIRPTA, and remit to the IRS, 35% of designated capital gain dividends, or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions not withheld against, will be treated as capital gain dividends for purposes of withholding.

For taxable years beginning after October 22, 2004, any capital gain dividend with respect to any class of stock that is “regularly traded” on an established securities market will be treated as an ordinary dividend if the foreign stockholder did not own more than 5% of such class of stock at any time during the taxable year. Under this provision, foreign stockholders generally will not be required to report distributions received from us on U.S. federal income tax returns and all distributions treated as dividends for U.S. federal income tax purposes, including any capital gain dividend, will be subject to a 30% U.S. withholding tax (unless reduced under an applicable income tax treaty) as discussed above. In addition, the branch profits tax will no longer apply to such distributions.

Unless its shares constitute a “United States real property interest” within the meaning of FIRPTA or are effectively connected with a U.S. trade or business, a sale of our shares by you generally will not be subject to United States taxation. Our shares will not constitute a United States real property interest if we qualify as a “domestically controlled REIT.” We do, and expect to continue to, qualify as a domestically controlled REIT. A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by foreign stockholders. However, if you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions apply, you will be subject to a 30% tax on such capital gains. In any event, a purchaser of its shares from you will not be required under FIRPTA to withhold on the purchase price if the purchased shares are “regularly traded” on an established securities market or if we are a domestically controlled REIT. Otherwise, under FIRPTA, the purchaser may be required to withhold 10% of the purchase price and remit such amount to the IRS.

Backup withholding tax and information reporting will generally not apply to distributions paid to you outside the United States that are treated as: (1) dividends to which the 30% or lower treaty rate withholding tax discussed above applies; (2) capital gains dividends; or (3) distributions attributable to gain from the sale or exchange by us of U.S. real property interests. Payment of the proceeds of a sale of stock within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that he or she is not a U.S. Person (and the payor does not have actual knowledge that the beneficial owner is a U.S. Person) or otherwise established an exemption. You may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

Potential Legislation or Other Actions Affecting Tax Consequences. Current and prospective securities holders should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by Persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of an investment in us.

Characterization of Property Leases

Our ability to claim certain tax benefits associated with ownership of the properties, such as depreciation, depends on a determination that the lease transactions engaged in by us are true leases, under which we are the owner of the leased property for federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the IRS that we are not the owner of the properties for federal income tax purposes may have adverse consequences to us, such as denial of our depreciation deductions. Moreover, a denial of our depreciation deductions could result in a determination that our distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, if we have sufficient cash, we may be able to remedy any past failure to satisfy the distribution requirements by paying a “deficiency dividend” (plus a penalty and interest). Furthermore, in the event that it was determined that we were not the owner of a particular property, the income that we would receive pursuant to the recharacterized lease would constitute interest qualifying under the 95% and 75% gross income tests by reason of being interest on an obligation secured by a mortgage on an interest in real property, because the legal ownership structure of such property will have the effect of making the building serve as collateral for the debt obligation.

While certain characteristics of the leases anticipated to be entered into by us suggest that we might not be the owner of the properties, such as the fact that such leases are triple-net leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that we will be the owner of the properties. For example, we will bear the risk of substantial loss in the value of the properties, since we will acquire interests in the properties with an equity investment, rather than with nonrecourse indebtedness. Further, we, rather than the tenant, will benefit from any appreciation in the properties, since we will have the right at any time to sell or transfer the properties, subject to the tenant’s right to purchase the property at a price not less than the property’s fair market value (determined by appraisal or otherwise).

Other characteristics of our ownership of the properties are that: (1) the tenants are liable for repairs and to return the properties in reasonably good condition; (2) insurance proceeds generally are to be used to restore the properties and, to the extent not so used, belong to us; (3) the tenants agree to subordinate their interests in the properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and (4) we have not relinquished the properties to the tenants for their entire useful lives but instead have retained a significant residual interest in them because we have determined that the properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of our cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases.

Investment in Joint Ventures

As indicated in “Business—Joint Venture Arrangements,” we may participate in joint ventures which own and lease properties. Assuming that the joint ventures have the characteristics described in “Business—Joint Venture Arrangements,” and are operated in the same manner that we operate with respect to properties that we own directly, the joint ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code, and not as associations taxable as corporations, and we will be subject to tax as a partner pursuant to Sections 701-761 of the Code.

If a joint venture were to be treated as an association taxable as a corporation, we would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the joint venture’s assets. In addition, the items of income and deduction of the joint venture would not pass through to us. Instead, the joint venture would be required to pay income tax at regular corporate tax rates on its Net Income, and distributions to partners would constitute dividends that would not be deductible in computing the joint venture’s taxable income. Moreover, a determination that a joint venture is taxable as a corporation could cause us to fail to satisfy the asset tests for qualification as a REIT.

REPORTS TO STOCKHOLDERS

We will furnish each stockholder with our annual report within 120 days following the close of each fiscal year. These annual reports will contain the following:

•

financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with GAAP, which are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the period to the capital raised;

•

the aggregate amount of advisory fees and the aggregate amount of other fees paid by us to our Advisor and any affiliate of our Advisor and including fees or charges paid to our Advisor and any affiliate of our Advisor by third parties doing business with us;

•

our Operating Expenses, stated as a percentage of the Average Invested Assets (the average of the aggregate book value of our assets, for a specified period, invested, directly or indirectly, in equity interests in and loans collateralized by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of our Net Income;

•	a report from the Independent Directors that the policies being followed by us are in the best interests of our stockholders and the basis for such determination;

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, and our directors, Advisor and any affiliate, occurring during the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and

•

distributions to the stockholders for the period, identifying the source of such distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances may accompany the distributions (with the statement as to the source of distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

Within 90 days following the close of each of our fiscal years, each stockholder that is a Plan will be furnished with an annual statement of share valuation to enable it to file annual reports required by ERISA as they relate to its investment in our company. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the public offering price per share, which during the term of this offering is $10.00 per share. If no public offering is ongoing, and until listing, the statement will report an estimated value of each share, based on (i) appraisal updates performed by us based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property, and (ii) a review of the outstanding loans, and other Permitted Investments focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each loan and other Permitted Investment. Such statement will be provided within 18 months of the close of our last public offering, including an offering of our reinvestment plan shares, if we have not listed within such time. We may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither us nor our affiliates thereby make any warranty, guarantee, or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their shares.

We are required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Commission on Form 10-Q and stockholders will be furnished with a summary of the information contained in each such report within 90 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding us and our activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to us. If we are not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 90 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

Stockholders and their duly authorized representatives are entitled to inspect and copy our books and records at their expense at all times during regular business hours, upon reasonable prior notice to us and at the location where we keep such reports. Stockholders, upon request and at their expense, may obtain full information regarding our financial condition and, subject to certain confidentiality and other requirements, may obtain a list containing the name, address, and shares held by each stockholder. See “Summary of the Articles of Incorporation and Bylaws—Inspection of Books and Records.”

Our fiscal year will be the calendar year.

Our federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by us. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each of our fiscal years. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available for inspection and review by any interested stockholder at our office.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 200 million shares, including five million shares initially designated to be offered pursuant to our reinvestment plan. Prior to the conclusion of this offering, if any of the five million shares initially designated for the reinvestment plan remain after meeting anticipated obligations under the reinvestment plan, we may decide to sell a portion of these shares in this offering. Similarly, prior to the conclusion of this offering, if the five million shares initially designated for the reinvestment plan have been purchased by the Reinvestment Agent and we anticipate additional demand for our reinvestment plan shares, we may decide to reallocate a portion of our shares designated for this offering to the reinvestment plan. Any shares purchased pursuant to the reinvestment plan will be purchased at 95.0% of the purchase price per share. See “Summary of Reinvestment Plan.” The board of directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available following termination of this offering.

Individuals must initially invest a minimum of $5,000 and Plans must initially invest $4,000. Any investor who has made the required minimum investment, either through this offering or our prior offerings, may purchase additional shares in increments of one share. See—Subscription Procedures.” The offering of our shares will terminate on April 9, 2010, which is two years after the effective date of our original prospectus dated April 9, 2008; however, we reserve the right to terminate this offering at any time prior to such termination date. Our offering is registered, or otherwise qualified, to be sold in the jurisdictions listed in our blue sky memorandum. These registrations are typically effective for one year from their effective dates and are subject to yearly renewals. Although we will attempt to renew these registrations, we cannot guarantee that we will be able to continue offering and selling our shares in each jurisdiction beyond the first year of the offering.

The shares are being offered to the public on a “best efforts” basis (meaning there is no guarantee that any minimum amount will be sold) through participating brokers who are members of the Financial Industry Regulatory Authority (“FINRA”), the Managing Dealer and/or other persons exempt from broker-dealer registration. The participating brokers will use their best efforts during the offering period to find eligible investors who desire to purchase our shares. The Managing Dealer does not intend to purchase any shares in this offering. Participating brokers in the offering are required to deliver a copy of the prospectus to each potential investor. We plan to make this prospectus, the subscription agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to participating brokers as an alternative to paper copies. Although an investor may receive a paper copy of these documents upon request, if a participating broker electronically delivers such documents to an investor, then that participating broker is responsible for complying with all applicable requirements of the Commission and FINRA and any laws or regulations related to such electronic delivery.

Procedure Upon Liquidation

Any distributions that can be considered a return of capital, special distribution or sales (any large cash outlay) for non-qualified plans or all distributions upon any final liquidation event, will be forwarded to a stockholder’s address of record unless directed elsewhere via written instruction from the stockholder or stockholder’s authorized broker.

Liquidity of Prior Programs

FINRA Rule 2810 requires FINRA member firms selling non-traded public REIT investment programs to disclose whether prior programs offered by the program sponsor liquidated on or during the date or time period disclosed in the prospectuses for those programs. Our Sponsor has sponsored four non-traded public REIT programs. Three of the non-traded public REIT programs have gone full cycle and, for programs in which the prospectus disclosed a date by which the program might be liquidated, all were liquidated prior to such projected date. Non-traded public REIT programs sponsored by our Sponsor have never delayed an investor’s stated liquidity event beyond the date contemplated in the program’s offering documents.

We are the fourth non-traded public REIT program sponsored by our Sponsor and have stated that our exit strategy anticipates listing, liquidating or merging on or before December 31, 2015.

Our Managing Dealer has served as the managing dealer for all four of the above mentioned non-traded public REIT offerings.

Indemnification of Managing Dealer

We have agreed to indemnify the Managing Dealer against certain liabilities, including liabilities under the Securities Act and liabilities resulting from our breach of the Managing Dealer Agreement and the Managing Dealer and the participating brokers have agreed to severally indemnify us, our officers and directors, our Advisor, its officers and directors and their affiliates against certain liabilities, including liabilities arising under the Securities Act. Pursuant to a selected dealer agreement with Ameriprise Financial Services, Inc. (the “Selected Dealer”), we have agreed, along with our Managing Dealer, to indemnify the Selected Dealer against certain liabilities, including liabilities under the Securities Act and liabilities resulting from our breach of the Selected Dealer Agreement, or to contribute to payments that the Selected Dealer may be required to make in respect thereof. In connection with the Selected Dealer Agreement, we have agreed with our Managing Dealer that, as between us and the Managing Dealer, Article 8 of the Managing Dealer Agreement shall govern all indemnity and contribution matters and shall supersede and replace the provisions of the Selected Dealer Agreement applicable to potential indemnity and contribution claims between us and the Managing Dealer. However, the Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

Compensation Paid for Sales of Shares

Subject to reductions of the marketing support fees and of the selling commissions in connection with the purchase of a certain minimum number of shares that are described below, we pay the Managing Dealer selling commissions up to 7.0% of the Gross Proceeds from the sale of shares of our common stock. The Managing Dealer may reallow all or any portion of these commissions to participating brokers with respect to shares they sell. It is anticipated that 6.5% will be reallowed to participating brokers. In addition, we reimburse participating brokers for actual expenses incurred in connection with their due diligence review of our company and this offering following their submission of invoices supporting such expenses. We also pay the Managing Dealer a marketing support fee equal to 3.0% of Gross Proceeds from the sale of any shares of our common stock, all or a portion of which may be reallowed by the Managing Dealer to participating brokers who have signed a participating broker agreement with the Managing Dealer or, to a participating broker’s broker-dealer affiliate who agrees to assume the participating broker’s obligations as set forth in such participating broker agreement. Generally, the Managing Dealer will reallow a portion of the marketing support fees if the participating broker agrees to provide one or more of the following services:

•	internal marketing support personnel to assist the Managing Dealer’s marketing team;

•	internal marketing communications vehicle(s) such as newsletters, conference calls, cassette tapes and internal mail to promote us and the offering;

•

answers to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, our financial status and the real estate markets in which we have invested;

•	assistance to investors with reinvestments and redemptions;

•	maintaining the technology necessary to adequately service our investors or otherwise associated with the offering; and

•	other services as requested by investors from time to time.

The marketing support fees and selling commissions will not be paid in connection with shares purchased pursuant to the reinvestment plan. See the section of the prospectus titled “Summary of Reinvestment Plan.”

The following table shows the maximum amount of selling commissions and marketing support fees payable to the Managing Dealer assuming all 195,000,000 shares are sold in the offering with no discounts and 5,000,000 shares are sold pursuant to our reinvestment plan.

	Per Share	Maximum Offering
Primary Offering
Price to Public	$10.00	$1,950,000,000
Commissions and Fees	$1.00	$195,000,000
Proceeds to Us	$9.00	$1,755,000,000

Reinvestment Plan
Price to Public	$9.50	$47,500,000
Proceeds to Us	$9.50	$47,500,000

Participating brokers may withhold the selling commissions to which they are entitled from the purchase price for our shares and forward the balance to us if (i) the participating broker is legally permitted to do so, and (ii) (a) the participating broker meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (b) the participating broker forwards the subscription agreement to us and such subscription agreement is accepted prior to forwarding the purchase price for our shares, net of the commissions; and (c) the participating broker verifies that there are sufficient funds in the investor’s account with the participating broker to cover the entire cost of the subscription.

Other Compensation

In connection with the sale of shares, certain associated persons of our Managing Dealer may perform wholesaling functions for which they will receive compensation in an aggregate amount not to exceed 0.9% of Gross Proceeds, which shall be paid by our Managing Dealer out of its own resources (including any selling commissions or marketing support fees received by it in connection with the sale of shares of our common stock).

In addition, we and, to a lesser extent, our affiliates will pay CNL Capital Markets Corp., our Managing Dealer and their associated persons and affiliates for other expenses incurred, including expenses related to bona fide training and education meetings, sales seminars, wholesaling activities and legal expenses. Amounts paid by us to our Managing Dealer may be paid by our Managing Dealer to any participating brokers. We may also reimburse the participating brokers for certain expenses incurred in connection with the offering. Expenses that we may pay to participating brokers, or those expenses our Managing Dealer reallows to participating brokers, include reimbursements for costs and expenses related to investor and broker/dealer sales and training meetings, broker/dealer bona fide training and education meetings for such meetings conducted by us, our Managing Dealer or participating brokers and including costs of technology associated with the offering and other costs and expenses related to such technology costs. All such expenses are capped at 3.0% of Gross Proceeds.

Underwriting compensation consists of all cash and non-cash compensation paid in connection with the sale of our shares and includes selling commissions, marketing support fees, wholesaling compensation and expense reimbursements, expenses relating to bona fide training and education meetings, sales seminars and sales incentives. The total amount of underwriting compensation paid in connection with the offering will not exceed 10% of Gross Proceeds plus an additional 0.5% of Gross Proceeds for reimbursement of bona fide due diligence expenses.

Purchases Net of Selling Commissions and Marketing Support Fee

As with purchases made pursuant to the Reinvestment Plan, we may also pay reduced or no selling commissions or marketing support fees in connection with sale of shares in the offering to:

•	registered principals or representatives of the Managing Dealer or a participating broker;

•

our employees, officers and directors or those of our Advisor, or of the affiliates of either of the foregoing entities (and the immediate family members of any of the foregoing persons, provided that “immediate family members” means such person’s spouse, parents, children, grandparents, grandchildren and any such person who is so related by marriage such that this includes “step-” and “-in-law” relations as well as such persons so related by adoption), and any Plan established exclusively for the benefit of such persons or entities;

•

clients of an investment adviser registered under the Investment Advisers Act of 1940, as amended, or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset-based fees with such dually registered investment adviser/broker-dealer); or

•	persons investing in a bank trust account with respect to which the authority for investment decisions made has been delegated to the bank trust department.

All sales must be made through a registered broker-dealer participating in the offering and any investment adviser must arrange for the placement of any sales accordingly. Our proceeds will not be affected by reducing or eliminating selling commissions and marketing support fees payable in connection with sales through any registered investment advisers or bank trust departments. In addition, participating brokers contractually obligated to their clients for the payment of fees on terms inconsistent with the terms of acceptance of all or a portion of the selling commissions and marketing support fees may elect not to accept all or a portion of such compensation. In that event, such shares shall be sold to the investor at a per share purchase price as low as $9.00, net of the portion of the selling commissions and marketing support fees.

Volume Discount

In connection with the purchase of a certain minimum number of shares by an investor who does not otherwise qualify for the reduction in commissions or fees described above, the amount of selling commissions otherwise payable to a participating broker may be reduced in accordance with the following schedule:

Number of Shares Purchased	Purchase Price per Incremental Share in Volume Discount Range	Commissions on Sales per Incremental Share Payable to the Managing Dealer (subject to Reallowance to Participating Brokers)		Reallowed Commissions on Sales per Incremental Share in Volume Discount Range
		Percent	Dollar Amount	Percent	Dollar Amount
1—50,000	$10.00	0.5%	$0.05	6.5%	$0.65
50,001—75,000	9.90	0.5%	$0.05	5.5%	$0.55
75,001—100,000	9.80	0.5%	$0.05	4.5%	$0.45
100,001—250,000	9.70	0.5%	$0.05	3.5%	$0.35
250,001—500,000	9.60	0.5%	$0.05	2.5%	$0.25
Over 500,001	9.50	0.5%	$0.05	1.5%	$0.15

For example, if an investor purchases 100,000 of our shares, then the investor would pay as little as $992,500 for those shares rather than $1 million, in which event the selling commissions on the sale of such shares would be $57,500, or an average of $0.575 per share. Our net proceeds will not be affected by such volume discounts.

To the extent requested in writing by an investor as described below, our volume discount is cumulative. To the extent an investor’s cumulative purchases qualify for a volume discount, that investor’s subsequent purchase, regardless of shares subscribed for in that purchase, will also qualify for (x) that volume discount or (y) to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, a greater discount. If an investor does not qualify for the first discount with the first purchase, the subsequent purchase may be aggregated with the prior purchase to qualify for the volume discount, even in such cases where the previous purchase was in a prior offering. For example, if an initial purchase is for 74,000 shares in the first or second offering, and a second purchase is for 3,000 shares in the current offering, then 1,000 shares of the second purchase will be priced at $9.90 per share and 2,000 shares of the second purchase will be priced at $9.80 per share.

Discount Procedures

The volume discount will be prorated among the separate subscribers considered to be a single “purchaser.” For purposes of applying various discounts, shares purchased pursuant to the reinvestment plan on behalf of a participant in the reinvestment plan will not be combined with other subscriptions for shares by the investor. Further, shares purchased pursuant to the reinvestment plan will not be eligible for a volume or any other type of discount referred to in this Plan of Distribution. See “Summary of Reinvestment Plan.”

For purposes of determining the applicability of a volume discount, “purchaser” means:

•	an individual, his or her spouse, and their children under the age of 21, who purchase our shares for their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not;

•	an employee’s trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401 of the Code; and

•	all pension, trust, or other funds maintained by a given bank.

Except as described in the section of the prospectus entitled, “Summary of the Articles of Incorporation and Bylaws—Restriction of Ownership,” there are no limits on the number of shares a purchaser may acquire.

Any reduction in selling commissions and/or the marketing support fee will reduce the effective purchase price per share but will not alter the proceeds available to us as a result of such sale. All investors will be deemed to have contributed the same amount per share whether or not the investor receives a discount. Accordingly, for purposes of distributions, investors who pay reduced commissions will receive higher returns on their investments in our common stock than investors who do not pay reduced commissions.

Sales Incentives

We, or our Advisor’s affiliates, may provide incentive items for registered representatives of the Managing Dealer and the participating brokers, which incentives shall in no event exceed an aggregate of $100 per annum per participating registered representative, in accordance with FINRA regulations. In the event other incentives are provided to registered representatives of the Managing Dealer or participating brokers, those incentives will be paid in cash and made only to the Managing Dealer or the participating brokers rather than to the registered representatives. Sales incentive programs offered to participating brokers must first be submitted for review by FINRA and comply with FINRA Rule 2710 or 2810, as applicable. Sales incentive programs offered to registered representatives of our Managing Dealer must comply with Rule 2710 or 2810, as applicable, but are not required to be submitted to FINRA. Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation.

Subscription Procedures

All subscribers must complete and execute our subscription agreement in the form set forth as Appendix B to this prospectus in order to purchase shares in the offering. All subscriptions for shares must be accompanied by a check payable to “CNL Lifestyle Properties, Inc.” in the amount of $10.00 per share, which amount may vary according to certain discounts discussed above. An approved trustee must process and forward to us subscriptions made through Plans. See “Suitability Standards” and “Subscription Procedures” for additional detail on how you can purchase our shares.

Subscribers who wish to purchase shares in this offering at regular intervals may be able to do so through their participating broker by completing the appropriate portion of the subscription agreement or by completing a reinvestment authorization form. Within 30 days after the end of each fiscal quarter, the administrator of the reinvestment plan will mail to each participant a statement of account describing, as to such participant:

•	the distributions received during the quarter;

•	the number of shares purchased during the quarter;

•	the per share purchase price for such shares; and

•	the total administrative charge paid by us on behalf of each participant.

See “Summary of Reinvestment Plan.”

Each participating broker receiving a subscriber’s check made payable to “CNL Lifestyle Properties, Inc.” (where the participating broker’s internal supervisory procedures must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to Boston Financial Data Services, Inc., our transfer agent, no later than the close of business of the first business day after their receipt. If the participating broker maintains a branch office, and, pursuant to a participating broker’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office will transmit the subscription documents and check to the office of the participating broker conducting such internal supervisory review by the close of business on the first business day following the receipt of the subscription documents by the branch office. Further, in this circumstance, the participating broker will review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to our transfer agent by the close of business on the first business day after the check is received by such other office of the participating broker.

Once our transfer agent receives investor funds and subscription documents as set forth above, it will make a determination regarding whether or not the investor’s subscription documents are in good order. If the investor’s subscription documents are found to be in good order, the proceeds from the investor’s check will be deposited in a non-interest bearing reconciliation account for no more than one business day. Subscriptions funds held in the non-interest bearing account and do not accrue interest or any other benefits to you.

The investment proceeds will be transferred to our operating account no later than the close of business on the first business following the day the funds were placed into the reconciliation account. Subscriptions are effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We generally admit stockholders on a daily basis. Subscriptions will be accepted or rejected within 30 days of receipt by our transfer agent and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase.

The proceeds from the sale of common shares to New York residents are delivered to us and held in trust for the benefit of investors and are used only for the purposes set forth in this prospectus. Before they are applied, funds may be placed in short-term interest bearing investments, including obligations of, or obligations guaranteed by, the United States Government or bank money market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash.

Investments through IRA Accounts

Community National Bank has agreed to act as an IRA custodian for our stockholders who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will pay the fees related to the establishment of investor accounts with Community National Bank. Such fees will be treated as Organizational and Offering Expenses. Subscribers who choose a different IRA custodian are responsible for paying the fees related to the establishment of such account. Further information as to these custodial services is available through a participating broker or through the Managing Dealer.

Suitability Standards

Our Sponsor and each person selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, those selling shares on our behalf have a responsibility to ascertain that the subscriber:

•	meets the minimum income and net worth standards set forth under “Suitability Standards;”

•	can reasonably benefit from an investment in our shares based on the subscriber’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the subscriber’s overall financial situation; and

•

has apparent understanding of the fundamental risks of the investment, the risk that the subscriber may lose the entire investment, the lack of liquidity of our shares, the restrictions on transferability of our shares, the background and qualifications of our Advisor and its affiliates, and the tax consequences of the investment.

When determining an investor’s suitability, participating brokers rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information; however, each such investor and the participating broker should be aware that determining investor suitability is the responsibility of the participating broker alone. Furthermore, each participating broker is required to maintain, for the period required by applicable laws and regulations, records of the information used to determine that an investment in our shares is suitable and appropriate for an investor.

Appropriateness of Investment

An investment in our shares may provide:

•	regular distributions because we intend to make regular cash distributions to our stockholders on a quarterly basis;

•	a hedge against inflation because we intend to enter into leases with tenants that provide for scheduled rent increases; and

•	preservation of an investor’s capital with appreciation because we intend to acquire a portfolio of diverse commercial real estate assets that offer appreciation potential.

However, we can make no assurances that the foregoing objectives will be achieved. See “Risk Factors” above. Investors should consult with their participating broker to evaluate whether this investment is appropriate for them.

Certain Benefit Plan Considerations

The following summary is based upon ERISA, the Code, judicial decisions, US Department of Labor (“DOL”) regulations and rulings in existence on the date hereof, all of which are subject to change. This summary is general in nature and does not address every issue that may be applicable to a prospective subscriber of our shares. Accordingly, each prospective subscriber that is a Plan should consult with its own counsel.

Before authorizing an investment in shares, fiduciaries of pension, profit or profit-sharing plans, other employee benefit plans, individual retirement accounts and other plans, whether or not subject to ERISA or the Code (all such plans and accounts, and entities deemed to hold assets of such plans and accounts, are herein referred to as “Plans”) should consider, among other matters, (a) fiduciary standards imposed by ERISA or governing state or other law, if applicable, (b) whether the purchase of shares satisfies the prudence and diversification requirements of ERISA and governing state or other law, if applicable, taking into account any applicable Plan investment policy and the composition of the Plan’s portfolio, and the limitations on the marketability of shares; (c) whether such fiduciaries have authority to hold shares under the applicable Plan investment policies and governing instruments; (d) rules relating to the periodic valuation of Plan assets and the delegation of control over responsibility for “plan assets” under ERISA or governing state or other law, if applicable, and (e) prohibitions under ERISA, the Code and/or governing state or other law relating to Plans engaging in certain transactions involving “plan assets” with persons who are “disqualified persons” under the Code or “parties in interest” under ERISA or governing state or other law, if applicable.

Regulations issued by the DOL relating to what constitutes “plan assets,” as set forth in 29 C.F.R. Section 2510-3.101 and as modified by Section 3(42) of ERISA (the “Regulations” set forth guidelines for determining when an investment in an entity by a Plan that is subject to ERISA or Section 4975 of the Code (an “ERISA Plan”) will cause the assets of such entity to be treated as “plan assets” of the ERISA Plan. If we were deemed to hold “plan assets,” it is likely, among other things, that (a) the fiduciaries of ERISA Plans subject to Title I of ERISA who directed the Plan’s investment in shares would be subject to ERISA’s fiduciary duty rules with respect to the assets held by us; (b) our Advisor and Persons providing investment advice or other services to us would become fiduciaries and/or “parties in interest” or “disqualified persons” of ERISA Plans that hold shares; and (c) certain of our transactions could constitute prohibited transactions under ERISA and the Code.

Under the Regulations, if an ERISA Plan acquires an equity interest in an entity, which equity interest is not a “publicly-offered security,” the ERISA Plan’s assets generally would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. In general, the Regulations define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or sold to the public pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days (or such later time permitted by the Commission) after the end of the fiscal year of the issuer during which the offering occurred). Our shares are being sold in an offering registered under the Securities Act and were registered under Section 12(g) of the Exchange Act within the required time period.

The Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Our shares are “widely held.”

The Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. The Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. We believe that the restrictions imposed under our articles of incorporation on the transfer of the common stock are limited to restrictions on transfer generally permitted under the Regulations and are not likely to result in the failure of the common stock to be “freely transferable.” See “Summary of the Articles of Incorporation and Bylaws—Restriction of Ownership.” No assurance can be given that the Department of Labor, the U.S. Treasury Department or a court would not reach a contrary conclusion with respect to our common stock.

Assuming that our shares are “widely held” and “freely transferable,” we believe that our shares are publicly-offered securities for purposes of the Regulations and that our assets would not be deemed to be “plan assets” of any ERISA Plan that invests in our shares.

Governmental plans and certain church plans (as defined in ERISA) are not subject to ERISA or the prohibited transaction provisions under Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code.

Acceptance of a subscription on behalf of a Plan is in no respect a representation by us or any other person that the investment in our shares meets all relevant legal requirements with respect to investments by the Plan or that such investment is appropriate for the Plan. Any prospective investor that is a Plan should consult its own advisers with respect to the provisions of ERISA, the Code and any governing state or other law that may apply with respect to an investment in shares.

Determination of Offering Price

The offering price per share was determined by us in our sole discretion based upon the price which we believed investors would pay for our shares (less a discount with respect to shares offered pursuant to the reinvestment plan), the fees to be paid to our Advisor and its affiliates, as well as estimated fees to third parties, the expenses of this offering and the funds we believed should be available to invest in properties, loans and other Permitted Investments. There is no public market for our shares on which to base market value. In addition, we did not take into account the value of our underlying assets in determining our share price. We have sold all of our shares in prior offerings at $10.00 per share.

SUPPLEMENTAL SALES MATERIAL

Shares are being offered only through this prospectus. In addition to this prospectus, we may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this prospectus. No sales material may be used unless it has first been approved by us in writing. We anticipate that sales materials will be provided in various electronic formats to participating brokers for their internal use as well as for use with potential investors. The electronic formats we anticipate using may include, but are not limited to: viewable and downloadable data from an access-controlled website, CD-Rom, diskette, memory sticks and email. As of the date of this prospectus, we anticipate that the following sales material will be authorized for use in connection with this offering:

•	a brochure entitled “CNL Lifestyle Properties;”

•	a fact sheet describing our general features;

•	a cover letter transmitting the prospectus;

•	a properties portfolio;

•	an electronic, interactive CD-ROM;

•	a summary description of the offering;

•	a presentation about us;

•	a script for telephonic marketing;

•	broker updates;

•	a listing of properties;

•	sales support pieces;

•	seminar advertisements and invitations;

•	certain third-party articles;

•	industry-specific information pieces;

•	distribution pieces; and

•	webinars.

All such materials will be used only by registered broker-dealers that are members of the FINRA and advisers registered under the Investment Advisers Act of 1940. We also may respond to specific questions from participating brokers and prospective investors. Additional materials relating to the offering may be made available to participating brokers for their internal use.

LEGAL OPINIONS

The legality of our shares of our common stock being offered hereby has been passed upon for us by Arnold & Porter LLP. Statements made under the sections of this prospectus entitled “Risk Factors—Tax Risks” and “Federal Income Tax Considerations” have been reviewed by Arnold & Porter LLP, which has given its opinion that such statements as to matters of law are correct in all material respects. Arnold & Porter LLP serves as securities and tax counsel to us and our Advisor and certain of its affiliates. Members of the firm of Arnold  & Porter LLP may invest in our common stock but are not expected to hold any substantial interest in us.

EXPERTS

The financial statements of CNL Lifestyle Properties, Inc. and CNL Dallas Market Center, LP incorporated in this Prospectus by reference to the Annual Report on Form 10-K of CNL Lifestyle Properties, Inc. for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to various documents. The information incorporated by reference is an important part of the prospectus and the information that we file later with the Commission may update and supersede the information in the prospectus including the information we incorporated by reference. For information on how to access this information, see the following section of the prospectus entitled, “Where You Can Find More Information.”

We incorporate by reference the following documents that we have previously filed with the Commission:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 20, 2009, and

•	Periodic Report on Form 8-K filed on April 3, 2009

Upon request we will provide to each person, including a beneficial owner, to whom the prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into the prospectus but have not delivered to investors. To receive a free copy of those documents, other than exhibits, unless they are specifically incorporated by reference in those documents, call, write to or visit the following website:

CNL Client Services
PO Box 4920
Orlando, FL 32802
866-650-0650, option 3
www.cnl.com

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirement of the Securities Exchange Act of 1934 and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission located at 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the operation of the Public Reference Room. Copies of such materials can be obtained from the Public Reference Section of the Commission at prescribed rates. Such materials, except for the annual report, may also be accessed electronically by the public on the Commission’s website accessible via the internet at http://www.sec.gov and through our website at http://www.cnllifestylereit.com. Unless specifically listed above in “Incorporation of Certain Information by Reference,” the information contained on the Commission website is not intended to be incorporated by reference into this Supplement.

We have filed a registration statement on Form S-11, of which the prospectus forms a part, and related exhibits with the Commission under the Securities Act. The registration statement contains additional information about us and this offering. You can inspect or access electronically the registration statement and exhibits by the means described in the paragraph above.

DEFINITIONS

“Acquisition Expenses” means any and all expenses incurred by us, our Advisor, or any affiliate thereof in connection with the selection, acquisition or making of any investment, including any property, loan or other Permitted Investments, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance.

“Acquisition Fees” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person, as defined below, or entity to any other Person or entity (including any fees or commissions paid by or to any our affiliates or our Advisor) in connection with making an investment, making or investing in loans or other Permitted Investments or the purchase, development or construction of a property, including, without limitation, real estate commissions, Acquisition Fees, finder’s fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. This definition specifically excludes development fees and construction fees paid to any Person or entity not affiliated with our Advisor in connection with the actual development and construction of any particular property. We will not pay Acquisition Fees in connection with temporary short-term investments acquired for purposes of cash management.

“affiliate” or “affiliated” or any derivation thereof means an affiliate of another Person including: (i) any Person directly or indirectly owning, controlling, or holding, with power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; or (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Asset Management Fee” means the fee payable to our Advisor for day-to-day professional management services it provides for us and our investments in properties, loans and other Permitted Investments pursuant to the Advisory Agreement.

“Average Invested Assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in, and loans collateralized by, real estate, or in other Permitted Investments, before reserves for depreciation or bad debts or other similar non-cash reserves and computed by taking the average of such values at the end of each month during such period.

“Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or sale of property that is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by us to all Persons (including the subordinated disposition fee payable to our Advisor) in connection with any sale of one or more of our properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) 6% of the gross sales price of the property or properties.

“Equity Shares” means shares of our capital stock in any class or series (other than Excess Shares). The use of the term “Equity Shares” or any term related thereto shall refer to the particular class or series of our capital stock that is appropriate under the context.

“Excess Shares” means any excess shares, par value $0.01 per share, exchanged for shares of common stock or preferred stock, as the case may be, transferred or proposed to be transferred in excess of the ownership limit and/or would otherwise jeopardize our status as a REIT under the Code.

“Gross Proceeds” means the aggregate purchase price of all of the shares sold on our behalf, without deduction for selling commissions, volume discounts, marketing support fees, due diligence expenses, or other

Organizational and Offering Expenses. For purposes of computing Gross Proceeds, the purchase price of any share for which reduced or no selling commissions or marketing support fees are paid to the Managing Dealer or a participating broker (where net proceeds to us are not reduced) shall be deemed to be the full offering price of our shares, except for shares purchased pursuant to the reinvestment plan, which shares will be factored into the calculation using their actual purchase price.

“Independent Director” means a director who is not, and within the last two years has not been, directly or indirectly associated with our Advisor by virtue of (i) ownership of an interest in our Advisor or its affiliates; (ii) employment by our Advisor or its affiliates; (iii) service as an officer or director of our Advisor or its affiliates; (iv) performance of services, other than as a director, for us; (v) service as a director or trustee of more than three REITs advised by our Advisor; or (vi) maintenance of a material business or professional relationship with our Advisor or any of its affiliates. An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with our Advisor, any of its affiliates or us. A business or professional relationship is considered material per se if the gross revenue derived by a director from our Advisor and affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis.

“Invested Capital” means the amount calculated by multiplying the total number of Equity Shares issued and outstanding by the offering price per share (which price per Equity Shares, in the case of Equity Shares purchased pursuant to the reinvestment plan, shall be deemed to be the actual purchase price), without deduction for selling commissions, volume discounts, the marketing support fee, due diligence expense reimbursements or Organizational and Offering Expenses, but reduced by the portion of any distribution that is attributable to Net Sales Proceeds.

“Net Assets” means our total assets (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by us on a basis consistently applied.

“Net Income” means the total revenues applicable to a particular period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of our assets.

“Net Offering Proceeds” means Gross Proceeds less (i) selling commissions, (ii) Organizational and Offering Expenses, (iii) the marketing support fee, and (iv) due diligence expense reimbursements.

“Net Sales Proceeds” means in the case of a transaction described in clause (i) (A) of the definition of sale in the Advisory Agreement, the proceeds of any such transaction less the amount of all real estate commissions plus our closing costs. In the case of a transaction described in clause (i) (B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i) (C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to us from the joint venture. In the case of a transaction or series of transactions described in clause (i) (D) of the definition of sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs we pay. In the case of a transaction described in clause (ii) of the definition of sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to us in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a property consisting of a building only or any loan or other Permitted Investments, any amounts from tenants, borrowers or lessees that we determine, in our discretion, to be economically equivalent to the proceeds of a sale. Net Sales Proceeds shall not include, as we determine in our sole discretion, any amounts reinvested in one or more properties, loans or other Permitted Investments, to repay outstanding indebtedness, or to establish reserves.

“Operating Expenses” means all costs and expenses we incur, as determined under generally accepted accounting principles, that relate in any way to our operation or to our business, including, but not limited to (a) advisory fees; (b) the Asset Management Fee; (c) the Performance Fee; and (d) the Subordinated Incentive Fee, but excluding: (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and listing of our shares; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) our Advisor’s subordinated ten percent share of Net Sales Proceeds; and (vi) Acquisition Fees and Acquisition Expenses, real estate or other commissions on the sale of assets, and other expenses connected with the acquisition and ownership of real estate interests, loans, or other Permitted Investments such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property.

“Organizational and Offering Expenses” means any and all costs and expenses, other than selling commissions, the marketing support fee and due diligence expense reimbursements incurred by us, our Advisor or any affiliate of either in connection with our formation, qualification and registration, and the marketing and distribution of shares, including, without limitation, the following: legal, accounting and escrow fees; printing, amending, supplementing, mailing and distributing costs; filing, registration and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker sales meetings. The Organizational and Offering Expenses we pay in connection with each offering, together with all selling commissions, the marketing support fee and due diligence reimbursements we incur, will not exceed 13% of the proceeds raised in connection with this offering.

“Performance Fee” means the fee payable to our Advisor under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.

“Permanent Financing” means financing to: (i) acquire properties, make loans or other Permitted Investments; (ii) pay any Acquisition Fees arising from any Permanent Financing; and (iii) refinance outstanding amounts on the line of credit. Permanent Financing may be in addition to any borrowing under the line of credit.

“Permitted Investments” means all investments that we may acquire pursuant to our articles of incorporation and bylaws. For purposes of calculating fees payable, Permitted Investments shall not include short-term investments acquired for purposes of cash management.

“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include (i) an underwriter that participates in a public offering of Equity shares for a period of 60 days following the initial purchase by such underwriter of such Equity shares in such public offering, or (ii) CNL Lifestyle Company, LLC during the period ending December 31, 2004, provided that the foregoing exclusions shall apply only if the ownership of such Equity Shares by an underwriter or CNL Lifestyle Company, LLC would not cause us to fail to qualify as a REIT by reason of being “closely-held” within the meaning of Section 856(a) of the Code or otherwise cause us to fail to qualify as a REIT.

“Real Estate Asset Value” means the amount actually paid or allocated to the purchase, development, construction or improvement of real property, exclusive of Acquisition Fees and Acquisition Expenses.

“Related Party Tenant” means a related party tenant, as defined pursuant to Section 856(d) (2) (B) of the Code.

“Roll-Up Entity” means a partnership, REIT, corporation, trust or similar entity that would be created or that would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-Up Transaction” means a transaction involving our acquisition, merger, conversion, or consolidation, directly or indirectly, and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving our securities that have been listed on a national securities exchange or included for quotation on the National Market System of the National Association of Securities Dealers Automated Quotation System for at least 12 months; or (ii) a transaction involving our conversion to corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, our term of existence, compensation to our Advisor or our investment objectives.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, CNL Lifestyle Properties or any Person who will control, manage or participate in our management, and any affiliate thereof. Sponsor does not include any Person whose only relationship with us is that of an independent property manager of our properties, loans or other Permitted Investments, and whose compensation is only for property management services. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed our Sponsor by:

•	taking the initiative, directly or indirectly, in founding or organizing our business or enterprise, either alone or in conjunction with one or more other Persons;

•	receiving a material participation in CNL Lifestyle Properties in connection with the founding or organizing of our business in consideration of services or property, or both services and property;

•	having a substantial number of relationships and contacts with us;

•	possessing significant rights to control our properties;

•	receiving fees for providing services to us which are paid on a basis that is not customary in the industry; or

•	providing goods or services to us on a basis which was not negotiated at arm’s length.

“Stockholders’ 8% Return” means as of each date, an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

“Subordinated Incentive Fee” means the fee payable to our Advisor under certain circumstances if our shares are listed.

“Unimproved Real Property” means property in which we have a direct or indirect equity interest that is not acquired for the purpose of producing rental or other operating income that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

APPENDIX A

AMENDED AND RESTATED

REINVESTMENT PLAN

AMENDED AND RESTATED

REINVESTMENT PLAN

CNL LIFESTYLE PROPERTIES, INC., a Maryland corporation (the “Company”), pursuant to its amended and restated Articles of Incorporation, adopted an Amended and Restated Reinvestment Plan (the “Reinvestment Plan”) on the terms and conditions set forth below.

1. Reinvestment of Distributions. Boston Financial Data Services, Inc., the reinvestment agent (the “Reinvestment Agent”) for participants (the “Participants”) in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the “Shares”) owned by each Participant (collectively, the “Distributions”). The Reinvestment Agent will apply such Distributions on behalf of the Participants as follows:

(a) At any period during which the Company is making a “best-efforts” public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the Company at the then current per share offering price for reinvestment plan shares.

(b) During any period when the Company is not making a “best-efforts” offering of Shares, as described in 1(a) above unless the Shares are listed on a national stock exchange or quoted on an over-the-counter market or a national market system (collectively, “Listed” or “Listing”), the Reinvestment Agent will purchase Shares directly from the Company at $9.50 per Share, unless adjusted by the Board of Directors, which price shall in no event be less than 95% of the fair market value as determined by the Board of Directors.

(c) Notwithstanding sections 1(a) and (b) above, upon Listing of the Shares, the Reinvestment Agent may purchase Shares either through the exchange, over-the-counter market or market system on which the Shares are Listed, or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan. In either case, the Shares shall be purchased at a per Share price equal to the then-prevailing market price for the Shares at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on an exchange, over-the-counter market or market system through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

(d) In the event of a subsequent determination that the purchase price for Shares under the Reinvestment Plan represented a discount in excess of 5% of the fair market value at the time of the sale, the distribution of the portion of the Shares issued under the Reinvestment Plan representing the excess amount may be voided, ab initio, to the extent it could result in the Company’s failure to qualify as a real estate investment trust.

(e) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

(f) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

(g) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to three decimal places.

(h) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

(i) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan, except to Participants who make a written request to the Company. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 6 below.

2. Election to Participate. Any stockholder who has received a final prospectus, either solely for the Reinvestment Plan, if any, or for the then current offering, may elect to participate in and purchase Shares through the Reinvestment Plan at any time by completing and executing a Subscription Agreement, Authorization Form or such other similar form, as applicable. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant’s notice, and to all fiscal quarters thereafter, provided such notice is received more than 30 days prior to the last day of the fiscal quarter. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Distributions attributable to the fiscal quarter in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter. A Participant who has terminated his or her participation in the Reinvestment Plan pursuant to Paragraph 10 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant; by notifying the Reinvestment Agent and completing any required forms.

3. Distribution of Funds. In making purchases for Participants’ accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation materials received by it from the Company which are attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant’s written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant’s name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant’s account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company’s Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Reinvestment Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 30 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

6. Reports to Participants. At the end of each quarter, but in no event later than 30 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each Participant by the Company or the Reinvestment Agent at least annually.

7. Administrative Charges and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. In the event that proceeds from the sale of Shares are used to acquire properties or to invest in loans or other permitted investments, the Company will pay its advisor acquisition fees of 3.0% pursuant to the Reinvestment Plan. The Company may also pay approximately 0.73%, 0.10% and 0.25% to affiliates as reimbursement for other offering expenses, due diligence expenses and acquisition expenses, respectively. All of the 0.10% reimbursement for due diligence expenses will be paid to participating broker dealers and certain of the offering expenses will be paid to third parties. As a result, aggregate fees and expenses payable to affiliates of the Company will total approximately 4.08% of the proceeds of reinvested Distributions.

8. No Drawing. No Participant shall have any right to draw checks or drafts against his or her account or to give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

9. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant’s Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

10. Termination.

(a) A Participant may terminate his or her participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least 30 days prior to the last day of the fiscal quarter to which such Distribution relates.

(b) The Company or the Reinvestment Agent may terminate a Participant’s individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by 15 days’ prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on the Participant’s account or such more recent address as a Participant may furnish to the Company in writing.

(c) After termination of the Reinvestment Plan or termination of a Participant’s participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 6 hereof, and (ii) a check for the amount of any Distributions in the Participant’s account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant’s whole and fractional Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

11. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to CNL Capital Markets, Attention: CNL Client Services, C/O Boston Financial, Suite 8562, 30 Dan Road, Canton, Massachusetts 02021-2809 if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

12. Amendment. The terms and conditions of this Reinvestment Plan may be amended, renewed, extended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to, an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 15 days prior to the effective date thereof to each Participant at his or her last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company and by any necessary regulatory authority. Such amendment shall be deemed conclusively accepted by each Participant, except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

13. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT’S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY IN SAID STATE; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 13.

APPENDIX B

SUBSCRIPTION AGREEMENT

CNL LIFESTYLE PROPERTIES, INC. Subscription Agreement – Third Offering

1.                      INVESTMENT

☐ Initial Investment

Amountof Subscription $	☐ Additional Purchase (increments of $10)

No.of Shares

Make check payable to CNL Lifestyle Properties

or the custodian of record for qualified plan investments.

WE DO NOT ACCEPT cash, money orders, starter or counter checks, third-party checks and traveler’s checks.

2.                      FORM OF OWNERSHIP

Non-Qualified (minimum investment $5,000):	Qualified (minimum investment $4,000):

☐ Individual	☐ IRA
☐ Transfer on Death *	☐ Rollover/SEG IRA
☐ Joint Tenant with Rights of Survivorship	☐ Simple IRA
☐ Transfer on Death *	☐ SEP IRA
☐ UGMA/ UTMA	☐ ROTH IRA
State of	☐ Beneficial IRA
DOB of Minor	Decedent Name
☐ Tenants in Common	☐ Profit Sharing Plan
☐ Community Property	Plan Name
☐ Trust	☐ Pension Plan
☐ Taxable	Plan Name
☐ Tax exempt	☐ Other
☐ Corporation	Custodial Information:
☐ Other	Name:
Name of Trust/Corporation/Other

Address:

TIN:

*Form available on www.CNLLifestyleREIT.com	Custodian/Brokerage Acct Number:

3.                        INVESTOR INFORMATION

   Print name in which shares are to be registered (Individual/Trust/Corporation/Other as applicable).

Investor/Trustee 1:	SSN/TIN:

Investor/Trustee 2:	SSN/TIN:

Street Address (required):	City:	State:	Zip Code:

☐ If subsequent purchase, check here if new address.

Optional Mailing Address:	City:	State:	Zip Code:

Phone (day):	Phone (evening):	E-mail:

4.                             DISTRIBUTIONS INSTRUCTIONS

Complete this section to direct your distributions to our Reinvestment Plan (DRP) or to deposit them directly into your account.

Qualified Plan accounts need the Custodian’s approval to direct distributions. Please check only one of the following options.

☐ Reinvest in CNL Lifestyle Properties shares (See prospectus for plan details.)	☐ Direct deposit cash (non-custodial accounts only) (Provide information requested below.)

I authorize CNL Lifestyle Properties, Inc. or its Agents (collectively, “CNL”) to deposit my distribution to my checking, savings or brokerage account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that CNL deposits funds erroneously into my account, it is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution	Address	City/State/Zip

Account Type (check one):	☐ Checking (please include a voided check)	☐	Savings	☐ Brokerage or other

Account Number	ABA Routing Number

5.                                SUBSCRIBER SIGNATURES

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

In order to induce CNL Lifestyle Properties, Inc. to accept this subscription, I hereby represent and warrant as follows:

(a)	I have received the prospectus for CNL Lifestyle Properties, Inc.

		Initials	Initials
(b)

I have (i) a net worth (does not include home, furnishings and personal automobiles) of at least $250,000 or (ii) a net worth (as described above) of at least $70,000 and a gross annual income of at least $70,000.

If applicable, I also meet the additional suitability requirements imposed by my state of primary residence as set forth in the prospectus under the section entitled “Suitability Standards”.

		Initials	Initials

Check all that apply:         ☐  Subject to backup withholding         ☐  U.S. Citizen         ☐  Resident Alien

Substitute IRS Form W-9 Certification:

The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is its correct taxpayer identification number (or it is waiting for a number to be issued to it) and (ii) it is not subject to backup withholding either because (A) it is exempt from backup withholding, (B) it has not been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified it that it is no longer subject to backup withholding, and (iii) it is a U.S. person for federal tax purposes (including a U.S. resident alien).

[NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT AND THE “SUBJECT TO WITHHOLDING” BOX SHOULD BE CHECKED ABOVE IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT IT IS CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE IT HAS FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON ITS TAX RETURN].

The Internal Revenue Service does not require your consent to any provision of this document other than this certification, which is required to avoid backup withholding.

X			X
	Signature of Investor -OR- Beneficial Owner	Date		Signature of Joint Investor -OR- Trustee/Custodian	Date

6.                                                BROKER/FINANCIAL ADVISOR INFORMATION & SIGNATURE

The Financial Advisor or Registered Representative hereby warrants that it is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Participating Broker/Dealer Name

☐    Check if employed by new Broker/Dealer since last sale of CNL shares.

Financial Advisor-OR-Registered Representative Name		Advisor Number

Mailing Address ☐ Check if updated address	City	State	Zip Code

Telephone Number	Fax Number	E-mail Address

☐    Check if investor is permitted to invest net of selling commission and marketing support fees. Attach a net of commission affirmation letter completed and signed by the Broker/Dealer.

THE FINANCIAL ADVISOR OR REGISTERED REPRESENTATIVE MUST SIGN BELOW.

The undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered a current prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, Advisor and/or Broker/Dealer, has performed functions required by federal and state securities laws and FINRA rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by their relationship with the subscriber(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

I understand this Subscription Agreement is for the third offering of CNL Lifestyle Properties, Inc.

X			X
	Financial Advisor-OR-Registered Representative Signature	Date		Branch Manager Signature	Date

All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the prospectus in its entirety. Each subscription will be accepted or rejected by CNL Lifestyle Properties, Inc. within 30 days after its receipt, and no sale of shares shall be completed until at least five business days after the date the subscriber receives a copy of the prospectus.

Mail completed subscription agreement to: CNL Client Services ¿ PO Box 8562 ¿ Boston, MA ¿ 02266-8562

Overnight delivery: CNL Client Services ¿ c/o Boston Financial, 30 Dan Rd., Suite 8562 ¿ Canton, MA 02021-2809

CNL Client Services: tel (407) 650-1000 ¿ toll-free (866) 650-0650 ¿ toll-free fax (866) 618-3185

Rev. 04/09

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

	Amount
SEC registration fee	$61,400
FINRA filing fee	75,500
Accounting fees and expenses	2,300,000	*
Escrow agent’s fees	7,000	*
Sales and advertising expenses	4,000,000	*
Legal fees and expenses	2,000,000	*
Blue sky fees and expenses	200,000	*
Printing expenses	3,700,000	*
Miscellaneous	100,000	*
Investor services	772,500	*
Administrative	400,000	*

Total	$13,616,400	*

*	Estimated through completion of the offering, assuming sale of 195 million shares.

Item 33.	Recent Sales of Unregistered Securities.

None.

Item 34.	Indemnification of Directors and Officers.

Pursuant to Maryland corporate law and the Company’s Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation,

CNL Lifestyle Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

the Company is required to pay or reimburse reasonable expenses incurred by a present or former director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a director, officer, Advisor, Affiliate, employee or agent of the Company; (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation; (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company’s Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

The Company has entered into indemnification agreements with each of the Company’s officers and directors. The indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements. The Company also must cover officers and directors under the Company’s directors’ and officers’ liability insurance.

Item 36.	Financial Statements and Exhibits.

(a)	Financial Statements: None

(b)	Exhibits:

1.1	Managing Dealer Agreement (Previously filed as Exhibit 1.1 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-146457) filed March 28, 2008 and incorporated herein by reference.)

1.2	Form of Participating Broker Agreement (Previously filed as Exhibit 1.2 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-146457) filed March 28, 2008 and incorporated herein by reference.)

1.3	Selected Dealer Agreement dated April 30, 2008 among CNL Lifestyle Properties, Inc., CNL Securities Corp., CNL Lifestyle Company, LLC, CNL Financial Group, Inc. and Ameriprise Financial Services, Inc. (Previously filed as part of Exhibit 1.3 to Post-Effective Amendment No. Two to the Registration Statement on Form S-11 (File No. 333-146457) filed July 9, 2008 and incorporated herein by reference.)

1.4	Side Letter dated June 18, 2008 between CNL Lifestyle Properties, Inc. and CNL Securities Corp. (Previously filed as part of Exhibit 1.4 to Post-Effective Amendment No. Two to the Registration Statement on Form S-11 (File No. 333-146457) filed July 9, 2008 and incorporated herein by reference.)

CNL Lifestyle Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

2.1	Purchase and Sale Agreement between Whistler Mountain Resort Limited Partnership and Intrawest Corporation as Sellers and US Canadian Trust Alpha as Purchaser dated as of December 3, 2004 (Previously filed as Exhibit 2.1 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

2.2	Purchase and Sale Agreement (Copper Mountain Commercial Properties) between the Sellers and CNL Village Retail Partnership, LP as Purchaser dated as of December 3, 2004 (Previously filed as Exhibit 2.2 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

2.4	Amended and Restated Partnership Interest Purchase Agreement by and between CNL Income Properties, Inc. and Dallas Market Center Company, Ltd. as of January 14, 2005 (Previously filed as Exhibit 2.4 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

3.1	Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. dated March 10, 2004 (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.2	Bylaws of CNL Income Properties, Inc. dated March 4, 2004 (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. dated April 8, 2004 (Previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

3.4	Amendment No. One to the Bylaws of CNL Income Properties, Inc. dated January 1, 2005 (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on May 9, 2005 (File No. 000-51288) and incorporated herein by reference.)

3.5	Amendment No. Two to the Bylaws of CNL Income Properties, Inc. dated September 19, 2005 (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on September 23, 2005 (File No. 000-51288) and incorporated herein by reference.)

3.6	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. dated March 26, 2008 (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on March 26, 2008 (File No. 000-51288) and incorporated herein by reference.)

3.7	Amendment No. Three to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on December 5, 2007 and incorporated herein by reference.)

4.1	Amended and Restated Redemption Plan. (Previously filed as Exhibit 4.6 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-146457) filed March 28, 2008 and incorporated herein by reference.)

4.2	Amended and Restated Reinvestment Plan (Previously filed as Appendix A to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-146457) filed March 28, 2008 and incorporated herein by reference.)

5	Opinion of Arnold & Porter LLP as to the legality of the securities being registered by CNL Income Properties, Inc. dated March 27, 2008 (Previously filed as Exhibit 5 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-146457) filed March 28, 2008 and incorporated herein by reference.)

CNL Lifestyle Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

8	Opinion of Arnold & Porter LLP regarding certain material tax issues relating to CNL Income Properties, Inc. dated March 27, 2008 (Previously filed as Exhibit 8 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-146457) filed March 28, 2008 and incorporated herein by reference.)

10.1	Advisory Agreement (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-146457) filed March 28, 2008 and incorporated herein by reference.)

10.2	Indemnification Agreement between CNL Income Properties, Inc. and James M. Seneff, Jr. dated March 2, 2004. Each of the following directors and/or officers has signed a substantially similar agreement: Robert A. Bourne, Bruce Douglas, Dennis N. Folken, Robert J. Woody dated March 2, 2004, Thomas J. Hutchison III, R. Byron Carlock, Jr., Tammie A. Quinlan and Charles A. Muller dated April 19, 2004, Amy Sinelli dated June 14, 2005, Joseph T. Johnson dated January 1, 2006, Daniel Crowe dated March 22, 2006 and Baxter Underwood dated September 9, 2008 (Previously filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the period ended June 30, 2004, filed August 4, 2004 and incorporated herein by reference.)

10.3	Loan Agreement dated as of August 2, 2004 between WTC-Trade Mart, L.P., as Borrower and Bank of America, N.A., as Lender (Previously filed as Exhibit 10.16 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.4	Loan Agreement dated as of August 8, 2003 by and between IFDC Property Company, Ltd., as Borrower and Bank of America, N.A., as Lender (Previously filed as Exhibit 10.19 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.5	Sub-Permit and Lease Agreement dated as of May 26, 2006 by and between R&H US Canadian Cypress Limited in its capacity as the trustee of the Cypress Jersey Trust as Landlord and Cypress Bowl Recreations Limited Partnership as Tenant (Previously filed as Exhibit 10.1 to the Report on 8-K filed June 5, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.6	Personal Property Sublease Agreement dated as of May 18, 2006 by and between CNL Personal Property TRS ULC as Lessor and Cypress Bowl Recreations Limited Partnership as Lessee (Previously filed as Exhibit 10.2 to the Report on 8-K filed June 5, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.7	Asset Purchase Agreement dated as of December 1, 2006 among Trimont Land Company, Ski Lifts, Inc., DRE, L.L.C., Loon Mountain Recreation Corporation, Loon Realty Corp, Sierra-at-Tahoe, Inc., Booth Creek Resort Properties LLC and CNL Income Partners, LP (Previously filed as Exhibit 10.55 to Post-Effective Amendment No. Four to the Registration Statement on Form S-11 (File No. 333-128662) filed December 7, 2006 and incorporated herein by reference.)

10.8	Asset Purchase Agreement dated as of January 10, 2007 between PARC 7F-Operations Corporation and CNL Income Properties, Inc. (Previously filed as Exhibit 10.58 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

CNL Lifestyle Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

10.9	Amendment to Asset Purchase Agreement dated as of January 9, 2007 among Trimont Land Company, Ski Lifts, Inc., DRE, L.L.C., Loon Mountain Recreation Corporation, Loon Realty Corp, Sierra-at-Tahoe, Inc., Booth Creek Resort Properties LLC, CNL Income Partners, LP and The Talon Group, Orlando Services Division, a division of First American Title Company (Previously filed as Exhibit 10.59 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

10.10	The Second Amended and Restated Loan Agreement dated February 9, 2007 between CNL Income Palmetto, LLC, et al., Borrowers, and Sun Life Assurance Company of Canada, Lender (Previously filed as Exhibit 10.60 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

10.11	Deed of Trust, Security Agreement and Financing Statement dated February 9, 2007 executed by CNL Income Canyon Springs, LLC, Grantor, in favor of Sun Life Assurance Company of Canada, Beneficiary (Previously filed as Exhibit 10.61 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

10.12	Loan Agreement dated March 23, 2007 by and among CNL Income Northstar, LLC, et al, Borrower, CNL Income SKI II, LLC, et al, Pledgor, and The Prudential Insurance Company of America, Lender (Previously filed as Exhibit 10.63 to Post-Effective Amendment No. Six to the Registration Statement on Form S-11 (File No. 333-128662) filed April 16, 2007 and incorporated herein by reference.)

10.13	Sublease Agreement dated as of April 5, 2007 by and between CNL Income Enchanted Village, LLC, Landlord, and PARC Enchanted Parks, LLC, Tenant (Previously filed as Exhibit 10.64 to Post-Effective Amendment No. Six to the Registration Statement on Form S-11 (File No. 333-128662) filed April 16, 2007 and incorporated herein by reference.)

10.14	Purchase and Sale Agreement and Joint Escrow Instructions dated as of October 29, 2007 among American Golf Corporation, et al, Sellers, and CNL Income Partners, LP, Buyer (Previously filed as Exhibit 10.57 to Post-Effective Amendment No. Nine to the Registration Statement on Form S-11 (File No. 333-128662) filed January 15, 2008 and incorporated herein by reference.)

10.15	Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated November 19, 2007 among American Golf Corporation, et al, Sellers, and CNL Income Partners, LP, Buyer (Previously filed as Exhibit 10.65 to Post-Effective Amendment No. Nine to the Registration Statement on Form S-11 (File No. 333-128662) filed January 14, 2008 and incorporated herein by reference.)

10.16	Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated December 14, 2007 among American Golf Corporation, et al, Sellers, and CNL Lifestyle Partners, LP, Buyer (Previously filed as Exhibit 10.66 to Post-Effective Amendment No. Nine to the Registration Statement on Form S-11 (File No. 333-128662) filed January 14, 2008 and incorporated herein by reference.)

10.17	Collateral Loan Agreement dated as of January 25, 2008 between CNL Income EAGL Southwest Golf, LC, et al., Borrower, and The Prudential Insurance Company of America, Lender (Previously filed as Exhibit 10.1 to Report on Form 8-K filed January 31, 2008 and incorporated herein by reference.)

CNL Lifestyle Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

10.18	Deed of Trust and Security Agreement dated January 25, 2008 by CNL Income EAGL Southwest Golf, LLC, Borrower, to The Prudential Insurance Company of America, Lender (Previously filed as Exhibit 10.2 to Report on Form 8-K filed January 31, 2008 and incorporated herein by reference.)

10.19	Omnibus Lease Resolution Agreement dated as of October 30, 2008 among Evergreen Alliance Golf Limited, L.P. et al. and CNL Income Partners, LP et al. (Previously filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the period ended September 30, 2008, filed November 14, 2008 and incorporated herein by reference.)

10.20	First Amendment to Omnibus Lease Resolution Agreement dated as of December 30, 2008 among Evergreen Alliance Golf Limited, L.P. et al. and CNL Income Partners, LP et al. (Previously filed as Exhibit 10.20 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-146457) filed April 9, 2009 and incorporated herein by reference.))

10.21	Second Amendment to Omnibus Lease Resolution Agreement dated as of February 5, 2009 among Evergreen Alliance Golf Limited, L.P. et al. and CNL Income Partners, LP et al. (Previously filed as Exhibit 10.21 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-146457) filed April 9, 2009 and incorporated herein by reference.)

10.22	Third Amendment to Omnibus Lease Resolution Agreement dated as of March 27, 2009 among Evergreen Alliance Golf Limited, L.P. et al. and CNL Income Partners, LP et al. (Previously filed as Exhibit 10.22 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-146457) filed April 9, 2009 and incorporated herein by reference.)

10.23	Amended and Restated Lease Agreement dated as of March 31, 2009 between CNL Income EAGL Southwest Golf, LLC, Landlord, and Evergreen Alliance Golf Limited, L.P., Tenant (Previously filed as Exhibit 10.23 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-146457) filed April 9, 2009 and incorporated herein by reference.)

10.24	Schedule of Omitted Agreements (Previously filed as Exhibit 10.24 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-146457) filed April 9, 2009 and incorporated herein by reference.)

21	Subsidiaries of the Registrant (Filed herewith.)

23.1	Consent of Arnold & Porter LLP (Previously filed as part of Exhibits 5 and 8 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-146457) filed March 27, 2008 and incorporated herein by reference.)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm, dated July 9, 2009 (Filed herewith.)

99	Securities Purchase Agreement dated as of January 10, 2007 among Six Flags Theme Parks, Inc., et al. and PARC 7F-Operations Corporation (Previously filed as Exhibit 10.1 to the Report on 8-K filed January 17, 2007 by Six Flags, Inc. and incorporated herein by reference.)

CNL Lifestyle Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

Item 37.	Undertakings.

The registrant undertakes (a) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to this registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation, and other benefits paid or accrued to the Advisor or its Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. Post-effective amendments will include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based upon the type of property acquired and the type of lease to which such property will be subject, only for properties acquired during the distribution period.

The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 or Rule 3-05 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended. The registrant undertakes to include, in filings containing audited financial statements of the Company, after the end of the distribution period, separate audited financial statements for all lessees leasing one or more properties whose cost represents 20% or more of the gross proceeds of the offering.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from

CNL Lifestyle Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or

CNL Lifestyle Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CNL Lifestyle Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. Six to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 9, 2009.

CNL LIFESTYLE PROPERTIES, INC. (Registrant)

By:	/s/ R. Byron Carlock, Jr.
R. Byron Carlock, Jr. Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Six to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James M. Seneff, Jr. James M. Seneff, Jr.	Chairman of the Board	July 9, 2009

/s/ Robert A. Bourne Robert A. Bourne	Vice Chairman of the Board	July 9, 2009

/s/ R. Byron Carlock, Jr. R. Byron Carlock, Jr.	Chief Executive Officer and President (Principal Executive Officer)	July 9, 2009

/s/ Tammie A. Quinlan Tammie A. Quinlan	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	July 9, 2009

/s/ Joseph T. Johnson Joseph T. Johnson	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)	July 9, 2009

/s/ Bruce Douglas Bruce Douglas	Independent Director	July 9, 2009

/s/ Dennis N. Folken Dennis N. Folken	Independent Director	July 9, 2009

/s/ Robert J. Woody Robert J. Woody	Independent Director	July 9, 2009

EXHIBIT INDEX

1.1	Managing Dealer Agreement (Previously filed as Exhibit 1.1 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-146457) filed March 28, 2008 and incorporated herein by reference.)

1.2	Form of Participating Broker Agreement (Previously filed as Exhibit 1.2 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-146457) filed March 28, 2008 and incorporated herein by reference.)

1.3	Selected Dealer Agreement dated April 30, 2008 among CNL Lifestyle Properties, Inc., CNL Securities Corp., CNL Lifestyle Company, LLC, CNL Financial Group, Inc. and Ameriprise Financial Services, Inc. (Previously filed as part of Exhibit 1.3 to Post-Effective Amendment No. Two to the Registration Statement on Form S-11 (File No. 333-146457) filed July 9, 2008 and incorporated herein by reference.)

1.4	Side Letter dated June 18, 2008 between CNL Lifestyle Properties, Inc. and CNL Securities Corp. (Previously filed as part of Exhibit 1.4 to Post-Effective Amendment No. Two to the Registration Statement on Form S-11 (File No. 333-146457) filed July 9, 2008 and incorporated herein by reference.)

2.1	Purchase and Sale Agreement between Whistler Mountain Resort Limited Partnership and Intrawest Corporation as Sellers and US Canadian Trust Alpha as Purchaser dated as of December 3, 2004 (Previously filed as Exhibit 2.1 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

2.2	Purchase and Sale Agreement (Copper Mountain Commercial Properties) between the Sellers and CNL Village Retail Partnership, LP as Purchaser dated as of December 3, 2004 (Previously filed as Exhibit 2.2 to the Report on Form 8-K filed December 9, 2004, and incorporated herein by reference.)

2.4	Amended and Restated Partnership Interest Purchase Agreement by and between CNL Income Properties, Inc. and Dallas Market Center Company, Ltd. as of January 14, 2005 (Previously filed as Exhibit 2.4 to Post-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-108355) filed March 3, 2005, and incorporated herein by reference.)

3.1	Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. dated March 10, 2004 (Previously filed as Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.2	Bylaws of CNL Income Properties, Inc. dated March 4, 2004 (Previously filed as Exhibit 3.4 to the Registration Statement on Form S-11 (File No. 333-108355) filed March 16, 2004, and incorporated herein by reference.)

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. dated April 8, 2004 (Previously filed as Exhibit 3.5 to the Registration Statement on Form S-11 (File No. 333-108355) filed April 9, 2004, and incorporated herein by reference.)

3.4	Amendment No. One to the Bylaws of CNL Income Properties, Inc. dated January 1, 2005 (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on May 9, 2005 (File No. 000-51288) and incorporated herein by reference.)

3.5	Amendment No. Two to the Bylaws of CNL Income Properties, Inc. dated September 19, 2005 (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on September 23, 2005 (File No. 000-51288) and incorporated herein by reference.)

CNL Lifestyle Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

3.6	Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Income Properties, Inc. dated March 26, 2008 (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on March 26, 2008 (File No. 000-51288) and incorporated herein by reference.)

3.7	Amendment No. Three to the Bylaws of CNL Income Properties, Inc. (Previously filed as Exhibit 3.1 to the Report on Form 8-K filed on December 5, 2007 and incorporated herein by reference.)

4.1	Amended and Restated Redemption Plan. (Previously filed as Exhibit 4.6 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-146457) filed March 28, 2008 and incorporated herein by reference.)

4.2	Amended and Restated Reinvestment Plan (Previously filed as Appendix A to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-146457) filed March 28, 2008 and incorporated herein by reference.)

5	Opinion of Arnold & Porter LLP as to the legality of the securities being registered by CNL Income Properties, Inc. dated March 27, 2008 (Previously filed as Exhibit 5 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-146457) filed March 28, 2008 and incorporated herein by reference.)

8	Opinion of Arnold & Porter LLP regarding certain material tax issues relating to CNL Income Properties, Inc. dated March 27, 2008 (Previously filed as Exhibit 8 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-146457) filed March 28, 2008 and incorporated herein by reference.)

10.1	Advisory Agreement (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-146457) filed March 28, 2008 and incorporated herein by reference.)

10.2	Indemnification Agreement between CNL Income Properties, Inc. and James M. Seneff, Jr. dated March 2, 2004. Each of the following directors and/or officers has signed a substantially similar agreement: Robert A. Bourne, Bruce Douglas, Dennis N. Folken, Robert J. Woody dated March 2, 2004, Thomas J. Hutchison III, R. Byron Carlock, Jr., Tammie A. Quinlan and Charles A. Muller dated April 19, 2004, Amy Sinelli dated June 14, 2005, Joseph T. Johnson dated January 1, 2006, Daniel Crowe dated March 22, 2006 and Baxter Underwood dated September 9, 2008 (Previously filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the period ended June 30, 2004, filed August 4, 2004 and incorporated herein by reference.)

10.3	Loan Agreement dated as of August 2, 2004 between WTC-Trade Mart, L.P., as Borrower and Bank of America, N.A., as Lender (Previously filed as Exhibit 10.16 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.4	Loan Agreement dated as of August 8, 2003 by and between IFDC Property Company, Ltd., as Borrower and Bank of America, N.A., as Lender (Previously filed as Exhibit 10.19 to Post-Effective Amendment No. Three to the Registration Statement on Form S-11 (File No. 333-108355) filed on June 15, 2005 and incorporated herein by reference.)

10.5	Sub-Permit and Lease Agreement dated as of May 26, 2006 by and between R&H US Canadian Cypress Limited in its capacity as the trustee of the Cypress Jersey Trust as Landlord and Cypress Bowl Recreations Limited Partnership as Tenant (Previously filed as Exhibit 10.1 to the Report on 8-K filed June 5, 2006 (File No. 000-51288) and incorporated herein by reference.)

10.6	Personal Property Sublease Agreement dated as of May 18, 2006 by and between CNL Personal Property TRS ULC as Lessor and Cypress Bowl Recreations Limited Partnership as Lessee (Previously filed as Exhibit 10.2 to the Report on 8-K filed June 5, 2006 (File No. 000-51288) and incorporated herein by reference.)

CNL Lifestyle Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

10.7	Asset Purchase Agreement dated as of December 1, 2006 among Trimont Land Company, Ski Lifts, Inc., DRE, L.L.C., Loon Mountain Recreation Corporation, Loon Realty Corp, Sierra-at-Tahoe, Inc., Booth Creek Resort Properties LLC and CNL Income Partners, LP (Previously filed as Exhibit 10.55 to Post-Effective Amendment No. Four to the Registration Statement on Form S-11 (File No. 333-128662) filed December 7, 2006 and incorporated herein by reference.)

10.8	Asset Purchase Agreement dated as of January 10, 2007 between PARC 7F-Operations Corporation and CNL Income Properties, Inc. (Previously filed as Exhibit 10.58 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

10.9	Amendment to Asset Purchase Agreement dated as of January 9, 2007 among Trimont Land Company, Ski Lifts, Inc., DRE, L.L.C., Loon Mountain Recreation Corporation, Loon Realty Corp, Sierra-at-Tahoe, Inc., Booth Creek Resort Properties LLC, CNL Income Partners, LP and The Talon Group, Orlando Services Division, a division of First American Title Company (Previously filed as Exhibit 10.59 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

10.10	The Second Amended and Restated Loan Agreement dated February 9, 2007 between CNL Income Palmetto, LLC, et al., Borrowers, and Sun Life Assurance Company of Canada, Lender (Previously filed as Exhibit 10.60 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

10.11	Deed of Trust, Security Agreement and Financing Statement dated February 9, 2007 executed by CNL Income Canyon Springs, LLC, Grantor, in favor of Sun Life Assurance Company of Canada, Beneficiary (Previously filed as Exhibit 10.61 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-128662) filed March 8, 2007 and incorporated herein by reference.)

10.12	Loan Agreement dated March 23, 2007 by and among CNL Income Northstar, LLC, et al, Borrower, CNL Income SKI II, LLC, et al, Pledgor, and The Prudential Insurance Company of America, Lender (Previously filed as Exhibit 10.63 to Post-Effective Amendment No. Six to the Registration Statement on Form S-11 (File No. 333-128662) filed April 16, 2007 and incorporated herein by reference.)

10.13	Sublease Agreement dated as of April 5, 2007 by and between CNL Income Enchanted Village, LLC, Landlord, and PARC Enchanted Parks, LLC, Tenant (Previously filed as Exhibit 10.64 to Post-Effective Amendment No. Six to the Registration Statement on Form S-11 (File No. 333-128662) filed April 16, 2007 and incorporated herein by reference.)

10.14	Purchase and Sale Agreement and Joint Escrow Instructions dated as of October 29, 2007 among American Golf Corporation, et al, Sellers, and CNL Income Partners, LP, Buyer (Previously filed as Exhibit 10.57 to Post-Effective Amendment No. Nine to the Registration Statement on Form S-11 (File No. 333-128662) filed January 15, 2008 and incorporated herein by reference.)

10.15	Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated November 19, 2007 among American Golf Corporation, et al, Sellers, and CNL Income Partners, LP, Buyer (Previously filed as Exhibit 10.65 to Post-Effective Amendment No. Nine to the Registration Statement on Form S-11 (File No. 333-128662) filed January 14, 2008 and incorporated herein by reference.)

10.16	Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated December 14, 2007 among American Golf Corporation, et al, Sellers, and CNL Lifestyle Partners, LP, Buyer (Previously filed as Exhibit 10.66 to Post-Effective Amendment No. Nine to the Registration Statement on Form S-11 (File No. 333-128662) filed January 14, 2008 and incorporated herein by reference.)

CNL Lifestyle Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement

10.17	Collateral Loan Agreement dated as of January 25, 2008 between CNL Income EAGL Southwest Golf, LC, et al., Borrower, and The Prudential Insurance Company of America, Lender (Previously filed as Exhibit 10.1 to Report on Form 8-K filed January 31, 2008 and incorporated herein by reference.)

10.18	Deed of Trust and Security Agreement dated January 25, 2008 by CNL Income EAGL Southwest Golf, LLC, Borrower, to The Prudential Insurance Company of America, Lender (Previously filed as Exhibit 10.2 to Report on Form 8-K filed January 31, 2008 and incorporated herein by reference.)

10.19	Omnibus Lease Resolution Agreement dated as of October 30, 2008 among Evergreen Alliance Golf Limited, L.P. et al. and CNL Income Partners, LP et al. (Previously filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the period ended September 30, 2008, filed November 14, 2008 and incorporated herein by reference.)

10.20	First Amendment to Omnibus Lease Resolution Agreement dated as of December 30, 2008 among Evergreen Alliance Golf Limited, L.P. et al. and CNL Income Partners, LP et al. (Previously filed as Exhibit 10.20 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-146457) filed April 9, 2009 and incorporated herein by reference.))

10.21	Second Amendment to Omnibus Lease Resolution Agreement dated as of February 5, 2009 among Evergreen Alliance Golf Limited, L.P. et al. and CNL Income Partners, LP et al. (Previously filed as Exhibit 10.21 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-146457) filed April 9, 2009 and incorporated herein by reference.)

10.22	Third Amendment to Omnibus Lease Resolution Agreement dated as of March 27, 2009 among Evergreen Alliance Golf Limited, L.P. et al. and CNL Income Partners, LP et al. (Previously filed as Exhibit 10.22 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-146457) filed April 9, 2009 and incorporated herein by reference.)

10.23	Amended and Restated Lease Agreement dated as of March 31, 2009 between CNL Income EAGL Southwest Golf, LLC, Landlord, and Evergreen Alliance Golf Limited, L.P., Tenant (Previously filed as Exhibit 10.23 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-146457) filed April 9, 2009 and incorporated herein by reference.)

10.24	Schedule of Omitted Agreements (Previously filed as Exhibit 10.24 to Post-Effective Amendment No. Five to the Registration Statement on Form S-11 (File No. 333-146457) filed April 9, 2009 and incorporated herein by reference.)

21	Subsidiaries of the Registrant (Filed herewith.)

23.1	Consent of Arnold & Porter LLP (Previously filed as part of Exhibits 5 and 8 to Pre-Effective Amendment No. One to the Registration Statement on Form S-11 (File No. 333-146457) filed March 27, 2008 and incorporated herein by reference.)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm, dated July 9, 2009 (Filed herewith.)

99	Securities Purchase Agreement dated as of January 10, 2007 among Six Flags Theme Parks, Inc., et al. and PARC 7F-Operations Corporation (Previously filed as Exhibit 10.1 to the Report on 8-K filed January 17, 2007 by Six Flags, Inc. and incorporated herein by reference.)

CNL Lifestyle Properties, Inc. Post-Effective Amendment No. Six to S-11 Registration Statement